UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 24, 2021 (September 22, 2021)

Valley National Bancorp

(Exact Name of Registrant as Specified in Charter)

New Jersey	1-11277	22-2477875
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Penn Plaza, New York, New York	10119
(Address of Principal Executive Offices)	(Zip Code)

(973) 305-8800

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of exchange on which registered
Common Stock, no par value	VLY	The Nasdaq Stock Market LLC
Non-Cumulative Perpetual Preferred Stock, Series A, no par value	VLYPP	The Nasdaq Stock Market LLC
Non-Cumulative Perpetual Preferred Stock, Series B, no par value	VLYPO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

Overview

On September 22, 2021, Valley National Bancorp, a New Jersey corporation (“Valley”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among Valley, Bank Leumi Le-Israel Corporation, a New York corporation (“Leumi”) and Volcano Merger Sub Corporation, a New York corporation and subsidiary of Valley (“Merger Sub”). Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, among other things, (i) Merger Sub will merge with and into Leumi, with Leumi as the surviving entity (the “Merger”), (ii) immediately following the effective time of the Merger (the “Effective Time”), Leumi will merge with and into Valley, with Valley as the surviving entity (the “Follow-On Merger”) and (iii) immediately following the consummation of the Follow-On Merger, Bank Leumi USA, a New York state-chartered bank and subsidiary of Leumi, will merge with and into Valley National Bank, a national banking association and wholly-owned subsidiary of Valley, with Valley National Bank as the surviving bank (the “Bank Merger” and together with the Merger, the Follow-On Merger and the other transactions contemplated by the Merger Agreement, the “Transaction”). The Merger Agreement was unanimously approved by the Board of Directors of each of Valley and Leumi.

Upon the terms and subject to the conditions set forth in the Merger Agreement, at the Effective Time, (i) each share of common stock, par value $0.10 per share, of Leumi (“Leumi Common Stock”) outstanding immediately prior to the Effective Time, other than certain shares held by Valley or Leumi or dissenting shareholders, will be converted into the right to receive (1) 3.8025 shares (the “Per Share Equity Consideration”) of common stock, no par value, of Valley (“Valley Common Stock”) and (2) $5.35 in cash (subject to specified adjustments, which based on the number of shares of Leumi Common Stock outstanding as of the date of the Merger Agreement, are expected to result in a reduction of such per share cash amount to $5.08) (the “Per Share Cash Consideration”).

In addition, upon the terms and subject to the conditions set forth in the Merger Agreement, at the Effective Time, (1) each outstanding Leumi stock option held by an individual who was not actively employed by Leumi as of the date of the Merger Agreement will fully vest and be converted into the right to receive cash equal to the excess of the sum of the Per Share Cash Consideration and the value of the Per Share Equity Consideration (measured based on the volume weighted average price of a share of Valley Common Stock for the ten-day period ending on the second to last trading day prior to the closing of the Merger (the “Closing”)) over the applicable exercise price and (2) each other outstanding Leumi stock option will fully vest and be converted into a stock option to acquire shares of Valley Common Stock, with the number of shares underlying each such stock option and the applicable exercise price adjusted based on an exchange ratio of 4.225 shares of Valley Common Stock per share of Leumi Common Stock.

Based on the closing price of Valley Common Stock on September 22, 2021, the last trading day prior to announcement of the Merger Agreement, the aggregate value of the merger consideration was approximately $1.148 billion.

Representations and Warranties; Covenants

The Merger Agreement contains customary representations and warranties from each of Valley, Merger Sub and Leumi, and each of Valley and Leumi has agreed to customary covenants, including, among others, covenants relating to the conduct of its business during the interim period between the execution of the Merger Agreement and the Effective Time. In addition, Valley has agreed to covenants regarding (i) its obligation to call a meeting of its shareholders to approve the issuance of shares of Valley Common Stock pursuant to the Merger Agreement and, subject to certain exceptions, to recommend that its shareholders approve the issuance of shares of Valley Common Stock pursuant to the Merger Agreement and (ii) its non-solicitation obligations related to alternative business combination proposals.

Under the Merger Agreement, each of Valley and Leumi has agreed to use its reasonable best efforts to obtain as promptly as practicable all consents required to be obtained from any governmental authority or other third party that are necessary or advisable to consummate the transactions contemplated by the Merger Agreement, and Valley has agreed to certain additional covenants in connection therewith. Notwithstanding these obligations, Valley is not required to take any action that would reasonably be expected to have a material adverse effect on Valley and its subsidiaries, taken as a whole (measured without giving effect to the transactions contemplated by the Merger Agreement) (a “Burdensome Condition”). In addition, concurrently with the execution and delivery of the Merger Agreement, Valley and Bank Leumi Le-Israel B.M., an Israeli corporation and the parent company of Leumi (“BLITA”), entered into a letter agreement, pursuant to which, upon the terms and subject to the conditions set forth therein, BLITA has agreed to, among other things, use its reasonable best efforts to obtain as promptly as practicable any necessary approvals BLITA is required to obtain from the Bank of Israel in connection with the transactions contemplated by the Merger Agreement.

Governance

Pursuant to the Merger Agreement, Valley will take all action necessary so that, among other things, as of the Effective Time (i) the number of directors that comprise the Board of Directors of Valley (the “Valley Board”) and the Board of Directors of Valley National Bank (the “Valley Bank Board” and together with the Valley Board, the “Valley Boards”) to each be increased by two and (ii) two individuals designated by BLITA, are appointed to fill such newly created vacancies.

Closing Conditions

The obligations of Valley and Leumi to consummate the closing of the Merger (the “Closing”) are subject to customary conditions, including (i) the approval of the issuance of Valley Common Stock pursuant to the Merger Agreement by Valley’s shareholders, (ii) the receipt of specified governmental or self-regulatory organization consents and approvals (or the expiration or termination of applicable waiting periods in respect thereof), without, in the case of Valley’s obligation to consummate the Closing, the imposition of a Burdensome Condition, (iii) the receipt from the Board of Governors of the Federal Reserve System (the “Federal Reserve”) of a determination that the consummation of the Merger will not result in Valley being deemed to be “controlled” (as that term is interpreted by the Federal Reserve under the Bank Holding Company Act of 1956, as amended) by BLITA, (iv) the absence of orders or other legal restraints preventing the completion of the Merger, (v) subject to certain exceptions, the accuracy of the representations and warranties of the other party, (vi) the absence of a material breach by the other party of its obligations under the Merger Agreement and (vii) the absence of a Material Adverse Effect (as defined in the Merger Agreement) with respect to the other party.

Termination; Termination Fee

The Merger Agreement provides for certain termination rights, and further provides that, upon termination of the Merger Agreement under certain specified circumstances, a termination fee of $18.5 million will be payable by Valley to Leumi.

Ancillary Agreements

The Merger Agreement contemplates that, at the Closing, Valley and BLITA will enter into an investor rights agreement in the form attached to the Merger Agreement (the “Investor Rights Agreement”), pursuant to which, among other things, in accordance with the terms and subject to the conditions set forth therein, (i) for so long as BLITA holds greater than or equal to 12.5% of the shares of Valley Common Stock issued and outstanding as of immediately following (and giving effect to) the Merger, BLITA will have the right to designate two directors to each of the Valley Board and the Valley Bank Board and (ii) for so long as BLITA holds greater than or equal to 5.0% of the shares of Valley Common Stock issued and outstanding as of immediately following (and giving effect to) the Merger, BLITA will have the right to designate one director to each of the Valley Board and the Valley Bank Board. In addition, for so long as at least one BLITA designee is serving on the Valley Boards, one BLITA designee will be entitled to serve on the Executive Committee, the Nominating and Corporate Governance Committee, the Risk Committee and the Investment Committee of the Valley Board or the Valley Bank Board, as applicable.

Under the Investor Rights Agreement, BLITA will be restricted from transferring shares of Valley Common Stock issued in the Merger (the “Locked-Up Shares”) (other than specified permitted transfers or transfers pursuant to certain Valley capital raising issuances) for a period of four years following the Closing (the “Lock-Up Period”), with 25% of the Locked-Up Shares being released on each anniversary of the Closing. BLITA will have the right to terminate the Lock-Up Period if Valley increases the size of either of the Valley Boards to more than fourteen directors.

Subject to certain exceptions, during such period as BLITA is entitled to designate a director to the Valley Board (i) with respect to certain specified matters, BLITA will vote its shares of Valley Common Stock in accordance with the recommendation of the Valley Board and (ii) BLITA will be subject to customary standstill restrictions.

The Investor Rights Agreement will further provide that BLITA will be entitled to customary registration rights and certain preemptive rights with respect to certain issuances by Valley of Valley Common Stock. The Investor Rights Agreement will also contain additional covenants of the parties, including with respect to cooperation regarding regulatory matters, mutual employee non-solicitation restrictions and restrictions with respect to BLITA engaging in certain activities of the Leumi business acquired by Valley.

The Merger Agreement also contemplates that at the Closing, Valley and BLITA will enter into a business cooperation agreement in the form attached to the Merger Agreement providing for, among other things, an ongoing business relationship which will include loan participations by BLITA.

Important Statement

The foregoing description of the Merger Agreement and transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

The representations, warranties and covenants of each party set forth in the Merger Agreement have been made only for the purposes of, and were and are solely for the benefit of the parties to, the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. Accordingly, the representations and warranties may not describe the actual state of affairs at the date they were made or at any other time, and investors should not rely on them as statements of fact. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any factual information regarding Valley or Leumi, their respective affiliates or their respective businesses. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding Valley, Leumi, their respective affiliates and their respective businesses, the Merger Agreement and the Merger that will be contained in, or incorporated by reference into, the proxy statement of Valley, as well as in the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other filings that Valley makes with the SEC.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of September 22, 2021, by and among Bank Leumi le-Israel Corporation, Valley National Bancorp and Volcano Merger Sub Corporation.*

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

*

Pursuant to Item 601(a)(5)-(6) of Regulation S-K, certain schedules and similar attachments and certain personally identifiable information have been omitted. The registrant hereby agrees to furnish supplementally a copy of any omitted schedule or similar attachment to the SEC upon request.

Important Information and Where to Find It

In connection with the proposed acquisition by Valley of Leumi and the issuance of shares of Valley Common Stock as consideration in the Transaction, Valley will file with the SEC a proxy statement of Valley (the “Proxy Statement”), and Valley may file with the SEC other relevant documents concerning the Transaction. When completed, the definitive Proxy Statement will be mailed to shareholders of Valley. This communication is not a substitute for the Proxy Statement or any other document that Valley may file with the SEC or send to its shareholders in connection with the Transaction.

SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE TRANSACTION CAREFULLY AND IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BY VALLEY, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT VALLEY, LEUMI AND THE TRANSACTION.

Free copies of the Proxy Statement, as well as other filings containing information about Valley, may be obtained at the SEC’s website (http://www.sec.gov) when they are filed by Valley. You will also be able to obtain these documents, when they are filed, free of charge, from Valley at www.valley.com under the heading “Investor Relations.” The Proxy Statement can also be obtained, when it becomes available, free of charge, at Valley’s website at http://ir.valleynationalbank.com or by directing a request to Ronald H. Janis, Senior Executive Vice President & General Counsel, Valley National Bancorp, at 1455 Valley Road, Wayne, New Jersey 07470, telephone (973) 305-8800.

Participants in the Solicitation

Valley, Leumi and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Valley in respect of the Transaction. Information about Valley’s directors and executive officers is available in its proxy statement for its 2021 annual meeting of shareholders, which was filed with the SEC on March 8, 2021, and other documents filed by Valley with the SEC. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials to be filed with the SEC when they become available. Free copies of this document may be obtained as described in the preceding paragraph.

Forward Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to those regarding the Transaction and the issuance of shares of Valley Common Stock as consideration in the Transaction. Such statements are not historical facts and include expressions about management’s confidence and strategies and management’s expectations about new and existing programs and products, relationships, opportunities, taxation, technology and market conditions. These statements may be identified by such forward-looking terminology as “will,” “estimate,” “expect,” “believe,” “view,” “opportunity,” “allow,” “continues,” “reflects,” “typically,” “usually,” “anticipate,” or similar statements or variations of such terms. Such forward-looking statements involve certain risks and uncertainties.

Actual results may differ materially from such forward-looking statements. In addition to factors previously disclosed in Valley’s reports filed with the SEC and those identified elsewhere in this communication, factors that may cause actual results to differ from those contemplated by such forward-looking statements include, but are not limited to, the following: the possibility that the Transaction does not close when expected or at all because shareholder, regulatory or other approvals or other conditions to the closing of the Transaction are not received or satisfied on a timely basis or at all (and the risk that such approvals may result in the imposition of conditions that could adversely affect Valley or the expected benefits of the Transaction); the inability to realize expected cost savings and synergies from the Transaction in amounts or in the timeframe anticipated, including as a result of changes in, or problems arising from, general economic and market conditions, interest and exchange rates, monetary policy, laws and regulations and their enforcement, and the degree of competition in the geographic and business areas in which Valley and Leumi operate; changes in the estimates of non-recurring charges; the diversion of management’s attention and time from ongoing business operations and opportunities on issues relating to the Transaction; the possibility that costs or difficulties relating to Leumi integration matters might be greater than expected, including as a result of unexpected factors or events; changes in the stock price of Valley from the date of the acquisition announcement to the closing date; material adverse changes in Valley’s or Leumi’s operations or earnings; the inability to retain customers and qualified employees of Leumi; higher- or lower-than-expected income tax expense or tax rates, including increases or decreases resulting from changes in uncertain tax position liabilities, tax laws, regulations and case law; weakness or a decline in the U.S. economy, in particular in New Jersey, the New York Metropolitan area (including Long Island), Florida, California or the Chicago metropolitan area; an unexpected decline in commercial real estate values within Valley’s or Leumi’s market areas, reputational risk and potential adverse reactions of Valley’s or Leumi’s customers, employees or other business partners, including those resulting from the announcement or completion of the Transaction; the outcome of any legal proceedings that may be instituted against Valley or Leumi; and the impact of the global COVID-19 pandemic on Valley’s or Leumi’s businesses, the ability to complete the Transaction or any of the other foregoing risks. Further information regarding Valley and factors which could affect the forward-looking statements contained herein are set forth in Valley’s Annual Report on Form 10-K for the year ended December 31, 2020, its Quarterly Reports on Form 10-Q for the three-month periods ended March 31, 2021 and June 30, 2021, and its other filings with the SEC. Valley assumes no obligation for updating any such forward-looking statement at any time.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALLEY NATIONAL BANCORP

By:	/s/ Ronald H. Janis
Name:	Ronald H. Janis
Title:	Senior Executive Vice President and General Counsel

Date: September 24, 2021

Exhibit 2.1

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

dated as of

SEPTEMBER 22, 2021

by and among

BANK LEUMI LE-ISRAEL CORPORATION,

VALLEY NATIONAL BANCORP,

and

VOLCANO MERGER SUB CORPORATION

i

EXHIBITS
Exhibit A	Form of Allocation Schedule
Exhibit B	Form of Business Cooperation Agreement
Exhibit C	Form of Letter of Transmittal
Exhibit D	Form of Parent Investor Rights Agreement
Exhibit E	Form of Written Consent
Exhibit F	Form of Bank Merger Agreement

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER (this “Agreement”) dated as of September 22, 2021 by and among Bank Leumi le-Israel Corporation, a New York corporation (the “Company”), Valley National Bancorp, a New Jersey corporation (“Parent”), and Volcano Merger Sub Corporation, a New York corporation (“Merger Sub”).

WITNESSETH:

WHEREAS, the board of directors of each of the Company, Parent and Merger Sub have (i) declared that the Mergers and the other transactions contemplated by this Agreement are fair to, advisable and in the best interests of their respective corporations and shareholders and (ii) approved this Agreement and the transactions contemplated hereby, including the Mergers;

WHEREAS, for U.S. federal (and, as applicable, state and local) income Tax purposes, the parties hereto intend that (i) the Mergers be treated as a single integrated transaction that is treated as a “reorganization” within the meaning of Section 368(a) of the Code and (ii) this Agreement be adopted as a “plan of reorganization” with respect thereto for purposes of Sections 354, 361 and 368 of the Code and the Treasury Regulations promulgated thereunder;

WHEREAS, the board of directors of each of the Company and Merger Sub have determined to recommend to the respective shareholders of the Company and Merger Sub the approval and adoption of this Agreement and the transactions contemplated hereby, including the Mergers;

WHEREAS, the board of directors of Parent has determined to recommend to Parent’s shareholders the approval of the issuance of shares of Parent Common Stock pursuant to this Agreement and directed that such issuance be submitted to a vote at a meeting of Parent’s shareholders; and

WHEREAS, immediately following the execution and delivery of this Agreement, holders of Common Shares as are necessary to obtain the Company Shareholder Approval are executing and delivering to Parent duly executed counterparts to the Written Consent.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged and agreed), the parties hereto, intending to be legally bound, agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Definitions.

In this Agreement, the following words and expressions shall have the following meanings:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person. For purposes of this definition, “control” when used with respect to any Person, unless otherwise specified, has the same meaning as set forth in Section 2(a)(2) of the BHC Act and Regulation Y of the Federal Reserve Board, and the terms “controlling” and “controlled” have correlative meanings. Notwithstanding the foregoing, unless otherwise specified, the Company shall not be considered an Affiliate of any of the Equityholders.

“Affiliate Agreement” has the meaning set forth in Section 3.27.

“Agreement” has the meaning set forth in the Preamble.

“Allocation Schedule” means an allocation schedule in the form attached hereto as Exhibit A, as it may be updated in accordance with the terms of this Agreement.

“Anti-Money Laundering Laws” means applicable money laundering laws or laws relating to the financing of terrorism, in each case, administered or enforced by any Governmental Authority in jurisdictions where the Company and its Subsidiaries or Parent and its Subsidiaries, as applicable, conduct business, including (to the extent applicable to the Company and its Subsidiaries and their respective operations or Parent and its Subsidiaries and their respective operations, as applicable, as conducted from time to time) the USA PATRIOT Act of 2001 (Pub. L. No. 107-56), the U.S. Money Laundering Control Act of 1986, the rules and regulations promulgated by the United States Department of Treasury Financial Crimes Enforcement Network and the rules, regulations and sanctions promulgated or administered by OFAC including Subtitle B, Chapter V of Title 31 of the U.S. Code of Regulations, applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, the Bank Secrecy Act of 1970, and any other Applicable Law of any relevant jurisdiction relating to money laundering or the financing of terrorism.

“Antitrust Laws” means the Sherman Act of 1890, the Clayton Act of 1914, the Federal Trade Commission Act of 1914, the HSR Act and all other Applicable Laws in effect from time to time that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition, including through merger or acquisition.

“Applicable Law” means, with respect to any Person, all applicable U.S., non-U.S. or transnational federal, state or local laws, rules, regulations, ordinances, directives, statutes, treaties, rules of common law, binding Orders and rules of any applicable Self-Regulatory Organization.

“Appraisal Demand” has the meaning set forth in Section 2.05(c).

“Balance Sheet Date” means June 30, 2021.

“Bank Leumi Names” has the meaning set forth in Section 5.14(a).

“Bank Merger” has the meaning set forth in Section 2.13(a).

“Bank Merger Agreement” has the meaning set forth in Section 2.13(a).

“Bank Merger Certificates” has the meaning set forth in Section 2.13(a).

“BHC Act” means the Bank Holding Company Act of 1956.

“BLITA” means Bank Leumi Le-Israel B.M., an Israeli corporation.

“BLITA Letter Agreement” means that certain letter agreement by and between BLITA and Parent, dated as of the date hereof, relating to certain of the matters set forth in this Agreement.

“Broker-Dealer” means a “broker” or “dealer” (as defined in Sections 3(a)(4) and 3(a)(5) of the Exchange Act). For the avoidance of doubt, the Company Broker-Dealer Subsidiary shall constitute a “Broker-Dealer” for all purposes hereof.

“Business Cooperation Agreement” means the Business Cooperation Agreement in the form attached hereto as Exhibit B, which is to be entered into by Parent and BLITA at the Closing.

“Business Day” means a day, other than a Saturday or Sunday or public holiday in New York, New York or Tel Aviv, Israel, on which banks are open in New York, New York and Tel Aviv, Israel for general commercial business.

“Certificates” has the meaning set forth in Section 2.06(a)(i).

“CFPB” means the Consumer Financial Protection Bureau.

“CFTC” means the U.S. Commodity Futures Trading Commission.

“Charter” means the Certificate of Incorporation of the Company dated April 25, 1983, as amended on December 17, 1984, as further amended on March 28, 1991, as further amended on June 27, 1991, as further amended on September 25, 1992, and as further amended on November 29, 1993.

“Closing” has the meaning set forth in Section 2.01(b).

“Closing Date” means the date of the Closing.

“Code” means the Internal Revenue Code of 1986.

“Common Shares” means shares of common stock, par value $0.10 per share, of the Company.

“Company” has the meaning set forth in the Preamble.

“Company Advisory Agreement” means an investment advisory agreement entered into by the Company RIA Subsidiary with a Company Advisory Client for the purpose of providing Investment Advisory Services to such Company Advisory Client.

“Company Advisory Client” means any client or customer of the Company RIA Subsidiary for Investment Advisory Services.

“Company Bank Subsidiary” means Bank Leumi USA.

“Company Benefit Plan” means any (a) “employee benefit plan” as defined in Section 3(3) of ERISA (whether or not subject to ERISA), (b) employment agreement or severance, change in control, transaction bonus, retention or similar plan, program, arrangement or agreement or (c) other plan, program, arrangement or agreement providing for equity compensation or other forms of incentive or deferred compensation, or vacation, medical, dental, vision, prescription, life insurance, disability, retirement or other compensation, remuneration or benefits of any kind, in each case whether oral or written, that is sponsored, maintained or contributed to (or required to be sponsored, maintained or contributed to) by the Company or any of its Subsidiaries or any of their ERISA Affiliates for the benefit of any current or former director, Company Employee or independent contractor of the Company or any of its Subsidiaries or with respect to which the Company or any of its Subsidiaries has any current or future obligation or potential liability (other than any plan or agreement sponsored or maintained by or required to be sponsored or maintained by a Governmental Authority).

“Company Broker-Dealer Subsidiary” means Leumi Investment Services Inc.

“Company Condition Regulatory Approvals” means the Consents set forth on Section 1.01(a) of the Company Disclosure Schedule.

“Company Cure Period” has the meaning set forth in Section 9.01(a)(iv).

“Company Disclosure Schedule” means the disclosure schedule with respect to this Agreement delivered by the Company to Parent on the date hereof.

“Company Employee” means an employee of the Company or any of its Subsidiaries.

“Company Indemnitee” has the meaning set forth in Section 5.12(a).

“Company Intellectual Property Rights” means all Intellectual Property Rights owned or possessed, or purported to be owned or possessed, by the Company and its Subsidiaries.

“Company Leased Real Property” has the meaning set forth in Section 3.15.

“Company Material Adverse Effect” means any event, circumstance, condition, occurrence, development, change or effect that, either individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on (x) the business, properties, assets, liabilities, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole, or (y) the ability of the Company to consummate the Mergers on the terms set forth herein; in the case of clause (x) only, excluding any effect, event, fact, development or change resulting from or arising out of (a) changes, after the date hereof, in GAAP or other accounting requirements or principles (or the interpretation thereof) applicable to any industry in which the Company or any of its Subsidiaries operate, (b) changes, after the date hereof, in general economic or political conditions, general conditions in the securities markets, capital markets, credit markets, commodity markets, currency markets or other financial markets or any disruption thereof, including (i) changes, after the date hereof, in interest or exchange rates, (ii) any suspension of trading in any securities or (iii) any decline in the price of any security or any market index, (c) changes, after the date hereof, in general social, regulatory, legal or tax conditions in any jurisdiction in which the Company or any of its Subsidiaries operate, (d) changes (including changes of Applicable Law or other binding directives issued by any Governmental Authority, or interpretations of the foregoing), after the date hereof, or conditions generally affecting any of the industries in which the Company and its Subsidiaries operate, (e) any stoppage or shutdown of the U.S. federal government (including any default by the U.S. government or delays in payments by government agencies), (f) hostilities, actual or threatened acts of war, sabotage, cyber-attack, terrorism, civil unrest, military or police actions or natural disasters (including hurricanes, tornadoes, floods, earthquakes and weather-related events), epidemics or pandemics (including COVID-19), any escalation or worsening of any of the foregoing or public behavior in response thereto or any COVID-19 Measures or any change in such COVID-19 Measures or interpretations thereof following the date of this Agreement, (g) the execution or performance of this Agreement and the other Transaction Documents, the announcement or consummation of the transactions contemplated hereby or thereby, or the identity of Parent, including the effect of any of the foregoing on the relationships, contractual or otherwise, of the Company or any of its Subsidiaries with customers, employees, suppliers, vendors or service providers (provided that this clause (g) shall not apply with respect to any representation or warranty addressing the consequences of the execution or performance of this Agreement or the other Transaction Documents or the consummation of the transactions contemplated hereby or thereby, or with respect to the condition in Section 8.01(b)(i) solely as it relates to such representations and warranties), (h) any failure, in and of itself, by the Company to meet any internal or other projections, forecasts or predictions in respect of financial performance (it being understood that any underlying facts or causes giving rise or contributing to such failure that are not otherwise excluded from the definition of “Company Material Adverse Effect” may be taken into account in determining whether there has been, or would reasonably be expected to be, a Company Material Adverse Effect), (i) any action taken (or omitted to be taken) at the written request of Parent, or (j) any action taken by the Company or any of its Subsidiaries that is expressly required by this Agreement, except, in the case of clauses (a), (b), (c), (d), (e) and (f), to the extent the business, properties, assets, liabilities, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole, are disproportionately affected thereby relative to other participants in the industry or industries in which the Company and its Subsidiaries operate (in which case only the incremental disproportionate effect or effects may be taken into account in determining whether there has been a Company Material Adverse Effect).

“Company Material Contracts” has the meaning set forth in Section 3.10(a).

“Company Owned Real Property” has the meaning set forth in Section 3.15.

“Company Qualified Plans” has the meaning set forth in Section 3.22(b).

“Company Regulatory Agencies” has the meaning set forth in Section 3.12(a).

“Company Regulatory Agreement” has the meaning set forth in Section 3.13(j).

“Company RIA Subsidiary” means Leumi Investment Services Inc.

“Company Securities” has the meaning set forth in Section 3.06(a).

“Company Shareholder Rights Agreement” means the Shareholder Rights Agreement dated May 21, 2018 by and among the Company, BLITA, Endicott SPV I, L.P., a Delaware limited partnership, and MSD BLUSA Investments LLC, a Delaware limited liability company.

“Company Stock Option” means any outstanding option to purchase Common Shares that was issued under the Company Stock Plan.

“Company Stock Plan” means the Bank Leumi le-Israel Corporation 2018 Stock Option Plan.

“Company Shareholder Approval” has the meaning set forth in Section 3.03(a).

“Company Subsidiary Securities” has the meaning set forth in Section 3.06(b).

“Confidentiality Agreement” means the Confidentiality Agreement, dated as of April 19, 2021, by and between the Company Bank Subsidiary and the Parent Bank Subsidiary, as amended by the Amendment thereto, dated as of June 23, 2021.

“Consents” has the meaning set forth in Section 3.13(b).

“Contract” means any written or oral contract, agreement, obligation, understanding or instrument, lease or license.

“Converted Parent Option” has the meaning set forth in Section 2.04(a).

“COVID-19 Measures” shall mean any quarantine, “shelter in place,” “stay at home,” workforce reduction, facility capacity limitation, social distancing, shut down, closure, sequester, safety or similar Applicable Law, directive or guidelines or recommendations promulgated by any Governmental Authority, including the Centers for Disease Control and Prevention and the World Health Organization, in each case, in connection with or in response to COVID-19, including the CARES Act and Families First Act.

“Current Representation” has the meaning set forth in Section 5.11(a).

“Damages” means damages, civil fines, civil money penalties, losses, costs and expenses (including reasonable, documented, out-of-pocket costs of investigation and reasonable attorneys’ fees and expenses) in connection with any action, suit or proceeding, whether involving a claim brought by a governmental or regulatory entity, a third-party claim, or a claim solely between parties hereto.

“Designated Person” has the meaning set forth in Section 5.11(a).

“Disregarded Shares” has the meaning set forth in Section 2.03(a)(ii).

“Dissenting Shares” has the meaning set forth in Section 2.05(a).

“Effective Time” has the meaning set forth in Section 2.01(c).

“End Date” has the meaning set forth in Section 9.01(a)(ii).

“Environmental Laws” means any Applicable Laws relating to pollution or the protection of the environment, human health and safety or any Hazardous Substances.

“Equity Interests” means, with respect to any Person, any (a) shares or units of capital stock or voting securities, (b) membership interests or units, (c) other interest or participation (including stock appreciations, profit participations, phantom shares, units or interests) that confers on any other Person the right to receive a share of the equity, profits, earnings, losses or gains of, or distribution of assets of, such Person, (d) subscriptions, puts, calls, warrants, options, purchase rights or commitments of any kind or character relating to, or entitling any other Person to purchase, redeem or otherwise acquire, or obligating the first Person to issue, transfer or sell any of the interests described in the foregoing clauses (a) through (c) or any other equity securities in such Person or (e) securities convertible into or exercisable or exchangeable for any of the interests described in the foregoing clauses (a) through (d) or any other equity securities.

“Equityholders” means the holders of all of the issued and outstanding Common Shares.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means, with respect to any entity, trade or business, any other entity, trade or business that is, or was at the relevant time, a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes or included the first entity, trade or business, or that is, or was at the relevant time, a member of the same “controlled group” as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA.

“Excess Transaction Expenses Amount” means the greater of (a) (i) the Final Transaction Expenses Amount minus (ii) $15,000,000 and (b) zero (0).

“Exchange Act” means the Securities Exchange Act of 1934.

“Exchange Fund” has the meaning set forth in Section 2.06(c).

“Exchange Ratio” means 4.225.

“Exchangeable Share” has the meaning set forth in Section 2.03(a)(i).

“FDIC” means the Federal Deposit Insurance Corporation.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System.

“Filing” means any registration, petition, statement, application, schedule, form, declaration, notice, notification, report, submission or other filing.

“Final Transaction Expenses Amount” has the meaning set forth in Section 5.19(c).

“Financial Statements” has the meaning set forth in Section 3.07.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“FINRA Application” means an application pursuant to FINRA Rule 1017 seeking FINRA’s approval of the change of ownership or control of a FINRA member Broker-Dealer.

“Follow-On Merger” has the meaning set forth in Section 2.12(a).

“Follow-On Merger Effective Time” has the meaning set forth in Section 2.12(b).

“Fundamental Warranties” means, collectively, the representations and warranties contained in Sections 3.01(a) (but solely the first sentence thereof), 3.02(a) (but solely the first two sentences thereof), 3.03, 3.06, 3.26, 3.29, 4.01(a) (but solely the first and last sentences thereof), 4.02(a) (but solely the first two sentences thereof), 4.03, 4.06, 4.07 and 4.29.

“GAAP” means generally accepted accounting principles in the United States.

“Governing Documents” means the legal document(s) by which any Person (other than an individual) establishes its legal existence or which govern its internal affairs, including the articles or certificate of incorporation or formation, bylaws, operating agreement, limited liability company agreement, partnership agreement and any similar agreement and any amendments or supplements to any of the foregoing.

“Governmental Authority” means any transnational, national or foreign federal, state, municipal or local government (including any subdivision, court, administrative agency, regulatory agency or body or commission or other authority thereof), or any quasi-governmental or private body exercising any regulatory, importing or other governmental or quasi-governmental authority, including any Taxing Authority or any Self-Regulatory Organization.

“Group” means a “group” as defined in Section 13(d) of the Exchange Act.

“Hazardous Substances” means any pollutant, contaminant, waste or any toxic, radioactive or otherwise hazardous substance or material, as such terms are defined in, or regulated pursuant to, any Applicable Law pertaining to the environment.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

“Intellectual Property Right” means any trademark, service mark, trade name, domain name, trade dress, logo, mask work, invention, patent, trade secret, copyright, know-how (including any registrations or applications for registration of any of the foregoing) or any other similar type of proprietary intellectual property right.

“Intended Tax Treatment” has the meaning set forth in Section 7.01.

“Interim Surviving Corporation” has the meaning set forth in Section 2.01(a).

“Investment Advisers Act” means the Investment Advisers Act of 1940.

“Investment Advisory Services” means investment management or investment advisory services, including any subadvisory services, that involve acting as an “investment adviser” within the meaning of the Investment Advisers Act.

“IRS” means the U.S. Internal Revenue Service.

“knowledge of Parent” or “Parent’s knowledge” or any other similar knowledge qualification in this Agreement means to the actual knowledge of Ira Robbins, Michael D. Hagedorn and Ronald H. Janis.

“knowledge of the Company” or “Company’s knowledge” or any other similar knowledge qualification in this Agreement means to the actual knowledge of Avner Mendelson, Raja Dakkuri and Andrew Sherman.

“Legal Restraint” has the meaning set forth in Section 8.01(a)(iii).

“Letter of Transmittal” means a letter of transmittal in the form attached hereto as Exhibit C.

“Lien” means, with respect to any property or asset, any mortgage, charge, pledge, lien, assignment, hypothecation, license, encumbrance, security interest, title retention or any other security agreement, arrangement or other adverse claim of any kind in respect of such property or asset.

“Loans” has the meaning set forth in Section 3.16(a).

“Market Price” means the volume weighted average price of a share of Parent Common Stock for the ten-trading day period ending on the second to last trading day immediately prior to the Closing Date on the principal stock exchange on which such shares are then listed (as reported by Bloomberg L.P. or another authoritative source mutually agreed by Parent and the Company in good faith).

“Materially Burdensome Regulatory Condition” has the meaning set forth in Section 5.06(e).

“Merger” has the meaning set forth in Section 2.01(a).

“Merger Sub” has the meaning set forth in the Preamble.

“Mergers” has the meaning set forth in Section 2.12(a).

“Multiemployer Plan” has the meaning set forth in Section 3.22(d)(iii).

“Multiple Employer Plan” has the meaning set forth in Section 3.22(d)(iii).

“NASDAQ” means the Nasdaq Global Select Market.

“New Jersey Law” means the New Jersey Business Corporation Act.

“New York Law” means the Business Corporation Law of the State of New York.

“Noncontrol Determination” has the meaning set forth in Section 8.01(c)(vii).

“Non-Recourse Parties” has the meaning set forth in Section 10.01(b).

“OCC” means the Office of the Comptroller of the Currency.

“OFAC” means the U.S. Department of Treasury’s Office of Foreign Assets Control.

“Option Holder” means a holder of Company Stock Options.

“Order” means any order, writ, decree, judgment, award, decision, injunction, ruling, settlement, verdict, consent decree, compliance order, civil or administrative order, or stipulation issued, promulgated, made, rendered or entered into by or with any Governmental Authority or arbitrator (in each case, whether temporary, preliminary or permanent).

“Parent” has the meaning set forth in the Preamble.

“Parent Acquisition Proposal” means any indication of interest, proposal or offer from any Person or Group, other than the Company or any of its Affiliates, relating to any (i) direct or indirect acquisition (whether in a single transaction or a series of related transactions) of assets of Parent or its Subsidiaries (including securities of Parent’s Subsidiaries) equal to 25% or more of the consolidated assets of Parent, or to which 25% or more of the revenues of Parent on a consolidated basis are attributable, (ii) direct or indirect acquisition or issuance (whether in a single transaction or a series of related transactions) of 25% or more of the outstanding voting securities of Parent, (iii) tender offer or exchange offer that, if consummated, would result in such Person or Group beneficially owning 25% or more of the outstanding voting securities of Parent, or (iv) merger, consolidation, share exchange, business combination, joint venture, reorganization, recapitalization, liquidation, dissolution or similar transaction involving Parent or any of its Subsidiaries, under which such Person or Group would acquire, directly or indirectly, (A) assets (including securities of Parent’s Subsidiaries) equal to 25% or more of the consolidated assets of Parent and its Subsidiaries, or to which 25% or more of the revenues of Parent and its Subsidiaries on a consolidated basis are attributable, or (B) beneficial ownership of 25% or more of the outstanding voting securities of Parent.

“Parent Adverse Recommendation Change” has the meaning set forth in Section 5.05(a).

“Parent Advisory Agreement” means an investment advisory agreement entered into by the Parent RIA Subsidiary with a Parent Advisory Client for the purpose of providing Investment Advisory Services to such Parent Advisory Client.

“Parent Advisory Client” means any client or customer of the Parent RIA Subsidiary for Investment Advisory Services.

“Parent Approval Time” has the meaning set forth in Section 5.05(d).

“Parent Bank Subsidiary” means Valley National Bank.

“Parent Benefit Plan” means any (a) “employee benefit plan” as defined in Section 3(3) of ERISA (whether or not subject to ERISA), (b) employment agreement or severance, change in control, transaction bonus, retention or similar plan, program, arrangement or agreement or (c) other plan, program, arrangement or agreement providing for equity compensation or other forms of incentive or deferred compensation, or vacation, medical, dental, vision, prescription, life insurance, disability, retirement or other compensation, remuneration or benefits of any kind, in each case whether oral or written, that is sponsored, maintained or contributed to (or required to be sponsored, maintained or contributed to) by Parent or any of its Subsidiaries or any of their ERISA Affiliates for the benefit of any current or former director, Parent Employee or independent contractor of Parent or any of its Subsidiaries or with respect to which Parent or any of its Subsidiaries has any current or future obligation or potential liability (other than any plan or agreement sponsored or maintained by or required to be sponsored or maintained by a Governmental Authority).

“Parent Board Recommendation” has the meaning set forth in Section 5.05(a).

“Parent Common Stock” means the common stock, no par value, of Parent.

“Parent Condition Regulatory Approvals” means the Consents set forth on Section 1.01(a) of the Parent Disclosure Schedule.

“Parent Cure Period” has the meaning set forth in Section 9.01(a)(v)(A).

“Parent Disclosure Schedule” means the disclosure schedule with respect to this Agreement delivered by Parent to the Company on the date hereof.

“Parent Employee” means an employee of Parent or any of its Subsidiaries.

“Parent Intellectual Property Rights” means all Intellectual Property Rights owned or possessed, or purported to be owned or possessed, by Parent and its Subsidiaries.

“Parent Intervening Event” means any event, circumstance, development, change, occurrence or effect occurring or arising after the date of this Agreement that (i) was not known or reasonably foreseeable, or the material consequences of which were not known or reasonably foreseeable, in each case to the board of directors of Parent as of or prior to the date of this Agreement, and (ii) does not relate to the receipt, existence, or terms of a Parent Acquisition Proposal.

“Parent Investor Rights Agreement” means the Investor Rights Agreement in the form attached hereto as Exhibit D, which is to be entered into by Parent and BLITA at the Closing.

“Parent Leased Real Property” has the meaning set forth in Section 4.18(a).

“Parent Material Adverse Effect” means any event, circumstance, condition, occurrence, development, change or effect that, either individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on (x) the business, properties, assets, liabilities, condition (financial or otherwise) or results of operations of Parent and its Subsidiaries, taken as a whole, or (y) the ability of Parent or Merger Sub to consummate the Mergers on the terms set forth herein; in the case of clause (x) only, excluding any effect, event, fact, development or change resulting from or arising out of (a) changes, after the date hereof, in GAAP or other accounting requirements or principles (or the interpretation thereof) applicable to any industry in which Parent or any of its Subsidiaries operate, (b) changes, after the date hereof, in general economic or political conditions, general conditions in the securities markets, capital markets, credit markets, commodity markets, currency markets or other financial markets or any disruption thereof, including (i) changes, after the date hereof, in interest or exchange rates, (ii) any suspension of trading in any securities or (iii) any decline in the price of any security or any market index, (c) changes, after the date hereof, in general social, regulatory, legal or tax conditions in any jurisdiction in which Parent or any of its Subsidiaries operate, (d) changes (including changes of Applicable Law or other binding directives issued by any Governmental Authority, or interpretations of the foregoing), after the date hereof, or conditions generally affecting any of the industries in which Parent and its Subsidiaries operate, (e) any stoppage or shutdown of the U.S. federal government (including any default by the U.S. government or delays in payments by government agencies), (f) hostilities, actual or threatened acts of war, sabotage, cyber-attack, terrorism, civil unrest, military or police actions or natural disasters (including hurricanes, tornadoes, floods, earthquakes and weather-related events), epidemics or pandemics (including COVID-19), any escalation or worsening of any of the foregoing or public behavior in response thereto or any COVID-19 Measures or any change in such COVID-19 Measures or interpretations thereof following the date of this Agreement, (g) the execution or performance of this Agreement and the other Transaction Documents, the announcement or consummation of the transactions contemplated hereby or thereby, or the identity of the Company, including the effect of any of the foregoing on the relationships, contractual or otherwise, of Parent or its Subsidiaries with customers, employees, suppliers, vendors or service providers (provided that this clause (g) shall not apply with respect to any representation or warranty addressing the consequences of the execution or performance of this Agreement or the other Transaction Documents or the consummation of the transactions contemplated hereby or thereby, or with respect to the condition in Section 8.01(c)(i) solely as it relates to such representations and warranties), (h) any decline in the trading price of the Parent Common Stock or the failure, in and of itself, by Parent to meet any internal or other projections, forecasts or predictions in respect of financial performance (it being understood that any underlying facts or causes giving rise or contributing to such decline or failure that are not otherwise excluded from the definition of “Parent Material Adverse Effect” may be taken into account in determining whether there has been, or would reasonably be expected to be, a Parent Material Adverse Effect), (i) any action taken (or omitted to be taken) at the written request of the Company, or (j) any action taken by Parent or any of its Subsidiaries that is expressly required by this Agreement, except, in the case of clauses (a), (b), (c), (d), (e) and (f), to the extent the business, properties, assets, liabilities, condition (financial or otherwise) or results of operations of Parent and its Subsidiaries, taken as a whole, are disproportionately affected thereby relative to other participants in the industry or industries in which Parent and its Subsidiaries operate (in which case only the incremental disproportionate effect or effects may be taken into account in determining whether there has been a Parent Material Adverse Effect).

“Parent Material Contract” has the meaning set forth in Section 4.13.

“Parent Meeting” has the meaning set forth in Section 5.05(a).

“Parent Owned Real Property” has the meaning set forth in Section 4.18(a).

“Parent Regulatory Agencies” has the meaning set forth in Section 4.15.

“Parent Regulatory Agreement” has the meaning set forth in Section 4.16(j).

“Parent RIA Subsidiary” means Hallmark Capital Management, Inc.

“Parent SEC Documents” has the meaning set forth in Section 4.08(a).

“Parent Securities” has the meaning set forth in Section 4.06(a).

“Parent Series A Preferred Stock” has the meaning set forth in Section 4.06(a).

“Parent Series B Preferred Stock” has the meaning set forth in Section 4.06(a).

“Parent Shareholder Approval” has the meaning set forth in Section 4.03(a).

“Parent Superior Proposal” means any bona fide, written Parent Acquisition Proposal (other than a Parent Acquisition Proposal which has resulted from a violation of Section 5.05) (with all references to “25%” in the definition of “Parent Acquisition Proposal” being deemed to be references to “50%”) on terms that the board of directors of Parent determines in good faith by majority vote, after consultation with a financial advisor of nationally recognized reputation and Parent’s outside legal counsel, and taking into account all the terms and conditions of the Parent Acquisition Proposal and the availability of financing with respect thereto, would result in a transaction that, if consummated, is more favorable to Parent’s shareholders than the transactions contemplated hereby (taking into account any proposal by the Company to amend the terms of this Agreement proposed pursuant to Section 5.05(g)).

“Parent Willful Closing Failure” has the meaning set forth in Section 9.01(a)(v).

“Paying Agent” has the meaning set forth in Section 2.06(a).

“Per Share Cash Consideration” means, with respect to each Common Share (other than a Disregarded Share), an amount in cash equal to (a) $5.35 minus (b) the Per Share Specified Cash Reduction Amount minus (c) the Per Share Excess Transaction Expenses Amount.

“Per Share Consideration” means, with respect to each Common Share (other than a Disregarded Share), (a) the Per Share Equity Consideration plus (b) the Per Share Cash Consideration.

“Per Share Consideration Value” means (a) the Per Share Cash Consideration plus (b) (i) the Per Share Equity Consideration multiplied by (ii) the Market Price.

“Per Share Equity Consideration” means, with respect to each Common Share (other than a Disregarded Share), a number of shares of Parent Common Stock equal to (a) the Exchange Ratio multiplied by (b) 0.9.

“Per Share Excess Transaction Expenses Amount” means an amount in cash equal to (a) the Excess Transaction Expenses Amount divided by (b) the number of issued and outstanding Common Shares (other than Disregarded Shares) as of immediately prior to the Effective Time.

“Per Share Specified Cash Reduction Amount” means an amount in cash equal to (a) $6,000,000 divided by (b) the number of issued and outstanding Common Shares (other than Disregarded Shares) as of immediately prior to the Effective Time.

“Permitted Actions” has the meaning set forth in Section 5.01(a).

“Permitted Liens” means (a) mechanics’, carriers’, workers’, repairers’, materialmen’s and similar Liens arising or incurred in the ordinary course of business with respect to any amounts not yet delinquent or which are being contested in good faith, (b) Liens for Taxes not yet due and payable or which are being contested in good faith by appropriate proceedings and, in each case, for which adequate reserves are maintained in accordance with GAAP, (c) Liens securing rental payments under capital lease agreements incurred in the ordinary course of business, (d) Liens on real property (including, without limitation, defects, irregularities or imperfections of title, encroachments, easements, servitudes, permits, covenants, rights of way, flowage rights, restrictions, leases, licenses and similar restrictions of record) that (i) are matters of record, (ii) would be disclosed by a current, accurate survey or physical inspection of such real property, (iii) would be disclosed by a current title report and (iv) do not materially interfere with the present uses of such real property, (e) zoning, building codes and other land use laws regulating the use or occupancy of real property or the activities conducted thereon which are imposed by any Governmental Authority having jurisdiction over such real property and which do not materially interfere with the present uses of such real property, (f) Liens constituting a lease, sublease or occupancy agreement that gives any third party any right to occupy any real property, (g) Liens constituting licenses, sublicenses, covenants not to sue or other Intellectual Property Rights granted in the ordinary course of business, (h) Liens arising under workers’ compensation, unemployment insurance, social security, retirement or similar laws, (i) Liens which will be extinguished and released in full as of the Closing, (j) Liens described in Section 1.01(b) of the Company Disclosure Schedule or in Section 1.01(b) of the Parent Disclosure Schedule, as applicable, (k) Liens arising under the Company’s or any of its Subsidiaries’ or Parent’s or any of its Subsidiaries’, as applicable, Governing Documents, and (l) other Liens, if any, that would be de minimis to the Company and its Subsidiaries, taken as a whole, or to Parent and its Subsidiaries, taken as a whole, as applicable.

“Person” means an individual, firm, body corporate (wherever incorporated), partnership, limited liability company, association, joint venture, trust, works council or employee representative body (whether or not having separate legal personality) or other entity or organization, including a Governmental Authority.

“Pre-Closing Reorganization” has the meaning set forth in Section 5.20.

“Pre-Closing Tax Period” means a taxable period ending on or prior to the Closing Date.

“Proceeding” means any legal, administrative, arbitral or other proceeding (including disciplinary proceeding), claim, suit, action or governmental or regulatory investigation or inquiry of any nature.

“Proxy Statement” has the meaning set forth in Section 5.04.

“Registrable Securities” has the meaning set forth in Section 5.16(a).

“Regulatory Documents” means, with respect to a Person, all Filings (including the current Form ADV of the Company, Parent or any of their respective Affiliates, as applicable, and the current Form BD(s) of the Company Broker-Dealer Subsidiary), together with any amendments required to be made with respect thereto, filed, or required to be filed, by such Person, including any Form BD(s) filed prior to the Closing Date, with any applicable Governmental Authority pursuant to Applicable Law, including securities laws or the applicable rules and regulations of any Governmental Authority.

“Released Parties” has the meaning set forth in Section 10.02.

“Releasing Parties” has the meaning set forth in Section 10.02.

“Remedial Actions” has the meaning set forth in Section 5.06(d).

“Remedies Exception” has the meaning set forth in Section 3.03(b).

“Representatives” has the meaning set forth in Section 5.05(d).

“Required Financials” shall mean the (a) audited annual financial statements, (b) unaudited interim financial statements and (c) information reasonably required for Parent to prepare applicable pro forma financial statements, in each case meeting the requirements of Regulation S-X under the Securities Act, and all other accounting rules and regulations of the SEC promulgated thereunder applicable to a Current Report on Form 8-K filed by Parent relating to the Mergers under the Exchange Act or required to be included or incorporated by reference into the S-3 Shelf at such time as the S-3 Shelf is declared effective.

“S-3 Shelf” has the meaning set forth in Section 5.16(a).

“Sanctions” has the meaning set forth in Section 3.13(e).

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933.

“Self-Regulatory Organization” means a self-regulatory organization, including any “self-regulatory organization” as such term is defined in Section 3(a)(26) of the Exchange Act, any “self-regulatory organization” as such term is defined in CFTC Rule 1.3, and any other U.S. or non-U.S. securities exchange, futures exchange, futures association, commodities exchange, clearinghouse or clearing organization.

“Significant Subsidiary” means each Subsidiary which is a “significant subsidiary” as defined in Regulation S-X, promulgated by the SEC, as in effect as of the date hereof.

“Subsidiary” means, with respect to a Person, any other Person of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by such first Person or which otherwise would be deemed to be a subsidiary of such first Person within the meaning of Section 2(d) of the BHC Act and Regulation Y of the Federal Reserve Board.

“Tax” or “Taxes” means all federal, state, local or foreign taxes, charges, fees, imposts, levies or other assessments, including all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes, customs duties and other charges in the nature of a tax, and all interest, penalties, fines, additions to tax or additional amounts imposed by any Governmental Authority in connection with any of the foregoing.

“Tax Return” means any Tax return, statement, report, election, declaration, disclosure, schedule or form (including any estimated Tax or information return or report) required to be filed with any Taxing Authority.

“Taxing Authority” means any Governmental Authority responsible for the imposition or collection of any Tax.

“Terminating Company Breach” has the meaning set forth in Section 9.01(a)(iv).

“Terminating Parent Breach” has the meaning set forth in Section 9.01(a)(v)(A).

“Termination Fee” has the meaning set forth in Section 9.03(a)(ii).

“Third Party” means any Person or “group” as defined in Section 13(d) of the Exchange Act, other than the Company, Parent, any of their respective Affiliates or the officers, directors and employees, investment bankers, attorneys, accountants, consultants and other agents, advisors and representatives of any such Persons acting in such capacity.

“Third-Party Consents” has the meaning set forth in Section 5.06(j)(ii).

“Transaction Documents” means this Agreement, the Bank Merger Agreement, the Parent Investor Rights Agreement, the Business Cooperation Agreement, the BLITA Letter Agreement, the Confidentiality Agreement and the Written Consent.

“Transaction Expenses” means all fees, costs and expenses of the advisors and service providers of the Company and its Subsidiaries identified in Section 1.01(c) of the Company Disclosure Schedule for services rendered in connection with the transactions contemplated by this Agreement or any of the other Transaction Documents.

“Transaction Expenses Statement” has the meaning set forth in Section 5.19(a).

“Transfer Tax” means any transfer, documentary, sales, use, registration and real property transfer or gains tax, stamp tax, excise tax, stock transfer tax or other similar Tax (including any penalties and interest).

“Treasury Regulations” means the final, temporary or proposed U.S. federal income Tax regulations promulgated under the Code, as such Tax regulations may be amended from time to time.

“Uncertificated Shares” has the meaning set forth in Section 2.06(a)(ii).

“WARN” means the Worker Adjustment and Retraining Notification Act and any comparable state, local or foreign law.

“Willful Breach” has the meaning set forth in Section 9.02.

“Working Hours” means 9:00 a.m. to 5:30 p.m. Monday to Friday on a day that is not a public holiday and on which banks are open for general commercial business in the relevant location.

“Written Consent” means the written consent of the Company’s shareholders in the form attached hereto as Exhibit E.

Section 1.02. Other Definitional and Interpretative Provisions.

(a) The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

(b) The headings and captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

(c) References to Articles, Sections, Schedules, Annexes and Exhibits are to Articles, Sections, Schedules, Annexes and Exhibits of this Agreement unless otherwise specified.

(d) All Schedules (including the Company Disclosure Schedule and the Parent Disclosure Schedule), Annexes and Exhibits annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein.

(e) Any capitalized terms used in any Schedule (including the Company Disclosure Schedule and the Parent Disclosure Schedule), Annex or Exhibit but not otherwise defined therein shall have the meaning as defined in this Agreement.

(f) Where there is any inconsistency between the definitions set out in Section 1.01 and the definitions set out in any other Section or any Schedule (including the Company Disclosure Schedule and the Parent Disclosure Schedule), Annex or Exhibit, then, for the purposes of construing such Section, Schedule, Annex or Exhibit, the definitions set out in such Section, Schedule, Annex or Exhibit shall prevail.

(g) The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other theory extends and such phrase shall not mean “if.”

(h) The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(i) Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular.

(j) References to one gender shall include all genders.

(k) Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import.

(l) The word “or” when used in this Agreement is not exclusive.

(m) “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form.

(n) References to any statute, rule or regulation shall be deemed to refer to such statute, rule or regulation as amended or supplemented from time to time and to any rules or regulations promulgated thereunder.

(o) References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms thereof.

(p) References to any Person include the successors and permitted assigns of that Person.

(q) References from or through any date mean, unless otherwise specified, from and including or through and including, respectively.

(r) References to “$” are to United States dollars.

(s) The word “party” is to be deemed to refer to a party hereto, unless the context requires otherwise.

(t) References to “the transactions contemplated hereby” and comparable terms refer to the Mergers.

ARTICLE 2

THE MERGER

Section 2.01. The Merger.

(a) At the Effective Time, Merger Sub shall be merged with and into the Company in accordance with New York Law (the “Merger”), whereupon the separate existence of Merger Sub shall cease, and the Company shall be the surviving corporation of the Merger (the “Interim Surviving Corporation”).

(b) The closing of the Merger (the “Closing”) shall take place (i) in New York City at the offices of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10017, or remotely by the exchange of documents and signatures (or their electronic counterparts), (A) on the first day of the month after the day on which the last of the conditions set forth in Article 8 has been satisfied or, to the extent permitted under Applicable Law, waived in writing by the party or parties entitled to the benefit of such conditions (other than conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted under Applicable Law, waiver in writing of those conditions at the Closing by the party or parties entitled to the benefit of such conditions) or (B) in the event such satisfaction or waiver occurs less than two Business Days prior to the last Business Day of any month, on the first day of the second month following the month in which such satisfaction or waiver occurs, in each case subject to the satisfaction (or waiver in writing by the party or parties entitled to the benefit of such conditions) of the conditions set forth in Article 8 at the Closing, or (ii) at such other time, date or place as Parent and the Company may mutually agree.

(c) Prior to or at the Closing, the Company shall cause a certificate of merger to be filed with the Department of State of the State of New York and make all other filings or recordings required by Applicable Law in connection with the Merger. The Merger shall become effective at such time (the “Effective Time”) as such certificate of merger is duly filed with the Department of State of the State of New York (or at such later time as may be agreed upon by the Company and Parent and specified in such certificate of merger).

(d) From and after the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of New York Law and the Interim Surviving Corporation shall possess all the rights, powers, privileges and franchises and be subject to all of the obligations, liabilities, restrictions and disabilities of the Company and Merger Sub as provided under New York Law.

Section 2.02. The Interim Surviving Corporation.

At the Effective Time:

(a) the certificate of incorporation of the Company in effect immediately prior to the Effective Time shall be the certificate of incorporation of the Interim Surviving Corporation until amended in accordance with Applicable Law;

(b) the bylaws of Merger Sub in effect immediately prior to the Effective Time shall be the bylaws of the Interim Surviving Corporation until amended in accordance with Applicable Law;

(c) the directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Interim Surviving Corporation, to serve until successors are duly elected or appointed and qualified in accordance with Applicable Law; and

(d) the officers of the Company as of immediately prior to the Effective Time shall be the officers of the Interim Surviving Corporation until their successors are duly appointed in accordance with Applicable Law.

Section 2.03. Conversion of Shares.

(a) At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or any other Person:

(i) except for Disregarded Shares and Dissenting Shares, each Common Share issued and outstanding immediately prior to the Effective Time (each, an “Exchangeable Share”) shall be converted into the right to receive the Per Share Consideration, without interest;

(ii) each Common Share held by the Company or its Subsidiaries (including as treasury stock) or Parent (collectively, the “Disregarded Shares”) immediately prior to the Effective Time shall automatically be canceled without any conversion thereof and shall cease to exist, and no payment shall be made with respect thereto; and

(iii) each share of capital stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and non-assessable share of common stock of the Interim Surviving Corporation with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding share of capital stock of the Interim Surviving Corporation.

(b) As of the Effective Time, all Exchangeable Shares shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and shall thereafter each represent only the right to receive the Per Share Consideration, without interest, to be paid in accordance with this Agreement.

Section 2.04. Company Stock Options.

(a) At the Effective Time, each Company Stock Option held by an individual who is actively employed by the Company as of the date hereof, whether or not then vested, shall, without any further action by the Company, Parent or any other Person, accelerate and become fully vested and shall be assumed by Parent and converted into an option to acquire shares of Parent Common Stock in accordance with this Section 2.04(a) (each such option to acquire shares of Parent Common Stock, a “Converted Parent Option”). Each Converted Parent Option shall continue to have, and be subject to, the same terms and conditions as applied to the corresponding Company Stock Option immediately prior to the Effective Time (after taking into account any amendment to such Company Stock Option made after the date hereof and prior to the Effective Time in accordance with the terms hereof); provided that each Converted Parent Option (i) shall be exercisable for a number of shares of Parent Common Stock determined by multiplying the number of Common Shares subject to the corresponding Company Stock Option immediately prior to the Effective Time by the Exchange Ratio, which product shall be rounded down to the nearest whole number of shares, and (ii) shall have an exercise price per share determined by dividing the per-share exercise price of the corresponding Company Stock Option immediately prior to the Effective Time by the Exchange Ratio, which quotient shall be rounded up to the nearest whole cent. If requested by Parent, the Company shall use reasonable best efforts to obtain from each Option Holder an agreement not to exercise 50% of the Converted Parent Options held by such Option Holder prior to the first anniversary of the Closing Date.

(b) At the Effective Time, each Company Stock Option outstanding as of immediately prior to the Effective Time that is held by an individual who is not actively employed by the Company as of the date hereof, whether or not then vested, shall, without any further action by the Company, Parent or any other Person, accelerate and become fully vested and shall be converted into the right of the holder of such Company Stock Option to receive in cash and subject to the terms and conditions set forth herein, and in full satisfaction of the rights of such Option Holder with respect to such Company Stock Option, (i) the excess of (A) the Per Share Consideration Value over (B) the exercise price of such Company Stock Option, multiplied by (ii) the number of Common Shares covered by such Company Stock Option, without interest and net of any Taxes required to be deducted or withheld under Applicable Law; provided that any Company Stock Option held by an individual who is not actively employed by the Company as of the date hereof and which has an exercise price that is equal to or greater than the Per Share Consideration Value shall, without any further action by the Company, Parent or any other Person, be automatically canceled without any conversion thereof and no consideration shall be delivered or receivable with respect thereto.

(c) Notwithstanding anything in this Agreement to the contrary, all cash payments to current or former employees of the Company or its Subsidiaries with respect to Company Stock Options contemplated under this Section 2.04 shall be made directly through Parent’s or its Subsidiaries’ payroll systems and shall be subject to applicable withholdings for Taxes.

(d) Prior to the Closing, the Company shall take all actions as are reasonably necessary or appropriate to effectuate and approve the actions with respect to Company Stock Options contemplated by this Section 2.04, including (i) the Board of Directors of the Company (or the compensation committee (or equivalent committee) of the Board of Directors of the Company) adopting such resolutions as are reasonably necessary to give effect to the transactions contemplated by this Section 2.04, (ii) obtaining consents from Option Holders, as necessary, and (iii) making any amendments to the terms of the Company Stock Plan or any applicable Company Stock Option, in accordance with Applicable Law and the terms of the applicable Company Stock Plan and any agreements evidencing a Company Stock Option; provided that (A) Parent shall have the right to reasonably review and comment on in advance any documentation relating to any of the foregoing actions or approvals and (B) the Company shall provide evidence of the satisfaction of such actions and approvals to Parent prior to the Closing.

(e) As of the Effective Time, all Company Stock Options shall no longer be outstanding and each holder of Company Options shall cease to have any rights with respect to such Company Stock Options, except as set forth in Section 2.04(a).

Section 2.05. Dissenters’ Rights.

(a) Notwithstanding any provision of this Agreement to the contrary, other than as provided in this Section 2.05, any Common Shares that are issued and outstanding immediately prior to the Effective Time and are held by a holder who (i) has duly and validly demanded appraisal of such shares in connection with the Merger in accordance with New York Law and (ii) as of the Effective Time, has not effectively withdrawn or lost such appraisal rights (through failure to perfect or otherwise) (such shares, the “Dissenting Shares”) shall not be converted into or represent the right to receive any portion of the consideration to be paid pursuant to Section 2.03 hereto but instead shall be converted into the right to receive only such consideration as may be determined to be due with respect to such Dissenting Shares under New York Law. From and after the Effective Time, the Dissenting Shares shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and a holder of Dissenting Shares shall not be entitled to exercise any of the voting rights or other rights of a shareholder of the Interim Surviving Corporation or Parent.

(b) Notwithstanding the provisions of Section 2.05(a) above, if any holder of Common Shares who has duly and validly demanded appraisal of such shares in connection with the Merger in accordance with New York Law effectively withdraws or loses such appraisal rights (through failure to perfect or otherwise), then such shares shall no longer be Dissenting Shares and, as of the later of the Effective Time and the occurrence of such withdrawal or loss, such shares shall automatically be converted into the right to receive, without interest, the consideration to be paid pursuant to Section 2.03 hereto with respect to such shares pursuant to and in accordance with this Agreement.

(c) The Company shall give Parent reasonably prompt written notice of the receipt of any written notice of any demand for appraisal for any Common Shares, withdrawals of such demands or any intent to demand or withdraw the foregoing, and any other instruments served pursuant to New York Law and received by the Company that relate to any such demand for appraisal (each, an “Appraisal Demand”). Notwithstanding anything in this Agreement to the contrary, Parent shall have the right and opportunity to direct and control all negotiations and proceedings with respect to any Appraisal Demand or any threatened Appraisal Demand, including those that take place prior to the Effective Time. The Company shall not make any payment with respect to, or settle or offer to settle, any Appraisal Demand prior to the Effective Time without the prior written approval of Parent.

Section 2.06. Surrender and Payment.

(a) As promptly as practicable after the date hereof, Parent shall appoint an agent (the “Paying Agent”), which Paying Agent shall be reasonably satisfactory to the Company, for the purpose of exchanging for the consideration contemplated hereby (i) certificates representing Common Shares (the “Certificates”) or (ii) uncertificated Common Shares (the “Uncertificated Shares”). The parties agree that 100% of all fees, costs and expenses of the Paying Agent shall be borne by Parent.

(b) At least ten Business Days prior to the Closing, Parent shall send, or shall cause the Paying Agent to send, to each holder of record of Common Shares a Letter of Transmittal, to be completed and delivered by each such Equityholder, and instructions for use to effect the exchange of such Equityholder’s Common Shares, for the payment of the consideration payable or deliverable pursuant to Section 2.03 in respect of each Common Share represented thereby, as well as any dividends or distributions to be paid pursuant to Section 2.06(e), without any interest thereon.

(c) At or prior to the Effective Time, Parent shall deliver or cause to be delivered to the Paying Agent, for the benefit of the Equityholders, the aggregate Per Share Consideration (including (i) evidence of shares in book-entry form representing the shares of Parent Common Stock constituting the aggregate Per Share Equity Consideration and (ii) an amount in cash by wire transfer of immediately available funds constituting the aggregate Per Share Cash Consideration) to be paid to the Equityholders in respect of Certificates and Uncertificated Shares in accordance with Section 2.03 and the Allocation Schedule (as updated pursuant to Section 2.07(a)) (the “Exchange Fund”).

(d) Upon (i) surrender to the Paying Agent of one or more Certificates, together with a properly completed Letter of Transmittal or (ii) receipt by the Paying Agent of a properly completed Letter of Transmittal and such other evidence of transfer as the Paying Agent may reasonably request in the case of a book-entry transfer of Uncertificated Shares, an Equityholder whose Common Shares have been converted into the right to receive the consideration to be paid pursuant to Section 2.03 or Section 2.04 shall be entitled to promptly, but in no event more than three Business Days after receipt by the Paying Agent of item described in clause (i) or (ii) above (but in no event prior to the Effective Time), receive in exchange therefor, without interest, the applicable Per Share Consideration payable for each such Common Share. Notwithstanding the foregoing, an Equityholder who has delivered to the Paying Agent at least three Business Days prior to the Closing Date either (x) one or more Certificates, together with a properly completed Letter of Transmittal or (y) a properly completed Letter of Transmittal and such other evidence of transfer as the Paying Agent may reasonably request of a book-entry transfer of Uncertificated Shares, shall be paid by the Paying Agent, on the Closing Date, without interest, the applicable Per Share Consideration payable for each such Common Share, as applicable, represented by such Certificate(s) or for each such Uncertificated Share. Until so surrendered or transferred, as the case may be, each Certificate or Uncertificated Share (other than Dissenting Shares and Disregarded Shares) shall represent after the Effective Time for all purposes only the right to receive the consideration to be paid pursuant to Section 2.03 hereto and such Certificate(s) and/or Uncertificated Shares shall be canceled and cease to exist. Each Equityholder’s entitlement to receive the Per Share Consideration shall be conditioned upon such Equityholder’s execution and delivery of a properly completed Letter of Transmittal.

(e) No dividends or other distributions declared with respect to Parent Common Stock shall be paid to the holder of any unsurrendered Certificate or Uncertificated Share, as applicable, until the holder thereof shall surrender such Certificate or Uncertificated Share, as applicable, in accordance with this Article 2. After the surrender of a Certificate or Uncertificated Share, as applicable, in accordance with this Article 2, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to the whole shares of Parent Common Stock which the Common Shares represented by such Certificate or Uncertificated Share have been converted into the right to receive.

(f) If any portion of the consideration to be paid pursuant to Section 2.03 hereto is to be paid to a Person other than the Person in whose name the surrendered Certificate or the transferred Uncertificated Share is registered, it shall be a condition to such payment that (i) either such Certificate shall be properly endorsed or shall otherwise be in proper form for transfer or such Uncertificated Share shall be properly transferred and (ii) the Person requesting such payment shall, prior to the delivery of such consideration, pay to the Paying Agent any transfer or other Taxes required as a result of such payment to a Person other than the registered holder of such Certificate or Uncertificated Share or establish to the satisfaction of the Paying Agent that such Tax has been paid or is not payable.

(g) After the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of Common Shares. If, after the Effective Time, Certificates or Uncertificated Shares are presented to Parent, the Interim Surviving Corporation or the Paying Agent, they shall be canceled and exchanged for the consideration to be paid pursuant to Section 2.03 hereto in accordance with this Agreement, including the procedures set forth in this Article 2.

(h) Prior to the surrender of any applicable Certificate or transfer of any applicable Uncertificated Share by an Equityholder, no portion of the consideration to be paid pursuant to Section 2.03 hereto shall be paid to such Equityholder in respect of such Certificate or Uncertificated Share.

(i) Any portion of the Exchange Fund that remains unclaimed by the holders of Common Shares for six months after the Effective Time shall be paid to Parent. Any former holders of Common Shares who have not theretofore complied with this Article 2 shall thereafter look only to Parent for payment of the applicable Per Share Consideration and any unpaid dividends and distributions on the Parent Common Stock deliverable in respect of each former Common Share that such Equityholder holds as determined pursuant to this Agreement, in each case, without any interest thereon. Notwithstanding the foregoing, none of Parent, Merger Sub, the Company, the Interim Surviving Corporation, the Paying Agent or any other Person shall be liable to any Equityholder for any amount properly delivered to a Governmental Authority pursuant to applicable abandoned property, escheat or similar Applicable Laws.

Section 2.07. Allocation Schedule.

(a) Attached hereto as Exhibit A is a form of Allocation Schedule setting forth the allocation of the aggregate Per Share Consideration among the holders of Common Shares based on the illustrative amounts and calculations set forth in such Exhibit. Promptly after close of business on the second to last trading day immediately prior to the Closing Date, the Company shall deliver to Parent an updated version of the Allocation Schedule, which shall be updated to reflect the Final Transaction Expenses Amount, the calculation of the Per Share Cash Consideration and the final allocation as among the holders of Common Shares of the aggregate Per Share Equity Consideration and the aggregate Per Share Cash Consideration.

(b) Parent, Merger Sub, the Paying Agent and their Affiliates shall be entitled to rely upon the Allocation Schedule delivered to Parent pursuant to this Agreement for all purposes (including to establish the identity of those Persons entitled to receive the Per Share Consideration) and shall have no liability in respect of any payment made or other actions taken in reliance upon the Allocation Schedule. Without limiting the foregoing, Parent shall not be liable to the Company, any Equityholder or any other Person for any losses caused by inaccuracies in, or any disputes or claims to the extent related to the allocations or calculations set forth in the Allocation Schedule.

Section 2.08. Withholding.

Parent and the Paying Agent will be entitled to deduct and withhold from the consideration otherwise payable hereunder such amounts as Parent (or any Affiliate thereof) or the Paying Agent are required to deduct and withhold with respect to the making of such payment under any Tax law. To the extent that such amounts are withheld by Parent or the Paying Agent, such withheld amounts will be treated for all purposes of this Agreement as having been paid to the holder of Common Shares in respect of whom such deduction and withholding were made by Parent or the Paying Agent; provided that Parent or Paying Agent, as applicable, shall (i) promptly notify the Company if Parent believes that it is required by Applicable Law to withhold from any amount payable to the Equityholders under this Agreement (except for any withholding required by reason of failure of the Company to deliver a FIRPTA certificate pursuant to Section 5.15 or any Equityholder’s failure to deliver an IRS Form W-9 or appropriate Form W-8, as applicable), which notice shall include a reasonable description of such planned withholding and (ii) use reasonable best efforts to cooperate with the Company to minimize or eliminate the amount of any Taxes required to be deducted and withheld under applicable Tax Law.

Section 2.09. Lost Certificates.

If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the record holder thereof, the posting by such Person of a bond in such amount as the Paying Agent may reasonably direct as indemnity against any claim that may be made against it with respect to such Certificate, and delivery of an otherwise duly completed and signed Letter of Transmittal in accordance with Section 2.06 by such record holder, such record holder shall be entitled to receive the consideration to be paid pursuant to Section 2.03 hereto in respect of the Common Shares represented by such Certificate, subject to the conditions set forth in, and otherwise in accordance with, this Agreement and the Letter of Transmittal.

Section 2.10. Adjustments.

Without limiting or affecting any of the provisions of Section 5.01 (or any corresponding sections of the Company Disclosure Schedule) or Section 5.02, if, during the period between the date of this Agreement and the Effective Time, the outstanding Common Shares or the outstanding shares of Parent Common Stock shall have been increased, decreased, or changed into or exchanged for a different number or class of shares solely as a result of any reclassification, recapitalization, stock split (including reverse stock split), exchange or readjustment of shares, subdivision or other similar transaction or event or any extraordinary stock dividend thereon with a record date during such period (but, for the avoidance of doubt, excluding any change that results from (i) the exercise of stock options or other equity awards to purchase Common Shares or shares of Parent Common Stock or the settlement of restricted stock, restricted stock units, performance units or other equity-based awards of Parent, (ii) the grant of equity-based compensation to directors or employees of Parent or the Company (x) in the ordinary course of business consistent with past practice (taking into account Parent’s historical practices of granting equity-based compensation) or (y) in connection with new hire grants (including the Converted Parent Options or any other grants to employees or other service providers of the Company or any of its Subsidiaries in connection with the transactions contemplated hereby) or any transaction-related grants to employees or other service providers of Parent or its Subsidiaries or any Person acquired by Parent or its Subsidiaries) or (iii) any of the matters set forth on Section 2.10 of the Parent Disclosure Schedule, the consideration payable pursuant to this Agreement shall be appropriately and proportionately adjusted to give the parties to this Agreement and the Equityholders the same economic effect as contemplated by this Agreement prior to such event; provided that nothing in this Section 2.10 shall be construed to permit Parent or the Company to take any action with respect to its securities that is otherwise prohibited by the terms of this Agreement.

Section 2.11. Fractional Shares.

No fractional shares of Parent Common Stock shall be issued in the Merger. All fractional shares of Parent Common Stock that a holder of Common Shares would otherwise be entitled to receive as a result of the Merger shall be aggregated and if such aggregation does not result in a whole number, such holder shall be entitled to receive with respect thereto a number of shares of Parent Common Stock equal to such number of shares of Parent Common Stock rounded up or down to the nearest whole number.

Section 2.12. The Follow-On Merger.

(a) At the Follow-On Merger Effective Time, the Interim Surviving Corporation shall be merged with and into Parent in accordance with New Jersey Law and New York Law (the “Follow-On Merger” and, together with the Merger and the Bank Merger, the “Mergers”), whereupon the separate existence of the Interim Surviving Corporation shall cease and Parent shall be the surviving corporation of the Follow-On Merger.

(b) Prior to or immediately following the Effective Time, Parent shall cause a certificate of merger to be filed with the Department of State of the State of New York and the Department of Treasury of the State of New Jersey and make all other filings or recordings required by Applicable Law in connection with the Follow-On Merger. The Follow-On Merger shall become effective at such time (the “Follow-On Merger Effective Time”) following the Effective Time as such certificate of merger is duly filed with the Department of State of the State of New York and the Department of Treasury of the State of New Jersey (or at such time following the Effective Time as may be specified by Parent in such certificate of merger).

(c) From and after the Follow-On Merger Effective Time, the effect of the Follow-On Merger shall be as provided in this Agreement and the applicable provisions of New York Law and New Jersey Law and

Parent shall possess all the rights, powers, privileges and franchises and be subject to all of the obligations, liabilities, restrictions and disabilities of Parent and the Interim Surviving Corporation as provided under New York Law and New Jersey Law.

(d) At the Follow-On Merger Effective Time:

(i) the certificate of incorporation of Parent as in effect immediately prior to the Follow-On Merger Effective Time shall be the certificate of incorporation of Parent at and following the Follow-On Merger Effective Time until amended in accordance with Applicable Law;

(ii) the bylaws of Parent as in effect immediately prior to the Follow-On Merger Effective Time shall be the bylaws of Parent at and following the Follow-On Merger Effective Time until amended in accordance with Applicable Law;

(iii) the directors of Parent as of immediately prior to the Follow-On Merger Effective Time (for the avoidance of doubt, including the directors designated by the Company pursuant to Section 5.17) shall be the directors of Parent at and following the Follow-On Merger Effective Time, to serve until their successors are duly elected or appointed and qualified in accordance with Applicable Law; and

(iv) the officers of Parent as of immediately prior to the Follow-On Merger Effective Time shall be the officers of Parent at and following the Follow-On Merger Effective Time, to serve until their successors are duly appointed in accordance with Applicable Law.

(e) At the Follow-On Merger Effective Time, by virtue of the Follow-On Merger and without any action on the part of Parent, the Interim Surviving Corporation or any other Person, each share of capital stock of the Interim Surviving Corporation outstanding immediately prior to the Follow-On Merger Effective Time (but, for the avoidance of doubt, following the Effective Time) shall automatically be canceled and retired for no consideration without any conversion thereof and shall cease to exist, and no payment shall be made with respect thereto.

(f) The shares of capital stock of Parent issued and outstanding immediately prior to the Follow-On Merger Effective Time shall not be affected by the Follow-On Merger and, accordingly, each share of capital stock of Parent issued and outstanding immediately prior to the Follow-On Merger shall, at and after the Follow-On Merger Effective Time, remain issued and outstanding.

Section 2.13. The Bank Merger

(a) Pursuant to an agreement and plan of merger in substantially the form attached hereto as Exhibit F (the “Bank Merger Agreement”), immediately following the Follow-On Merger Effective Time, Company Bank Subsidiary will merge with and into Parent Bank Subsidiary (the “Bank Merger”). Parent Bank Subsidiary shall be the surviving entity in the Bank Merger and, following the Bank Merger, the separate corporate existence of Company Bank Subsidiary shall cease. Promptly after the date of this Agreement, (i) Company Bank Subsidiary and Parent Bank Subsidiary shall enter into the Bank Merger Agreement, (ii) the Board of Directors of each of Parent Bank Subsidiary and Company Bank Subsidiary shall approve the Bank Merger Agreement, (iii) Parent shall approve the Bank Merger Agreement and the Bank Merger as the sole shareholder of Parent Bank Subsidiary, (iv) the Company shall cause the Bank Merger Agreement and the Bank Merger to be submitted to the stockholders of the Company Bank Subsidiary for adoption and approval by the vote or written consent of the stockholders owning at least two-thirds in amount of the stock of the Company Bank Subsidiary and (v) the Company shall promptly adopt and approve (by vote or written consent) the Bank Merger Agreement and the Bank Merger. Parent and the Company shall, and shall cause Parent Bank Subsidiary and Company Bank Subsidiary, respectively, to, execute certificates or articles of merger and such other documents and certificates as are necessary to make the Bank Merger effective (“Bank Merger Certificates”) immediately following the Follow-On Merger Effective Time. The Bank Merger shall become effective following the Effective Time at such time and date as specified in the Bank Merger Agreement in accordance with applicable law, or at such other time as shall be provided by applicable law.

(b) It is intended that (i) the Bank Merger shall qualify as a “reorganization” within the meaning of Section 368(a) of the Code and (ii) the Bank Merger Agreement will be adopted as a plan of reorganization for the purposes of Sections 354 and 361 of the Code.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the Company Disclosure Schedule (subject to Section 10.04), the Company represents and warrants to Parent that:

Section 3.01. Existence and Power.

(a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of New York and has all corporate powers required to carry on its business as now conducted. The Company is a bank holding company duly registered under the BHC Act. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary for the conduct of its business, except for those jurisdictions where failure to be so qualified would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) The Company has made available to Parent true and complete copies of the Governing Documents of the Company as currently in effect.

Section 3.02. Subsidiaries.

(a) All of the Company’s Subsidiaries and their respective jurisdictions of formation, in each case, as of the date hereof, are set forth in Section 3.02 of the Company Disclosure Schedule. Each of the Company’s Subsidiaries is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation and has all corporate or organizational powers required to carry on its business as now conducted, except for those jurisdictions where failure to be so qualified would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Each of the Company’s Subsidiaries is duly licensed or qualified and in good standing as a foreign entity in each jurisdiction where such qualification is necessary for the conduct of its business, except where the failure to be so licensed or qualified or in good standing would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company’s ownership in each of its Subsidiaries complies in all material respects with Applicable Law relating to equity investments by bank holding companies. There are no restrictions on the ability of any Subsidiary of the Company to pay dividends or distributions except, in the case of a Subsidiary that is a regulated entity, for restrictions on dividends or distributions generally applicable to all such regulated entities under Applicable Law. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the deposit accounts of the Company Bank Subsidiary are insured by the FDIC through the Deposit Insurance Fund to the fullest extent permitted by Applicable Law, all premiums and assessments required to be paid in connection therewith have been paid when due and no proceedings for the termination of such insurance are pending or, to the knowledge of the Company, threatened.

(b) The Company has made available to Parent true and complete copies of the Governing Documents of each Subsidiary of the Company as currently in effect.

Section 3.03. Authorization.

(a) The execution, delivery and performance by the Company of this Agreement and each other Transaction Document to which it is a party and the consummation by the Company of the transactions contemplated hereby and thereby are within the Company’s corporate powers and have been duly authorized by all necessary corporate action on the part of the Company. The adoption and approval of this Agreement by the affirmative vote or written consent of the holders of two-thirds of the outstanding Common Shares (the “Company Shareholder Approval”) and the adoption and approval of the Bank Merger Agreement by the Board of Directors of the Company Bank Subsidiary and by the affirmative vote or written consent of the holders of at least two-thirds in amount of the stock of the Company Bank Subsidiary are the only corporate proceedings on the part of the Company or any of its Subsidiaries necessary in connection with the authorization of this Agreement and the consummation of the Mergers and the other transactions contemplated hereby.

(b) The Company has duly executed and delivered this Agreement and will duly execute and deliver each other Transaction Document to which it is a party, and, assuming the due authorization, execution and delivery of this Agreement and such other Transaction Documents by each of the other parties hereto and thereto, this Agreement constitutes, and each of the other Transaction Documents to which the Company is a party will constitute when executed and delivered by the Company, a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, as applicable, subject, as to enforceability, to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Applicable Laws affecting creditors’ rights generally and general principles of equity (collectively, the “Remedies Exception”). The Bank Merger Agreement will be duly and validly executed and delivered by the Company Bank Subsidiary and, assuming the due authorization, execution and delivery of the Bank Merger Agreement by the Parent Bank Subsidiary, the Bank Merger Agreement will constitute when executed and delivered by the Company Bank Subsidiary, a valid and binding obligation of the Company Bank Subsidiary enforceable against the Company Bank Subsidiary in accordance with its terms, subject, as to enforceability, to the Remedies Exception.

(c) At a meeting duly called and held, the Company’s board of directors has (i) unanimously determined that this Agreement and the transactions contemplated hereby are fair to and in the best interests of the Company’s shareholders, (ii) unanimously approved, adopted and declared advisable this Agreement and the transactions contemplated hereby and (iii) unanimously resolved to recommend approval and adoption of this Agreement by its shareholders. The Company’s board of directors has not subsequently rescinded, modified or withdrawn any of the foregoing resolutions.

Section 3.04. Governmental Authorization.

The execution, delivery and performance by the Company of this Agreement and each other Transaction Document to which it is a party, the execution, delivery and performance of the Bank Merger Agreement by the Company Bank Subsidiary, and the consummation by the Company, the Company Bank Subsidiary and BLITA of the transactions contemplated hereby and thereby, require no consent, approval or action by or in respect of, or filing or registration with, any Governmental Authority other than (a) compliance with any applicable requirements of the HSR Act, (b) the filing by Parent and BLITA of any required Filings with the Federal Reserve Board under the BHC Act and approval or waiver of such Filings, (c) the filing by BLITA of any required Filings with the Federal Reserve Board under the Change in Bank Control Act and approval or waiver of such Filings, (d) the filing by Parent of any required Filings with the New York State Department of Financial Services and approval of such Filings, (e) the filing of any required Filings with the OCC under the Bank Merger Act and the approval or waiver of such Filings, (f) the filing of a FINRA Application by the Company Broker-Dealer Subsidiary relating to the transactions contemplated under this Agreement and FINRA’s approval thereof, (g) the filing by Parent of any required Filings with NASDAQ, (h) the filing of (i) a certificate of merger with respect to the Merger with the Department of State of the State of New York, (ii) a certificate of merger with respect to the Follow-On Merger with the Department of State of the State of New York and the Department of Treasury of the State of New Jersey, (iii) the Bank Merger Certificates with the applicable Governmental Authorities as required by Applicable Law and (iv) appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (i) the filing by Parent with the Texas Department of Insurance of any required Filing pursuant to the Texas Insurance Code and approval or waiver of such Filings, (j) the filing by BLITA of any required Filings with the Bank of Israel under Section 31 of Israel’s Banking

(Licensing Law) 5741-1981, and approval of such Filings, (k) such Filings as are required to be made or obtained under the applicable securities laws or “Blue Sky” laws of various states, including in connection with the issuance of the shares of Parent Common Stock pursuant to this Agreement, and approval of the listing of Parent Common Stock on the NASDAQ, (l) the filing by Parent with the SEC of the Proxy Statement and the clearance by the SEC of the Proxy Statement and (m) any other actions or filings, the absence of which would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. As of the date hereof, to the Knowledge of the Company, there is no reason, fact, condition or circumstance why any Company Condition Regulatory Approvals or Parent Condition Regulatory Approvals should not be received or obtained in order to permit the consummation of the Merger, the Follow-On Merger and the Bank Merger on or prior to the End Date.

Section 3.05. Non-Contravention.

The execution, delivery and performance by the Company of this Agreement and each other Transaction Document to which it is a party, the execution, delivery and performance by the Company Bank Subsidiary of the Bank Merger Agreement and the consummation of the transactions contemplated hereby and thereby do not and will not (a) violate the certificate of incorporation or bylaws of the Company or the Company Bank Subsidiary as currently in effect, (b) assuming compliance with the matters referred to in Section 3.04, violate any Applicable Law, or require any consent or other action by any Person under, constitute a breach, violation or default, or constitute an event that, with or without notice or lapse of time or both, would constitute a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of the Company or any of its Subsidiaries or to a loss of any benefit to which the Company or any of its Subsidiaries is entitled under any provision of any Company Material Contract, or (c) result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries, except for any Permitted Liens and with such exceptions, in the case of each of the foregoing clauses (b) and (c), as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.06. Capitalization.

(a) The authorized capital stock of the Company consists of 24,000,000 Common Shares, par value $0.10 per share. As of the date hereof, there are outstanding (i) 22,317,655 Common Shares and (ii) Company Stock Options to purchase an aggregate of 676,187 Common Shares. Section 3.06(a) of the Company Disclosure Schedule sets forth a true and complete list of the record owners of all outstanding Common Shares and Company Stock Options (including the exercise price of each such Company Stock Option) as of the date hereof. All outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid, non-assessable and free of preemptive rights. The exercise price of each Company Stock Option was at least equal to the fair market value of the Common Shares on the date such Company Stock Option was granted, and the Company has not incurred nor will incur any liability or obligation to withhold Taxes under Section 409A of the Code upon the vesting of any Company Stock Option. Except as set forth in this Section 3.06, there are no issued, reserved for issuance or outstanding Equity Interests of the Company (all Equity Interests of the Company being, “Company Securities”). There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Company Securities. There are no outstanding bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of the Company may vote. As of the date of this Agreement, no preferred or subordinated debt securities of the Company are issued or outstanding. Except for the Company Shareholder Rights Agreement, neither the Company nor any of its Subsidiaries is a party to any agreement with respect to the voting of, restricting the transfer of, or providing for registration rights with respect to any Company Securities.

(b) All of the outstanding Equity Interests of the Company’s Subsidiaries are owned by the Company, and the Company owns such Equity Interests free and clear of any Lien, other than Permitted Liens. All of such Equity Interests are duly authorized and validly issued and are fully paid, non-assessable and free of preemptive rights. As of the date hereof, there are no issued, reserved for issuance or outstanding Equity Interests of any Subsidiary of the Company (all Equity Interests of the Company’s Subsidiaries being, “Company Subsidiary Securities”).

Section 3.07. Financial Statements.

(a) The (i) audited consolidated balance sheet as of December 31, 2020 and the related audited consolidated statements of income and cash flows for the year ended December 31, 2020 of the Company and its Subsidiaries and (ii) unaudited interim consolidated balance sheet as of the Balance Sheet Date and the related unaudited interim consolidated statements of income and cash flows for the six months ended on the Balance Sheet Date of the Company and its Subsidiaries (including, in each case, the notes, if any, thereto) (the financial statements described in clauses (i) and (ii) collectively, the “Financial Statements”) (x) have been prepared based on and in accordance with the books and records of the Company and its Subsidiaries and (y) fairly present, in all material respects, in conformity with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto), the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal, recurring and immaterial year-end audit adjustments and the absence of notes in the case of any unaudited interim financial statements). The books and records of the Company and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP and reflect only actual transactions. Since January 1, 2019, no independent public accounting firm of the Company or any Subsidiary of the Company has resigned (or informed the Company that it intends to resign) or been dismissed as independent public accountants of the Company or any of its Subsidiaries as a result of or in connection with any disagreements with the Company or any of its Subsidiaries on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

Section 3.08. Absence of Certain Changes.

From the Balance Sheet Date to the date of this Agreement, the businesses of the Company and its Subsidiaries have been conducted in the ordinary course and there has not been any event, occurrence, change, development or state of circumstances or facts that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.09. No Undisclosed Material Liabilities.

There are no liabilities of the Company or any of its Subsidiaries that would be required by GAAP to be reflected or reserved against on a consolidated balance sheet of such entities, other than: (a) liabilities reflected or reserved against in the Financial Statements or disclosed in the notes thereto; (b) liabilities incurred in the ordinary course of business since the Balance Sheet Date; (c) liabilities incurred in connection with the transactions contemplated by this Agreement or disclosed in the Company Disclosure Schedule; and (d) other undisclosed liabilities which would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.

Section 3.10. Company Material Contracts.

(a) Section 3.10(a) of the Company Disclosure Schedule sets forth a complete and accurate list of Contracts to which the Company or any of its Subsidiaries is a party that fall within the following categories and existing as of the date hereof, other than any Company Benefit Plan (collectively, the “Company Material Contracts”):

(i) any Contract for the purchase or sale of services, equipment or other assets that either (1) provides for annual payments by the Company and/or its Subsidiaries of $5,000,000 or more or (2) gives rise to anticipated receipts of more than $5,000,000 in any calendar year;

(ii) any Contract that creates future payment obligations (excluding, for the avoidance of doubt, deposits) in excess of $2,500,000 in the aggregate and which by its terms does not terminate or cannot be terminated on not more than 60 days’ notice without payment by the Company and/or its Subsidiaries of any material penalty;

(iii) any partnership, joint venture or other similar material agreement, Contract or arrangement;

(iv) any Contract relating to the acquisition or disposition of any material business or operations (whether by merger, sale of stock, sale of assets or otherwise) pursuant to which the Company has material ongoing obligations entered into within the three years prior to the date hereof;

(v) any indenture, promissory note, loan agreement, guarantee or other agreement or commitment under which the Company or one of its Subsidiaries is an obligor or guarantor relating to indebtedness (including sale and leaseback transactions, capitalized leases and other similar financing arrangements), or the deferred purchase price of property (in each case, whether incurred, assumed, guaranteed or secured by any asset), except any such agreement or commitment with an aggregate outstanding principal amount not exceeding $2,500,000;

(vi) any Contract the primary purpose of which is for the Company or any of its Subsidiaries to grant or receive any material license or similar Intellectual Property Right requiring annual payments or providing for annual receipts of more than $2,500,000 per year, other than non-exclusive licenses granted to the Company or any of its Subsidiaries for the use of commercially available off-the-shelf software or information technology services;

(vii) any settlement, consent, or similar Contract (including with a Governmental Authority) that contains any continuing material obligations of the Company or any of its Subsidiaries;

(viii) any Contract containing covenants limiting in any material respect the freedom of the Company or any of its Subsidiaries or, following the Closing, Parent or any of its Affiliates, to (x) compete with any Person in a product line or line of business or operate in any jurisdiction or (y) solicit any customer, client or employee of any Person in any jurisdiction (other than case of this clause (y), Contracts with vendors entered into by the Company and its Subsidiaries in the ordinary course of business);

(ix) any Affiliate Agreement;

(x) any material Contract that provides for any referral arrangement, commission-sharing arrangement or co-marketing arrangement, including, any finder’s agreement for soliciting, distributing or promoting Investment Advisory Services or brokerage services by or to the Company or any of its Subsidiaries;

(xi) any Contract that contains “most favored nation”, “right of first offer” or “right of first refusal” or similar obligations, that contains minimum purchase or sale obligations or that provides for the Company or any of its Subsidiaries to be the exclusive or preferred provider or recipient of any product or service obligations; and

(xii) any other Contract that, if the Company were subject to the reporting obligations of the Exchange Act, would constitute a “material contract” as such term is defined in Item 601(b)(10) of Regulation S-K.

(b) (i) Each Company Material Contract is (A) a valid and binding agreement of the Company or one of its Subsidiaries, (B) to the knowledge of the Company, in full force and effect and (C) enforceable (subject to the Remedies Exception) in accordance with its terms against the Company or one of its Subsidiaries (as the case may be) and, to the knowledge of the Company, each of the other parties thereto, and (ii) none of the Company, any Subsidiary of the Company or, to the knowledge of the Company, any other party, is in default or breach under the terms of any such Company Material Contract, and no event or condition exists which constitutes or, after notice or lapse of time or both, will constitute, a default or breach under the terms of any such Company Material Contract on the part of the Company or any of its Subsidiaries or, to the knowledge of the Company, any other party thereto, except for any such defaults or breaches which would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. To the knowledge of the Company, no Person is seeking to terminate or challenging the validity or enforceability of any Company Material Contract, except such terminations or challenges which have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.11. Litigation; Orders.

Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, or prevent or materially impair or delay the Company’s consummation of the transactions contemplated by this Agreement, there is no (a) action, suit or Proceeding pending against, or, to the knowledge of the Company, any investigation pending or action, suit, Proceeding or investigation threatened against, any of the Company or its Subsidiaries before any arbitrator or other Governmental Authority, or (b) Order to which any of the Company or its Subsidiaries is subject.

Section 3.12. Regulatory Reports.

Except as would not reasonably be likely to have, either individually or in the aggregate, a Company Material Adverse Effect, (a) the Company and each of its Subsidiaries have timely filed with or furnished all material Filings, together with any material amendments required to be made with respect thereto, that they were required to file or furnish (as applicable) since January 1, 2019 with (i) any state regulatory authority, (ii) the SEC, (iii) the Federal Reserve Board, (iv) the FDIC, (v) the CFPB, (vi) the CFTC, (vii) any foreign regulatory authority and (viii) any Self-Regulatory Organization (clauses (i) through (vii) collectively, the “Company Regulatory Agencies”), including any Filing required to be filed or furnished (as applicable) pursuant to the laws, rules or regulations of the United States, any state, any foreign entity or any Company Regulatory Agency, and have paid all fees and assessments due and payable in connection therewith and (b) such Filings complied with the applicable statutes, rules, regulations and orders enforced or promulgated by the Governmental Authority with which they were filed.

Section 3.13. Compliance with Laws; Consents.

(a) Except as would not reasonably be likely to have, either individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries (i) are, and have been since January 1, 2019, in compliance in all material respects with and not in default or violation of Applicable Laws, (ii) are, and have been since January 1, 2019, conducting operations at all times in material compliance with Anti-Money Laundering Laws and (iii) have established and maintained, since January 1, 2019, a system of internal controls designed to provide material compliance by the Company and its Subsidiaries with applicable financial recordkeeping and reporting requirements of the Anti-Money Laundering Laws.

(b) The Company and its Subsidiaries hold all permits, licenses, variances, exemptions, authorizations, orders, approvals, consents, waivers, franchises, clearances, acknowledgements and other confirmations of all Governmental Authorities (collectively, “Consents”) necessary for operation of the businesses of the Company and its Subsidiaries, except where the absence of any such Consent would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company and its Subsidiaries are, and since January 1, 2019, have been, in compliance with the terms of the Consents, except for failures to comply that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. As of the date of this Agreement, all Consents are in full force and effect, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, and are current and there are no actions or Proceedings pending or, to the knowledge of the Company, threatened which would reasonably be expected to result in the revocation, cancellation, non-renewal, adverse modification or termination of any such Consent, except for any such revocation, cancellation, non-renewal, adverse modification or termination that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(c) The Company Bank Subsidiary is in compliance in all material respects with the applicable provisions of the Community Reinvestment Act of 1977 and had a rating of at least “satisfactory” or better on its most recent Community Reinvestment Act Performance Evaluation, and, to the knowledge of the Company, no fact or circumstance exists that is reasonably expected to materially negatively affect any such rating.

(d) The Company and each of its Subsidiaries (other than the Company Bank Subsidiary and its Subsidiaries) are engaged only in those activities permissible under Section 4 of the BHC Act (12 U.S.C. § 1843) for a bank holding company that has not elected to be treated as a financial holding company. The Company Bank Subsidiary and its Subsidiaries are engaged only in those activities permissible under Applicable Law for a New York-chartered bank and its operating subsidiaries, as applicable.

(e) To the knowledge of the Company, since January 1, 2019, neither the Company nor any of its Subsidiaries has engaged in, or is now engaged in, directly or indirectly, any dealings or transactions with any Person, or in any country or territory, that, at the time of the dealing or transaction, is or was the subject of any sanctions administered by OFAC or the U.S. Department of State (“Sanctions”).

(f) The Company and its Subsidiaries (i) are, and, to the knowledge of the Company, since January 1, 2019 have been, in material compliance with all applicable Sanctions and export controls laws, and (ii) have instituted, maintain and enforce policies and procedures designed to ensure material compliance with all applicable Sanctions and export controls laws. Since January 1, 2019, the Company and its Subsidiaries have not been penalized for or, to the knowledge of the Company, threatened to be charged with, or given notice of any violation of, or, to the knowledge of the Company, been under investigation with respect to, any Sanctions or export controls laws, and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to Sanctions or export controls laws is pending, except where such proceedings or investigations would not reasonably be expected to have, either individually or in the aggregate, a Company Material Adverse Effect.

(g) Neither the Company nor any of its Subsidiaries is a party to any agreement or settlement with any Governmental Authority with respect to any actual or alleged violation of any Applicable Law pursuant to which the Company or any of its Subsidiaries is subject to any outstanding obligations.

(h) Subject to Section 10.16, except for normal examinations conducted by a Company Regulatory Agency in the ordinary course of business of the Company and its Subsidiaries, no Company Regulatory Agency has initiated or has pending any Proceeding or, to the knowledge of the Company, formal investigation into the business or operations of the Company or any of its Subsidiaries since January 1, 2019, except where such proceedings or investigations would not reasonably be expected to have, either individually or in the aggregate, a Company Material Adverse Effect.

(i) Subject to Section 10.16, there (i) is no unresolved violation or exception by any Company Regulatory Agency with respect to any report or statement relating to any examinations or inspections of the Company or any of its Subsidiaries and (ii) have been no inquiries by any Company Regulatory Agency with respect to the business, operations, policies or procedures of the Company or any of its Subsidiaries since January 1, 2019, in each case, which would reasonably be expected to have, either individually or in the aggregate, a Company Material Adverse Effect.

(j) Subject to Section 10.16, neither the Company nor any of its Subsidiaries is subject to any cease-and-desist or other order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been ordered to pay any civil money penalty by, or has been since January 1, 2019, a recipient of any supervisory letter from, or since January 1, 2019, has adopted any policies, procedures or board resolutions at the request or suggestion of, any Company

Regulatory Agency or other Governmental Authority that currently restricts in any material respect or would reasonably be expected to restrict in any material respect the conduct of its business (each, whether or not set forth in the Company Disclosure Schedule, a “Company Regulatory Agreement”), nor have the Company nor any of its Subsidiaries been advised by any Company Regulatory Agency or other Governmental Agency since January 1, 2019 or have knowledge that such agency is considering issuing, ordering or requesting any Company Regulatory Agreement.

(k) Each of the Company and the Company Bank Subsidiary maintains capital ratios that exceed the levels established for “well-capitalized” institutions (as such term is defined in the relevant regulation of the institution’s primary bank regulator) and is “well managed” (as such term is defined in the relevant regulation of the institution’s primary bank regulator). The Company has not been informed that its or the Company Bank Subsidiary’s status as “well-capitalized” and “well managed” will change within one year.

Section 3.14. Fiduciary Activities.

Except as would not reasonably be expected to have a Company Material Adverse Effect, each of the Company and its Subsidiaries has properly administered all accounts, if any, for which it acts as a fiduciary, including accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and Applicable Law. Except as would not reasonably be expected to have a Company Material Adverse Effect, none of the Company or its Subsidiaries, or, any director, officer or, to the knowledge of the Company, employees thereof, has committed any breach of trust or fiduciary duty with respect to any such fiduciary account, and the accountings for each such fiduciary account are true and correct and accurately reflect the assets of such fiduciary account.

Section 3.15. Company Properties.

Section 3.15(i) of the Company Disclosure Schedule sets forth a list of all material real property owned by the Company or any of its Subsidiaries (each such property, a “Company Owned Real Property”). Section 3.15(ii) of the Company Disclosure Schedule sets forth a list of all material real property leased by the Company or any of its Subsidiaries (each such property, a “Company Leased Real Property”). Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (a) the Company or one of its Subsidiaries has good and valid title to each Company Owned Real Property, free and clear of all Liens other than Permitted Liens, (b) the Company or one of its Subsidiaries has a valid leasehold interest in each Company Leased Real Property, in each case as to such leasehold interest, free and clear of all Liens other than Permitted Liens and (c) the Company and each of its Subsidiaries is in compliance in all material respects with the terms of all leases of Company Leased Real Property to which it is a party and under which it is in occupancy, and each such lease is a legal, valid and binding agreement of (i) the Company or its Subsidiary, as the case may be, and (ii) to the Company’s knowledge, each other party thereto, enforceable against the Company or such Subsidiary, as the case may be, and, to the Company’s knowledge, against the other party or parties thereto, in each case, in accordance with its terms, subject to the Remedies Exception.

Section 3.16. Loan Portfolio.

(a) As of the date hereof, except as set forth in Section 3.16(a)(i) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to any written or oral (i) loan, loan agreement, note, revolving credit facility, letter of credit, other extension of credit or commitment to extend credit or participation therein, or other borrowing Contract or arrangement (including leases, credit enhancements, commitments, guarantees and interest-bearing assets) (collectively, “Loans”) in which the Company or any of its Subsidiaries is a creditor which as of the Balance Sheet Date had an outstanding balance of $10,000,000 or more and under the terms of which the obligor was, as of the Balance Sheet Date, over ninety days or more delinquent in payment of principal or interest, or (ii) “extensions of credit” to any “executive officer” or other “insider” of the Company or any of its Subsidiaries (as such terms are defined in

12 C.F.R. Part 215). Each “extension of credit” to any such “executive officer” or other “insider” of the Company or any of its Subsidiaries is subject to and was made and continues to be in compliance with 12 C.F.R. Part 215 in all material respects or is exempt therefrom. Each Loan made or entered into by the Company or any of its Subsidiaries is a valid and legally binding obligation of the Company or any of its Subsidiaries, as applicable, and, to the knowledge of the Company, of the counterparty or counterparties thereto, is enforceable in accordance with its terms (except as enforcement may be limited by the Remedies Exception), and is in full force and effect. Except as such disclosure may be limited by Applicable Law, Section 3.16(a)(ii) of the Company Disclosure Schedule sets forth a true, correct and complete list of (x) all of the Loans of the Company and its Subsidiaries that, as of the Balance Sheet Date, were classified by the Company as “Other Loans Specially Mentioned,” “Special Mention,” “Substandard,” “Doubtful,” “Loss,” “Classified,” “Criticized,” “Credit Risk Assets,” “Concerned Loans,” “Watch List” or words of similar import, together with the principal amount of each such Loan, or (y) were classified as “other real estate owned” or classified as an asset to satisfy an extension of credit, and, for each such Loan, the aggregate principal amount of such Loan as of the Balance Sheet Date.

(b) Except as has not had and would not reasonably be likely to have, either individually or in the aggregate, a Company Material Adverse Effect, each outstanding Loan of the Company or its Subsidiaries (including Loans held for resale to investors) was solicited and originated, and is and has been administered and, where applicable, serviced, and the relevant Loan files are being maintained, in all material respects, in accordance with the applicable written underwriting standards of the Company and its Subsidiaries (and, in the case of Loans held for resale to investors, the applicable underwriting standards, if any, of the applicable investors) and with all Applicable Laws.

(c) Neither the Company nor any of its Subsidiaries is now, nor has it ever been since January 1, 2019, subject to any material fine, suspension, settlement or other administrative agreement or sanction by, or any reduction in any loan purchase commitment, any Governmental Authority or Company Regulatory Agency relating to the origination, sale or servicing of mortgage or consumer Loans.

(d) None of the agreements pursuant to which the Company or any of its Subsidiaries has sold Loans or pools of Loans or participations in Loans since January 1, 2019 contains any obligation to repurchase such Loans or interests therein, other than customary repurchase obligations arising upon breach of representations and warranties, covenants and other obligations. To the knowledge of the Company, there are no such claims for any repurchase as of the date hereof.

Section 3.17. RIA Compliance Matters.

(a) The Company RIA Subsidiary is the only Subsidiary of the Company that is a registered investment adviser. Except as would not have a Company Material Adverse Effect, the Company RIA Subsidiary is and has been, (i) at all times required by Applicable Law, duly registered as an investment adviser under the Investment Advisers Act and under all applicable state statutes (if required to be so registered under Applicable Law), and (ii) since January 1, 2019, duly registered and licensed as an investment adviser under all other Applicable Laws or exempt therefrom. Except for the Company RIA Subsidiary, neither the Company nor any of its Subsidiaries provides Investment Advisory Services in any jurisdiction or is required to be registered under the Investment Advisers Act or any similar law in any jurisdiction.

(b) With respect to the Company RIA Subsidiary, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) none of such Company RIA Subsidiary, its control persons, its directors, officers, or employees (other than employees whose functions are solely clerical or ministerial), nor, to the knowledge of the Company, any of such Company RIA Subsidiary’s other “associated persons” (as defined in the Investment Advisers Act) is (A) subject to ineligibility pursuant to Section 203 of the Investment Advisers Act to serve as a registered investment adviser or as an “associated person” of a registered investment adviser, (B) subject to disqualification pursuant to Rule 206(4)-3 under the Investment Advisers Act or (C) subject to disqualification under Rule 506(d) of Regulation D under the Securities Act, unless, in the case of clause (A), (B) or (C), such

Company RIA Subsidiary or “associated person” has received effective exemptive relief from the SEC with respect to such ineligibility or disqualification, (ii) nor is there any Proceeding pending or, to the knowledge of the Company, threatened in writing by any Governmental Authority that would reasonably be expected to result in the ineligibility or disqualification of such Company RIA Subsidiary, or any of its “associated persons,” to serve in such capacities or that would provide a basis for such ineligibility or disqualification which would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(c) The Company RIA Subsidiary is, and since January 1, 2019, has been, in compliance with (i) the applicable provisions of the Investment Advisers Act and (ii) all other Applicable Laws of the jurisdictions in which such Company RIA Subsidiary acts as an investment adviser, except in each case under the foregoing clauses (i) and (ii) for such matters that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(d) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, there are no unresolved issues with the SEC with respect to the Company RIA Subsidiary.

(e) As of the date hereof, the Company RIA Subsidiary is not currently subject to, and has not received written notice of, an examination, inspection, investigation or inquiry by a Governmental Authority.

Section 3.18. Company Advisory Client Agreements.

(a) Each Company Advisory Agreement includes all provisions required by and complies in all respects with the Investment Advisers Act, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. No Company Advisory Client is, to the knowledge of the Company, registered or required to be registered as an investment company under the Investment Company Act. The Company RIA Subsidiary does not sponsor any public or private investment funds.

(b) The Company RIA Subsidiary and each of its Affiliates has complied with all applicable obligations, requirements and conditions of each Company Advisory Agreement, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(c) The Company RIA Subsidiary does not provide Investment Advisory Services to any Person other than the Company Advisory Clients. Each Company RIA Subsidiary provides Investment Advisory Services to Company Advisory Clients solely pursuant to written Company Advisory Agreements.

Section 3.19. Company Broker-Dealer Compliance Matters.

(a) The Company Broker-Dealer Subsidiary is the only Subsidiary of the Company that is a Broker-Dealer. Since January 1, 2019, the Company Broker-Dealer Subsidiary has been duly registered as a Broker-Dealer with the SEC and, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each state and other jurisdictions in which it is required to be so registered. The Company Broker-Dealer Subsidiary is, and since January 1, 2019 has been a member in good standing of FINRA and each other Self-Regulatory Organization of which it is required to be a member.

(b) Since January 1, 2019, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Regulatory Documents of the Company Broker-Dealer Subsidiary have complied, and have been timely filed, in all material respects with and under Applicable Law and the rules and regulations of the SEC promulgated thereunder and any Self-Regulatory Organization rules applicable to such Regulatory Documents, as in effect at the time the Regulatory Documents were filed.

(c) (i) Neither the Company Broker-Dealer Subsidiary, nor any of its Affiliates, nor any of its “associated persons” (as defined in the Exchange Act) is (A) ineligible pursuant to Section 15(b) of the

Exchange Act to serve as a Broker-Dealer or as an “associated person” of a Broker-Dealer, (B) subject to a “statutory disqualification” as defined in Section 3(a)(39) of the Exchange Act, (C) subject to any material disciplinary proceedings or Orders that would be required to be disclosed on Form BD or Forms U-4 or U-5 (and which disciplinary proceedings or Orders are not actually disclosed on such Person’s current Form BD or current Forms U-4 or U-5) to the extent that such Person or its associated persons is required to file such forms, or (D) subject to a disqualification that would be a basis for censure, limitations on the activities, functions or operations of, or suspension or revocation of the registration of such Person as broker-dealer, municipal securities dealer, government securities broker or government securities dealer under Section 15, Section 15B or Section 15C of the Exchange Act, and (ii) there is no Proceeding pending or, to the knowledge of the Company, threatened in writing by any Governmental Authority that would reasonably be expected to result in any of the circumstances described in the foregoing clauses (i)(A), (i)(B), (i)(C) and (i)(D).

(d) The Company Broker-Dealer Subsidiary currently maintains, and since January 1, 2019 has maintained, “net capital” (as such term is defined in Rule 15c3-1(c)(2) under the Exchange Act) equal to or in excess of the minimum “net capital” required to be maintained by the Company Broker-Dealer Subsidiary, and in an amount sufficient to ensure that it is not required to file a notice under Rule 17a-11 under the Exchange Act.

(e) No Governmental Authority has, since January 1, 2019, formally initiated any administrative proceeding or investigation (other than ordinary course examinations) into the Company Broker-Dealer Subsidiary and the Company Broker-Dealer Subsidiary has not received a written “wells notice,” other written indication of the commencement of an enforcement action from the SEC, FINRA or any other Governmental Authority, or other written notice alleging any material noncompliance with any Applicable Law governing the operations of Broker-Dealers or insurance agencies, providers or brokers. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company has no knowledge of any unresolved material violation or material exception raised by any Governmental Authority with respect to the Company Broker-Dealer Subsidiary.

Section 3.20. Company Intellectual Property.

(a) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries own or have a right to use all Intellectual Property Rights necessary to carry on their respective businesses as now conducted.

(b) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, to the Company’s knowledge, there is no Order or Proceeding pending against the Company or any of its Subsidiaries (i) alleging that the Company or any of its Subsidiaries is infringing or misappropriating any valid and enforceable Intellectual Property Right owned by any Person or (ii) challenging the validity or ownership of any registered Intellectual Property Rights included in the Company Intellectual Property Rights.

Section 3.21. Company Labor Relations.

As of the date of this Agreement, (a) none of the Company or any of its Subsidiaries is a party to or bound by any collective bargaining agreement or similar agreement with any labor organization, and there is not any (or, to the Company’s knowledge, threatened) organizational campaign, petition or other unionization activity seeking recognition of a collective bargaining unit or other group relating to any Company Employee; (b) there is no labor strike or material slowdown, stoppage, picketing, interruption of work or lockout pending or, to the Company’s knowledge, threatened against the Company or any of its Subsidiaries by any Company Employees; and (c) there are no material unfair labor practice complaints or labor grievances pending or, to the Company’s knowledge, threatened against the Company or any of its Subsidiaries before any Governmental Authority.

Section 3.22. Company Employee Benefit Plans.

(a) Set forth in Section 3.22(a) of the Company Disclosure Schedule is a list as of the date hereof of each material Company Benefit Plan. The Company has made available to Parent true, correct and complete copies of each Company Benefit Plan (or, with respect to any Company Benefit Plan not in writing, a summary of the material terms thereof) and the following related documents, to the extent applicable: (i) all summary plan descriptions, amendments, modifications or material supplements, (ii) the most recent annual report (Form 5500) filed with the IRS, (iii) the most recently received IRS determination letter, and (iv) the most recently prepared actuarial report.

(b) Except as has not had and would not reasonably be likely to have, either individually or in the aggregate, a Company Material Adverse Effect, each Company Benefit Plan has been established, operated and administered in accordance with its terms and the requirements of all applicable laws, including ERISA and the Code. The IRS has issued a favorable determination letter or opinion with respect to each Company Benefit Plan that is intended to be qualified under Section 401(a) of the Code (the “Company Qualified Plans”) and the related trust, which letter or opinion has not been revoked (nor has revocation been threatened), and, to the Company’s knowledge, there are no existing circumstances and no events have occurred that would reasonably be expected to adversely affect the qualified status of any Company Qualified Plan or the related trust.

(c) Except as would not reasonably be expected to have, either individually or in the aggregate, a Company Material Adverse Effect, all contributions required to be made to any Company Benefit Plan by applicable law or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Company Benefit Plan, for any period through the date hereof, have been timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been fully reflected on the books and records of the Company. There are no pending or, to the knowledge of the Company, threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations which have been asserted or instituted, and, to the Company’s knowledge, no set of circumstances exists which may reasonably give rise to a claim or lawsuit, against the Company Benefit Plans, any fiduciaries thereof with respect to their duties to the Company Benefit Plans or the assets of any of the trusts under any of the Company Benefit Plans that would reasonably be expected to result in any liability of Company or any of its Subsidiaries in an amount that would be material to the Company and its Subsidiaries, taken as a whole.

(d) Except as would not reasonably be expected to result in any liability to the Company or any of its Subsidiaries in an amount that would be material to the Company and its Subsidiaries, taken as a whole, none of the Company nor any of its Subsidiaries nor any of their ERISA Affiliates sponsors, maintains or contributes to, or has in the past six years sponsored, maintained or contributed to (or been required to sponsor, maintain or contribute to), (i) any Company Benefit Plan that is subject to Title IV of ERISA, (ii) a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA (a “Multiemployer Plan”) or (iii) a plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA (a “Multiple Employer Plan”). Neither the Company nor any of its Subsidiaries has incurred any liability that has not been satisfied to a Multiemployer Plan or Multiple Employer Plan as a result of a complete or partial withdrawal (as those terms are defined in Part I of Subtitle E of Title IV of ERISA) from a Multiemployer Plan or Multiple Employer Plan.

(e) None of the Company nor any of its Subsidiaries has engaged in any “prohibited transaction” (as defined in Section 4975 of the Code or Section 406 of ERISA) which could subject any of the Company Benefit Plans or their related trusts, the Company, any of its Subsidiaries to any material tax or material penalty imposed under Section 4975 of the Code or Section 502 of ERISA.

(f) None of the Company or any of its Subsidiaries has any current or projected material liability in respect of post-employment or post-retirement health or medical or life insurance benefits for retired, former or current employees of the Company or any of its Subsidiaries, except as required to avoid excise Tax under Section 4980B of the Code. Any Company Benefit Plan providing post-employment or post-

retirement health or medical or life insurance benefits (other than in connection with a severance benefit or agreement) may be amended or terminated prospectively at any time without penalty to the Company or its Affiliates. No Company Benefit Plan provides for the gross-up or reimbursement of Taxes under Section 409A or 4999 of the Code, or otherwise.

(g) Except as otherwise set forth in Section 3.22(g) of the Company Disclosure Schedule, neither the execution of this Agreement nor the consummation of the transactions contemplated by this Agreement (either alone or in conjunction with any other event) will (i) entitle any current or former Company Employee, director or other individual independent contractor to any severance, change in control or similar payments or benefits or provide for any increase in such payments or benefits, (ii) accelerate the time of payment or vesting of any compensation or benefits, or increase the amount of compensation or benefits due to any current or former Company Employee, director or other individual independent contractor or (iii) cause the Company or any of its Subsidiaries to set aside any assets to fund or otherwise secure the payment of any benefits under, or result in any limitation on the right of the Company or any of its Subsidiaries to amend, merge, terminate or receive a reversion of assets from, any Company Benefit Plan. Without limiting the generality of the foregoing, no amount paid or payable (whether in cash, in property, or in the form of benefits) by the Company or any of its Subsidiaries in connection with the transactions contemplated hereby (either solely as a result thereof or as a result of such transactions in conjunction with any other event) will be an “excess parachute payment” within the meaning of Section 280G of the Code.

Section 3.23. Environmental Matters.

Except as to matters that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:

(i) the businesses of the Company and its Subsidiaries have been since January 1, 2019 and are in compliance with all applicable Environmental Laws and possess and are in compliance with all Consents required by all applicable Environmental Laws; and

(ii) (A) since January 1, 2019, no written notice, order, request for information, complaint or penalty has been received by the Company or any of its Subsidiaries and (B) there are no Proceedings pending or, to the knowledge of the Company, threatened, in the case of each of (A) and (B), which alleges a violation of any Environmental Law that has not been settled, dismissed, paid or otherwise resolved.

Section 3.24. Company Taxes.

Except as to matters that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:

(a) (i) all Tax Returns that are required to be filed by or with respect to the Company and its Subsidiaries have been timely filed; (ii) all Taxes due with respect to periods covered by such Tax Returns have been timely paid; and (iii) such Tax Returns are in all respects true, correct and complete;

(b) neither the Company nor any of its Subsidiaries has entered into a written agreement waiving or extending any statute of limitations in respect of any Taxes;

(c) the Company and its Subsidiaries have timely paid or withheld with respect to their respective employees and other third Persons (and paid over any amounts withheld to the appropriate Tax authority) Taxes required to be paid or withheld;

(d) no written claim has been made by a Taxing Authority in a jurisdiction where neither the Company nor any of its Subsidiaries file Tax Returns that the Company or one of its Subsidiaries is or may be subject to taxation by such jurisdiction;

(e) no audits or other examinations with respect to Taxes of the Company or its Subsidiaries are presently in progress or have been asserted or proposed in writing;

(f) there are no Liens for Taxes (other than Permitted Liens) on any of the assets of the Company or its Subsidiaries;

(g) other than with respect to a Tax Return for which the statute of limitations has expired, neither the Company nor any of its Subsidiaries (i) is a party to or bound by, any Tax sharing, allocation or indemnification agreement or obligation, other than any such agreement or obligation entered into in the ordinary course of business the primary purpose of which is unrelated to Taxes or (ii) has any liability for the Taxes of any Person other than the Company or any of its Subsidiaries under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign income Tax law) or as a transferee or successor;

(h) neither the Company nor any of its Subsidiaries has participated or engaged in any transaction that constitutes a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2);

(i) during the two-year period ending on the date hereof, neither the Company nor any of its Subsidiaries was a distributing corporation or a controlled corporation in a transaction intended to be governed in whole or in part by Section 355 of the Code; and

(j) to the knowledge of the Company, there are no facts, circumstances or plans that, either alone or in combination, would reasonably be expected to prevent the Merger, together with the Follow-On Merger, from qualifying for the Intended Tax Treatment.

Section 3.25. Company Insurance Coverage.

Except as to matters that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (a) the Company has made available to Parent a list of, and true and correct copies of, all material insurance policies and fidelity bonds relating to the assets, business, operations, employees, officers or directors of the Company and its Subsidiaries and (b) there are no material claims by the Company or any of its Subsidiaries pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds or in respect of which such underwriters have reserved their rights, other than ordinary course reservations of rights.

Section 3.26. Finders’ Fees.

Except for Piper Sandler & Co., there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries who might be entitled to any fee or commission from the Company or any of its Subsidiaries in connection with the transactions contemplated by this Agreement.

Section 3.27. Related Party Transactions.

Except for the Company Shareholder Rights Agreement and as set forth on Section 3.27 of the Company Disclosure Schedule, there are no transactions or other material Contracts, nor are there any currently proposed transactions or other material Contracts, between the Company or any of its Subsidiaries, on the one hand, and any Affiliate of the Company or its Subsidiaries (other than the Company and its wholly owned Subsidiaries), current or former director or “executive officer” (as defined in Rule 3b-7 under the Exchange Act) of the Company or any of its Subsidiaries, or current or former equityholder of the Company (including any Equityholder) or any of its Subsidiaries (or any of the foregoing persons’ immediate family members or Affiliates (other than the Company and its Subsidiaries)), on the other hand (any of the foregoing, an “Affiliate Agreement”).

Section 3.28. Data Security.

Except as has not had, individually or in the aggregate, a Company Material Adverse Effect, to the knowledge of the Company, since January 1, 2019, (i) no Third Party has gained unauthorized access to any information technology networks used in the operation of the business of the Company or any of its Subsidiaries and (ii) there has been no cybersecurity attack, breach or other incident involving the unauthorized access, use, or disclosure of any personal data or personally identifiable information owned or controlled by the Company or any of its Subsidiaries.

Section 3.29. Accredited Investors.

To the knowledge of the Company after due inquiry, each Equityholder: (a) is acquiring shares of Parent Common Stock in the Merger for his, her or its own account, solely for investment and not with a view toward, or for sale in connection with, any distribution thereof in violation of the Securities Act or any foreign, federal, state or local securities or “blue sky” laws, or with any present intention of distributing or selling such shares in violation of any such laws, (b) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of its investment in the Parent Common Stock and of making an informed investment decision and (c) is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act.

Section 3.30. Company Information.

The information relating to the Company and its Subsidiaries and the Equityholders that is provided by or on behalf of the Company for inclusion in the Proxy Statement or any other Filing with the SEC in connection herewith will not, (i) in the case of the Proxy Statement, at the time the Proxy Statement or any amendment or supplement thereto is first mailed to the shareholders of Parent and at the time of the Parent Meeting and (ii) in the case of any other Filing with the SEC in connection herewith, at the time such Filing is made, contain any untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading.

Section 3.31. Inspections; No Additional Representations or Warranties.

(a) The Company is an informed and sophisticated party and has engaged advisors in connection with the transactions contemplated herein. The Company has undertaken such investigation and has been provided with and has evaluated such documents and information as it has deemed necessary to enable it to make an informed and intelligent decision with respect to the execution, delivery and performance of this Agreement. The Company acknowledges that it has entered into this Agreement based upon its own inspection, examination and determination with respect to the businesses of Parent and its Subsidiaries as to all matters and without reliance upon any express or implied representations or warranties of any nature made by or on behalf of or imputed to Parent or Merger Sub, except as expressly set forth in Article 4 (as qualified by the applicable items disclosed in the Parent Disclosure Schedule in accordance with Section 10.04 and the introduction to Article 4).

(b) The Company acknowledges that, except as provided in Article 4 (as qualified by the applicable items disclosed in the Parent Disclosure Schedule in accordance with Section 10.04 and the introduction to Article 4) (but without limiting any representations and warranties in any other Transaction Document), none of Parent, Merger Sub or any of their respective Affiliates, nor any of their respective directors, officers, employees, shareholders, partners, members or representatives or any other Person, has made, or is making, any express or implied representation or warranty of any nature whatsoever to any of the Equityholders, the Company or any of their respective Affiliates and, except in the case of common law fraud and except with respect to the representations and warranties made by Parent and Merger Sub in Article 4 and the covenants and agreements made by Parent and Merger Sub in this Agreement, no such party shall be liable in respect of the accuracy or completeness of any information provided to the Equityholders, the Company or any of their respective Affiliates, including in any “data rooms,” “virtual data rooms,” management presentations or in any other form in expectation of, or in connection with, this Agreement, the other Transaction Documents or the transactions contemplated hereby or thereby. Without limiting the generality of the foregoing, except with respect to the representations and warranties made by

Parent and Merger Sub in Article 4 (as qualified by the applicable items disclosed in the Parent Disclosure Schedule in accordance with Section 10.04 and the introduction to Article 4) and the covenants and agreements made by Parent and Merger Sub in this Agreement, none of Parent, Merger Sub or any of their respective Affiliates, nor any of their respective directors, officers, employees, shareholders, partners, members or representatives or any other Person, has made or is making any representation or warranty with respect to (i) any projections, estimates or budgets delivered to or made available to the Equityholders, the Company or any of their respective Affiliates of future revenues, future results of operations (or any component thereof), future cash flows or future financial condition (or any component thereof) of Parent, Merger Sub or their respective Subsidiaries or the future business and operations of Parent, Merger Sub or any of their respective Subsidiaries or (ii) any other information or documents made available to the Equityholders, the Company or any of their respective Affiliates (or their respective counsel, accountants or advisors) with respect to Parent, Merger Sub and their respective Subsidiaries or their respective businesses or operations (including as to the accuracy or completeness of any such information or documents), including in any “data rooms,” “virtual data rooms,” management presentations or in any other form in expectation of, or in connection with, this Agreement, the other Transaction Documents or the transactions contemplated hereby or thereby. Notwithstanding the foregoing, this Section 3.31 shall not limit the Company’s remedies in the case of common law fraud.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Except (i) as set forth in the Parent Disclosure Schedule (subject to Section 10.04) or (ii) as disclosed in the Parent SEC Documents filed after January 1, 2019 and prior to the date hereof (but disregarding risk factor disclosures contained under the heading “Risk Factors,” or disclosures of risks set forth in any “forward-looking statements” disclaimer or any other statements that are similarly non-specific or cautionary, predictive or forward-looking in nature), Parent and Merger Sub jointly and severally represent and warrant to the Company that:

Section 4.01. Existence and Power.

(a) Each of Parent and Merger Sub are duly organized, validly existing and in good standing under the laws of their jurisdictions of organization and have all organizational powers required to carry on their respective businesses as now conducted. Parent is a bank holding company duly registered under the BHC Act that, as of the date hereof, has filed for an election to be treated as a financial holding company under the BHC Act. Since the date of its formation, Merger Sub has not engaged in any activities other than in connection with or as contemplated by this Agreement or the other Transaction Documents.

(b) Parent has made available to the Company true and complete copies of the Governing Documents of Parent and Merger Sub as currently in effect.

Section 4.02. Subsidiaries.

(a) All of Parent’s Subsidiaries and their respective jurisdictions of formation, in each case, as of the date hereof, are set forth in Section 4.02 of the Parent Disclosure Schedule, with a designation of which Subsidiaries are Significant Subsidiaries. Each of Parent’s Significant Subsidiaries is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation and has all corporate or organizational powers required to carry on its business as now conducted, except for those jurisdictions where failure to be so qualified would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Each of Parent’s Significant Subsidiaries is duly licensed or qualified and in good standing as a foreign entity in each jurisdiction where such qualification is necessary for the conduct of its business, except where the failure to be so licensed or qualified or in good standing would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Parent’s ownership in each of its Significant Subsidiaries complies in all material respects with Applicable Law relating to equity investments by bank holding companies. There are no restrictions on the ability of any Significant Subsidiary of Parent to pay dividends or distributions except, in the case of a Significant Subsidiary that is a regulated entity, for restrictions on dividends or distributions generally applicable to all such regulated entities under Applicable Law. Except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, the deposit accounts of the Parent Bank Subsidiary are insured by the FDIC through the Deposit Insurance Fund to the fullest extent permitted by Applicable Law, all premiums and assessments required to be paid in connection therewith have been paid when due and no proceedings for the termination of such insurance are pending or, to the knowledge of the Company, threatened.

(b) Parent has made available to the Company true and complete copies of the Governing Documents of each Significant Subsidiary of Parent as currently in effect.

Section 4.03. Authorization.

(a) The execution, delivery and performance by Parent and Merger Sub of this Agreement and each other Transaction Document to which they are a party and the consummation by Parent and Merger Sub of the transactions contemplated hereby and thereby are within the organizational powers of Parent and Merger Sub and have been duly authorized by all necessary organizational action on the part of Parent and Merger Sub. The approval of the issuance of shares of Parent Common Stock pursuant to this Agreement by the affirmative vote of holders of a majority of the votes cast by the holders of Parent Common Stock at the Parent Meeting (the “Parent Shareholder Approval”) and the adoption and approval of the Bank Merger Agreement by the Board of Directors of the Parent Bank Subsidiary and by the affirmative vote or written consent of the holders of at least two-thirds in amount of the stock of the Parent Bank Subsidiary are the only corporate proceedings on the part of Parent or any of its Subsidiaries necessary in connection with the authorization of this Agreement and the consummation of the Mergers and the other transactions contemplated hereby.

(b) Each of Parent and Merger Sub has duly executed and delivered this Agreement and will duly execute and deliver each other Transaction Document to which they are a party, and, assuming the due authorization, execution and delivery of this Agreement and such other Transaction Documents by each of the other parties hereto and thereto, this Agreement constitutes, and each of the other Transaction Documents to which Parent and Merger Sub are parties will constitute, when executed and delivered by Parent and Merger Sub, valid and binding agreements of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms, as applicable, subject, as to enforceability, to the Remedies Exception. The Bank Merger Agreement will be duly and validly executed and delivered by the Parent Bank Subsidiary and, assuming the due authorization, execution and delivery of the Bank Merger Agreement by the Company Bank Subsidiary, the Bank Merger Agreement will constitute when executed and delivered by the Parent Bank Subsidiary, a valid and binding obligation of the Parent Bank Subsidiary enforceable against the Parent Bank Subsidiary in accordance with its terms, subject, as to enforceability, to the Remedies Exception.

(c) At a meeting duly called and held, each of Parent’s and Merger Sub’s board of directors has (i) unanimously determined that this Agreement and the transactions contemplated hereby are fair to and in the best interests of its respective shareholders, (ii) unanimously approved, adopted and declared advisable this Agreement and the transactions contemplated hereby, (iii) in the case of Parent’s board of directors, unanimously resolved to recommend to Parent’s shareholders the approval of the issuance of shares of Parent Common Stock pursuant to this Agreement and directed that such issuance be submitted to a vote at a meeting of Parent’s shareholders, and (iv) in the case of Merger Sub’s board of directors, unanimously resolved to recommend approval and adoption of this Agreement by Merger Sub’s shareholders. Except as permitted by Section 5.05, Parent’s board of directors has not subsequently rescinded, modified or withdrawn any of the foregoing resolutions.

Section 4.04. Governmental Authorization.

The execution, delivery and performance by Parent and Merger Sub of this Agreement and each other Transaction Document to which they are a party, the execution, delivery and performance of the Bank Merger Agreement by the Parent Bank Subsidiary, and the consummation by Parent, Merger Sub and the Parent Bank Subsidiary of the transactions contemplated hereby and thereby, require no consent, approval or action by or in respect of, or filing or registration with, any Governmental Authority other than (a) compliance with any applicable requirements of the HSR Act, (b) the filing by Parent and BLITA of any required Filings with the Federal Reserve Board under the BHC Act and approval or waiver of such Filings, (c) the filing by BLITA of any required Filings with the Federal Reserve Board under the Change in Bank Control Act and approval or waiver of such Filings, (d) the filing by Parent of any required Filings with the New York State Department of Financial Services and approval of such Filings, (e) the filing of any required Filings with the OCC under the Bank Merger Act and the approval or waiver of such Filings, (f) the filing of a FINRA Application by the Company Broker-Dealer Subsidiary relating to the transactions contemplated under this Agreement and FINRA’s approval thereof, (g) the filing by Parent of any required Filings with NASDAQ, (h) the filing of (i) a certificate of merger with respect to the Merger with the Department of State of the State of New York, (ii) a certificate of merger with respect to the Follow-On Merger with the Department of State of the State of New York and the Department of Treasury of the State of New Jersey, (iii) the Bank Merger Certificates with the applicable Governmental Authorities as required by Applicable Law and (iv) appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (i) the filing by Parent with the Texas Department of Insurance of any required Filing pursuant to the Texas Insurance Code and approval or waiver of such Filings, (j) the filing by BLITA of any required Filings with the Bank of Israel under Section 31 of Israel’s Banking (Licensing Law) 5741-1981, and approval of such Filings, (k) such Filings as are required to be made or obtained under applicable securities laws or “Blue Sky” laws of various states, including in connection with the issuance of shares of Parent Common Stock pursuant to this Agreement, and approval of the listing of Parent Common Stock on the NASDAQ, (l) the filing by Parent of any required Filings pursuant to the Texas Insurance Code and pursuant to the California Insurance Code, (m) the filing by Parent with the SEC of the Proxy Statement and the clearance by the SEC of the Proxy Statement and (n) any other actions or filings, the absence of which would not reasonably be expected, individually or in the aggregate, to materially impair Parent’s or Merger Sub’s ability to perform or comply with their respective obligations under this Agreement or the other Transaction Documents or consummate the transactions contemplated hereby or thereby. As of the date hereof, to the Knowledge of Parent, there is no reason, fact, condition or circumstance why any Company Condition Regulatory Approvals or Parent Condition Regulatory Approvals should not be received or obtained in order to permit the consummation of the Merger, the Follow-On Merger and the Bank Merger on or prior to the End Date.

Section 4.05. Non-Contravention.

The execution, delivery and performance by Parent and Merger Sub of this Agreement and each other Transaction Document to which they are a party, the execution, delivery and performance by the Parent Bank Subsidiary of the Bank Merger Agreement and the consummation of the transactions contemplated hereby and thereby do not and will not (a) violate the Governing Documents of Parent or Merger Sub or the Parent Bank Subsidiary as currently in effect, (b) assuming compliance with the matters referred to in Section 4.04, violate any Applicable Law, or require any consent or other action by any Person under, constitute a breach, violation or default, or constitute an event that, with or without notice or lapse of time or both, would constitute a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of Parent or any of its Subsidiaries or to a loss of any benefit to which Parent or any of its Subsidiaries is entitled under any provision of any Parent Material Contract, or (c) result in the creation or imposition of any Lien on any asset of Parent or any of its Subsidiaries, except for any Permitted Liens and with such exceptions, in the case of each of the foregoing clauses (b) and (c), as would not reasonably be expected, individually or in the aggregate, to materially impair Parent’s or Merger Sub’s ability to perform or comply with their respective obligations under this Agreement or the other Transaction Documents or consummate the transactions contemplated hereby or thereby.

Section 4.06. Capitalization.

(a) The authorized capital stock of Parent consists of 650,000,000 shares of Parent Common Stock and 50,000,000 shares of preferred stock, no par value per share, of Parent, of which 4,600,000 shares have been designated as Series A (the “Parent Series A Preferred Stock”), 4,000,000 shares have been designated as Series B (the “Parent Series B Preferred Stock”) and the rest may be divided into classes and into series within any class as determined by Parent’s board of directors. As of the date hereof, (i) there are outstanding (A) 407,313,664 shares of Parent Common Stock (including 226,397 shares of Parent Common Stock granted in respect of outstanding awards of restricted Parent Common Stock), (B) 4,600,000 shares of Parent Series A Preferred Stock, (C) 4,000,000 shares of Parent Series B Preferred Stock, (D) 238,955 shares of Parent Common Stock reserved for issuance upon the exercise of outstanding stock options to purchase shares of Parent Common Stock, (E) 2,251,484 shares of Parent Common Stock reserved for issuance upon the settlement of outstanding time-based restricted stock unit awards, and (F) 1,672,848 shares of Parent Common Stock (assuming satisfaction of applicable performance goals at the target level) reserved for issuance upon the settlement of outstanding performance-based restricted stock unit awards, and (ii) there are 3,342 shares of Parent Common Stock held in treasury. Except as set forth in this Section 4.06, there are no issued, reserved for issuance or outstanding Equity Interests of Parent (all Equity Interests of Parent being, “Parent Securities”). There are no outstanding obligations of Parent or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Parent Securities. Parent owns all of the issued and outstanding capital stock of Merger Sub.

(b) All of the outstanding Equity Interests of Parent’s Subsidiaries are owned by Parent free and clear of any Lien, other than Permitted Liens, and all of such Equity Interests are duly authorized and validly issued and are fully paid, non-assessable and free of preemptive rights.

Section 4.07. Availability of Funds; Parent Common Stock.

(a) Parent will have at the Closing, sufficient cash, available lines of credit or other sources of immediately available funds to enable it to make payment of the cash consideration to be paid pursuant to Sections 2.03 and 2.04 hereto and any other amounts to be paid by it hereunder.

(b) The shares of Parent Common Stock to be delivered pursuant to this Agreement will, when issued, be (i) duly authorized, validly issued and non-assessable, (ii) free and clear of all Liens (other than transfer and other restrictions under applicable federal and state securities laws), and (iii) not issued in violation of any preemptive or similar rights. As of the date hereof, Parent is eligible under applicable federal securities Laws to file an automatic shelf registration statement on Form S-3 to register the shares of Parent Common Stock to be delivered pursuant to this Agreement for resale.

(c) Assuming that the representations and warranties set forth in Section 3.29 (disregarding all qualifications therein relating to the “knowledge of the Company”) are true and correct in all respects as of the date of this Agreement and as of the Closing Date, the offer and sale of shares of Parent Common Stock to be delivered pursuant to this Agreement will be exempt from the registration and prospectus delivery requirements of the Securities Act and the rules and regulations promulgated thereunder. The Parent Common Stock (other than the Parent Common Stock issuable pursuant to this Agreement) is registered pursuant to Section 12(b) of the Exchange Act and listed for trading on NASDAQ. Parent has taken no action designed to, or which to Parent’s knowledge is likely to have the effect of, terminating the registration of the Parent Common Stock under the Exchange Act nor has Parent received any notification that the SEC is contemplating terminating such registration. Parent has not received any notice from NASDAQ to the effect that Parent is not in compliance with the listing requirements of NASDAQ.

Section 4.08. SEC Filings and the Sarbanes-Oxley Act.

Except as to matters that would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect:

(a) As of its filing date (and as of the date of any amendment), each Filing filed with or furnished to the SEC by Parent since January 1, 2019 (collectively, together with any exhibits and schedules thereto and other information incorporated therein, and as amended from time to time, the “Parent SEC Documents”) has complied in all material respects with the applicable requirements of NASDAQ, the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, as the case may be.

(b) As of its filing date (or, if amended or superseded by a filing prior to the date of this Agreement, on the date of such amended or superseding filing), each Parent SEC Document filed since January 1, 2019 did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(c) Parent is, and since January 1, 2019 has been, in compliance in all material respects with (i) the applicable provisions of the Sarbanes-Oxley Act and (ii) the applicable listing and corporate governance rules and regulations of NASDAQ.

(d) Parent has, in compliance with Rule 13a-15 under the Exchange Act, since January 1, 2019, established and maintained disclosure controls and procedures designed to ensure that all material information relating to Parent, including its consolidated Subsidiaries, is made known to Parent’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared. Such disclosure controls and procedures are effective in timely alerting Parent’s principal executive officer and principal financial officer to material information required to be included in Parent’s periodic and current reports required under the Exchange Act. Parent and its Subsidiaries have established and maintained since January 1, 2019, and continue and maintain, a system of internal controls. Such internal controls are sufficient to provide reasonable assurance regarding the reliability of Parent’s financial reporting and the preparation of Parent’s consolidated financial statements for external purposes in accordance with GAAP. Parent disclosed, based on its most recent evaluation of such internal controls prior to the date of this Agreement, to Parent’s auditors and the audit committee of the board of directors of Parent (x) all significant deficiencies and material weaknesses in the design or operation of internal controls which are reasonably likely to adversely affect Parent’s ability to record, process, summarize and report financial information and (y) any fraud, whether or not material, that involves management or other employees who have a significant role in internal controls.

(e) Since January 1, 2019, each of the principal executive officer and principal financial officer of Parent (or each former principal executive officer and principal financial officer of Parent, as applicable) has made all certifications required by Rule 13a-14 and 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act and any related rules and regulations promulgated by the SEC and NASDAQ, and the statements contained in any such certifications are true and complete.

Section 4.09. Financial Statements and Financial Matters.

(a) The audited consolidated financial statements and unaudited consolidated interim financial statements of Parent included or incorporated by reference in the Parent SEC Documents (i) have been prepared based on and in accordance with the books and records of Parent and its Subsidiaries, and (ii) fairly present, in all material respects, in conformity with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto), the consolidated financial position of Parent and its Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal, recurring and immaterial year-end audit adjustments and the absence of notes in the case of any unaudited interim financial statements). The books and records of Parent and its

Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP and reflect only actual transactions. Since January 1, 2019, no independent public accounting firm of Parent or any Subsidiary of Parent has resigned (or informed Parent that it intends to resign) or been dismissed as independent public accountants of Parent or any of its Subsidiaries as a result of or in connection with any disagreements with Parent or any of its Subsidiaries on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

(b) From January 1, 2019 to the date of this Agreement, Parent has not received written notice from the SEC or any other Governmental Authority indicating that any of its accounting policies or practices are or may be the subject of any review, inquiry, investigation or challenge by the SEC or any other Governmental Authority.

Section 4.10. Solvency.

Assuming the satisfaction in full of the conditions set forth in Section 8.01(a) and Section 8.01(b), as of the Closing, immediately after giving effect to the transactions contemplated by this Agreement (including any financings to be undertaken in connection therewith), (i) Parent and its Subsidiaries, on a consolidated basis, will not have incurred debts beyond their ability to pay such debts as they mature or become due, (ii) the then present fair saleable value of the assets of Parent and its Subsidiaries, on a consolidated basis, will exceed the amount that will be required to pay its probable liabilities (including the probable amount of all contingent liabilities) and its debts as they become absolute and matured in the ordinary course of business, (iii) the assets of Parent and its Subsidiaries, on a consolidated basis and at a fair valuation, will exceed Parent’s debts (including the probable amount of all contingent liabilities) and (iv) Parent and its Subsidiaries, on a consolidated basis, will not have unreasonably small capital to carry on Parent’s business as presently conducted or as proposed to be conducted. No transfer of property is being made and no obligation is being incurred in connection with the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors of Parent, Merger Sub or the Company, as applicable, or any of their Subsidiaries.

Section 4.11. Absence of Certain Changes.

From the Balance Sheet Date to the date of this Agreement, the businesses of Parent and its Subsidiaries have been conducted in the ordinary course and there has not been any event, occurrence, change, development or state of circumstances or facts that has had or would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 4.12. No Undisclosed Material Liabilities.

There are no liabilities of Parent or any of its Subsidiaries that would be required by GAAP to be reflected or reserved against on a consolidated balance sheet of such entities, other than: (a) liabilities reflected or reserved against in the audited consolidated financial statements of Parent included or incorporated by reference in the Parent SEC Documents or disclosed in the notes thereto; (b) liabilities incurred in the ordinary course of business since the Balance Sheet Date; (c) liabilities incurred in connection with the transactions contemplated by this Agreement or disclosed in the Parent Disclosure Schedule; and (d) other undisclosed liabilities which would not reasonably be expected to be material to Parent and its Subsidiaries, taken as a whole.

Section 4.13. Parent Material Contracts.

Each Contract that is material to the operations of Parent and its Subsidiaries, taken as a whole (a “Parent Material Contract”), is (a) a valid and binding agreement of Parent or one of its Subsidiaries, (b) to the knowledge of Parent, in full force and effect and (c) enforceable (subject to the Remedies Exception) in accordance with its terms against Parent or one of its Subsidiaries (as the case may be) and, to the knowledge of Parent, each of the other parties thereto, and none of Parent, any Subsidiary of Parent or, to the knowledge of

Parent, any other party, is in default or breach under the terms of any such Parent Material Contract, and no event or condition exists which constitutes or, after notice or lapse of time or both, will constitute, a default or breach under the terms of any such Parent Material Contract on the part of Parent or any of its Subsidiaries or, to the knowledge of the Company, any other party thereto, except for any such defaults or breaches which would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. To the knowledge of Parent, no Person is seeking to terminate or challenging the validity or enforceability of any Parent Material Contract, except such terminations or challenges which have not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 4.14. Litigation; Orders.

There is no (a) Proceeding pending against, or to the knowledge of Parent, threatened against, Parent, Merger Sub or any of their respective Affiliates before any arbitrator or Governmental Authority, or (b) Order to which Parent, Merger Sub or any of their respective Affiliates is subject, in the case of each of the foregoing clauses (a) and (b), that in any manner challenges or seeks to prevent, enjoin, impair, alter or delay the transactions contemplated by this Agreement or the other Transaction Documents or as would reasonably be expected to prevent or materially impair or delay Parent’s or Merger Sub’s consummation of the transactions contemplated by this Agreement or any other Transaction Document, as applicable.

Section 4.15. Regulatory Reports.

Except as would not reasonably be likely to have, either individually or in the aggregate, a Parent Material Adverse Effect, (a) Parent and each of its Subsidiaries have timely filed with or furnished all material Filings, together with any material amendments required to be made with respect thereto, that they were required to file or furnish (as applicable) since January 1, 2019 with (i) any state regulatory authority, (ii) the SEC, (iii) the Federal Reserve Board, (iv) the CFTC, (v) the OCC, (vi) the FDIC, (vii) the CFPB, (viii) any foreign regulatory authority and (ix) any Self-Regulatory Organization (clauses (i) through (ix), collectively “Parent Regulatory Agencies”), including any Filing required to be filed or furnished (as applicable) pursuant to the laws, rules or regulations of the United States, any state, any foreign entity or any Parent Regulatory Agency, and have paid all fees and assessments due and payable in connection therewith and (b) such Filings complied with the applicable statutes, rules, regulations and orders enforced or promulgated by the Governmental Authority with which they were filed.

Section 4.16. Compliance with Laws; Consents.

(a) Except as would not reasonably be likely to have, either individually or in the aggregate, a Parent Material Adverse Effect, Parent and its Subsidiaries (i) are, and have been since January 1, 2019, in compliance in all material respects with and not in default or violation of Applicable Laws, (ii) are, and have been since January 1, 2019, conducting operations at all times in material compliance with Anti-Money Laundering Laws in jurisdictions where Parent and its Subsidiaries conduct business and (iii) have established and maintained, since January 1, 2019, a system of internal controls designed to provide material compliance by Parent and its Subsidiaries with applicable financial recordkeeping and reporting requirements of the Anti-Money Laundering Laws.

(b) Parent and its Subsidiaries hold all Consents necessary for operation of the businesses of Parent and its Subsidiaries, except where the absence of any such Consents would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Parent and its Subsidiaries are, and since January 1, 2019, have been, in compliance with the terms of the Consents, except for failures to comply that would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. As of the date of this Agreement, all Consents are in full force and effect, except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, and are current and there are no actions or Proceedings pending or, to the knowledge of Parent, threatened which would reasonably be expected to result in the revocation, cancellation, non-renewal, adverse modification or termination of any such Consent, except for any such revocation, cancellation, non-renewal, adverse modification or termination that would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(c) The Parent Bank Subsidiary is in compliance in all material respects with the applicable provisions of the Community Reinvestment Act of 1977 and had a rating of at least “satisfactory” or better on its most recent Community Reinvestment Act Performance Evaluation, and, to the knowledge of Parent, no fact or circumstance exists that is reasonably expected to materially negatively affect any such rating.

(d) Parent and each of its Subsidiaries (other than the Parent Bank Subsidiary and its Subsidiaries) are engaged only in those activities permissible under Section 4 of the BHC Act (12 U.S.C. § 1843) for a bank holding company that has not elected to be treated as a financial holding company. The Parent Bank Subsidiary and its Subsidiaries are engaged only in those activities permissible under Applicable Law for a national bank and its operating subsidiaries, as applicable.

(e) To the knowledge of Parent, since January 1, 2019, neither Parent nor any of its Subsidiaries has engaged in, or is now engaged in, directly or indirectly, any dealings or transactions with any Person, or in any country or territory, that, at the time of the dealing or transaction, is or was the subject of any Sanctions.

(f) Parent and its Subsidiaries (i) are, and, to the knowledge of Parent, since January 1, 2019, have been, in material compliance with all applicable Sanctions and export controls laws, and (ii) have instituted, maintain and enforce policies and procedures designed to ensure material compliance with all applicable Sanctions and export controls laws. Since January 1, 2019 Parent and its Subsidiaries have not been penalized for or, to the knowledge of Parent, threatened to be charged with, or given notice of any violation of, or, to the knowledge of Parent, been under investigation with respect to, any Sanctions or export controls laws, and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving Parent or any of its Subsidiaries with respect to Sanctions or export controls laws is pending, except where such proceedings or investigations would not reasonably be expected to have, either individually or in the aggregate, a Parent Material Adverse Effect.

(g) Neither Parent nor any of its Subsidiaries is a party to any agreement or settlement with any Governmental Authority with respect to any actual or alleged violation of any Applicable Law pursuant to which Parent or any of its Subsidiaries is subject to any outstanding obligations.

(h) Subject to Section 10.16, except for normal examinations conducted by a Parent Regulatory Agency in the ordinary course of business of Parent and its Subsidiaries, no Parent Regulatory Agency has initiated or has pending any Proceeding or, to the knowledge of Parent, formal investigation into the business or operations of Parent or any of its Subsidiaries since January 1, 2019, except where such proceedings or investigations would not reasonably be expected to have, either individually or in the aggregate, a Parent Material Adverse Effect.

(i) Subject to Section 10.16, there (i) is no unresolved violation or exception by any Parent Regulatory Agency with respect to any report or statement relating to any examinations or inspections of Parent or any of its Subsidiaries and (ii) have been no inquiries by any Parent Regulatory Agency with respect to the business, operations, policies or procedures of Parent or any of its Subsidiaries since January 1, 2019, in each case, which would reasonably be expected to have, either individually or in the aggregate, a Parent Material Adverse Effect.

(j) Subject to Section 10.16, neither Parent nor any of its Subsidiaries is subject to any cease-and-desist or other order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been ordered to pay any civil money penalty by, or has been since January 1, 2019, a recipient of any supervisory letter from, or since January 1, 2019, has adopted any policies, procedures or board resolutions at the request or suggestion of, any Parent Regulatory Agency or other Governmental Authority that currently restricts in any material respect or would reasonably be expected to restrict in any material respect the conduct of its business (each, whether or not set forth in the

Parent Disclosure Schedule, a “Parent Regulatory Agreement”), nor have Parent nor any of its Subsidiaries been advised by any Parent Regulatory Agency or other Governmental Agency since January 1, 2019 or have knowledge that such agency is considering issuing, ordering or requesting any Parent Regulatory Agreement.

(k) Each of Parent and the Parent Bank Subsidiary maintains capital ratios that exceed the levels established for “well-capitalized” institutions (as such term is defined in the relevant regulation of the institution’s primary bank regulator) and is “well managed” (as such term is defined in the relevant regulation of the institution’s primary bank regulator). Parent has not been informed that its or the Parent Bank Subsidiary’s status as “well-capitalized” and “well managed” will change within one year.

Section 4.17. Fiduciary Activities.

Except as would not reasonably be expected to have a Parent Material Adverse Effect, each of Parent and its Subsidiaries has properly administered all accounts, if any, for which it acts as a fiduciary, including accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and Applicable Law. Except as would not reasonably be expected to have a Parent Material Adverse Effect, none of Parent or its Subsidiaries, or, any director, officer or, to the knowledge of Parent, employees thereof, has committed any breach of trust or fiduciary duty with respect to any such fiduciary account, and the accountings for each such fiduciary account are true and correct and accurately reflect the assets of such fiduciary account.

Section 4.18. Parent Properties.

(a) Each material real property owned by Parent or any of its Subsidiaries is referred to herein as a “Parent Owned Real Property.” Each material real property leased by Parent or any of its Subsidiaries is referred to herein as a “Parent Leased Real Property.”

(b) Except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, (i) Parent or one of its Subsidiaries has good and valid title to each Parent Owned Real Property, free and clear of all Liens other than Permitted Liens, (ii) Parent or one of its Subsidiaries has a valid leasehold interest in each Parent Leased Real Property, in each case as to such leasehold interest, free and clear of all Liens other than Permitted Liens and (iii) Parent and each of its Subsidiaries is in compliance in all material respects with the terms of all leases of Parent Leased Real Property to which it is a party and under which it is in occupancy, and each such lease is a legal, valid and binding agreement of (A) Parent or its Subsidiary, as the case may be, and (B) to Parent’s knowledge, each other party thereto, enforceable against Parent or such Subsidiary, as the case may be, and, to Parent’s knowledge, against the other party or parties thereto, in each case, in accordance with its terms, subject to the Remedies Exception.

Section 4.19. Loan Portfolio.

(a) Each “extensions of credit” to any “executive officer” or other “insider” of Parent or any of its Subsidiaries (as such terms are defined in 12 C.F.R. Part 215) is subject to and was made and continues to be in compliance with 12 C.F.R. Part 215 in all material respects or is exempt therefrom. Each Loan made or entered into by Parent or any of its Subsidiaries is a valid and legally binding obligation of Parent or any of its Subsidiaries, as applicable, and, to the knowledge of Parent, of the counterparty or counterparties thereto, is enforceable in accordance with its terms (except as enforcement may be limited by the Remedies Exception), and is in full force and effect.

(b) Except as has not had and would not reasonably be likely to have, either individually or in the aggregate, a Parent Material Adverse Effect, each outstanding Loan of Parent or its Subsidiaries (including Loans held for resale to investors) was solicited and originated, and is and has been administered and, where applicable, serviced, and the relevant Loan files are being maintained, in all material respects, in accordance with the applicable written underwriting standards of Parent and its Subsidiaries (and, in the case of Loans held for resale to investors, the applicable underwriting standards, if any, of the applicable investors) and with all Applicable Laws.

(c) Neither Parent nor any of its Subsidiaries is now, nor has it ever been since January 1, 2019, subject to any material fine, suspension, settlement or other administrative agreement or sanction by, or any reduction in any loan purchase commitment, any Governmental Authority or Parent Regulatory Agency relating to the origination, sale or servicing of mortgage or consumer Loans.

(d) None of the agreements pursuant to which Parent or any of its Subsidiaries has sold Loans or pools of Loans or participations in Loans since January 1, 2019 contains any obligation to repurchase such Loans or interests therein, other than customary repurchase obligations arising upon breach of representations and warranties, covenants and other obligations. To the knowledge of Parent, there are no such claims for any repurchase as of the date hereof.

Section 4.20. Parent RIA Compliance Matters.

(a) The Parent RIA Subsidiary is the only Subsidiary of Parent that is a registered investment adviser. Except as would not have a Parent Material Adverse Effect, the Parent RIA Subsidiary is and has been, (i) at all times required by Applicable Law, duly registered as an investment adviser under the Investment Advisers Act and under all applicable state statutes (if required to be so registered under Applicable Law), and (ii) since January 1, 2019, duly registered and licensed as an investment adviser under all other Applicable Laws or exempt therefrom. Except for the Parent RIA Subsidiary, neither Parent nor any of its Subsidiaries provides Investment Advisory Services in any jurisdiction or is required to be registered under the Investment Advisers Act or any similar law in any jurisdiction.

(b) With respect to the Parent RIA Subsidiary, except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, (i) none of such Parent RIA Subsidiary, its control persons, its directors, officers, or employees (other than employees whose functions are solely clerical or ministerial), nor, to the knowledge of Parent, any of such Parent RIA Subsidiary’s other “associated persons” (as defined in the Investment Advisers Act) is (A) subject to ineligibility pursuant to Section 203 of the Investment Advisers Act to serve as a registered investment adviser or as an “associated person” of a registered investment adviser, (B) subject to disqualification pursuant to Rule 206(4)-3 under the Investment Advisers Act or (C) subject to disqualification under Rule 506(d) of Regulation D under the Securities Act, unless, in the case of clause (A), (B) or (C), such Parent RIA Subsidiary or “associated person” has received effective exemptive relief from the SEC with respect to such ineligibility or disqualification, (ii) nor is there any Proceeding pending or, to the knowledge of Parent, threatened in writing by any Governmental Authority that would reasonably be expected to result in the ineligibility or disqualification of such Parent RIA Subsidiary, or any of its “associated persons,” to serve in such capacities or that would provide a basis for such ineligibility or disqualification which would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(c) The Parent RIA Subsidiary is, and since January 1, 2019, has been, in compliance with (i) the applicable provisions of the Investment Advisers Act and (ii) all other Applicable Laws of the jurisdictions in which such Parent RIA Subsidiary acts as an investment adviser, except in each case under the foregoing clauses (i) and (ii) for such matters that would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(d) Except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, there are no unresolved issues with the SEC with respect to the Parent RIA Subsidiary.

(e) As of the date hereof, the Parent RIA Subsidiary is not currently subject to, and has not received written notice of, an examination, inspection, investigation or inquiry by a Governmental Authority.

Section 4.21. Parent Advisory Client Agreements.

(a) Each Parent Advisory Agreement includes all provisions required by and complies in all respects with the Investment Advisers Act, except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. No Parent Advisory Client is, to the knowledge of Parent, registered or required to be registered as an investment company under the Investment Company Act. The Parent RIA Subsidiary does not sponsor any public or private investment funds.

(b) The Parent RIA Subsidiary and each of its Affiliates has complied with all applicable obligations, requirements and conditions of each Parent Advisory Agreement, except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(c) The Parent RIA Subsidiary does not provide Investment Advisory Services to any Person other than the Parent Advisory Clients. Each Parent RIA Subsidiary provides Investment Advisory Services to Parent Advisory Clients solely pursuant to written Parent Advisory Agreements.

Section 4.22. No Parent Broker-Dealer Subsidiaries.

As of the date hereof, Parent does not have any Subsidiary that is a Broker-Dealer.

Section 4.23. Parent Intellectual Property.

(a) Except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, Parent and its Subsidiaries own or have a right to use all Intellectual Property Rights necessary to carry on their respective businesses as now conducted.

(b) Except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, to Parent’s knowledge, there is no Order or Proceeding pending against Parent or any of its Subsidiaries (i) alleging that Parent or any of its Subsidiaries is infringing or misappropriating any valid and enforceable Intellectual Property Right owned by any Person or (ii) challenging the validity or ownership of any registered Intellectual Property Rights included in the Parent Intellectual Property Rights.

Section 4.24. Parent Labor Relations.

As of the date of this Agreement, (a) none of Parent or any of its Subsidiaries is a party to or bound by any collective bargaining agreement or similar agreement with any labor organization, and there is not any (or, to Parent’s knowledge, threatened) organizational campaign, petition or other unionization activity seeking recognition of a collective bargaining unit or other group relating to any Parent Employee; (b) there is no labor strike or material slowdown, stoppage, picketing, interruption of work or lockout pending or, to the knowledge of Parent, threatened against Parent or any of its Subsidiaries by any Parent Employees; and (c) there are no material unfair labor practice complaints or labor grievances pending or, to Parent’s knowledge, threatened against Parent or any of its Subsidiaries before any Governmental Authority.

Section 4.25. Parent Employee Benefit Plans.

(a) Except as would not reasonably be expected to result in any liability to Parent or any of its Subsidiaries in an amount that would be material to Parent and its Subsidiaries, taken as a whole, none of Parent nor any of its Subsidiaries nor any of their ERISA Affiliates sponsors, maintains or contributes to, or has in the past six years sponsored, maintained or contributed to (or been required to sponsor, maintain or contribute to), (i) any Parent Benefit Plan that is a Multiemployer Plan or (ii) a Multiple Employer Plan. Neither Parent nor any of its Subsidiaries has incurred any liability that has not been satisfied to a Multiemployer Plan or Multiple Employer Plan as a result of a complete or partial withdrawal (as those terms are defined in Part I of Subtitle E of Title IV of ERISA) from a Multiemployer Plan or Multiple Employer Plan.

(b) None of Parent nor any of its Subsidiaries has engaged in any “prohibited transaction” (as defined in Section 4975 of the Code or Section 406 of ERISA) which could subject any of the Parent Benefit Plans or their related trusts, Parent, any of its Subsidiaries to any material tax or material penalty imposed under Section 4975 of the Code or Section 502 of ERISA.

(c) None of Parent or any of its Subsidiaries has any current or projected material liability in respect of post-employment or post-retirement health or medical or life insurance benefits for retired, former or current employees of Parent or any of its Subsidiaries, except as required to avoid excise Tax under Section 4980B of the Code. Any Parent Benefit Plan providing post-employment or post-retirement health or medical or life insurance benefits (other than in connection with a severance benefit or agreement) may be amended or terminated prospectively at any time without penalty to Parent or its Affiliates. No Parent Benefit Plan provides for the gross-up or reimbursement of Taxes under Section 409A or 4999 of the Code, or otherwise.

(d) Except as otherwise set forth in Section 4.25(d) of the Parent Disclosure Schedule, neither the execution of this Agreement nor the consummation of the transactions contemplated by this Agreement (either alone or in conjunction with any other event) will (i) entitle any current or former Parent Employee, director or other individual independent contractor to any severance, change in control or similar payments or benefits or provide for any increase in such payments or benefits, (ii) accelerate the time of payment or vesting of any compensation or benefits, or increase the amount of compensation or benefits due to any current or former Parent Employee, director or other individual independent contractor or (iii) cause Parent or any of its Subsidiaries to set aside any assets to fund or otherwise secure the payment of any benefits under, or result in any limitation on the right of Parent or any of its Subsidiaries to amend, merge, terminate or receive a reversion of assets from, any Parent Benefit Plan. Without limiting the generality of the foregoing, no amount paid or payable (whether in cash, in property, or in the form of benefits) by Parent or any of its Subsidiaries in connection with the transactions contemplated hereby (either solely as a result thereof or as a result of such transactions in conjunction with any other event) will be an “excess parachute payment” within the meaning of Section 280G of the Code.

Section 4.26. Environmental Matters.

(a) Except as to matters that would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect:

(i) the businesses of Parent and its Subsidiaries have been since January 1, 2019 and are in compliance with all applicable Environmental Laws and possess and are in compliance with all Consents required by all applicable Environmental Laws; and

(ii) (A) since January 1, 2019, no written notice, order, request for information, complaint or penalty has been received by Parent or any of its Subsidiaries and (B) there are no Proceedings pending or, to the knowledge of Parent, threatened, in the case of each of (A) and (B), which alleges a violation of any Environmental Law that has not been settled, dismissed, paid or otherwise resolved.

Section 4.27. Parent Taxes.

Except as to matters that have not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect:

(a) (i) all Tax Returns that are required to be filed by or with respect to Parent and its Subsidiaries have been timely filed; (ii) all Taxes due with respect to periods covered by such Tax Returns have been timely paid; and (iii) such Tax Returns are in all respects true, correct and complete;

(b) neither Parent nor any of its Subsidiaries has entered into a written agreement waiving or extending any statute of limitations in respect of any Taxes;

(c) Parent and its Subsidiaries have timely paid or withheld with respect to their respective employees and other third Persons (and paid over any amounts withheld to the appropriate Tax authority) Taxes required to be paid or withheld;

(d) no written claim has been made by a Taxing Authority in a jurisdiction where neither Parent nor any of its Subsidiaries file Tax Returns that Parent or one of its Subsidiaries is or may be subject to taxation by such jurisdiction;

(e) no audits or other examinations with respect to Taxes of Parent or its Subsidiaries are presently in progress or have been asserted or proposed in writing;

(f) there are no Liens for Taxes (other than Permitted Liens) on any of the assets of Parent or its Subsidiaries;

(g) other than with respect to a Tax Return for which the statute of limitations has expired, neither Parent nor any of its Subsidiaries (i) is a party to or bound by, any Tax sharing, allocation or indemnification agreement or obligation, other than any such agreement or obligation entered into in the ordinary course of business the primary purpose of which is unrelated to Taxes or (ii) has any liability for the Taxes of any Person other than Parent or any of its Subsidiaries under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign income Tax law) or as a transferee or successor;

(h) neither Parent nor any of its Subsidiaries has participated or engaged in any transaction that constitutes a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2);

(i) during the two-year period ending on the date hereof, neither Parent nor any of its Subsidiaries was a distributing corporation or a controlled corporation in a transaction intended to be governed in whole or in part by Section 355 of the Code; and

(j) to the knowledge of the Parent, there are no facts, circumstances or plans that, either alone or in combination, would reasonably be expected to prevent the Merger, together with the Follow-On Merger, from qualifying for the Intended Tax Treatment.

Section 4.28. Parent Insurance Coverage.

Except as to matters that would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, (a) Parent has made available to the Company a list of, and true and correct copies of, all material insurance policies and fidelity bonds relating to the assets, business, operations, employees, officers or directors of Parent and its Subsidiaries and (b) there are no material claims by Parent or any of its Subsidiaries pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds or in respect of which such underwriters have reserved their rights, other than ordinary course reservations of rights.

Section 4.29. Finders’ Fees.

Except for Morgan Stanley & Co. LLC, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Parent or any of its Subsidiaries who might be entitled to any fee or commission from any Equityholder, Parent or any of Parent’s Affiliates in connection with the transactions contemplated by this Agreement.

Section 4.30. Parent Related Party Transactions.

There are no transactions or material other Contracts, nor are there any currently proposed transactions or material other Contracts, between Parent or any of its Subsidiaries, on the one hand, and any current or former director or “executive officer” (as defined in Rule 3b-7 under the Exchange Act) of Parent or any of its Subsidiaries or any person who beneficially owns (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) 5% or more of the outstanding Parent Common Stock (or any of such person’s immediate family members or Affiliates) (other than Subsidiaries of Parent) on the other hand, of the type required to be reported in any Parent SEC Document pursuant to Item 404 of Regulation S-K promulgated under the Exchange Act that have not been so reported on a timely basis.

Section 4.31. Data Security.

Except as has not had, individually or in the aggregate, a Parent Material Adverse Effect, to the knowledge of Parent, since January 1, 2019, (i) no Third Party has gained unauthorized access to any information technology networks used in the operation of the business of Parent or any of its Subsidiaries and (ii) there has been no cybersecurity attack, breach or other incident involving the unauthorized access, use, or disclosure of any personal data or personally identifiable information owned or controlled by Parent or any of its Subsidiaries.

Section 4.32. Inspections; No Other Representations.

(a) Each of Parent and Merger Sub is an informed and sophisticated party and has engaged advisors in connection with the transactions contemplated herein. Each of Parent and Merger Sub has undertaken such investigation and has been provided with and has evaluated such documents and information as it has deemed necessary to enable it to make an informed and intelligent decision with respect to the execution, delivery and performance of this Agreement. Each of Parent and Merger Sub acknowledges that it has entered into this Agreement based upon its own inspection, examination and determination with respect to the businesses of the Company and its Subsidiaries as to all matters and without reliance upon any express or implied representations or warranties of any nature made by or on behalf of or imputed to the Equityholders or the Company, except as expressly set forth in Article 3 (as qualified by the applicable items disclosed in the Company Disclosure Schedule in accordance with Section 10.04 and the introduction to Article 3).

(b) Each of Parent and Merger Sub acknowledges that, except as provided in Article 3 (as qualified by the applicable items disclosed in the Company Disclosure Schedule in accordance with Section 10.04 and the introduction to Article 3) (but without limiting any representations and warranties in any other Transaction Document), none of the Equityholders, the Company or any of their respective Affiliates, nor any of their respective directors, officers, employees, shareholders, partners, members or representatives or any other Person, has made, or is making, any express or implied representation or warranty of any nature whatsoever to Parent, Merger Sub or any of their respective Affiliates and, except in the case of common law fraud and except with respect to the representations and warranties made by the Company in Article 3 and the covenants and agreements made by the Company in this Agreement, no such party shall be liable in respect of the accuracy or completeness of any information provided to Parent or Merger Sub or any of their respective Affiliates, including in any “data rooms,” “virtual data rooms,” management presentations or in any other form in expectation of, or in connection with, this Agreement, the other Transaction Documents or the transactions contemplated hereby or thereby. Without limiting the generality of the foregoing, except with respect to the representations and warranties made by the Company in Article 3 (as qualified by the applicable items disclosed in the Company Disclosure Schedule in accordance with Section 10.04 and the introduction to Article 3) and the covenants and agreements made by the Company in this Agreement, each of Parent and Merger Sub acknowledges that none of the Equityholders nor the Company makes any representation or warranty with respect to (i) any projections, estimates or budgets delivered to or made available to Parent, Merger Sub or their respective Affiliates of future revenues, future results of operations (or any component thereof), future cash flows or future financial condition (or any component thereof) of the Company and its Subsidiaries or the future business and operations of the Company and its Subsidiaries or (ii) any other information or documents made available to Parent, Merger Sub or their respective Affiliates (or their respective counsel, accountants or advisors) with respect to the Company and its Subsidiaries or their respective businesses or operations (including as to the accuracy or completeness of any such information or documents), including in any “data rooms,” “virtual data rooms,” management presentations or in any other form in expectation of, or in connection with, this Agreement, the other Transaction Documents or the transactions contemplated hereby or thereby. Notwithstanding the foregoing, this Section 4.32 shall not limit Parent’s or Merger Sub’s remedies in the case of common law fraud.

ARTICLE 5

COVENANTS

Section 5.01. Company’s Pre-Closing Obligations.

(a) From the date hereof until the Closing, except (i) as otherwise expressly contemplated by this Agreement (including to effect the Pre-Closing Reorganization in accordance with this Agreement), (ii) as required by any Applicable Law or as required or requested by any Governmental Authority (including any COVID-19 Measures), (iii) as set forth in Section 5.01 of the Company Disclosure Schedule, (iv) with the prior written consent of Parent (not to be unreasonably withheld, conditioned or delayed) or (v) solely with respect to this first sentence of this Section 5.01(a), as reasonably taken or omitted to be taken in response to the COVID-19 Measures (provided, that, with respect to actions taken or omitted to be taken in reliance on this clause (v), to the extent practicable under the circumstances, the Company shall provide prior notice to and consult in good faith with Parent prior to taking such action) (collectively, the “Permitted Actions”), the Company shall, and shall cause its Subsidiaries to, use their respective reasonable best efforts to (A) conduct their businesses in the ordinary course and (B) maintain and preserve intact their business organizations, their rights, franchises and other authorizations issued by Governmental Authorities and their relationships with their customers, regulators, employees and other Persons with which they have advantageous business relationships. Without limiting the generality of the foregoing, from the date hereof until the Closing, except for the Permitted Actions (other than, for the avoidance of doubt, clause (v) of the definition thereof), the Company shall not, and shall cause its Subsidiaries not to:

(i) amend or waive (whether by merger, consolidation or otherwise) the certificate of incorporation, bylaws, limited liability company agreement or equivalent Governing Documents of the Company or any of its Subsidiaries;

(ii) (A) split, combine or reclassify, or redeem, purchase or otherwise acquire, any Company Securities or Company Subsidiary Securities, (B) amend any term or alter any rights of any outstanding Company Securities or Company Subsidiary Securities, or (C) declare, set aside, set a record date for, or pay any dividend or other distribution (whether in cash, stock, property or any combination thereof), other than (x) cash dividends or other cash distributions in respect of Company Subsidiary Securities by the Company’s Subsidiaries to the Company or (y) as may facilitate the settlement of intercompany accounts between the Company and any of its wholly owned Subsidiaries, on the one hand, and the Company or any of the Company’s other wholly owned Subsidiaries, on the other;

(iii) issue, deliver, dispose of, encumber, grant or sell or otherwise permit to become outstanding any Company Securities or Company Subsidiary Securities, other than the issuance or sale of any Company Subsidiary Securities by the Company’s Subsidiaries to the Company;

(iv) acquire (whether by merger, consolidation, acquisition of stock or assets or otherwise), directly or indirectly, any material assets, or all or any material portion of the business or capital stock of any Person, other than in the ordinary course of business;

(v) authorize, make or incur any capital expenditures or obligation or liabilities in connection therewith, other than capital expenditures made in the ordinary course of business and not to exceed $3,000,000 in the aggregate;

(vi) sell, transfer, mortgage, encumber, subject to any Lien (other than a Permitted Lien) lease, license or otherwise dispose of (whether by merger, consolidation, disposition of stock or assets or otherwise), directly or indirectly, any properties or assets, other than in the ordinary course of business consistent with past practice;

(vii) enter into, renew, waive any material provision under, amend in any material respect or terminate any Contract that is a Company Material Contract or would be a Company Material Contract if entered into prior to the date of this Agreement, other than normal renewals or replacements, including ordinary course loan workouts or restructurings, of Company Material Contracts existing on the date hereof that are made in the ordinary course of business on terms that are not materially adverse to the Company relative to the applicable Company Material Contract in effect on the date hereof;

(viii) except for loan workouts or restructurings in the ordinary course of business, pay, discharge, settle or compromise any claim, Proceeding, investigation or controversy, other than any payments, discharges, settlements or compromises in the ordinary course of business that both (A) involve solely monetary damages in amounts that would not exceed $500,000 individually or $3,000,000 in the aggregate, and (B) do not impose any equitable relief or any material restriction on the business of the Company or any of its Affiliates, or following the Closing, Parent or any of its Affiliates;

(ix) (A) enter into any new line of business or change in any material respect its lending, investment, underwriting, risk, securitization, and asset liability management and other banking, operating, and servicing policies, except as required by applicable Law, regulation or policies imposed by any Governmental Authority or (B) fail to follow or comply with such practices and policies in any material respect, except with respect to exceptions made by the Company and its Subsidiaries in the application of such practices and policies in the ordinary course of business consistent with past practice;

(x) (i) make any capital contributions to, or material investments in, any other Person, other than (A) in the ordinary course of business or (B) capital contributions to, or investments in, the Company or any of its wholly owned Subsidiaries or (ii) form any new Subsidiaries;

(xi) make any Loans (other than Loans approved prior to the date hereof) or renewals thereof, except in the ordinary course of business consistent with past practice and (A) in the case of any Loan or renewal thereof with a risk rating of “Pass” or higher (as determined in the ordinary course of business consistent with past practice under the Company’s and its Subsidiaries’ lending policies in effect as of the date hereof), not in excess of a net amount of $35,000,000 (or a net amount of $40,000,000 in the case of renewals) and (B) in the case of any Loan or renewal thereof with a risk rating of “Criticized” or lower (as determined in the ordinary course of business consistent with past practice under the Company’s and its Subsidiaries’ lending policies in effect as of the date hereof), not in excess of a net amount of $30,000,000; provided that, if Parent does not respond to any consent request from the Company sought pursuant to this clause (xi) within three business days after the relevant loan package is provided to Parent, such non-response shall be deemed to constitute consent pursuant to this clause (xi);

(xii) incur any indebtedness or other liability for borrowed money or guarantee any indebtedness for borrowed money or assume, guarantee, endorse or otherwise become responsible for the obligations of any other Person, or forgive any indebtedness for borrowed money or guarantees thereof owing to any of the Company or its Subsidiaries, other than (A) federal funds borrowings in the ordinary course of business that are repaid in full prior to the Effective Time or (B) with respect to indebtedness for borrowed money or guarantees thereof solely between or among the Company and its wholly owned Subsidiaries;

(xiii) other than as required by the terms of any Company Benefit Plan in effect as of the date of this Agreement or Applicable Law, (A) increase the compensation or consulting fees, incentive opportunities, pension, severance or termination pay or other benefits of any current, prospective or former Company Employee, director, individual independent contractor or consultant (who is a natural person) (other than increases in base compensation of Company Employees below the level of First Vice President of up to 3% in the aggregate in the ordinary course of business in connection with annual compensation review cycle or promotions), (B) become a party to, establish, adopt, amend (other than de minimis administrative amendments), commence participation in or terminate any Company Benefit Plan or any arrangement that would have been a Company Benefit Plan had it been entered into prior to this Agreement, (C) grant or commit to grant any new equity, equity-based or non-equity-based awards, including Company Stock Options, or amend or modify the terms of any outstanding equity, equity-based or non-equity-based awards under any Company Benefit Plan, including Company Stock Options, (D) accelerate the vesting or lapsing of restrictions or payment, of, or otherwise deviate from the terms provided in the applicable agreement with respect to the vesting, payment, settlement or exercisability of, any Company Stock Options, (E) fund or in any other way secure the payment, of compensation or benefits under any Company Benefit Plan, (F) materially change any actuarial or other assumptions used to calculate funding obligations with respect to any Company Benefit Plan that is required by Applicable Law to be funded or change the manner in which contributions to such plans are made or the basis on which such contributions are determined, except as may be required by GAAP, (G) forgive any loans or issue any loans (other than routine travel advances issued in the ordinary course of business) to any Company Employee, (H) enter into any collective bargaining agreement or similar agreement or arrangement, (I) terminate the employment or services of any Company Employee or other individual independent contractor (who is a natural person) whose annual base compensation is greater than $200,000, other than for cause, or (J) hire or engage the services of any employee or other individual independent contractor (who is a natural person) whose annual base compensation is greater than $200,000;

(xiv) make or change any material Tax election or method of accounting for U.S. federal income tax purposes, except as required by Applicable Law;

(xv) make any change to the Company’s or any of its Subsidiaries’ methods, practices or principles of financial accounting, except as required by changes in GAAP or other Applicable Law;

(xvi) take or fail to take any action that would reasonably be expected to prevent, impair or impede the Intended Tax Treatment;

(xvii) merge or consolidate itself with any other Person or adopt a plan or agreement of complete or partial liquidation, recapitalization, restructuring or dissolution; or

(xviii) agree, resolve or commit to do any of the foregoing.

(b) The parties acknowledge and agree that an e-mail from one or more of the following individuals (or such other individuals as Parent may specify by notice to the Company) specifically referencing this Section 5.01 and expressly granting consent shall constitute a valid form of consent of Parent for all purposes under this Section 5.01: Ira Robbins ([REDACTED]) and Michael Hagedorn ([REDACTED]).

Section 5.02. Parent’s Pre-Closing Obligations.

(a) From the date hereof until the Closing, except (i) as otherwise expressly contemplated by this Agreement, (ii) as required by any Applicable Law or as required or requested by any Governmental Authority (including any COVID-19 Measures), (iii) as set forth in Section 5.02 of the Parent Disclosure Schedule or (iv) with the prior written consent of the Company (not to be unreasonably withheld, conditioned or delayed), Parent shall not, and shall cause its Subsidiaries not to:

(i) amend or waive (whether by merger, consolidation or otherwise) the certificate of incorporation, bylaws, limited liability company agreement or equivalent Governing Documents of Parent or any of its Subsidiaries in a manner that would be adverse to the Equityholders relative to other holders of Parent Common Stock following the Effective Time;

(ii) (A) split, combine or reclassify any securities of Parent or any of its Subsidiaries or (B) declare, set aside or pay any dividend or other distribution (whether in cash, stock, property or any combination thereof) other than (x) dividends or other distributions by Parent’s Subsidiaries to Parent or another Subsidiary of Parent, (y) cash dividends or other cash distributions with respect to Parent Common Stock in the ordinary course of business consistent with past practice in an amount not to exceed $0.11 per share of Parent Common Stock per quarter (appropriately adjusted to reflect any stock dividends, subdivisions, splits, combinations or other similar events relating to Parent Common Stock) or (z) subject to Section 2.10, stock dividends on Parent Common Stock;

(iii) adopt a plan or agreement of complete or partial liquidation, restructuring or dissolution;

(iv) take or fail to take any action that would reasonably be expected to prevent, impair or impede the Intended Tax Treatment; or

(v) agree, resolve or commit to do any of the foregoing.

(b) Notwithstanding anything to the contrary herein, the parties acknowledge and agree that nothing in this Section 5.02 shall restrict Parent or any of its Subsidiaries from repaying or settling any indebtedness for borrowed money or other obligations of Parent or any of its Subsidiaries. In addition, the parties acknowledge and agree that an e-mail from one or more of the following individuals (or such other individuals as the Company may specify by notice to Parent) specifically referencing this Section 5.02 and expressly granting consent shall constitute a valid form of consent of the Company for all purposes under this Section 5.02: Hanan Friedman ([REDACTED]) and Omer Ziv ([REDACTED]).

Section 5.03. Information Statement.

If any holder of Common Shares does not sign the Written Consent by 12:00 noon, New York time, on the third Business Day following the date hereof, then reasonably promptly thereafter (but in any event no later than 10 days after the receipt by the Company of the Company Shareholder Approval), the Company shall prepare and deliver to each such holder an information statement containing notice of the receipt of the Company Shareholder Approval and such other information as may be required to be included therein by New York Law.

Section 5.04. Proxy Statement.

Parent shall, as promptly as reasonably practicable after the date of this Agreement (and Parent shall use its reasonable best efforts to cause such filing to occur within thirty Business Days after the date hereof, so long as the Company promptly complies with its obligations under this Section 5.04), prepare and file with the SEC the proxy statement (the “Proxy Statement”) in preliminary form. The Proxy Statement shall comply as to form in all material respects with the applicable provisions of the Exchange Act and other Applicable Laws relating to securities. The Company shall promptly provide to Parent such information as Parent may reasonably request for inclusion in the Proxy Statement. Parent will use its reasonable best efforts to have the preliminary Proxy Statement cleared by the SEC as promptly as reasonably practicable after such filing and Parent shall thereafter cause the Proxy Statement to promptly be mailed or delivered to holders of Parent Common Stock. Prior to filing the Proxy Statement or responding to any comments of the SEC or its staff with respect thereto, Parent shall, if permitted by Applicable Law and to the extent reasonably practicable, provide the Company with an opportunity to review and comment on such document or response and shall consider any reasonable comments made by the Company and its counsel. Subject to Applicable Law and to the extent reasonably practicable, Parent will notify the Company promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement. Parent shall take any other action required to be taken by it under the Securities Act, the Exchange Act, New York Law and the rules of NASDAQ in connection with the filing and distribution of the Proxy Statement and the solicitation of proxies from the shareholders of Parent in connection therewith. Subject to Section 5.05, the Proxy Statement shall include the Parent Board Recommendation.

Section 5.05. Parent Meeting; No Solicitation by Parent; Intervening Events.

(a) Parent and the board of directors of Parent shall take, in accordance with Applicable Law and Parent’s Governing Documents, all action necessary to set a record date for, call, give notice of, convene, and hold, as promptly as reasonably practicable following the mailing of the Proxy Statement, a meeting of Parent’s shareholders (including any and all adjournments or postponements thereof, the “Parent Meeting”) for the purpose of obtaining the Parent Shareholder Approval and any other matters required to be approved or voted upon by Parent’s shareholders in connection with or in order to consummate the transactions contemplated by this Agreement, as well as any other matters of the type customarily brought before a meeting of shareholders to approve the matters contemplated by the Parent Shareholder Approval. Parent and the board of directors of Parent shall recommend to Parent’s shareholders the approval of the issuance of shares of Parent Common Stock pursuant to this Agreement (the “Parent Board Recommendation”) and shall use reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, necessary, proper or advisable on its part to cause the Parent Shareholder Approval to be received at the Parent Meeting or any adjournment or postponement thereof in accordance herewith, and shall comply with all legal requirements applicable to the Parent Meeting. Subject to Section 5.05(e), Section 5.05(g) and Section 5.05(h), the board of directors of Parent shall not (A) (x) fail to make, (y) withdraw or (z) qualify, amend or modify in any manner adverse to the Company, the Parent Board Recommendation (it being understood that any failure to publicly and without qualification either (x) recommend against a Parent Acquisition Proposal or (y) reaffirm the Parent Board Recommendation, in each case, within ten Business Days (or such fewer number of days as remains prior to the Parent Meeting) after such Parent Acquisition Proposal is made public will be treated as a withdrawal of the Parent Board Recommendation that is adverse to the Company for purposes hereof), (B) fail to make, or to include in the Proxy Statement, the Parent Board Recommendation or (C) recommend, adopt or approve or publicly propose to recommend, adopt or approve any Parent Acquisition Proposal (any of the foregoing in clauses (A), (B) or (C), a “Parent Adverse Recommendation Change”). Notwithstanding any Parent Adverse Recommendation Change, unless this Agreement has been validly terminated, the Parent Meeting shall be convened and this Agreement shall be submitted to the shareholders of Parent at the Parent Meeting for the purpose of Parent’s shareholders considering and voting on approval of the issuance of shares of Parent Common Stock pursuant to this Agreement and any other matters required to be approved by Parent’s shareholders in order to consummate the transactions contemplated by this Agreement.

(b) Parent shall not, without the prior written consent of the Company, adjourn or postpone the Parent Meeting; provided that Parent shall adjourn or postpone the Parent Meeting if (i) at the Parent Meeting there is not a sufficient number of shares of Parent Common Stock represented (either in person or by proxy) to constitute the quorum necessary to conduct the business of the Parent Meeting, (ii) as of the date of the Parent Meeting, Parent has not received proxies representing a sufficient number of shares of Parent Common Stock necessary for the approval of the issuance of shares of Parent Common Stock pursuant to this Agreement by the shareholders of Parent in accordance with Parent’s Governing Documents and Applicable Law, or (iii) required by Applicable Law in order to ensure that any supplement or amendment to the Proxy Statement which Parent has determined in good faith after consultation with outside counsel is necessary under Applicable Law is provided to Parent’s shareholders a reasonable amount of time prior to the Parent Meeting; provided, that, in the case of clauses (i) and (ii), Parent shall not be required to adjourn or postpone the Parent Meeting more than two times.

(c) Parent shall reasonably coordinate with the Company regarding the record date and the meeting date for the Parent Meeting.

(d) From the date of this Agreement until the earlier of (x) the receipt of the Parent Shareholder Approval (the “Parent Approval Time”) and (y) the termination of this Agreement in accordance with its terms, except as otherwise set forth in this Section 5.05, Parent shall not, and shall cause its Subsidiaries, and its and its Subsidiaries’ officers, directors and employees not to, and shall use reasonable best efforts to cause its and its Subsidiaries’ investment bankers, attorneys, accountants, consultants and other agents, advisors and representatives (collectively, “Representatives”), not to, directly or indirectly, (i) solicit, initiate or take any action to knowingly facilitate or knowingly encourage the submission of any Parent Acquisition Proposal, (ii) enter into or participate in any discussions or negotiations with, furnish any confidential information relating to Parent or any of its Subsidiaries or afford access to the business, properties, assets, books or records of Parent or any of its Subsidiaries to, or knowingly assist, knowingly participate in, knowingly facilitate or knowingly encourage any actual or potential Parent Acquisition Proposal by, any Third Party that Parent knows, or should reasonably be expected to know, is seeking to make, or has made, a Parent Acquisition Proposal, (iii) take any action to make any “moratorium,” “control share acquisition,” “fair price,” “supermajority,” “affiliate transactions” or “business combination statute or regulation” or other similar anti-takeover laws and regulations of the State of New Jersey, inapplicable to any Third Party or any Parent Acquisition Proposal, (iv) fail to enforce, or amend or grant any waiver or release under, any standstill or similar agreement with respect to any class of equity securities of Parent or any of its Subsidiaries, or (v) enter into any agreement with a Third Party constituting or relating to a Parent Acquisition Proposal (other than a confidentiality agreement in accordance with Section 5.05(e)).

(e) Notwithstanding Section 5.05(d), if at any time during which the restrictions in Section 5.05(d) apply, the board of directors of Parent receives a bona fide written Parent Acquisition Proposal made after the date hereof which has not resulted from a violation of this Section 5.05, Parent, its Subsidiaries and its Representatives may, subject to compliance with this Section 5.05(e), Section 5.05(f) and Section 5.05(g), (i) engage in negotiations or discussions with any Third Party (or take any of the actions prohibited by clause (iii) or (iv) of Section 5.05(d) with respect to such Third Party or Parent Acquisition Proposal) that, subject to Parent’s compliance with Section 5.05(d), has made after the date of this Agreement an unsolicited bona fide written Parent Acquisition Proposal that the board of directors of Parent determines in good faith, after consultation with a financial advisor of nationally recognized reputation and outside legal counsel to Parent, constitutes or is reasonably likely to lead to a Parent Superior Proposal and(ii) thereafter furnish to such Third Party and its Representatives and financing sources nonpublic information relating to Parent or any of its Subsidiaries pursuant to a confidentiality agreement with terms (including “standstill” or similar terms) no less favorable to Parent than those contained in the Confidentiality Agreement, a copy of which shall be provided, promptly after its execution, to the Company for informational purposes; provided that all such non-public information (to the extent that such information has not been previously provided or made available to the Company) is provided or made available to the Company, as the case may be, prior to or substantially concurrently with the time it is provided or made available to such Third Party. Nothing contained in this Agreement shall prevent the board of directors of Parent from (A) complying with Rule 14e-2(a) under the Exchange Act with regard to a Parent Acquisition Proposal, so long as any action taken or statement made to so comply is consistent with this Section 5.05 or (B) making any required disclosure to the shareholders of Parent if the board of directors of Parent determines in good faith, after consultation with its outside legal counsel, that failure to take such action would be reasonably likely to be inconsistent with Applicable Law; provided, further, that any Parent Adverse Recommendation Change involving or relating to a Parent Acquisition Proposal may only be made in accordance with the provisions of this Section 5.05(e), Section 5.05(f) and Section 5.05(g) and, even if permitted by this sentence, shall have the consequences set forth in this Agreement. For the avoidance of doubt, issuing a “stop, look and listen” disclosure or similar communication of the type contemplated by Rule 14d-9(f) under the Securities Exchange Act shall not be a Parent Adverse Recommendation Change.

(f) In addition to the requirements set forth in Section 5.05(e), the board of directors of Parent shall not take any of the actions referred to in clauses (i) and (ii) of Section 5.05(e), other than interacting with the Person who made such Parent Acquisition Proposal and its Representatives solely to clarify the terms and conditions thereof, unless Parent shall have first delivered to the Company written notice advising the Company that Parent intends to take such action. In addition, Parent shall notify the Company promptly (but in no event later than forty-eight hours) after receipt by Parent (or any of its Representatives) of (i) any Parent Acquisition Proposal or (ii) any written request for information relating to Parent or any of its Subsidiaries or for access to the business, properties, assets, books or records of Parent or any of its Subsidiaries by any Third Party that, to the knowledge of Parent or any member of its board of directors, is considering making, is reasonably likely to make or has made, a Parent Acquisition Proposal, which notice shall be provided in writing and shall identify the relevant Third Party and, to the extent known, the material terms and conditions of, any such Parent Acquisition Proposal (including any material changes thereto). Parent shall keep the Company reasonably informed, on a reasonably current basis, of the status and details of any such Parent Acquisition Proposal (including any changes thereto) and shall promptly (but in no event later than forty-eight hours after receipt) provide to the Company copies of all material correspondence and written materials sent or provided to Parent or any of its Affiliates that describes any material terms or conditions of any Parent Acquisition Proposal.

(g) Without limiting or affecting Section 5.05(d), Section 5.05(e) or Section 5.05(f), the board of directors of Parent shall not make a Parent Adverse Recommendation Change in connection with the receipt of a Parent Acquisition Proposal unless (i) Parent promptly notifies the Company, in writing at least four Business Days before taking such action, that Parent intends to take such action, which notice attaches the most current version of any proposed agreement or a reasonably detailed summary of all material terms of such Parent Acquisition Proposal and the identity of the Third Party making such Parent Acquisition Proposal, (ii) if requested by the Company, during such four Business Day period, Parent and its Representatives have discussed and negotiated in good faith with the Company and its Representatives regarding any proposal by the Company to amend the terms of this Agreement in response to such Parent Acquisition Proposal and (iii) after such four Business Day period, the board of directors of Parent, after discussions with Parent’s outside legal counsel and financial advisor, determines in good faith by majority vote, taking into account any proposal by the Company to amend the terms of this Agreement, that such the failure to make a Parent Adverse Recommendation Change would still be reasonably likely to be inconsistent with the board of directors of Parent’s fiduciary duties under Applicable Law (it being understood and agreed that in the event of any material amendment to the financial terms or other material terms of any such Parent Acquisition Proposal, a new written notification from Parent consistent with that described in clause (i) of this Section 5.05(g) shall be required and a new notice period under clause (i) of this Section 5.05(g) shall commence, during which notice period Parent shall be required to comply with the requirements of this Section 5.05(g) anew, except that such new notice period shall be for two Business Days (as opposed to four Business Days)).

(h) Notwithstanding anything in this Agreement to the contrary, at any time prior to the Parent Approval Time (and in no event after the Parent Approval Time), the board of directors of Parent may effect a Parent Adverse Recommendation Change involving or relating to the occurrence of a Parent Intervening Event if the board of directors of Parent determines in good faith, after consultation with Parent’s outside legal counsel and financial advisor, that the failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties under Applicable Law; provided that (i) Parent shall (A) promptly notify the Company in writing of its intention to take such action (which notice shall set forth in reasonable detail a description of the Parent Intervening Event and the rationale for the Parent Adverse Recommendation Change) and (B) negotiate in good faith with the Company (to the extent the Company wishes to so negotiate) for four Business Days following such notice regarding revisions to the terms of this Agreement proposed by the Company, and (ii) the board of directors of Parent shall not effect any Parent Adverse Recommendation Change involving or relating to a Parent Intervening Event unless, after the four Business Day period described in the foregoing clause (B), the board of directors of Parent determines in good faith by majority vote, after consultation with Parent’s outside legal counsel and financial advisor, that the failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties under Applicable Law.

Section 5.06. Reasonable Best Efforts; Further Assurances.

(a) Subject to the terms and conditions of this Agreement, each of the Company, Parent and Merger Sub shall use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, and assist and cooperate with the other parties in doing, all things reasonably necessary, proper or advisable to consummate and make effective as promptly as practicable (and, in any event, prior to the End Date) the transactions contemplated by this Agreement including (i) preparing and filing, as promptly as practicable, with any Governmental Authority or other Third Party all documentation to effect all necessary Filings (including any necessary Filings pursuant to the HSR Act, which such Filings pursuant to the HSR Act shall be made within thirty days after the date that BLITA is informed by the Federal Reserve Board that it is required to submit a Filing to the Federal Reserve Board under the Change in Bank Control Act) (and, absent the prior written consent of the other party, not withdrawing any such Filings) and resubmitting any such Filings as soon as is reasonably practicable in the event such filings are rejected for any reason whatsoever by the relevant Governmental Authority, (ii) using reasonable best efforts to obtain, as promptly as practicable, all Consents required to be obtained from any Governmental Authority or other Third Party that are necessary, proper or advisable to consummate the Merger, Follow-On Merger, Bank Merger and the other transactions contemplated by this Agreement (including the Company Condition Regulatory Approvals and the Parent Condition Regulatory Approvals), and (iii) using reasonable best efforts to assist and cooperate with BLITA in preparing and filing any Filings that may be required by BLITA in order to be permitted to receive the consideration payable to it hereunder. To the extent permitted by Applicable Law, the Company and Parent shall deliver as promptly as reasonably practicable to the appropriate Governmental Authorities any additional information and documentary material that may be requested by any Governmental Authority in connection with the transactions contemplated by this Agreement. Without limiting the foregoing, none of the Company or Parent or their respective controlled Affiliates shall extend any waiting period or comparable period under the HSR Act or other Antitrust Laws or enter into any agreement with any Governmental Authority not to consummate the transactions contemplated by this Agreement, except with the prior written consent of the other party (which shall not be unreasonably withheld, conditioned or delayed).

(b) Each of the Company and Parent shall, to the extent permitted by Applicable Law (i) promptly notify the other party of any written communication made or received by the Company or Parent, as applicable, with any Governmental Authority relating to any Filings made pursuant to this Section 5.06 and regarding this Agreement, the Merger, the Follow-On Merger, the Bank Merger or any of the other transactions contemplated by this Agreement, and, if permitted by Applicable Law and reasonably practical, permit the other party to review in advance any proposed written communication to any Governmental Authority and consider such other party’s (and any of their respective outside counsel’s) reasonable comments to such proposed written communication, (ii) consult with the other party in advance of any meeting or conference with any Governmental Authority in connection with the transactions contemplated by this Agreement and, to the extent permitted by such Governmental Authority, give the other party and/or its counsel the opportunity to attend and participate in such meetings and conferences (provided, that each party shall promptly advise the other party with respect to substantive matters that are addressed in any meeting or conference with any Governmental Authority which the other party does not attend or participate in, to the extent permitted by such Governmental Authority and Applicable Law) and (iii) as promptly as reasonably practicable furnish the other party with copies of all correspondence, filings and written communications between it and its controlled Affiliates and Representatives, on the one hand, and such Governmental Authority or its respective staff, on the other hand, with respect to this Agreement and the transactions contemplated by this Agreement.

(c) To the extent permitted by Applicable Law, Parent and the Company shall, upon request, furnish each other with all information concerning themselves, their Affiliates, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with any Filing, notice or application made by or on behalf of Parent, the Company or any of their respective Affiliates to any Governmental Authority in connection with the Mergers and the other transactions contemplated by this Agreement.

(d) Any materials exchanged in connection with this Section 5.06 may be redacted or withheld as necessary to address reasonable privilege or confidentiality concerns, and to remove references concerning the valuation of the Company or other competitively sensitive material; provided, that the parties may, as they deem advisable and necessary, designate any materials provided to the other under this Section 5.06 as “outside counsel only.”

(e) In furtherance and not in limitation of the foregoing, Parent shall use reasonable best efforts to take, and to cause its Affiliates to use reasonable best efforts to take, all actions necessary or appropriate to avoid or eliminate each and every impediment under any Applicable Law, that may be asserted by any Governmental Authority with respect to the transactions contemplated hereby or the Parent Condition Regulatory Approvals (other than any impediment asserted by any Governmental Authority solely as a result of BLITA’s or any of its Affiliates’ (other than the Company’s and its Subsidiaries’) regulatory status) so as to enable the consummation of the transactions contemplated by this Agreement and the other Transaction Documents to occur as soon as reasonably possible (and, in any event, prior to the End Date). In furtherance and not in limitation of the foregoing, Parent agrees to use reasonable best efforts to take, and to cause its Affiliates to use reasonable best efforts to take, all actions necessary or appropriate to satisfy as promptly as practicable all conditions, undertakings and requirements as may be necessary or appropriate to obtain expeditiously all such authorizations, orders, approvals or other Consents from Governmental Authorities (other than authorizations, orders, approvals or other Consents from Governmental Authorities required solely as a result of BLITA’s or any of its Affiliates’ (other than the Company’s and its Subsidiaries’) regulatory status) (including the Parent Condition Regulatory Approvals), including, in each case in connection with obtaining all such authorizations, orders, approvals or other Consents from Governmental Authorities (other than authorizations, orders, approvals or other Consents from Governmental Authorities required solely as a result of BLITA’s or any of its Affiliates’ (other than the Company’s and its Subsidiaries’) regulatory status) (including the Parent Condition Regulatory Approvals) (i) entering into any settlement, undertaking, consent decree, stipulation or agreement with any Governmental Authority, (ii) effecting the disposition, licensing or holding separate of assets or lines of business (or otherwise agreeing to do any of the foregoing) or taking any other action with respect to any of its or any of its Affiliates’ or the Company’s or the Company’s Subsidiaries’ businesses, assets or properties and (iii) opposing (A) any administrative or judicial action or proceeding that is initiated or threatened to be initiated challenging this Agreement or the consummation of the transactions contemplated by this Agreement and (B) any request for or the entry of any order, decree, judgment or ruling that could restrain, prevent or delay the consummation of the transactions contemplated by this Agreement (any of the actions described in the foregoing clauses (i) through (iii), “Remedial Actions”). Notwithstanding the foregoing or anything to the contrary set forth in this Agreement, nothing in this Agreement shall be deemed to require Parent or any of its Affiliates to (and the Company or any of its Affiliates shall not, without Parent’s prior written consent) take any action, including any Remedial Action, or commit to take any action, or agree to any condition or restriction in connection with the foregoing or with obtaining any Consents, including any Parent Condition Regulatory Approval, in connection with the transactions contemplated by this Agreement or otherwise, including relating to any Remedial Action, that would reasonably be expected to result in a material adverse effect on Parent and its Subsidiaries (without giving effect to the transactions contemplated hereby, including the Mergers), taken as a whole (a “Materially Burdensome Regulatory Condition”).

(f) Subject to Section 5.06(e), in the event any Proceeding by any Governmental Authority or other Third Party is commenced which questions the validity or legality of, or otherwise challenges, the transactions contemplated by this Agreement, or seeks damages in connection therewith, Parent and the Company shall, subject to the provisions set forth in this Section 5.06(f), reasonably cooperate and use reasonable best efforts to defend against such Proceeding, and if an injunction or other Order is issued in any such Proceeding, to use reasonable best efforts to have such injunction or other Order lifted or extinguished, and to cooperate reasonably regarding any other impediment to the consummation of the transactions contemplated by this Agreement. Unless Parent elects to do so, nothing in this Agreement shall require Parent to commence any litigation against, or defend any litigation commenced by, any Governmental Authority.

(g) In furtherance and not in limitation of the foregoing, Parent shall use reasonable best efforts to, as soon as reasonably practicable, but in no event more than 30 Business Days following the date hereof, make all Filings with the Federal Reserve Board, the New York State Department of Financial Services and the OCC necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement. The Company shall use reasonable best efforts to (and shall cause its Affiliates to use reasonable best efforts to) timely provide Parent all information required to complete such Filings with the Federal Reserve Board and New York State Department of Financial Services and respond to any further requests from any of the foregoing.

(h) In furtherance and not in limitation of the foregoing, the Company shall use reasonable best efforts to, as soon as reasonably practicable, but in no event more than 30 Business Days following the date hereof, cause the Company Broker-Dealer Subsidiary to prepare and submit a FINRA Application consistent with the requirements of FINRA Rule 1017 seeking approval of the change of ownership and control of the

Company Broker-Dealer Subsidiary contemplated by this Agreement. The Form of the FINRA Application shall be subject to the approval of Parent, which approval shall not unreasonably be withheld, conditioned or delayed. Parent shall (and shall cause its Affiliates to) timely provide to the Company all information required to complete the FINRA Application and respond to any further FINRA requests.

(i) In furtherance and not in limitation of the foregoing, at least thirty days prior to the Closing Date, the Company shall cause the Company Broker-Dealer Subsidiary to submit written notification regarding the change of ownership and control of such entity to any Self-Regulatory Organization of which it is a member and to each state or other U.S. jurisdiction in which it is registered to act as a Broker-Dealer.

(j) Parent, Merger Sub and the Company agree to (i) execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be reasonably necessary or reasonably desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement and (ii) use their reasonable best efforts to obtain any consents and approvals from any third person (other than a Governmental Authority) that may be required in connection with the transactions contemplated by this Agreement (the “Third-Party Consents”). Notwithstanding anything herein to the contrary, neither the Company nor any of its Subsidiaries, nor any of their respective Affiliates, shall have any obligation under this Agreement or otherwise to pay any consent, approval or waiver “fee,” discount, rebate or any money or other consideration beyond de minimis administrative costs and attorney’s fees to any Person, agree to any modification or amendment of or any concession to any counterparty to any agreement, or to initiate any claim or action against any Person in order to obtain any Third-Party Consents.

(k) Each of Parent and the Company shall not, and shall cause its respective Affiliates not to, take, refrain from taking, fail to take or cause to be taken any action that (i) it is aware or should reasonably be aware would have the effect of delaying, impairing or impeding the receipt of any consent, authorization, order or approval of any Governmental Authorities or (ii) is intended to, or would reasonably be expected to, prevent or materially impair or delay the consummation of the transactions contemplated by this Agreement.

Section 5.07. Access.

(a) From the date hereof until the Closing Date, subject to Applicable Law and the Confidentiality Agreement, the Company shall, and shall cause its Subsidiaries to, (i) give Parent, its counsel, financial advisors, auditors, and other authorized representatives, upon reasonable advance notice and during Working Hours, reasonable access to the offices, employees and properties, and to copies of books and records, of the Company and its Subsidiaries; (ii) furnish to Parent, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data in its possession relating to the businesses of the Company and its Subsidiaries as such Persons may reasonably request; and (iii) instruct the employees, counsel and financial advisors of the Company and its Subsidiaries to reasonably cooperate with Parent in its investigation of the businesses of the Company and its Subsidiaries.

(b) From the date hereof until the Closing Date, subject to Applicable Law and the Confidentiality Agreement, Parent shall, and shall cause its Subsidiaries to, (i) give the Company and BLITA and their respective counsel, financial advisors, auditors, and other authorized representatives, upon reasonable advance notice and during Working Hours, reasonable access to the offices, employees and properties, and to copies of books and records, of Parent and its Subsidiaries; (ii) furnish to the Company and BLITA and their respective counsel, financial advisors, auditors and other authorized representatives such financial and operating data in its possession relating to the businesses of Parent and its Subsidiaries; and (iii) instruct the employees, counsel and financial advisors of Parent and its Subsidiaries to reasonably cooperate with the Company and BLITA in connection therewith, in each case, solely to the extent such access, information or cooperation is required by the Company or BLITA in connection with BLITA accounting for its holding of the Parent Common Stock to be received by it and its Affiliates hereunder with the equity method of accounting.

(c) Any investigation pursuant to this Section 5.07 shall be conducted in such manner as not to interfere unreasonably with the conduct of the businesses of the Company and its Subsidiaries or Parent and its

Subsidiaries, as applicable. Notwithstanding the foregoing, (A) the Company and Parent, as applicable, shall not be required to provide or cause to be provided access to or disclose or cause to be disclosed (x) any personnel records relating to individual performance or evaluations, medical histories or other personal information that in the Company’s or in Parent’s, as applicable, good faith opinion could subject the Company or its Affiliates or Parent or its Affiliates, as applicable, to risk of liability or (y) any information where such access or disclosure would jeopardize the attorney-client privilege, contravene any Applicable Law or contravene any bona fide confidentiality undertaking to a Third Party in effect as of the date hereof (provided that, in the case of this clause (y), the Company or Parent, as applicable, shall cooperate with Parent or the Company, as applicable, in good faith to develop substitute arrangements, to the extent reasonably possible, that do not result in the loss or reduction of such privilege, contravention of such Applicable Law or contravention of such undertaking), and (B) prior to the Closing Date, neither Parent nor the Company, as applicable shall have any right to perform or cause to be performed any invasive or subsurface investigations of the properties of the Company or any of its Subsidiaries, or Parent or its Subsidiaries, as applicable, including any sampling or testing of the air, soil, surface water, groundwater, building materials or other environmental media.

(d) No investigation by a party hereto or its representatives shall affect or be deemed to modify or waive any representations, warranties or covenants of any other party set forth in this Agreement.

(e) On and after the Closing Date, Parent shall, and shall cause its Subsidiaries to, (i) maintain the books and records of the business of the Company and its Subsidiaries for a period of six years and (ii) upon reasonable prior written notice and during Working Hours, afford to each of the Equityholders and its agents reasonable access to (x) copies of books and records relating to the Company or its Subsidiaries for the period prior to Closing and (y) employees and auditors of the business of Parent and its Subsidiaries, in each case to the extent reasonably necessary to permit the applicable Equityholder to perform or satisfy any legal or regulatory obligation relating to any period on or before the Closing Date or for any other legitimate, non-competitive purpose relating to any period on or before the Closing Date. Notwithstanding the foregoing, (A) Parent shall not be required to provide access or disclose information to the extent that such access or disclosure would (x) jeopardize the attorney-client privilege, contravene any Applicable Law or contravene any bona fide confidentiality undertaking to a Third Party in effect as of the date hereof (provided that Parent shall, and shall cause its Subsidiaries to, cooperate with the applicable Equityholder in good faith to develop substitute arrangements, to the extent reasonably possible, that do not result in the loss or reduction of such privilege or contravention of such Applicable Law) or (y) result in the disclosure of any trade secrets or any competitively sensitive information of Parent or any of its Subsidiaries or of a Third Party to whom Parent or any of its Subsidiaries has confidentiality obligations, and (B) Parent shall not be required to provide such access unless the applicable Equityholder conducts, and causes its representatives to conduct, its activities permitted under this Section 5.07(e) in a manner that does not unreasonably interfere with the conduct of the business of Parent and its Affiliates.

(f) From the date hereof through the Closing Date, unless Parent has first notified the Chief Executive Officer of the Company, Parent shall not, and shall cause its Affiliates and Parent’s and its Affiliates’ representatives not to, initiate contact with any employees, independent contractors, vendors, customers, suppliers or other third parties having business relationships with the Company or any of its Subsidiaries, other than in the ordinary course of Parent’s and its Affiliates’ businesses (so long as any such contact in the ordinary course does not relate to this Agreement or the transactions contemplated hereby, and is otherwise conducted in compliance with the terms the Confidentiality Agreement).

Section 5.08. Notices of Certain Events.

(a) The Company shall promptly notify Parent of each of the following events if such event occurs prior to the Closing:

(i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

(ii) any material notice or other material communication from any Governmental Authority in connection with the transactions contemplated by this Agreement (to the extent notification thereof to Parent is permitted by such Governmental Authority); and

(iii) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened, against, relating to or involving or otherwise affecting the Company or any of its Subsidiaries, that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 3.11 or that relate to the consummation of the transactions contemplated by this Agreement.

(b) Parent shall promptly notify the Company of each of the following events if such event occurs prior to the Closing:

(i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

(ii) any material notice or other material communication from any Governmental Authority in connection with the transactions contemplated by this Agreement (to the extent notification thereof to the Company is permitted by such Governmental Authority); and

(iii) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened, against, relating to or involving or otherwise affecting Parent or any of its Subsidiaries that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 4.14 or that relate to the consummation of the transactions contemplated by this Agreement.

(c) Notwithstanding anything to the contrary herein, (1) a party’s good faith failure to comply with this Section 5.08 shall not provide any other party the right not to effect the transactions contemplated by this Agreement, except to the extent that any other provision of this Agreement would independently provide such right and (2) no notice made pursuant to this Section 5.08 shall affect the representations, warranties, covenants or agreements of the parties (or remedies with respect thereto) under this Agreement.

Section 5.09. Public Announcements.

Except for the press release or press releases in the form mutually agreed by the parties hereto and to be issued immediately after execution of this Agreement, no party shall, without the prior written consent of BLITA (in the case of Parent and Merger Sub) or Parent (in the case of the Company (prior to the Closing), BLITA or the Equityholders), issue any press release or make any other public announcement relating to this Agreement or the transactions contemplated hereby, except to the extent required by Applicable Law, any regulatory or supervisory body or the rules of any securities exchange to which the disclosing party is subject; provided that the Equityholders and their respective Affiliates may provide information regarding this Agreement and the transactions contemplated hereby to their respective existing or prospective limited partners and investors on a confidential basis to the extent customary in connection with their respective, or their respective affiliated funds’ normal fund raising or reporting activities.

Section 5.10. Conduct of Merger Sub.

Until the Effective Time, Parent shall at all times be the direct owner of all of the outstanding shares of capital stock of Merger Sub. Parent shall take all action necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger on, and subject to, the terms and conditions set forth in this Agreement. Promptly following the execution of this Agreement, Parent shall cause the sole shareholder of Merger Sub to execute and deliver a written consent adopting this Agreement in accordance with New York Law and provide a copy of such written consent to the Company, and thereafter neither Parent nor any of its Subsidiaries shall amend, modify or withdraw such consent.

Section 5.11. Waiver of Conflicts Regarding Representation; Nonassertion of Attorney-Client Privilege.

(a) Parent waives and will not assert, and agrees to cause its Subsidiaries to waive and not to assert, any conflict of interest arising out of or relating to the representation, after the Closing, of the Equityholders or any shareholder, officer, employee or director of the Company or any of its Subsidiaries or any of their respective Affiliates (any such Person, a “Designated Person”) in any matter involving this Agreement or any other agreements or transactions contemplated hereby or thereby, including any litigation or other dispute proceeding between or among Parent or its Affiliates, and any Designated Person, by Davis Polk & Wardwell LLP or any other legal counsel currently representing the Company or any of its Affiliates in connection with this Agreement or any other agreements or transactions contemplated hereby or thereby (whether or not such legal counsel also represented any of the Equityholders) (the “Current Representation”), even though the interests of such Designated Person may be directly adverse to Parent or its Affiliates.

(b) It is the intention of the parties hereto that all rights to any attorney-client privilege of the Company or any of its Affiliates applicable to communications between Davis Polk & Wardwell LLP or any other legal counsel currently representing the Company or any of its Affiliates in connection with the Current Representation (whether or not such legal counsel also represented any of the Equityholders) and any Designated Person shall be retained solely by such Designated Person. Accordingly, Parent and its Subsidiaries shall not have access to any such communications, or to the files of Davis Polk & Wardwell LLP or any other legal counsel currently representing the Company or any of its Affiliates (whether or not such legal counsel also represented any of the Equityholders) in connection with the Current Representation, from and after the Closing. Without limiting the generality of the foregoing, upon and after the Closing, (i) the Equityholders and their Affiliates shall be the sole holders of the attorney-client privilege with respect to the Current Representation, and Parent and its Subsidiaries shall not be holders thereof (and cannot waive and shall not purport to waive any such privilege), (ii) to the extent that files of Davis Polk & Wardwell LLP or any other legal counsel currently representing the Company or any of its Affiliates in connection with the Current Representation (whether or not such legal counsel also represented any of the Equityholders) constitute property of a client, only the Equityholders and their Affiliates shall hold such property rights and (iii) except as required by applicable Law or as required by any Governmental Authority in connection with its exercise of regulatory or supervisory authority over Parent or any of its Affiliates, Parent will not seek, and agrees to cause its Subsidiaries not to seek, the production of any documents for which the Equityholders and their Affiliates hold attorney-client privilege with respect to the Current Representation.

(c) Parent agrees, on its own behalf and on behalf of each of its Affiliates, that in the event of a dispute between any Equityholder or an Affiliate of any Equityholder, on the one hand, and the Company or any of its Subsidiaries, on the other hand, arising out of or relating to the Current Representation and in which Davis Polk & Wardwell LLP or any other legal counsel currently representing the Company or any of its Affiliates in connection with the Current Representation jointly represented both (i) such Equityholder or Affiliate and (ii) the Company or any of its Affiliates, if applicable, neither the attorney-client privilege, the expectation of client confidence, nor any right to any other evidentiary privilege or any work product doctrine will protect against or prevent disclosure by Davis Polk & Wardwell LLP or any other legal counsel currently representing the Company or any of its Affiliates in connection with the Current Representation to such Equityholder or Affiliate of any information or documents developed or shared during the course of any such joint representation.

(d) In the event that, following the Closing, any third party shall seek to obtain from Parent or its Affiliates (other than any Governmental Authority described in 12 U.S.C. § 1828(x)(1) in connection with its exercise of regulatory or supervisory authority over Parent or any of its Affiliates, in which case any attorney-client communications provided to the Governmental Authority shall be accompanied by a request that any attorney-client privilege or other privileges applicable to the attorney-client communications be preserved pursuant to 12 U.S.C. § 1828(x)) any attorney-client communications in connection with the Current Representation involving Davis Polk & Wardwell LLP or any other legal counsel currently representing the Company or any of its Affiliates in connection with the Current Representation, then, to the extent reasonably practicable and not prohibited by any Governmental Authority or Applicable Law, Parent shall notify BLITA of such application sufficiently in advance of any hearing on the application to permit the applicable Equityholder to participate in any such proceedings.

Section 5.12. Directors and Officers.

(a) Parent hereby agrees, that for six years after the Closing, Parent shall indemnify and hold harmless all Persons who at or prior to the Closing were directors or officers of the Company or any of its Subsidiaries (in each case, when acting in such capacity) (each, a “Company Indemnitee”) in respect of acts or omissions occurring at or prior to the Closing arising out of the fact that such person was a director or officer of the Company or any of its Subsidiaries as of such time, and shall, subject to receipt of an undertaking to repay such advances if it is ultimately determined that such Company Indemnitee is not entitled to indemnification or advancement, advance expenses to Company Indemnitees in respect of any claims, actions, suits or other proceedings relating to any such acts or omissions, in each case, to the extent (subject to Applicable Law) provided under the Governing Documents of the Company or its applicable Subsidiaries on the date hereof. Parent shall be the indemnitor of first resort (i.e., its obligations to any Company Indemnitee under this Section 5.12(a) are primary and any obligation of any Equityholder or any Affiliate thereof to provide indemnification or advancement of expenses for the same matters are secondary) with respect to the matters set forth in this Section 5.12(a), and if any Equityholder or any Affiliate thereof pays any amount otherwise indemnifiable under this Section 5.12(a) to any Company Indemnitee, then such Equityholder or Affiliate thereof shall be subrogated to the rights of the Company Indemnitee hereunder with respect to such payment.

(b) In the event that Parent, any of its Subsidiaries or any of their respective successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or a majority of its properties and assets to any Person, then in each such case, proper provision shall be made so that the successors and assigns of Parent or any of its Subsidiaries, as the case may be, shall succeed to and be bound by the obligations set forth in this Section 5.12.

(c) The rights of each Company Indemnitee under this Section 5.12 shall be in addition to any rights such Person may have under Applicable Law or under any agreement with any of the Company or its Subsidiaries. The obligations of Parent under this Section 5.12 shall not be terminated or modified in such a manner as to materially and adversely affect any Company Indemnitee to whom this Section 5.12 applies without the written consent of such affected Company Indemnitee (it being expressly agreed that each Company Indemnitee shall be a third-party beneficiary of this Section 5.12).

Section 5.13. Affiliate Agreements.

The Company shall cause all Affiliate Agreements and all intercompany accounts between the Company or any of its Subsidiaries, on the one hand, and any of the Equityholders or any of their respective Affiliates (other than the Company or its Subsidiaries), on the other hand, except for each of the agreements and accounts set forth on Section 5.13 of the Company Disclosure Schedule, to be terminated and, if applicable, settled and repaid effective at or prior to the Effective Time.

Section 5.14. Bank Leumi Names.

(a) Parent hereby acknowledges that, except as provided in this Section 5.14, neither Parent nor any of its Affiliates are acquiring any rights herein to use the BANK LEUMI name or mark or any derivative thereof (the “Bank Leumi Names”). Except as provided in Section 5.14(b), from and after the Closing, neither Parent nor any of its Affiliates, nor any of their respective directors, officers, successors, assigns, agents or representatives, shall, directly or indirectly, (a) register, attempt to register or otherwise use (or assist any third party in doing so), anywhere in the world and in any medium or fashion, any of the Bank Leumi Names (or any other name or mark confusingly similar to any of the Bank Leumi Names) or

(b) challenge or oppose, or assist any third party in challenging or opposing, any rights anywhere in the world in any of the Bank Leumi Names (or any other name or mark confusingly similar to any of the Bank Leumi Names). Except as provided in this Section 5.14, Parent shall, and shall cause its Subsidiaries to, as soon as practicable after the Closing, but no later than 60 days thereafter, change the entity names of the Company and its Subsidiaries to not include or incorporate the Bank Leumi Names.

(b) Solely for a period of 90 days immediately following the Closing and subject to being consistent with a Noncontrol Determination and to the extent permitted by the Federal Reserve Board, the Company grants Parent a limited, royalty-free, non-sublicensable, non-transferrable, non-exclusive right for Parent to use and display the Bank Leumi Names, in a substantially similar manner as used and displayed by the Company and its Subsidiaries immediately prior to the Closing, solely to the extent such Bank Leumi Names (i) appear on existing signage displayed on properties or owned or leased by the Company or any of its Subsidiaries as of the Closing or (ii) are present on materials, software, packaging, electronic materials, collateral goods, business cards, stationary or similar items in existence on the Closing Date.

Section 5.15. FIRPTA Certificate.

Prior to the Closing, the Company shall deliver to Parent (a) a certification for the Company, signed under penalties of perjury by the Company and dated not more than 30 days prior to the Closing Date, that satisfies the requirements of Treasury Regulation Sections 1.897-2(h) and 1.1445-2(c)(3) and confirms that the Company is not, nor has it been within five years of the date of the certification, a “United States real property holding corporation” as defined in Section 897 of the Code and (b) a notice to the Internal Revenue Service, signed by the Company, that satisfies the requirements of Treasury Regulation Section 1.897-2(h)(2).

Section 5.16. Form S-3 Registration; Supplemental Listing.

(a) No later than the later of (x) the Closing Date and (y) ten Business Days following the receipt by Parent of the Required Financials and any other information reasonably required from the Equityholders to be included or incorporated by reference in such registration statement, Parent shall file with the SEC a registration statement on Form S-3 (together with any prospectus, prospectus supplement or amendment thereto, the “S-3 Shelf”) (which, if Parent is at such time eligible, shall be in the form of an automatic shelf registration statement (as defined in Rule 405 under the Securities Act)), which S-3 Shelf shall provide for the public resale of the shares of Parent Common Stock issued at the Closing pursuant hereto, other than such shares of Parent Common Stock that will be Beneficially Owned (as defined in the Parent Investor Rights Agreement) by BLITA (the “Registrable Securities”); provided that Parent may, at its option, elect to register such shares of Parent Common Stock that will be Beneficially Owned by BLITA on the S-3 Shelf in satisfaction of Parent’s obligations pursuant to Section 5.3(a) of the Parent Investor Rights Agreement (in which case such shares shall be deemed to be Registrable Securities hereunder). If the S-3 Shelf is not an automatic shelf registration statement, Parent shall use reasonable best efforts to cause the S-3 Shelf to become effective as promptly as reasonably practicable following the date of its filing. Parent shall use reasonable best efforts to keep the S-3 Shelf continuously effective, and not subject to any stop order, injunction or other similar order or requirement of the SEC, until the earlier of (i) the first anniversary of the effectiveness of the S-3 Shelf and (ii) the date that all Registrable Securities covered by the S-3 Shelf shall (A) be disposed of pursuant to the S-3 Shelf, (B) be eligible for sale pursuant to Rule 144 or Rule 145 under the Securities Act or (C) cease to be outstanding. Prior to filing the S-3 Shelf or any amendments or supplements thereto, subject to Applicable Law, Parent shall furnish to BLITA copies of all documents proposed to be filed with respect to the S-3 Shelf, and give BLITA a reasonable opportunity to comment on such documents and keep BLITA reasonably informed as to the registration process. Parent shall not be responsible for (i) any underwriters’, brokers’ or dealers’ discounts or commissions and transfer taxes, if any, relating to the sale of an Equityholder’s Registrable Securities, (ii) any underwriters’, brokers’ or dealers’ expenses, including road show and travel expenses, and (iii) any legal fees or expenses for any Equityholder.

(b) On or prior to the Closing Date, Parent shall take all actions necessary to cause the Parent Common Stock issued at the Closing pursuant hereto to be listed on NASDAQ effective as of the Closing.

Section 5.17. Parent Board Designees.

Prior to the Effective Time, Parent shall take all action necessary to cause the board of directors of Parent and of the Parent Bank Subsidiary, as of the Effective Time, to be constituted as set forth in, and subject to the terms of, Section 1.1 of the Parent Investor Rights Agreement.

Section 5.18. Advisory Client Consents.

(a) The Company shall cause the Company RIA Subsidiary to use its reasonable best efforts to obtain, in accordance with Applicable Law and the applicable Company Advisory Agreement, the consent of each Company Advisory Client to the deemed assignment of its Company Advisory Agreement as a result of the Mergers and the other transactions contemplated by this Agreement prior to the Closing. Parent shall have a reasonable opportunity to review and comment on all materials used to seek Company Advisory Client consents for purposes of this Section 5.18(a) prior to distribution of such materials to Company Advisory Clients.

(b) Parent shall (i) reasonably cooperate with and assist the Company and the Company RIA Subsidiary in connection with obtaining the approvals and consents of Company Advisory Clients sought pursuant to this Section 5.18 and (ii) promptly provide to the Company RIA Subsidiary in writing all information concerning Parent and its Affiliates as is required under Applicable Law, reasonably required or otherwise reasonably requested in order for such Company RIA Subsidiary to seek to obtain the approvals and consents of Company Advisory Clients to be sought pursuant to this Section 5.18.

Section 5.19. Transaction Expenses.

(a) Not later than five Business Days prior to the Closing Date, the Company shall, in consultation with Parent, prepare in good faith and deliver to Parent a statement (the “Transaction Expenses Statement”) that shall set forth a true and accurate calculation of the Transaction Expenses (including a good faith estimate of any Transaction Expenses not yet paid, incurred or accrued as of the date of the Transaction Expenses Statement).

(b) Parent shall have the right to review, and shall have reasonable access, upon reasonable advance notice and during Working Hours, to, all relevant books and records, work papers, schedules, memoranda and other documents prepared by the Company or its Subsidiaries or its and their respective accountants in connection with the Company’s preparation of the Transaction Expenses Statement, as well as to executive, finance and accounting personnel of the Company and its Subsidiaries and any other information which Parent may reasonably request in connection with its review of the Transaction Expenses Statement. The Company will, and will cause its Subsidiaries and its and their accountants and other representatives to, cooperate with and assist Parent and its accountants and other representatives in the review of the Transaction Expenses Statement. Any access and review pursuant to this Section 5.19(b) shall be conducted in such manner as not to interfere unreasonably with the conduct of the businesses of the Company and its Subsidiaries. Notwithstanding the foregoing, the Company shall not be required to provide or cause to be provided access to or disclose or cause to be disclosed (x) any personnel records relating to individual performance or evaluations, medical histories or other personal information that in the Company’s good faith opinion could subject the Company or its Affiliates to risk of liability or (y) any information where such access or disclosure would jeopardize the attorney-client privilege, contravene any Applicable Law or contravene any bona fide confidentiality undertaking to a Third Party in effect as of the date hereof (provided that, in the case of this clause (y), the Company shall cooperate with Parent in good faith to develop substitute arrangements, to the extent reasonably possible, that do not result in the loss or reduction of such privilege, contravention of such Applicable Law or contravention of such undertaking).

(c) In connection with the delivery of the Allocation Schedule pursuant to Section 2.07(a), the Company shall deliver to Parent (i) an updated Transaction Expenses Statement setting forth a true and correct calculation of the Transaction Expenses reflecting any updates or appropriate revisions from the original Transaction Expenses Statement (such amount of Transaction Expenses, the “Final Transaction Expenses Amount”) and (ii) a certificate, dated as of such date and signed by an authorized officer of the Company, to the effect that the Final Transaction Expenses Amount is a true and accurate reflection of the Transaction Expenses in all but de minimis respects.

Section 5.20. Pre-Closing Reorganization.

Prior to the Effective Time, the Company shall have taken the actions set forth on Section 5.20 of the Company Disclosure Schedule (all such actions, the “Pre-Closing Reorganization”).

ARTICLE 6

EMPLOYEE MATTERS

Section 6.01. Treatment of Company Employees.

Each Company Employee who, as of the Closing, is employed by the Company or any of its Subsidiaries shall continue employment with Parent or such Subsidiary immediately following the Closing. From and after the Closing, Parent shall, or shall cause its Subsidiaries to, honor the obligations of Parent and its Subsidiaries under the provisions of each Company Benefit Plan.

Section 6.02. Continuation of Benefits.

From the Closing until December 31, 2022, Parent shall, or shall cause its Affiliates to, provide to each Company Employee who continues employment with Parent or one of its Subsidiaries (a) a base salary or wage rate that is no less favorable than as was in effect for such Company Employee immediately prior to the Effective Time, (b) target annual cash incentive compensation opportunities that are no less favorable than as were in effect for such Company Employee immediately prior to the Effective Time, (c) employee benefits (other than severance protections and entitlements) that are no less favorable, in the aggregate, than those in effect with respect to such Company Employee immediately prior to the Effective Time and (d) for Company Employees not party to an individual agreement providing the contractual right to severance benefits other than pursuant to the plans set forth on Section 6.02 of the Company Disclosure Schedule, severance benefits that are no less favorable than those in effect with respect to such Company Employee immediately prior to the Effective Time, as set forth on Section 6.02 of the Company Disclosure Schedule.

Section 6.03. Service Credit.

From and after the Closing Date, for the purposes of determining eligibility to participate, vesting and entitlement to benefits where length of service is relevant under any benefit plan or arrangement of Parent, the Company or any of their respective Affiliates, Parent shall cause each Company Employee to receive service credit for service with the Company and its Subsidiaries to the same extent such service credit was granted under any similar Company Benefit Plan (other than for any purposes under any defined benefit plan, any Company Benefit Plan or Parent Benefit Plan that is frozen or provides grandfathered benefits, any retiree medical plans or arrangements or to the extent that such credit would result in a duplication of benefits) immediately prior to the Closing Date. Parent shall (i) waive all limitations as to preexisting conditions exclusions and waiting periods with respect to participation and coverage requirements applicable to each Company Employee (and any dependents or beneficiaries thereof) under any welfare benefit plans in which such Company Employee may be eligible to participate after the Closing and (ii) use reasonable best efforts to provide each Company Employee with credit for any co-payments and deductibles paid prior to the Closing Date in satisfying any applicable deductible or out-of-pocket requirements under any similar welfare plans in which such Company Employee is eligible to participate after the Closing Date for the remainder of the plan year immediately following the Closing Date.

Section 6.04. WARN.

Parent shall be solely responsible for, and agrees to indemnify and hold harmless the Equityholders and their respective Affiliates from and against, any liabilities under WARN with respect to any Company Employee who is found to have suffered an “employment loss” under WARN on or after the Closing Date or who, solely by reason of actions by Parent or its Affiliates at or after the Closing, is deemed to have suffered an “employment loss” under WARN at or prior to the Closing. Within five Business Days prior to the Closing Date, the Company will provide a list of each former Company Employee whose employment was involuntarily terminated by the Company or one of its Affiliates during the 90-day period prior to the Closing Date, including the date of such termination of employment.

Section 6.05. No Third-Party Beneficiaries.

Without limiting the generality of Section 10.10, nothing in this Article 6 is intended to or shall (a) be treated as an amendment to, or be construed as amending, any Company Benefit Plan, Parent Benefit Plan or other benefit plan, program or agreement sponsored, maintained or contributed to by the Company or any of its Subsidiaries or Parent or any of their respective Affiliates, (b) prevent Parent or its Affiliates from terminating, amending or modifying any benefit plan in accordance with its terms or terminating the employment of any Company Employee or (c) confer any rights or remedies of any nature whatsoever (including third-party beneficiary rights) on any current or former director, employee, consultant or independent contractor of the Company or any of its Subsidiaries, Parent or any of their respective Affiliates or any beneficiary or dependent thereof or any other Person.

ARTICLE 7

TAX MATTERS

Section 7.01. Intended Tax Treatment.

The parties hereto intend that for U.S. federal (and, as applicable, state and local) income Tax purposes: (i) the Mergers be treated as a single integrated transaction that is treated as a “reorganization” within the meaning of Section 368(a) of the Code (the “Intended Tax Treatment”) and (ii) this Agreement be adopted as a “plan of reorganization” with respect thereto for purposes of Sections 354, 361 and 368 of the Code and the Treasury Regulations promulgated thereunder. The parties hereto will not take any action that would reasonably be expected to prevent, impair or impede the Intended Tax Treatment and will not take any inconsistent position for Tax purposes unless otherwise required by a “determination” within the meaning of Section 1313 of the Code. This Agreement is intended to constitute and hereby is adopted as a “plan of reorganization” with respect to the Mergers within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a) for purposes of Sections 354, 361 and 368 of the Code and the Treasury Regulations thereunder.

Section 7.02. Transfer Taxes.

All Transfer Taxes incurred in connection with transactions contemplated by this Agreement (including any real property Transfer Tax and any similar Tax) shall be paid by Parent when due, and Parent will, at its own expense, file all necessary Tax Returns with respect to all such Taxes, and, if required by Applicable Law, the Equityholders will, and will cause their respective Affiliates to, join in the execution of any such Tax Returns.

Section 7.03. Post-Closing Actions.

Without the prior written consent of BLITA, Parent shall not, and shall cause its Subsidiaries to not make or change any Tax election or accounting method that has retroactive effect to any Pre-Closing Tax Period of the Company or any of its Subsidiaries (including any election under Sections 338 or 336 of the Code or any corresponding provision of state, local or foreign Tax Law).

Section 7.04. Cooperating on Tax Matters.

(a) Parent and the Equityholders shall, and shall cause their respective Affiliates to, cooperate fully, as and to the extent reasonably requested by the other party, in connection with the preparation and filing of any Tax Return, any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party’s request) the provision of records and information that are reasonably relevant to any such audit, litigation or other proceeding and making employees reasonably available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Parent and the Equityholders agree, and agree to cause their respective Affiliates, (i) to retain all books and records with respect to Tax matters pertinent to the Company and its Subsidiaries until the expiration of any applicable statute of limitations, and to abide by all record retention agreements entered into with any Taxing Authority for all periods required by such Taxing Authority and (ii) to provide the other party with at least 30 days’ prior written notice before destroying any such books and records, during which period the party receiving the notice can elect to take possession, at its own expense, of such books and records.

(b) Parent and the Company further agree, and agree to cause their respective Affiliates, upon request, to use all reasonable efforts to obtain any certificate or other document from any Governmental Authority or customer of the Company or its Subsidiaries or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed on or with respect to the Company and its Subsidiaries (including any Transfer Taxes or other Taxes imposed with respect to the transactions contemplated by this Agreement).

ARTICLE 8

CONDITIONS TO CLOSING

Section 8.01. Conditions to Closing.

(a) The obligations of Parent, Merger Sub and the Company to consummate the Closing are subject to the satisfaction at or prior to the Effective Time of the following conditions:

(i) the Company Shareholder Approval shall have been obtained in accordance with New York Law and the Parent Shareholder Approval shall have been obtained in accordance with New Jersey Law;

(ii) any applicable waiting period under the HSR Act with respect to the transactions contemplated hereby shall have expired or been terminated;

(iii) there shall not be in force an Order of any court of competent jurisdiction or other Governmental Authority in a jurisdiction in which Parent or the Company has material business operations enjoining or prohibiting the consummation of the Closing or the other transactions contemplated hereby (including the Follow-on Merger and the Bank Merger) (a “Legal Restraint”); and

(iv) either (A) FINRA shall have provided written approval of the FINRA Application or (B) at least 30 calendar days shall have elapsed from the date of submission of a FINRA Application that FINRA has determined to be substantially complete and not otherwise terminated or withdrawn, the parties shall have notified FINRA that they intend to consummate the Closing pursuant to Rule 1017 without approval from FINRA, and FINRA shall not have advised that the parties are prohibited from consummating the Closing without FINRA’s approval of the transactions contemplated hereby or that FINRA expects to disapprove the filing or impose any restrictions or limitations in connection therewith.

(b) The obligation of Parent and Merger Sub to consummate the Closing is subject to the satisfaction at or prior to the Effective Time of the following further conditions:

(i) (A) the representations and warranties of the Company set forth in Section 3.06 (but, with respect to Section 3.06(b), solely with respect to Company Bank Subsidiary) and Section 3.08 shall be true and correct in all respects (other than, in the case of Section 3.06 (but, with respect to Section 3.06(b), solely with respect to Company Bank Subsidiary), such failures to be true and correct as are de minimis), in each case, as of the date of this Agreement and as of the Closing Date (except with respect to representations and warranties which speak as to an earlier date, which representations and warranties shall be so true and correct at and as of such date); (B) the Fundamental Warranties of the Company contained in this Agreement (other than the representations and warranties set forth in Section 3.06 referenced in clause (A) above), disregarding all qualifications contained therein relating to materiality or Company Material Adverse Effect, and with respect to the representations and warranties set forth in Section 3.29, disregarding all qualifications therein relating to the “knowledge of the Company,” shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as if made at and as of the Closing Date (except with respect to representations and warranties which speak as to an earlier date, which representations and warranties shall be true and correct in all material respects at and as of such date); and (C) the representations and warranties of the Company contained in this Agreement other than the Fundamental Warranties of the Company, disregarding all qualifications contained therein relating to materiality or Company Material Adverse Effect, shall be true and correct as of the date of this Agreement and as of the Closing Date as if made at and as of the Closing Date (except with respect to representations and warranties which speak as to an earlier date, which representations and warranties shall be true and correct at and as of such date), except, in the case of this clause (C), where the failure of such representations and warranties to be so true and correct has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;

(ii) the Company shall not have materially breached its obligations and covenants required to be complied with or to be performed under this Agreement at or prior to the Closing (or any non-performance shall have been cured);

(iii) since the date of this Agreement, there shall not have occurred a Company Material Adverse Effect;

(iv) Parent shall have received a certificate dated as of the Closing Date and signed by an executive officer of the Company to the effect of the foregoing clauses (i), (ii) and (iii);

(v) the Parent Condition Regulatory Approvals shall have been made, obtained or received (or the waiting periods with respect thereto as set forth in Section 1.01(a) of the Parent Disclosure Schedule shall have expired or been terminated), as applicable, and shall be in full force and effect, and no such Parent Condition Regulatory Approval shall have resulted in, or be reasonably expected to result in, the imposition of any Materially Burdensome Regulatory Condition;

(vi) the Noncontrol Determination shall have been received;

(vii) the Company shall have complied with its obligations under Section 5.20 (including, for the avoidance of doubt, that effective as of immediately prior to the Closing, the Company is the sole stockholder of the Company Bank Subsidiary); and

(viii) Parent shall have received from BLITA duly executed counterparts of the Parent Investor Rights Agreement and the Business Cooperation Agreement.

(c) The obligation of the Company to consummate the Closing is subject to the satisfaction at or prior to the Effective Time of the following further conditions:

(i) (A) the representations and warranties of Parent and Merger Sub set forth in Section 4.06 (but with respect to Section 4.06(b), solely with respect to Parent Bank Subsidiary) and Section 4.11 shall be true and correct in all respects (other than, in the case of Section 4.06 (but with respect to Section 4.06(b), solely with respect to Parent Bank Subsidiary), such failures to be true and correct as are de minimis), in each case, as of the date of this Agreement and as of the Closing Date (except with respect to representations and warranties which speak as to an earlier date, which representations and warranties shall be so true and correct at and as of such date); (B) the Fundamental Warranties of Parent and Merger Sub contained in this Agreement (other than the Fundamental Warranties set forth in Section 4.06 referenced in clause (A) above), disregarding all qualifications contained therein relating to materiality, shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as if made at and as of the Closing Date (except with respect to representations and warranties that speak as to an earlier date, which representations and warranties shall be true and correct in all material respects at and as of such date); and (C) the representations and warranties of Parent and Merger Sub contained in this Agreement other than the Fundamental Warranties of Parent and Merger Sub, disregarding all qualifications contained therein relating to materiality or Parent Material Adverse Effect, shall be true and correct as of the date of this Agreement and as of the Closing Date as if made at and as of the Closing Date (except with respect to representations and warranties which speak as to an earlier date, which representations and warranties shall be true and correct at and as of such date), except, in the case of this clause (C), where the failure of such representations and warranties to be so true and correct has not had, and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect;

(ii) Parent and Merger Sub shall not have materially breached their respective obligations and covenants required to be performed at or prior to the Closing (or any non-performance shall have been cured);

(iii) since the date of this Agreement, there shall not have occurred a Parent Material Adverse Effect;

(iv) the Company shall have received a certificate dated as of the Closing Date and signed by an executive officer of Parent to the effect of the foregoing clauses (i), (ii) and (iii);

(v) Parent shall have complied with its obligations under Section 5.17;

(vi) the Company Condition Regulatory Approvals shall have been made, obtained or received (or the waiting periods with respect thereto as set forth in Section 1.01(a) of the Company Disclosure Schedule shall have expired or been terminated), as applicable, and shall be in full force and effect;

(vii) BLITA shall have received from the Federal Reserve Board a determination (including, without limitation, as part of BLITA’s approval to acquire shares of Parent Common Stock as consideration with respect to the Merger) that the consummation of the Merger will not result in Parent being deemed to be “controlled” by BLITA as that term is interpreted by the Federal Reserve Board under the BHC Act (the “Noncontrol Determination”); and

(viii) BLITA shall have received from Parent duly executed counterparts of the Parent Investor Rights Agreement and the Business Cooperation Agreement.

ARTICLE 9

TERMINATION

Section 9.01. Termination.

(a) This Agreement may be terminated at any time prior to the Closing:

(i) by mutual written agreement of the Company and Parent;

(ii) by either the Company or Parent if Closing has not occurred on or before September 22, 2022 (the “End Date”); provided that the right to terminate this Agreement pursuant to this Section 9.01(a)(ii) shall not be available to any party whose breach of any provision of this Agreement has been the primary cause of the failure of the Closing to be consummated by the End Date;

(iii) by either the Company or Parent if consummation of the transactions contemplated hereby would violate any non-appealable final Legal Restraint; provided that the right to terminate this Agreement pursuant to this Section 9.01(a)(iii) shall not be available to any party whose breach of any provision of this Agreement has been the primary cause of the existence of any such Legal Restraint;

(iv) by Parent if (A) there is any breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, such that the conditions specified in Section 8.01(b)(i) or Section 8.01(b)(ii) would not be satisfied at the Closing (a “Terminating Company Breach”), except that, if such Terminating Company Breach is curable by the Company then, for a period of up to 30 days after receipt by the Company of notice from Parent of such breach (the “Company Cure Period”), such termination shall not be effective and the End Date shall be automatically extended until the first Business Day following the end of the Company Cure Period, and such termination shall become effective only if the Terminating Company Breach is not cured within the Company Cure Period, or (B) any Governmental Authority that must provide a Consent or Noncontrol Determination to satisfy one or more of the conditions set forth in Section 8.01(b)(v) or Section 8.01(b)(vi) has denied such Consent or Noncontrol Determination and such denial has become final and non-appealable;

(v) by the Company if (A) there is any breach of any representation, warranty, covenant or agreement on the part of Parent or Merger Sub set forth in this Agreement, such that the conditions specified in Sections 8.01(c)(i) or 8.01(c)(ii) would not be satisfied at the Closing (a “Terminating Parent Breach”), except that, if any such Terminating Parent Breach is curable by Parent, then, for a period of up to 30 days after receipt by Parent of notice from the Company of such breach (the “Parent Cure Period”) such termination shall not be effective and the End Date shall automatically be extended until the first Business Day following the end of the Parent Cure Period, and such termination shall become effective only if the Terminating Parent Breach is not cured within the Parent Cure Period, (B) (1) all of the conditions set forth in Sections 8.01(a) and 8.01(b) have been satisfied (other than those conditions which by their terms or nature are to be satisfied at the Closing and are capable of being satisfied) as of the date the Closing should have occurred pursuant to Section 2.01(b), (2) Parent has failed to consummate the transactions contemplated by this Agreement on or prior to the date on which the Closing should have occurred pursuant to Section 2.01(b), (3) following such failure to consummate the transactions contemplated by this Agreement, the Company has confirmed in writing to Parent that all of the conditions set forth in Sections 8.01(a) and 8.01(b) have been satisfied (other than those conditions which by their terms or nature are to be satisfied at the Closing and are capable of being satisfied) and is ready, willing and able to proceed with Closing (and such notice has not been withdrawn) and (4) Parent fails to consummate the Closing within two Business Days after delivery of such notice (this clause (B), a “Parent Willful Closing Failure”), or (C) any Governmental Authority that must provide a Consent or Noncontrol Determination to satisfy one or more of the conditions set forth in Section 8.01(c)(v) or Section 8.01(c)(vii) has denied such Consent or Noncontrol Determination and such denial has become final and non-appealable;

(vi) by Parent if the Company fails to deliver to Parent, by 5:00 p.m. on the date immediately following the date hereof, a copy of the duly executed and delivered Written Consent from Equityholders constituting the Company Shareholder Approval;

(vii) by the Company prior to the Parent Approval Time in the event that (i) Parent materially breaches Section 5.05 or (ii) the board of directors of Parent makes a Parent Adverse Recommendation Change; or

(viii) by either the Company or Parent if the Parent Meeting (including any adjournments or postponements thereof) shall have concluded and the Parent Shareholder Approval shall not have been obtained.

(b) The party desiring to terminate this Agreement pursuant to Section 9.01(a)(ii), 9.01(a)(iii), 9.01(a)(iv), 9.01(a)(v), 9.01(a)(vi), 9.01(a)(vii) or Section 9.01(a)(viii) shall give written notice of such termination to the other party.

Section 9.02. Effect of Termination.

If this Agreement is terminated as permitted by Section 9.01(a), this Agreement shall forthwith become null and void and such termination shall be without liability of any party (or any Affiliate of such party or its or their shareholders, directors, officers, employees, agents, consultants or representatives) to the other parties to this Agreement; provided that if such termination shall result from common law fraud or the Willful Breach by any party of any representation, warranty, covenant or agreement contained herein, such party shall be fully liable for any and all Damages incurred or suffered by another party as a result of such common law fraud or Willful Breach. The provisions of Sections 1.01, 5.09, this 9.02 and Article 10 (other than Section 10.04) and, for the avoidance of doubt, the Confidentiality Agreement, shall survive any termination of this Agreement. For purposes hereof, “Willful Breach” means (A) any material breach of this Agreement that is the consequence of an action or omission by any party with actual knowledge that such action or omission would be a breach of this Agreement and (B) with respect to Parent and Merger Sub, a Parent Willful Closing Failure. The parties hereby agree that, with respect to the Company, Damages shall not be limited to reimbursement of expenses or out-of-pocket costs, and shall include Damages based on the loss of the economic benefit of the transactions contemplated hereby to the Equityholders.

Section 9.03. Termination Fee.

(a) If this Agreement is terminated:

(i) by the Company pursuant to Section 9.01(a)(vii) or by the Company or Parent pursuant to Section 9.01(a)(ii) or Section 9.01(a)(viii) at a time when this Agreement was terminable by the Company pursuant to Section 9.01(a)(vii); or

(ii) (x) by the Company or Parent pursuant to Section 9.01(a)(ii) (without the Parent Shareholder Approval having been obtained at the duly convened Parent Meeting or any postponement or adjournment thereof at which a vote was taken with respect to the issuance of shares of Parent Common Stock pursuant to this Agreement) or (y) by the Company pursuant to Section 9.01(a)(v) and, in either case (A) prior to the time of the Parent Meeting, a bona fide Parent Acquisition Proposal shall have been publicly disclosed or announced (in each case, and not publicly withdrawn) or made known to the senior management or board of directors of Parent (in each case, and not publicly withdrawn), or any Person or Group shall have publicly announced (in each case, and not publicly withdrawn) an intention to make a Parent Acquisition Proposal and (B) on or prior to the first anniversary of such termination of this Agreement (1) a transaction with respect to a Parent Acquisition Proposal is consummated or (2) a definitive agreement providing for a transaction with respect to any Parent Acquisition Proposal is entered into by Parent;

then, in each case, Parent shall pay to the Company (or a Person designated by the Company), in cash at the time specified in the following sentence, a fee in the amount of $18,500,000 (the “Termination Fee”). The

Termination Fee shall be payable as follows: (i) in the case of Section 9.03(a)(i), in the event the Termination Fee is payable in connection with a termination of this Agreement (A) by the Company, within five Business Days of such termination and (B) by Parent, substantially concurrently with, and as a condition to, such termination, and (ii) in the event the Termination Fee is payable under Section 9.03(a)(ii), substantially concurrently with, and as a condition to, the earlier of the consummation of the applicable transaction and the entry into a definitive agreement with respect to the applicable transaction. For purposes of Section 9.03(a)(ii), “Parent Acquisition Proposal” shall have the meaning assigned thereto in Section 1.01, except that references in the definition to “25%” shall be replaced by “50%.”

(b) Any payment of the Termination Fee shall be made by wire transfer of immediately available funds to an account designated in writing by the Company.

(c) The parties agree and understand that in no event shall Parent be required to pay the Termination Fee on more than one occasion. Notwithstanding anything to the contrary in this Agreement, in circumstances where the Termination Fee is payable or is paid pursuant to this Section 9.03, such payment shall be the sole and exclusive remedy of the Company and its Subsidiaries and their respective former, current or further partners, shareholders, managers, members, Affiliates and Representatives, as applicable, and none of Parent, any of its Subsidiaries or any of their respective former, current or future partners, shareholders, managers, members, Affiliates or Representatives, as applicable, shall have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated hereby. Any amount not paid when due pursuant to this Section 9.03 shall bear interest from the date such amount is due until the date paid at a rate equal to the prime rate as published in The Wall Street Journal, Eastern Edition in effect on the date of such payment.

ARTICLE 10

MISCELLANEOUS

Section 10.01. Survival, Non-Recourse.

(a) The representations, warranties, covenants and agreements of the parties hereto contained in this Agreement and the other Transaction Documents shall not survive the Closing and there shall be no liability in respect thereof, whether such liability has accrued prior to, at or after the Closing, on the part of any party, its Affiliates, and their respective directors, officers, employees, shareholders, partners, members, advisors or other representatives, except to the extent that any covenants and agreements by their terms are to be performed in whole or in part at or after the Closing, which covenants shall survive in accordance with their terms. Nothing in this Section 10.01(a) shall relieve the Company or Parent or their respective Non-Recourse Parties from liability for common law fraud.

(b) Parent and the Company acknowledge and agree that none of the Company’s Affiliates, the Equityholders or any of their respective representatives or Affiliates, and none or Parent’s directors, officers, employees, equityholders or any of their respective representatives or Affiliates (collectively, the “Non-Recourse Parties”), will have or be subject to any liability resulting from any claim based on, in respect of, or by reason of, this Agreement or the transactions contemplated hereby, regardless of the legal theory under which such liability may be sought to be imposed, whether at law, in equity or otherwise; provided, however, that nothing in this Section 10.01(b) shall relieve the Company, Parent or any of their respective Non-Recourse Parties from liability (i) under the terms of any Transaction Document other than this Agreement to which any such Person is a party or (ii) for common law fraud. The terms and provisions of this Section 10.01(b) are intended to be enforceable by any of the Non-Recourse Parties, each of whom is an intended third-party beneficiary of this Section 10.01(b).

Section 10.02. Release.

Effective as of the Closing, except for any rights or obligations under this Agreement or any other Transaction Document, Parent, on behalf of itself and each of its Subsidiaries and each of its and their respective past, present and/or future general or limited partners, management companies, members, shareholders, equityholders, controlling Persons or Affiliates, or any heir, executor, administrator, successor or assign of any of the foregoing (collectively, the “Releasing Parties”), hereby irrevocably and unconditionally releases and forever discharges the Equityholders and their respective Affiliates, and each of the foregoing’s respective past, present or future general or limited partners, management companies, members, shareholders, equityholders, controlling Persons or Affiliates, or any heir, executor, administrator, successor or assign of any of the foregoing (collectively, the “Released Parties”) of and from any and all actions, causes of action, suits, proceedings, executions, judgments, duties, debts, dues, accounts, bonds, contracts and covenants (whether express or implied), and claims and demands whatsoever whether in law or in equity (whether based upon contract, tort or otherwise and whether absolute or contingent, liquidated or unliquidated, known or unknown, determined, determinable or otherwise) which the Releasing Parties may have against each of the Released Parties, now or in the future, in each case in respect of any cause, matter or thing relating to the Company or any of its Subsidiaries, the operation of the Company and its Subsidiaries’ respective businesses, the relationship of any of the Equityholders or their respective Affiliates with the Company or its Subsidiaries or any actions taken or failed to be taken by any of the Released Parties in any capacity related to the Company or any of its Subsidiaries occurring or arising prior to the Closing Date. The rights and claims waived and released by the Releasing Parties hereunder include claims for damages, indemnification, contribution and other rights of recovery arising out of or relating to any breach of contract, misrepresentation or breach of warranty, negligent misrepresentation, all other claims for breach of duty and all other claims arising under Applicable Law. From and after the Closing, no Releasing Party shall bring any action, suit or proceeding against any Released Party, whether at law or in equity, with respect to any of the rights or claims waived and released by the Releasing Parties hereunder. Notwithstanding anything to the contrary in this Agreement, this Section 10.02 shall not (i) apply to rights and obligations under commercial agreements between or among a Releasing Party, on the one hand, and a Released Party, on the other hand or any other agreements or arrangements that survive the Closing in accordance with Section 5.13, (ii) release or discharge any Released Party of its respective obligations or liabilities pursuant to this Agreement or any other Transaction Document or waive any rights or claims of any Releasing Party pursuant to this Agreement or any other Transaction Document, (iii) release or discharge any obligations under any employment, stock option, bonus or other employment or compensation agreements or plans, (iv) be deemed to constitute a waiver of the availability of insurance to cover claims or (v) release or discharge any liability or obligation arising out of, or waive any claim for, common law fraud.

Section 10.03. Notices.

(a) A notice given under this Agreement shall be sent to the attention of the Person, and to the physical address or email address given in this Section 10.03 (or such other physical address or email address or Person as the party may notify to the other in accordance with the provisions of this Section 10.03) and shall be delivered personally, sent by email or sent by registered mail or reputable international overnight courier.

(b) The addresses for service of notice are:

if to Parent, to:

Valley National Bancorp
1455 Valley Road
Wayne, NJ 07470
Attention:	Ira Robbins, President and CEO
Email:	[REDACTED]

with a copy to:

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, NY 10019
Attention:	Matthew M. Guest
Email:	MGuest@wlrk.com

if to the Company prior to the Closing, to:

Bank Leumi le-Israel Corporation
579 Fifth Avenue
3rd Floor
New York, NY 10017
Attention:	Avner Mendelson
Andrew Sherman
Email:	[REDACTED]
[REDACTED]

with a copy to:

Bank Leumi Le-Israel B.M.
24-32 Yehuda Halevi St.
Tel-Aviv, 65546
Israel
Attention:	Hanan Friedman
Omer Ziv
Email:	[REDACTED]
[REDACTED]

with another copy to:

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, New York 10017
Attention:	Marc O. Williams
Email:	marc.williams@davispolk.com

with another copy to:

Meitar
16 Abba Hillel Silver Rd.
Ramat Gan 5250608
Israel
Attention:	Clifford M. Felig
Email:	cfelig@meitar.com

(c) A notice shall be effective upon receipt and shall be deemed to have been received:

(i) if delivered personally or by registered mail or courier, at the time of delivery; or

(ii) if sent by email, at the time of transmission,

provided that, in either case, where delivery is not within Working Hours in the place of receipt, then the notice shall be deemed to have been received when business next starts in the place of receipt.

Section 10.04. Disclosure Schedules.

The Company has set forth information on the Company Disclosure Schedule and Parent has set forth information on the Parent Disclosure Schedule, in each case, in a section thereof that corresponds to the section of this Agreement to which it relates. A matter set forth in one section of the Company Disclosure Schedule or the Parent Disclosure Schedule need not be set forth in any other section so long as its relevance to such other section of the Company Disclosure Schedule or Parent Disclosure Schedule, as applicable, or section of this Agreement is reasonably apparent on the face of the information disclosed therein. The parties acknowledge and agree that (i) the Company Disclosure Schedule and the Parent Disclosure Schedule may include certain items and information solely for informational purposes for the convenience of Parent and the Company, respectively, (ii) the disclosure by the Company of any matter in the Company Disclosure Schedule and the disclosure by Parent of any matter in the Parent Disclosure Schedule, in each case, shall not be deemed to constitute an acknowledgment by the Company or Parent, as applicable, that the matter is required to be disclosed by the terms of this Agreement or that the matter is material and (iii) the Company Disclosure Schedule, the Parent Disclosure Schedule and the information and statements contained therein are not intended to constitute, and shall not be construed as constituting, representations, warranties or covenants of the Company or Parent, as applicable, except as and to the extent provided in this Agreement.

Section 10.05. Successors and Assigns.

The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto. Notwithstanding the foregoing, but for the avoidance of doubt, subject to Section 2.06, any Equityholder shall, by written notice to the Company and Parent prior to the Closing, be permitted to assign its right to receive all or a portion of the consideration to which it is entitled hereunder to any Person that is (i) an Affiliate of such Equityholder and (ii) also an Equityholder.

Section 10.06. Entire Agreement.

This Agreement and the other Transaction Documents and the Confidentiality Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.

Section 10.07. Amendment and Waiver.

(a) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, (i) in the case of an amendment, (A) prior to the Closing, by Parent and the Company, and (B) after the Closing, by Parent and BLITA, or (ii) in the case of a waiver, by the party against whom the waiver is to be effective; provided that after the receipt of the Company Shareholder Approval, no amendment to this Agreement shall be made which by Applicable Law or pursuant to the Charter and bylaws or similar Governing Documents of the Company requires further approval by the shareholders of the Company without such further approval by such shareholders.

(b) No failure or delay by any party in exercising any right, power or privilege hereunder shall impair such right or remedy or operate or be construed as a waiver or variation thereof or preclude its exercise at any subsequent time nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

(c) The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 10.08. Costs.

Except as otherwise expressly provided herein, all costs and expenses incurred in connection with this Agreement shall be paid by the party (including its Affiliates) incurring such cost or expense; provided that Parent shall be responsible for (i) all Filing and other similar fees payable in connection with any Filings or submissions under the HSR Act and (ii) all Filing and other similar fees payable in connection with any other Filing or submission made in respect of a consent, authorization or approval from a Governmental Authority referred to in Section 3.04 or Section 4.04, other than any Filing or submission by or on behalf of BLITA or any of its Affiliates with the Bank of Israel.

Section 10.09. Severability.

Each term, provision, covenant and restriction of this Agreement is severable. If any such term, provision, covenant or restriction is held by a court of competent jurisdiction to be invalid, void or unenforceable, (a) it shall have no effect in that respect and the parties shall use all reasonable efforts to replace it in that respect with a valid and enforceable substitute term, provision, covenant or restriction (as applicable), the effect of which is as close to its intended effect as possible; and (b) the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.

Section 10.10. Third-Party Rights.

Except for (a) the rights of the Equityholders to receive the consideration to which they are entitled, subject to the terms and conditions of this Agreement (including Section 2.06 and the delivery of a properly completed Letter of Transmittal) and to enforce Parent’s obligations under Section 5.16(a), (b) the rights of the Company Indemnitees pursuant to Section 5.12, (c) the rights of Davis Polk & Wardwell LLP or any other legal counsel currently representing the Company or any of its Subsidiaries pursuant to Section 5.11, (d) the rights of the Non-Recourse Parties and the Released Parties pursuant to Section 10.01(b) and Section 10.02, respectively, (e) the rights of the Equityholders pursuant to Section 5.07(e) and (f) the rights of BLITA pursuant to, Section 5.06(a)(iii), Section 5.09, Section 5.11(d), Section 5.16, Section 7.03 and Section 10.07, no provision of this Agreement is intended to confer any rights, benefits, remedies, obligations, or liabilities hereunder upon any Person, other than the parties hereto and their respective successors and assigns.

Section 10.11. Counterparts; Effectiveness.

This Agreement may be signed in any number of counterparts, and by each party on separate counterparts. Each such counterpart shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other parties hereto. Until and unless each party has received a counterpart hereof signed by the other parties hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). Delivery of a counterpart hereof by electronic transmission shall be an effective mode of delivery.

Section 10.12. Jurisdiction.

The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought exclusively in the United States District Court for the Southern District of New York; provided that if such court does not have jurisdiction, any such action shall be brought exclusively in any other state court sitting in the State of New York, so long as such courts shall have subject matter jurisdiction over such suit, action or proceeding, and that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of New York, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 10.03 shall be deemed effective service of process on such party.

Section 10.13. Governing Law.

This Agreement shall be governed by and construed in accordance with the law of the State of New York, without regard to the conflicts of law rules of such state that would cause the law of any other jurisdiction to apply.

Section 10.14. Specific Performance.

The parties hereto agree that irreparable damage would occur, and that the parties would not have any adequate remedy at law, in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to specifically enforce the terms and provisions of this Agreement, without proof of actual damages or otherwise, in addition to any other remedy to which any party is entitled at law or in equity. Each party agrees to waive any requirement for the securing or posting of any bond in connection with such remedy. The parties further agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy. To the extent any party hereto brings an action, suit or proceeding to enforce specifically the performance of the terms and provisions of this Agreement (other than an action to enforce specifically any provision that expressly survives termination of this Agreement) and such action, suit or proceeding is not resolved by the End Date, the End Date shall automatically be extended to (i) the 20th Business Day following the resolution of such action, suit or proceeding or (ii) such other time period established by the court presiding over such action, suit or proceeding.

Section 10.15. Waiver of Jury Trial.

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 10.16. Confidential Supervisory Information.

Notwithstanding any other provision of this Agreement, no disclosure, representation or warranty shall be made (or other action taken) pursuant to this Agreement that results in the disclosure of confidential supervisory information (including confidential supervisory information as defined or identified in 12 C.F.R. § 261.2(b), 12 C.F.R. § 309.5(g)(8), 12 C.F.R. § 4.32(b) and New York Banking Law § 36.10) of a Governmental Authority by any party to this Agreement to the extent prohibited by applicable law. To the extent legally permissible, appropriate substitute disclosures or actions, which may include the disclosure of underlying facts or circumstances that do not themselves constitute confidential supervisory information, shall be made or taken under circumstances in which the limitations of the preceding sentence apply.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized representatives as of the day and year first above written.

VALLEY NATIONAL BANCORP

By:	/s/ Ira Robbins
	Name:	Ira Robbins
	Title:	President and CEO

VOLCANO MERGER SUB CORPORATION

By:	/s/ Ira Robbins
	Name:	Ira Robbins
	Title:	President and CEO

[Signature Page to Merger Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized representatives as of the day and year first above written.

BANK LEUMI LE-ISRAEL CORPORATION

By:	/s/ Avner Mendelson
	Name:	Avner Mendelson
	Title:	Chief Executive Officer

By:	/s/ Raja Dakkuri
	Name:	Raja Dakkuri
	Title:	Chief Financial Officer and Operating Officer

[Signature Page to Merger Agreement]

Exhibit A

Form of Allocation Schedule

[REDACTED]

A-1

Exhibit B

Form of Business Cooperation Agreement

[●]

Bank Leumi Le-Israel B.M.

24-32 Yehuda Halevi St.

Tel-Aviv, 65546

Israel

Ladies and Gentlemen:

Valley National Bancorp, a New Jersey corporation (“Parent”), by entering into this letter agreement (this “Agreement”), hereby acknowledges that on September 22, 2021, (a) Parent, Bank Leumi le-Israel Corporation, a New York corporation (the “Company”), and Volcano Merger Sub Corporation, a New York corporation (“Merger Sub”), have entered into an Agreement and Plan of Merger (as it may be amended, modified or otherwise supplemented from time to time, the “Merger Agreement”), pursuant to which, among other things, (i) Merger Sub merged with and into the Company, with the Company as the surviving entity (the “Merger”), (ii) immediately following the Merger, the Company merged with and into Parent, with Parent as the surviving entity (the “Follow-On Merger”), and (iii) immediately following the Follow-On Merger, Bank Leumi USA merged with and into Valley National Bank (the “Parent Bank Subsidiary”), with the Parent Bank Subsidiary as the surviving entity, in each case, on the terms and subject to the conditions set forth in the Merger Agreement and (b) in connection with the closing of the transactions contemplated by the Merger Agreement, Parent and Bank Leumi Le-Israel B.M., an Israeli corporation (“BLITA”) entered into an Investor Rights Agreement (as it may be amended, modified or otherwise supplemented from time to time, the “Parent Investor Rights Agreement”). Capitalized terms used but not defined herein have the meanings ascribed to them in the Merger Agreement or in the Parent Investor Rights Agreement, as applicable.

In connection with the closing of the transactions contemplated by the Merger Agreement, each of the parties hereto wishes to set forth in this Agreement certain understandings regarding business cooperation matters.

Parent hereby agrees it will offer BLITA the opportunity to purchase participation interests in (i) extensions of credit in the form of loans, advances, letter of credit disbursements or otherwise (“Loans”) and (ii) unfunded commitments to extend Loans made by Parent and Parent’s Subsidiaries (“Participation Interests”). Parent further agrees that Parent and Parent’s Subsidiaries will not enter into any arrangement, agreement or understanding regarding Parent’s syndication of Participation Interests that are more favorable to the counterparty or offeree than the terms offered to BLITA, it being understood that this Agreement does not relate to any specific Loan or Participation Interest and further that all such terms will be on a commercial, arms-length basis. Parent and BLITA further agree and acknowledge that the intention of this Agreement is that, taking into account Parent’s size and market presence, the volume of Participation Interests made available to BLITA will increase relative to such volume as between the Company and BLITA as of the date hereof.

Parent hereby agrees that, following the closing of the transactions contemplated by the Merger Agreement, subject to Applicable Law, with respect to any Loans outstanding as of the date hereof in which the Company or any of its Subsidiaries is a creditor and in which BLITA or any of its Subsidiaries (which for the avoidance of doubt do not include the Company and its Subsidiaries following the closing of the transactions contemplated by the Merger Agreement) owns a participation interest or is a creditor, Parent will, and will cause its Subsidiaries to, follow the practices (including with respect to information sharing and decision making) as are in effect between the Company and its Subsidiaries, on the one hand, and BLITA and its Subsidiaries, on the other hand, on the date hereof.

From time to time, BLITA or BLITA’s Subsidiaries may refer their customers to Parent or Parent’s Subsidiaries to consider providing to such customers banking or other financial services or products customarily provided by Parent and Parent’s Subsidiaries. BLITA hereby agrees that it shall not be entitled to receive, nor shall Parent or any of Parent’s Subsidiaries be required to pay, any fee in connection with any referral by BLITA or BLITA’s Subsidiaries. BLITA and BLITA’s Subsidiaries shall not be under any obligation to make referrals to Parent or Parent’s Subsidiaries, and Parent and its Subsidiaries shall have no obligation to provide any such referred persons with products or services. Subject to Applicable Law and any applicable documented bona fide policy requirements designed to ensure compliance with Applicable Law, Parent agrees that Parent or Parent’s Subsidiaries will not differentiate the level of service provided to the referred persons who become customers of Parent or its Subsidiaries as compared to the level of service Parent or Parent’s Subsidiaries provide to their other customers.

This Agreement shall have an initial term commencing at the Effective Time (as that term is defined in the Merger Agreement) and continue until the Second Threshold Date (as that term is defined in the Parent Investor Rights Agreement) (the “Initial Term”) unless otherwise terminated as provided herein. After the Initial Term, or any Renewal Term, as the case may be, this Agreement shall be automatically renewed for a successive term of two (2) years (each such successive two year term referred to herein as the “Renewal Term”) unless either party notifies the other in writing of its intent to terminate this Agreement at least one hundred eighty (180) days prior to the end of the Initial Term or any Renewal Term. The termination of this Agreement shall not terminate, effect or impair any rights, obligations or liabilities of either party that may accrue prior to such termination or that, under the terms of this Agreement, continue after the termination. This Agreement may be terminated by mutual written agreement of Parent and BLITA. For the avoidance of doubt, the provisions of this Agreement will continue to apply after the termination of any Loans outstanding as of the date hereof in which the Company or any of its Subsidiaries is a creditor and in which BLITA or any of its Subsidiaries (which for the avoidance of doubt do not include the Company and its Subsidiaries following the closing of the transactions contemplated by the Merger Agreement) owns a participation interest or is a creditor.

Yours very truly,

VALLEY NATIONAL BANCORP

By:
Name:
Title:

Acknowledged and accepted:

BANK LEUMI LE-ISRAEL B.M.

By:
Name:
Title:

[Signature Page to Business Cooperation Agreement]

Exhibit C

FORM OF

LETTER OF TRANSMITTAL

For the surrender of securities of Bank Leumi le-Israel Corporation

DELIVERY INSTRUCTIONS

(Please read the accompanying instructions carefully.)

PNC Bank is the Paying Agent (“Paying Agent”) for this Merger (as defined below). Please read this Letter of Transmittal carefully and then complete and return this Letter of Transmittal online through PNC’s online portal, PNC PAID. Please contact PNC if you would like to complete and deliver this Letter of Transmittal offline.

Delivery of this Letter of Transmittal other than as set forth above does not constitute a valid delivery. No alternative, conditional or contingent submissions will be accepted. By delivery of this Letter of Transmittal, you agree that the Paying Agent shall be permitted to disclose this Letter of Transmittal and any documentation and information provided in connection with this Letter of Transmittal (e.g., tax documentation) to Parent, Merger Sub and the Company (each as defined below) and/or their respective designees.

HOW TO RECEIVE THE MERGER CONSIDERATION

To validly surrender your common shares in order to receive the merger consideration, you will need to complete the following steps and, except as specified below, return the applicable documents through PNC’s online portal, PNC PAID:

1.	Provide Registered Holder information (Section 1).

2.	List the common shares being surrendered (Section 2).

3.	Select your payment method for delivery of the cash portion of the merger consideration (Section 3).

4.	Sign this Letter of Transmittal (Section 4).

5.	Complete the applicable tax form (Exhibit B).

6.	Complete Medallion Guarantee (Section 5) ONLY IF the merger consideration is to be delivered to any person other than the Registered Holder of the common shares.

7.	Please send your stock certificates (if any) (and the original Letter of Transmittal only if a Medallion Guarantee is required) to the following address:

PNC Financial Services Group

Attn: M&A Team

80 S. 8th Street, Suite 3715

Minneapolis, MN 55402

All inquiries should be made to

PNC

at 833-762-3855 or pncpaidsupport@pnc.com

Delivery of the stock certificates (if any) and other documents shall be effected, and the risk of loss and title to the stock certificates (if any) shall pass, only upon proper delivery of the stock certificates (if any) and an appropriately completed Letter of Transmittal to the Paying Agent. The method of delivery of the stock certificates (if any) and other documents is at the election and risk of the undersigned.

A.	Surrender of Common Shares

In connection with the merger (the “Merger”) of Bank Leumi le-Israel Corporation, a New York corporation (the “Company”) with and into Volcano Merger Sub Corporation, a New York corporation (“Merger Sub”) and a wholly-owned subsidiary of Valley National Bancorp, a New Jersey corporation (“Parent”), pursuant to the Agreement and Plan of Merger, dated as of September 22, 2021 (as it may be amended from time to time, the “Merger Agreement”), by and among the Company, Parent and Merger Sub, the undersigned hereby surrenders the shares of common stock, par value $0.10 per share, of the Company (the “Common Shares”) owned by the undersigned in exchange for, and for the purpose of receiving the consideration that is payable to the undersigned pursuant to the Merger Agreement in respect of such Common Shares, without interest and less any applicable withholding taxes (the “Merger Consideration”), payable in the manner set forth in the Merger Agreement. Capitalized terms used but not defined in this Letter of Transmittal (this “Letter of Transmittal”) shall have the meanings ascribed to them in the Merger Agreement.

The undersigned hereby acknowledges and agrees that the undersigned must fully complete, sign, and deliver this Letter of Transmittal as a condition to its entitlement to receive any portion of the Merger Consideration.

B.	Representations and Warranties and Agreements of the Undersigned

The undersigned hereby represents and warrants to the Company, Parent and Merger Sub as follows:

1.	Merger Agreement.

a.

The undersigned hereby acknowledges receipt of a copy of the Merger Agreement [and an information statement containing, among other things, notice of the receipt of the adoption and approval of the Merger Agreement and the transactions contemplated thereby by the requisite number of holders of Common Shares and other information set forth therein][1], which was sent to the undersigned prior to or contemporaneously with this Letter of Transmittal. The undersigned has read and reviewed this Letter of Transmittal and the Merger Agreement and is familiar with and understands the terms and conditions hereof and thereof, including the provisions hereof and thereof related to the surrender of the Common Shares and the applicable portion of the Merger Consideration payable to the undersigned in respect of such Common Shares. The undersigned has been urged to and has consulted, or has had the opportunity to consult, with his, her or its legal counsel and other advisors (including tax and financial advisors) with respect to this Letter of Transmittal and the Merger Agreement and regarding the legal and tax consequences of the transactions contemplated by the Merger Agreement. The undersigned acknowledges and agrees that any descriptions of the delivery of the Merger Consideration and other matters related to the Merger and the other transactions contemplated by the Merger Agreement are set forth in summary form in this Letter of Transmittal for the undersigned’s convenience only and are qualified in their entirety by the text of the Merger Agreement. In addition, the undersigned acknowledges that his, her or its agreements, acknowledgements and covenants herein are supplemental to and are not intended to call into doubt the existing validity or effectiveness of any of the matters set forth herein by virtue of the prior adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated by the Merger Agreement by the written consent of the holders of two-thirds of the outstanding Common Shares and the board of directors of the Company and other actions and operation of Applicable Law. The undersigned acknowledges and agrees that it is bound by the terms of Sections 2.03 and 2.05–2.11 of the Merger Agreement, solely in his, her or its capacity as a holder of Common Shares, as though an he, she or it were an original party thereto, notwithstanding the fact that the undersigned is not a

[1]	To be included if any Company shareholder has not signed the Written Consent and an information statement is distributed pursuant to Section 5.3 of the Merger Agreement.

direct signatory to the Merger Agreement; provided, that the foregoing shall be subject to Sections 10.05, 10.06 and 10.10 of the Merger Agreement and the undersigned shall not acquire any additional rights under the Merger Agreement as a result of this Letter of Transmittal.

b.

The undersigned hereby acknowledges and agrees that, pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”) (by virtue of the Merger and without any further action by any Person, including the undersigned), each Exchangeable Share held by the undersigned immediately prior to the Effective Time shall be converted into the right to receive the applicable portion of the Merger Consideration deliverable to the undersigned pursuant to the Merger Agreement. The undersigned acknowledges that the Merger Consideration received in exchange for the Common Shares surrendered herewith constitutes the entire and total consideration to which the undersigned is entitled in respect of the undersigned’s Common Shares pursuant to the terms of the Merger Agreement, and in no event shall Parent or any of its Affiliates have any liability to the undersigned for additional payments or disbursements with respect to such Common Shares beyond the applicable portion of the Merger Consideration payable to the undersigned with respect to such Common Shares pursuant to the terms of the Merger Agreement.

c.

The undersigned acknowledges and agrees not to contest any terms or provisions of the Merger Agreement, including without limitation, those related to the allocation of the Merger Consideration among the holders of Common Shares, as set forth in the Allocation Schedule.

d.

The undersigned acknowledges and agrees that portions of the Merger Consideration that would otherwise be payable to the undersigned pursuant to the Merger Agreement may be reduced by any applicable Tax withholdings pursuant to Section 2.08 of the Merger Agreement.

2.	Release of Claims.

a.

The undersigned, as a condition to receiving the applicable portion of the Merger Consideration payable in respect of the Common Shares and effective as of the Closing, on behalf of himself, herself or itself, and on behalf of his, her or its (to the extent applicable) Subsidiaries (for the avoidance of doubt, not including the Company and its Subsidiaries) and each of its and their respective officers, directors, agents, general or limited partners, managers, management companies, members, stockholders, equityholders, controlling Persons, representatives or Affiliates (for the avoidance of doubt, not including the Company and its Subsidiaries), or any heir, beneficiaries, executor, administrator trust, spouse, estate successor or assign of the foregoing (each, a “Releasing Party”), hereby fully and irrevocably releases, waives and forever discharges (the “Release”) each of the Company, Parent and Merger Sub and their respective Affiliates, and their Affiliates’ directors, officers, employees, agents, general or limited partners, managers, management companies, members, stockholders, equityholders, controlling persons, representatives, successors and assigns (each, a “Released Party”) from any and all past, present or future actions, causes of action, suits, proceedings, executions, judgments, duties, debts, dues, accounts, bonds, contracts and covenants (whether express or implied), and claims and demands whatsoever whether in law or in equity (whether based upon contract, tort or otherwise and whether absolute or contingent, liquidated or unliquidated, known or unknown, determined, determinable or otherwise) (collectively, “Claims”) arising out of or relating to, directly or indirectly, such Releasing Party’s capacity as a shareholder of the Company (the “Released Claims”), including (i) the undersigned’s ownership or purported ownership of the Common Shares to be surrendered herewith or any other securities of the Company (including any right or purported right to receive any additional securities of the Company), (ii) the undersigned’s allocation of the Merger Consideration referenced in the Allocation Schedule or (iii) the transactions contemplated by the Merger Agreement, including any and all claims that a Releasing Party may have against any of the Released Parties with respect to any other contract, agreement or other arrangement (whether written or verbal) related to the Releasing Party’s capacity as a shareholder of the Company and/or the Releasing Party’s direct or indirect ownership interest in the Company (or right or purported right to receive any securities of the Company), breach or alleged breach of fiduciary duty or otherwise; provided, however, that, subject to and without limiting any of the acknowledgements and agreements made by the undersigned herein and by the Company in the Merger Agreement, nothing contained herein shall operate to release any Claims arising from rights of any Releasing Party (a) pursuant to and in accordance with any Transaction Document to which the Releasing Party is a party or with respect to which the Releasing Party is a third party beneficiary (including, for the avoidance of doubt, the rights of the undersigned to receive the Merger Consideration pursuant to the Merger Agreement subject to the terms and conditions thereof), (b) pursuant to any right to indemnification that any director or officer might have against the Company and its Subsidiaries under the provisions of the Governing Documents of the Company and its Subsidiaries relating to such director, manager or officer serving in that capacity prior to the Effective Time, (c) if such Releasing Party is a current or former officer, employee or service provider of the Company or any of its Subsidiaries, Claims arising under and pursuant to the terms of any employment, stock option, bonus or other employment or compensation agreements or plans in respect of the employment of the undersigned in respect of services provided by the Releasing Party to the Company or any of its Subsidiaries prior to the Effective Time, (d) pursuant to any commercial agreement between or among the Releasing Party, on the one hand, and the Released Party, on the other hand or any other agreements or arrangements between or among such parties that survive the Closing in accordance with Section 5.13 of the Merger Agreement or (e) for common law fraud (each Claim set forth in the foregoing clauses (a)-(e), an “Excluded Claim”). The undersigned understands that each of the Company, Parent and Merger Sub has relied on each of the agreements set forth in this Letter of Transmittal in determining to enter into the Merger Agreement and consummate the transactions contemplated thereby, and the undersigned acknowledges and agrees that the execution of the Merger Agreement, the consummation of the transactions contemplated thereby and the delivery of the applicable portion of the Merger Consideration to the undersigned in respect of the undersigned’s Common Shares constitutes good and valid consideration for the agreements contained in this Letter of Transmittal and that this Letter of Transmittal shall be fully binding on and enforceable against the undersigned by each of the Company, Merger Sub and Parent. The Released Parties are intended third-party beneficiaries of the Release and the Release may be enforced by each of them in accordance with the terms hereof in respect of the rights granted to such Released Parties hereunder.

b.

It is the intention of the Releasing Parties that the Release shall be effective as a full and final accord, satisfaction and release of all of the Released Claims (other than Excluded Claims). In furtherance of this intention, each Releasing Party hereby expressly acknowledges and agrees that the Release shall extend to any and all Released Claims (other than Excluded Claims), whether known or unknown, foreseeable or unforeseeable, disclosed or undisclosed, and expressly waives and relinquishes any right any Releasing Party may have under any statute or rule which may prohibit the release of future rights or a release with respect to unknown Released Claims (other than Excluded Claims).

c.

By signing this Letter of Transmittal, the undersigned also waives the benefits of, and any rights that the undersigned may have in connection with the Released Claims (other than Excluded Claims) under, any statute or common law principle of similar effect in any jurisdiction. The undersigned understands and expressly acknowledges (for itself and each of the Releasing Parties) that it may discover facts different from, or in addition to, those which it knows or believes to be true with respect to the Released Claims (other than Excluded Claims) released herein, and agrees that (i) it is the intention of the undersigned to fully, finally and forever waive, settle, release and relinquish all Released Claims (other than Excluded Claims), and (ii) the Release shall be and remain effective in all respects notwithstanding any subsequent discovery of different and/or additional facts.

d.

By signing this Letter of Transmittal, the undersigned (for himself, herself or itself and each of the Releasing Parties) irrevocably covenants to refrain from, directly or indirectly, bringing any action, suit or proceeding against any Released Party, whether at law or in equity, with respect to any of the rights or Claims waived and released by the Releasing Party hereunder (other than, for the avoidance of doubt, Excluded Claims, which are not waived or released by the Releasing Party hereunder).

e.

The undersigned expressly waives the benefits of the contents of Section 1542 of the Civil Code of the State of California and any rights that the undersigned may have thereunder. Section 1542 of the Civil Code of the State of California provides as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”

f.

The undersigned expressly acknowledges and agrees that he, she or it has read the Release and understands its terms and has been given an opportunity to ask questions of Parent’s or the Company’s representatives. The undersigned further represents that in signing this Letter of Transmittal he, she or it does not rely, and has not relied, on any representation or statement not set forth in the Release made by any representative of Parent or the Company or anyone else with regard to the subject matter, basis or effect of this release or otherwise.

3.	Ownership of Common Shares and Authority.

a.

By signing this Letter of Transmittal, the undersigned hereby represents and warrants that the undersigned (together with the undersigned’s spouse if the undersigned is an individual, is married and the Common Shares surrendered herewith previously constituted community property under Applicable Law) holds all legal, record and beneficial ownership of the Common Shares surrendered herewith as of immediately prior to the Effective Time, with good and valid title to, and full power and authority to sell, assign and transfer, such Common Shares free and clear of any pledge, lien, security interest, mortgage, charge, claim, equity, option, proxy, voting restriction, voting trust or agreement, understanding, arrangement, right of first refusal, limitation on disposition, adverse claim of ownership or use or encumbrance of any kind, subject to applicable U.S. federal and state securities laws.

b.

By signing this Letter of Transmittal, the undersigned hereby represents and warrants that the undersigned (together with the undersigned’s spouse if the undersigned is an individual, is married and the Common Shares surrendered herewith previously constituted community property under Applicable Law) holds all power to transfer, voting power, power of conversion or exchange, power to demand appraisal rights and power to agree to all of the matters set forth in this Letter of Transmittal and the Merger Agreement, in each case with respect to all of the undersigned’s Common Shares to be surrendered herewith, with no limitations, qualifications or restrictions on such rights, subject to the applicable U.S. federal and state securities laws that restrict the transfer of such Common Shares.

c.

By signing this Letter of Transmittal, the undersigned hereby represents and warrants that there is no action, suit, claim, or proceeding of any nature pending or threatened against the undersigned or any of the undersigned’s properties or assets that relates in any way to this Letter of Transmittal, the Merger Agreement or any of the transactions contemplated hereby or thereby.

d.

By signing this Letter of Transmittal, the undersigned hereby represents and warrants that, if the undersigned is not a natural person, the undersigned is a legal entity duly organized, validly existing and in good standing under the law of its jurisdiction of organization.

e.

By signing this Letter of Transmittal, the undersigned hereby represents and warrants that, if the undersigned is not a natural person, the execution and delivery of this Letter of Transmittal has been duly authorized by all necessary action (including, if the undersigned is a corporation, approval by its board of directors and, if necessary, shareholders, as the case may be, if the undersigned is a partnership, approval by its general partner or limited partners, as the case may be, if the undersigned is a limited liability company, approval by its managers, and if necessary, members, as the case may be) on the part of the undersigned and this Letter of Transmittal constitutes a legal, valid and binding obligation of the undersigned, enforceable against him, her or it in accordance with its terms, subject, as to enforceability, to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Applicable Laws affecting creditors’ rights generally and general principles of equity.

f.

By signing this Letter of Transmittal, the undersigned hereby represents and warrants that no consent, authorization, waiting period expiration or termination, order or approval of, filing or registration with, or notice to any governmental authority or third party is required in connection with the execution, delivery or performance of this Letter of Transmittal by the undersigned or the consummation by the undersigned of the transactions contemplated hereby.

g.

The undersigned hereby represents and warrants that, if the undersigned is an individual and a resident of any state that is subject to community property laws, unless the signature of the undersigned’s spouse appears on the signature page to this Letter of Transmittal, he or she is not married or that he or she has the power to bind his or her spouse acting alone.

h.

The undersigned acknowledges and agrees that the undersigned will, upon request, execute and deliver any additional documents reasonably requested by the Paying Agent to process delivery of the applicable portion of the Merger Consideration payable in respect of the Common Shares in connection with the surrender thereof.

i.

The undersigned hereby represents and warrants that, except for the Common Shares to be surrendered for payment pursuant to this Letter of Transmittal as set forth in Section 2 of this Letter of Transmittal, the undersigned does not own any Company Securities.

j.

By signing this Letter of Transmittal, the undersigned hereby represents and warrants that the undersigned (a) is competent to execute this Letter of Transmittal free from coercion, duress or undue influence, (b) is acquiring shares of common stock of Parent pursuant to the Merger Agreement and in connection with the Merger for its own account, solely for investment and not with a view toward, or for sale in connection with, any distribution thereof in violation of the Securities Act or any foreign, federal, state or local securities or “blue sky” laws or with any present intention of distributing or selling such shares in violation of any such laws, (c) has such knowledge and experience in financial and business matters that the undersigned is capable of evaluating the merits and risks of its investment in shares of common stock of Parent pursuant to the Merger Agreement and in connection with the Merger and of making an informed investment decision and (d) is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act.

k.

By signing this Letter of Transmittal, the undersigned expressly acknowledges and agrees that (i) the surrender of the Common Shares pursuant to this Letter of Transmittal is irrevocable and (ii) the undersigned has been provided access to all information requested by the undersigned in order to evaluate the merits and risks of entering into this Letter of Transmittal.

C.	Delivery of Consideration

The delivery by the Paying Agent of the applicable portion of the Merger Consideration to which the undersigned is entitled in respect of the Common Shares pursuant to the terms of the Merger Agreement is conditioned on, among other things, (i) the closing of the Merger (the “Closing”) and receipt by the Paying Agent of the applicable funds and evidence of the shares of Parent common stock in book-entry form constituting the applicable portion of the Merger Consideration and (ii) the receipt by the Paying Agent of this Letter of Transmittal, duly completed and validly executed, together with all required attachments and other documents. No interest will accrue on any portion of the Merger Consideration.

The undersigned understands that the delivery and surrender of Common Shares will be effective, and the risk of loss and title to such Common Shares shall pass, only upon proper delivery of this Letter of Transmittal and (x) the certificates representing the Common Shares (“Certificates”), if applicable, or (y) other instruments evidencing such Common Shares held by the undersigned as the Paying Agent may reasonably request (the “Equity Instruments”) to the Paying Agent. All questions as to validity, form and eligibility of any surrender of Common Shares will be determined by Parent (which may delegate power in whole or in part to the Paying Agent) and such determination shall be final and binding.

By signing this Letter of Transmittal, the undersigned represents and warrants that the mailing address, wire transfer information, or information provided by or on behalf of the undersigned for special payment or delivery, as applicable, set forth in this Letter of Transmittal is true, correct and complete, and the undersigned hereby agrees to indemnify and hold harmless Parent, Merger Sub, the Company, and the Paying Agent and their respective agents and representatives from any Claims by any person, including the undersigned, or losses relating to (a) the delivery to such address or bank account, or pursuant to such special payment or delivery information, of any portion of the Merger Consideration to be delivered to the undersigned or on behalf of the undersigned, in respect of the undersigned’s Common Shares to be surrendered herewith and (b) any inaccuracy in or breach of any representation or warranty made by the undersigned herein or any breach by the undersigned of any covenant or agreement contained in this Letter of Transmittal; provided, however, that, except in the case of the undersigned’s common law fraud, any liability of the undersigned pursuant to this sentence shall be limited to the undersigned’s applicable portion of the Merger Consideration. The undersigned agrees to notify the Paying Agent of any change to the address, wire instructions or special payment or delivery information set forth herein.

Unless otherwise specified in Section 3, the undersigned hereby directs the Paying Agent to issue any cash payment payable in respect of the Common Shares to be surrendered herewith and as may be due pursuant to the terms of the Merger Agreement in the name(s) of the registered holder(s) appearing at the address set forth in Section 1.

The shares of Parent common stock deliverable in respect to the Common Shares to be surrendered herewith pursuant to the terms of the Merger Agreement will be delivered in book-entry form in the name(s) of the registered holder(s) appearing at the address set forth in Section 1, unless otherwise specified in Section 3.

D.	Rejection of Letters of Transmittal and Surrender of Common Shares

The undersigned acknowledges that if the Paying Agent determines that any Letter of Transmittal or IRS tax form has not been properly completed or executed, or any irregularity or defect in connection with the surrender of the Common Shares delivered in connection herewith exists, the Paying Agent shall be entitled to consult with Parent for further instructions and may reject the Letter of Transmittal, IRS tax form or any other document. If there are discrepancies between any Letter of Transmittal, IRS tax form, Certificate or other document, as applicable, the Paying Agent shall consult with Parent for instructions as to the Common Shares, if any, it is authorized to accept in exchange for the applicable portion of the Merger Consideration, and shall, except as thereafter directed in writing by Parent, continue to hold any documents surrendered in connection therewith.

The undersigned understands that: (1) unless and until the undersigned surrenders the Common Shares owned by the undersigned in accordance with this Letter of Transmittal and the Merger Agreement, no payment of any portion of the Merger Consideration pursuant to the Merger Agreement shall be paid to the undersigned; (2) payment of the Merger Consideration pursuant to the Merger Agreement is conditioned upon the Closing and the terms and conditions of the Merger Agreement; and (3) no interest will accrue on any amounts payable pursuant to the Merger Agreement. In addition, the undersigned recognizes that the Closing is subject to various conditions, and Parent may not be required to accept the surrender of any of the Common Shares surrendered hereby. The undersigned shall, upon the request of Parent, execute and deliver any additional documents deemed necessary or desirable to complete the transfer of the Common Shares surrendered hereby.

E.	Agreement Not to Transfer

The undersigned hereby agrees that he, she or it shall not, directly or indirectly, sell, offer to sell, give, pledge, encumber, assign, grant any option for the sale of or otherwise transfer or dispose of, or enter into any agreement, arrangement or understanding to sell or transfer, any Common Shares, other than in connection with the Merger Agreement or any other Transaction Document or any other transaction approved by both the Company and Parent.

F.	Termination of Agreements

The undersigned acknowledges and agrees that, effective as of and contingent upon the Closing, to the extent the undersigned is a party to any Affiliate Agreement, including the Company Shareholder Rights Agreement, that the Company is required to terminate pursuant to the terms of the Merger Agreement (collectively, the “Terminated Agreements”), the undersigned consents and agrees to the waiver of any applicable advance notice requirements contained in such Terminated Agreement, the termination of such Terminated Agreements, and agrees to waive any rights the undersigned may have under such Terminated Agreements and will take no action with regard to pursuing any claim pursuant to any such Terminated Agreement.

G.	WAIVER OF DISSENTERS’ RIGHTS

BY DELIVERY OF THIS LETTER OF TRANSMITTAL, THE UNDERSIGNED HEREBY AFFIRMATIVELY, UNCONDITIONALLY AND IRREVOCABLY WAIVES, AND AGREES NOT TO EXERCISE OR DEMAND, ANY DISSENTERS’ RIGHTS, APPRAISAL RIGHTS OR SIMILAR RIGHTS OR REMEDIES THAT THE UNDERSIGNED MAY HAVE UNDER APPLICABLE LAW (INCLUDING SECTIONS 623 AND 910 OF THE BUSINESS CORPORATION LAW OF THE STATE OF NEW YORK) WITH RESPECT TO THE MERGERS AND THE OTHER TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT.

H.	Governing Law; Submission to Jurisdiction

This Letter of Transmittal and all disputes or controversies arising out of or relating to this Letter of Transmittal or the transactions contemplated hereby shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of laws rules of such state that would cause the law of any other jurisdiction to apply.

The undersigned irrevocably agrees that any Claim arising out of or relating to this Letter of Transmittal brought by the undersigned or its successors or assigns shall be brought and determined exclusively in the United States District Court for the Southern District of New York; provided, that if such court does not have jurisdiction, then any such action or proceeding may be brought exclusively in any other state court located in the State of New York, so long as such courts shall have subject matter jurisdiction over such Claim. The undersigned hereby irrevocably consents and submits to the exclusive jurisdiction of the aforesaid courts (and of the appropriate appellate courts therefrom) for himself, herself or itself and with respect to his, her or its property, generally and unconditionally, with regard to any such Claim arising out of or relating to this Letter of Transmittal and the transactions contemplated hereby. The undersigned agrees not to commence any action, suit or proceeding relating thereto except in the courts described above in New York, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in New York as described herein. The undersigned further agrees that notice to the undersigned as provided in Section 1 hereof shall constitute sufficient service of process and the undersigned further waives any argument that such service is insufficient. The undersigned hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Letter of Transmittal or the transactions contemplated hereby, (1) any claim that he, she or it is not personally subject to the jurisdiction of the courts in New York as described herein for any reason, (2) that he, she or it or his, hers or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (3) that (a) the suit, action or proceeding in any such court is brought in an inconvenient forum, (b) the venue of such suit, action or proceeding is improper or (c) this Letter of Transmittal, or the subject matter hereof, may not be enforced in or by such courts.

THE UNDERSIGNED HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS LETTER OF TRANSMITTAL OR THE TRANSACTIONS CONTEMPLATED HEREBY.

I.	Inconsistency

In case of any inconsistency between this Letter of Transmittal and the Merger Agreement (including the schedules and exhibits thereto), the Merger Agreement shall control.

J.	Successors; Assigns

All authority conferred or agreed to be conferred in this Letter of Transmittal shall be binding upon the successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned.

K.	Risk of Loss

The undersigned hereby agrees and acknowledges that delivery shall be effected, and risk of loss and title to the Common Shares shall pass, only upon proper (1) surrender of such Common Shares, and (2) delivery of this Letter of Transmittal.

L.	Miscellaneous

The undersigned hereby expressly acknowledges and agrees that Parent, its Affiliates, the Company and the Paying Agent are express third-party beneficiaries of this Letter of Transmittal, and any representations, warranties, acknowledgements, agreements, waivers, releases and covenants are made to and for the benefit of each of Parent or any of its Affiliates, the Company and the Paying Agent severally and shall be enforceable by each of Parent or any its Affiliates, the Company and the Paying Agent severally.

Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under Applicable Law. If any term or provision of this Letter of Transmittal shall for any reason and to any extent be invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Letter of Transmittal or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, Parent may, upon written notice to the undersigned, modify this Letter of Transmittal so that the transactions contemplated by this Letter of Transmittal and the Merger Agreement be consummated as originally contemplated to the greatest extent possible.

The undersigned understands that the information contained in this Letter of Transmittal may be shared with the Paying Agent, Parent, Merger Sub and the Company, and each such Person may rely upon the representations, warranties, covenants and agreements contained herein as if each such Person were a party to this Letter of Transmittal and each shall have the rights, remedies and benefits under this Letter of Transmittal as if such Person was a party hereto. Unless agreed in writing by Parent, all representations, warranties, acknowledgements, agreements, waivers and covenants of the undersigned set forth in this Letter of Transmittal will remain in full force and effect pursuant to its terms. Any modification to any term of this Letter of Transmittal requires the prior written consent of both the undersigned and Parent.

The remainder of the page is intentionally left blank.

Section 1. Registered Holder Information.

Name(s) of Registered Holder(s) exactly as name(s) appear(s) on Security

Address

City

State/Province

Postal/Zip Code

Country

Email Address of Registered Holder

Contact number of registered Securityholder

By providing your email address, you hereby agree and understand that you are providing your consent to the electronic delivery of any and all disclosures, information or documents about the service and related matters in connection with this Letter Of Transmittal (“Account”). Electronic Communications covered by your consent may include, but are not limited to: PNC Privacy Policy, IRS Tax Forms, letters, notices or alerts regarding your Account, any disclosure required by federal, state or local law, and other information, documents, data records and other legal notices that may relate to your Account. Your consent will continue to apply and you will continue to receive electronically the applicable or requested information pertaining to your Account above until you are no longer an accountholder, or until you withdraw your consent. You may withdraw your consent to receiving Account documents and communications electronically at any time, by contacting us in writing at PNC Financial Services Group, Attn: M&A Team, 80 S. 8th Street, Suite 3715, Minneapolis, MN 55402. If you do, you will receive certain Account documents issued after the date on which you withdraw such consent in paper form. Any withdrawal of your consent to Electronic Communications will be effective only after we have a reasonable period of time to process your withdrawal request. To access and retain Electronic Communications, you must have: (i) ssl enabled web browsers, (ii) an email address and a personal computer or equivalent device capable of connecting, and actually connected, to the Internet, (iii) Acrobat Reader software version 6.0 or higher to view documents in Portable Document Format (PDF). This viewer is available for download, free of charge, from www.adobe.com and (iv) sufficient electronic storage capability on your hard drive or other data storage facility or a means to print or store notices and information through your browser software.

Section 2. Securities Surrendered.

Certificate Number (if applicable)	Number of Common Shares	Check Box if Lost

Lost Certificate(s). If the Certificate(s) has (have) been lost, stolen or destroyed, an Affidavit of Lost Certificate and Indemnity Agreement, attached hereto as Exhibit C, must be completed and delivered to the Paying Agent along with this completed Letter of Transmittal.

Section 3. Method of Delivery.

Please SELECT ONLY ONE of the following methods of payment to receive your cash proceeds, and complete the corresponding “Payment Information” in Section 3(a), 3(b) or (3c).

Wire Transfer ☐ If selected, please complete the “Wire Transfer” Section 3(a) below.	Automated Clearing House ☐ If selected, please complete the “ACH” Section 3(b) below.	Check ☐ If selected, please complete the “Check” Section 3(c) below.

☐   Check this box ONLY if you want consideration issued to a name OTHER THAN the Registered Holder. If checked, you will be required to obtain and deliver a Medallion Guarantee (See Section 5) and complete the following information before payment will be issued.

Section 3(a). Cash Payment Information. Wire Transfer.

Bank Name

Fedwire ABA Number/SWIFT

Name on Bank Account

Account Number/IBAN

FFC Account Name (if applicable)

FFC Account Number (if applicable)

Bank Contact/Telephone Number

**You agree that any error in payment (i.e. overpayment, duplicate payment, fraudulent payment, or otherwise) will be reversed through a debit to such account.

Section 3(b). Cash Payment Information. Automated Clearing House (ACH).

Bank Name

ABA Number

Name on Bank Account

Account Number

Account Type:

☐ Checking	☐ Savings

**You agree that any error in payment (i.e. overpayment, duplicate payment, fraudulent payment, or otherwise) will be reversed through a debit to such account.

Section 3(c). Cash Payment Information. Check.

CHECK ISSUANCE

Name:

Address:

City:

State/Province:

Postal/Zip Code:

Country:

Section 4. Signature Page to Letter of Transmittal

Registered Holder Name:

By:
(Signatory Entity)

Its:
(Capacity)

By:
(Signatory Entity)

Its:
(Capacity)

Signature:
(Signature(s) of Registered Holder(s))

Name:
(Please Print)

Title:

Date:
ADDITIONAL SIGNERS (IF APPLICABLE)

Sign Here:
(Signature(s) of Registered Holder(s))

Name:
(Please Print)

Title:

Date:

Section 5. Medallion Guarantee

MEDALLION GUARANTEE: If the consideration is to be delivered to anyone other than the Registered Holder, your signature above must be medallion guaranteed. A Medallion Signature Guarantee stamp may be obtained from a domestic bank or trust company, broker-dealer, clearing agency, savings association, or other financial institution which participates in a Medallion program of the Securities Transfer Association Medallion Program (STAMP), Stock Exchanges Medallion Program (SEMP) or the NYSE Medallion Signature Program, as long as the amount of the transaction does not exceed the relevant surety coverage of the medallion. Signature guarantees from financial institutions which do not participate in a Medallion program will not be accepted. A notary public cannot provide a Medallion Signature Guarantee stamp.

General Instructions:

Section 1: Enter your name as it appears on your Common Shares. If the Common Shares are registered in various names, a separate Letter of Transmittal must be submitted for each different registered holder.

Section 2: Please complete the schedule by listing the Common Shares being surrendered.

Section 3: With respect to delivery of the cash portion of the Merger Consideration, PNC offers wire transfers, Automated Clearinghouse (ACH) / Direct Deposit for U.S. Bank Accounts, or a check. If selecting wire transfer: The ABA Routing Number for “incoming FED WIRES” is in many times different than the ABA Routing Number used for direct deposit or the ABA Routing Number on the bottom of your check or deposit slip. Please always check with your bank to obtain the correct ABA Routing Number and wire instructions. For international wires, please provide the SWIFT code (BIC) in the Fedwire ABA Number field and the complete IBAN in the Account Number field, if available. If selecting ACH / Direct Deposit: Please note ACH / Direct Deposits are typically credited to receiving bank account 1-2 business days after the payment is processed. Your cash payment will be delivered by direct deposit to an account in the name of the Registered Holder (exactly as set forth in Section 1). If your payment is returned, you may incur fees and your financial institution may charge fees in addition to the fees described herein. If selecting a check: Checks are delivered by U.S. mail in the name of the registered holder as set forth in Section 1.

Section 4. All registered holders must sign. If signing on behalf of an entity, please sign in capacity on behalf of the entity. If the Registered Holder is unable to sign, please contact Paying Agent for instructions.

Section 5. If the consideration is to be delivered to anyone other than the registered holder, the signatures of those executing the document must be medallion guaranteed by an eligible guarantor. The medallion guarantee stamp can be obtained from a domestic bank, trust company, broker dealer or other financial institution participating in the Securities Transfer Association Medallion Guarantee Program (STAMP) or Stock Exchanges Medallion Program (SEMP) or the NYSE Medallion. The surety value of the medallion guarantee must cover the total amount of the payment. All future payments will be made to the new payee unless the transferor specifically directs the paying agent otherwise. Please contact your bank or broker regarding its requirements for application of the medallion guarantee.

Tax Matters: All payees must provide a valid IRS Form W-9 or the appropriate IRS Form W-8 (attached hereto as Exhibit B). Each Registered Holder set forth in Section 1 must provide Paying Agent with a correct Taxpayer Identification Number (“TIN”) and certain other information on an IRS Form W-9, or an appropriate IRS Form W-8, as described below under “Important U.S. Tax Information.” If the payment is to be made to any payee other than the Registered Holder set forth in Section 1 (a “Transferee”), such Transferee must also provide Paying Agent with a correct TIN and certain other information on an IRS Form W-9, or an appropriate IRS Form W-8.

IMPORTANT U.S. TAX INFORMATION

To avoid backup withholding, United States federal income tax law generally requires that if your Common Shares are accepted for payment, you and your assignee (in either case, the “Payee”) must provide the Paying Agent (the “Payor”) with the Payee’s correct Taxpayer Identification Number (“TIN”), which, in the case of a Payee who is an individual, is the Payee’s social security number. If the Payor is not provided with the correct TIN or an adequate basis for an exemption, the Payee may be subject to a penalty imposed by the IRS and backup withholding in an amount equal to 24% of the gross proceeds received pursuant to the Merger. Backup withholding is not an additional tax. Rather, the tax liability of a Payee subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained from the IRS provided the required information is timely furnished to the IRS.

Payees are urged to consult their own tax advisors regarding compliance with backup withholding rules. To prevent backup withholding, each Payee that is a U.S. person (as defined in the W-9 Specific Instructions) must provide such Payee’s correct TIN by completing the IRS Form W-9 attached hereto, certifying that (i) the TIN provided is correct, (ii) (a) the Payee is exempt from backup withholding, (b) the Payee has not been notified by the IRS that such Payee is subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified the payee that such Payee is no longer subject to backup withholding, (iii) the Payee is a U.S. person (including a U.S. resident alien) and (iv) the FATCA code(s) entered on the IRS Form W-9 (if any) indicating that the Payee is exempt from FATCA reporting are correct.

If the Payee does not have a TIN, such Payee should consult the Instructions for IRS Form W-9 (the “W-9 Specific Instructions”) for instructions on applying for a TIN and apply for and receive a TIN prior to submitting the IRS Form W-9. If the Payee does not provide such Payee’s TIN to the Payor by the time of payment, backup withholding may apply. If the Securities are held in more than one name or not in the name of the actual owner, consult the W-9 Specific Instructions for information on which TIN to report.

Certain Payees are not subject to these backup withholding and reporting requirements. To prevent possible erroneous backup withholding, such exempt Payees who are U.S. persons (as defined in the W-9 Specific Instructions) should indicate their exempt status on IRS Form W-9 by providing the appropriate exempt payee code. See the enclosed W-9 Specific Instructions for additional instructions. In order for a nonresident alien or foreign entity to qualify as exempt, such Payee must submit an appropriate and properly completed IRS Form W-8BEN, W-8BEN-E, W-8ECI, W-8EXP or W-8IMY, as the case may be, signed under penalties of perjury attesting to such exempt status. Such forms may be obtained from the Paying Agent or the IRS website: www.irs.gov.

Failure to provide a properly completed and signed IRS Form W-9 or a properly completed and signed IRS Form W-8BEN, W-8BEN-E, W-8ECI, W-8EXP or W-8IMY may result in backup or other withholding under U.S. tax laws on any payments and may result in a penalty imposed by the U.S. Internal Revenue Service.

IN ALL CASES, TAX FORMS PREPARED AND ATTACHED TO THIS LETTER OF TRANSMITTAL SHOULD BE COMPLETED IN ACCORDANCE WITH INSTRUCTIONS FROM THE IRS ATTACHED TO EACH FORM OR AVAILABLE AT WWW.IRS.GOV. EACH PAYEE IS URGED TO CONSULT WITH HIS, HER OR ITS OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF THE TRANSACTION IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES.

EXHIBIT A

CONSENT OF SPOUSE

I,                                                                                                                                                                                       ,

(Spouse’s Name)

of the County of                                                                      State of                                                                          ,

spouse of                                                                          , a shareholder of Bank Leumi le-Israel Corporation (the “Company”), under that certain Agreement and Plan of Merger, dated as of September 22, 2021 (as it may be amended from time to time, the “Merger Agreement”), by and among the Company, Valley National Bancorp, a New Jersey corporation and Volcano Merger Sub Corporation, a New York corporation, hereby consent to the transactions contemplated by the Merger Agreement, including the conversion of all of the shares of common stock, par value $0.10 per share, of the Company held by my spouse (the “Shares”) in exchange for the right to receive, and for the purpose of receiving the applicable portion of the consideration and any other amounts payable pursuant to the Merger Agreement in respect of such Shares pursuant to the Merger Agreement without interest and less any applicable withholding taxes (the “Merger Consideration”), payable in the manner set forth in the Merger Agreement. Contingent upon the Closing, I hereby waive and relinquish all right, claim and interest, however arising, that I may have in the Shares, including those arising under any laws governing community property and marital and non-marital property ownership and disposition thereof or otherwise, or otherwise with respect to the Company, other than my rights, if any, to receive the Merger Consideration, as more fully described in the Merger Agreement. Notwithstanding anything to the contrary in the previous sentence, I hereby consent to the delivery of the Merger Consideration to my spouse. I agree that I will take no action at any time to challenge the validity of the Merger Agreement or the conversion of the Shares into the right to receive the Merger Consideration pursuant to the Merger Agreement. I hereby consent to and agree to be bound by the terms of the Merger Agreement applicable to the Equityholders. Unless defined herein, capitalized terms used in this Consent of Spouse have the meaning given to them in the Merger Agreement.

Spouse’s Signature

EXHIBIT B

TAX FORMS

[Included within the PNC PAID system]

EXHIBIT C

AFFIDAVIT OF LOST CERTIFICATE AND INDEMNITY AGREEMENT

[To Be Attached Prior to Distribution]

Exhibit D

FORM OF

INVESTOR RIGHTS AGREEMENT

Dated as of [●]

ARTICLE VIII MISCELLANEOUS		D-39

8.1	Term	D-39
8.2	Notices.	D-40
8.3	Amendments and Waivers	D-40
8.4	Successors and Assigns	D-41
8.5	Severability	D-41
8.6	Counterparts	D-41
8.7	Entire Agreement	D-41
8.8	Governing Law; Jurisdiction; WAIVER OF JURY TRIAL	D-41
8.9	Specific Performance	D-42
8.10	No Third-Party Beneficiaries	D-42

INVESTOR RIGHTS AGREEMENT, dated as of [●] (this “Agreement”), by and between Valley National Bancorp, a New Jersey corporation (“Parent”), and Bank Leumi Le-Israel B.M., an Israeli corporation (the “Investor”).

W I T N E S S E T H:

WHEREAS, on September 22, 2021, Parent, Bank Leumi le-Israel Corporation, a New York corporation (the “Company”), and Volcano Merger Sub Corporation, a New York corporation, entered into an Agreement and Plan of Merger (as it may be amended, modified or otherwise supplemented from time to time, the “Merger Agreement”), pursuant to which, among other things, (i) Merger Sub merged with and into the Company, with the Company as the surviving entity (the “Merger”), (ii) immediately following the Merger, the Company merged with and into Parent, with Parent as the surviving entity (the “Follow-On Merger”), and (iii) immediately following the Follow-On Merger, Bank Leumi USA (“Company Bank Subsidiary”) merged with and into Valley National Bank (“Parent Bank Subsidiary”), with Parent Bank Subsidiary as the surviving entity (the “Bank Merger”), in each case, on the terms and subject to the conditions set forth in the Merger Agreement;

WHEREAS, pursuant to and subject to the terms and conditions of the Merger Agreement, in connection with the consummation of the Merger, the Investor received cash and shares of common stock, no par value, of Parent (the “Parent Common Stock”); and

WHEREAS, in connection with and pursuant to the Merger Agreement, each of the parties hereto wishes to set forth in this Agreement certain terms and conditions regarding certain governance matters and the Investor’s ownership of the Shares and to establish certain rights, restrictions and obligations of Parent and the Investor with respect to the Shares.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I

GOVERNANCE AND REGULATORY MATTERS

1.1 Composition of the Board of Directors at the Closing. At the closing of the Merger (the “Closing”), Parent shall take all action necessary to cause (i) the number of directors that comprise the Board of Directors of Parent (the “Parent Board”) and the Board of Directors of Parent Bank Subsidiary (the “Parent Bank Board”) to each be increased by two (2), and (ii) provided that at the Closing such individuals meet the Eligibility Criteria set forth in the first sentence of Section 1.3, two individuals designated by the Investor to be appointed to fill such newly created vacancies on the Parent Board (as of the effective time of the Merger) and the Parent Bank Board (as of the effective time of the Bank Merger); provided that it is hereby understood and agreed that for purposes of this Section 1.1, Avner Mendelson (which individual may, but is not required to be, one of the two individuals designated by the Investor pursuant to this Section 1.1), shall be deemed to meet the eligibility criteria set forth in clauses (iii), (v), (vi) and (vii) of the first sentence of Section 1.3(a) (it being understood that the determination as to whether such individuals meet the eligibility criteria set forth in clauses (i), (ii) and (iv) of the first of the first sentence of Section 1.3(a) shall be made at the time such individuals may be appointed to the Parent Board and Parent Bank Board).

1.2 Composition of the Parent Board and the Parent Bank Board Following the Closing.

(a) Following the Closing and until the First Threshold Date, Parent shall take all action necessary to cause the size of the Parent Board and the Parent Bank Board to each be at least ten (10). Following the First

Threshold Date and until the Second Threshold Date, Parent shall take all action necessary to cause the size of the Parent Board and the Parent Bank Board to be at least five (5). Parent, the Parent Board and the Parent Bank Board, as applicable, shall take all necessary actions to ensure that, at all times when any Investor Directors are eligible to be designated, nominated and/or elected pursuant hereto, there are sufficient vacancies on each of the Parent Board and the Parent Bank Board to permit such designation, nomination and/or election.

(b) Following the Closing, at each annual or special meeting of shareholders of Parent at which directors are to be elected to the Parent Board, Parent shall nominate and use its reasonable best efforts to cause the election to the Parent Board (which reasonable best efforts shall, for the avoidance of doubt, include Parent (1) recommending that Parent’s shareholders vote in favor of the election of the applicable Investor Designees(s) and (2) otherwise supporting such applicable Investor Designee(s) in a manner substantially the same in all material respects as the manner in which Parent supports its other director nominees) of a slate of directors which includes: (i) until the First Threshold Date, two Investor Directors and (ii) from and after the First Threshold Date until the Second Threshold Date, one Investor Director; provided that in no event shall Parent be obligated to nominate for election, or appoint, an Investor Designee to the Parent Board if, at the time such Investor Designee is to become an Investor Director, the Investor Directors would comprise more than 20% of the members then serving on the Parent Board.

(c) Following the Closing and until the Second Threshold Date, Parent shall take all necessary action to cause each Investor Director that is serving as a member of the Parent Board to be a member of the Parent Bank Board; provided, that in no event shall Parent be required to elect or appoint an Investor Director to the Parent Bank Board if, at the time such Investor Director is to become a director serving on the Parent Bank Board, the Investor Directors would comprise more than 20% of the members then serving on the Parent Bank Board.

(d) Without the prior written consent of the Investor, until the Second Threshold Date has occurred, Parent shall not remove any Investor Director from his or her directorship on the Parent Bank Board except as expressly permitted hereby. The Investor shall have the right to cause any Investor Director to resign from his or her directorship on the Parent Board or the Parent Bank Board at any time. At the Investor’s written request, Parent shall take action in its capacity as a shareholder of Parent Bank to remove any Investor Director from his or her directorship on the Parent Bank Board.

(e) The Investor shall notify Parent of the identity of each proposed Investor Designee, in writing, on or before the time such information is reasonably requested by the Parent Board or the Nominating and Corporate Governance Committee of the Parent Board for inclusion in a proxy statement for a meeting of shareholders, together with all information about each proposed Investor Designee as shall be reasonably requested by the Parent Board or the Nominating and Corporate Governance Committee of the Parent Board; provided, that in the event the Investor fails to provide any such notice, the applicable individuals then serving as Investor Directors shall be deemed to be the Investor Designees for such meeting. For the avoidance of doubt, the Investor shall not be required to comply with any other advance notice provisions generally applicable to the nomination of directors by Parent so long as the Investor complies with this Section 1.2(e).

(f) In the event of the death, disability, resignation or removal of an Investor Director or if an Investor Director ceases to serve on the Parent Board and/or the Parent Bank Board for any other reason (in the case of each of the foregoing, other than pursuant to Section 1.6), Parent shall take all action necessary to cause the Parent Board and the Parent Bank Board to promptly appoint to the Parent Board and the Parent Bank Board, and to all committees on which such Investor Director served, respectively, a replacement Investor Director designated by the Investor to fill the resulting vacancy, subject to and in accordance with the procedures set forth in Section 1.3; provided, that if an Investor Director is removed for cause, the replacement Investor Director shall not be the same individual who was removed.

(g) In the event that an Investor Designee fails to be elected to the Parent Board following any annual or special meeting of the shareholders at which the Investor Designee stood for election but was nevertheless not elected, Parent and Parent Bank Board will promptly appoint a replacement Investor Director designated by the Investor to the Parent Board and the Parent Bank Board, and such individual shall then be deemed an Investor Director for all purposes hereunder, subject to Section 1.3.

(h) For the avoidance of doubt, the non-employee Investor Directors shall be entitled (i) to the same retainer, equity compensation and other fees or compensation, including travel and expense reimbursement, paid to the other non-employee directors of Parent for their service on the Parent Board, including any service on any committee of the Parent Board, and (ii) to indemnification rights no less favorable than those generally provided to other non-employee directors of Parent. Each Investor Director shall be covered in such a manner as to provide each Investor Director in his or her capacity as a director of Parent with rights and benefits under all directors’ and officers’ insurance policies no less favorable than those generally provided to other non-employee directors of Parent. Parent acknowledges and agrees that Parent is the indemnitor of first resort with respect to any Investor Director (i.e., its obligations to such Investor Director pursuant to this Section 1.2(h) are primary and any obligation of any other Persons to which such Investor Director may have rights to advancement of expenses or to indemnification for the same expenses or liabilities incurred by such Investor Director are secondary) with respect to the matters set forth in this Section 1.2(h).

1.3 Eligibility Criteria.

(a) Notwithstanding anything to the contrary in this Article I, each Investor Director shall (i) not be or have been the subject of a conviction or proceeding enumerated in Item 2(d) or (e) of Schedule 13D under the Exchange Act, (ii) not be or have been a party to a proceeding, or be subject to an order, judgment or decree, of the type enumerated in Item 401(f) of Regulation S-K in the five (5) year period preceding the date of determination or be subject to any order, decree or judgment of any court or agency prohibiting service as a director of any public company, (iii) meet the director qualification and eligibility criteria of the Nominating and Corporate Governance Committee of the Parent Board applicable generally to members of the Parent Board and Parent Board nominees (provided that Parent shall not, and shall cause the Parent Bank Subsidiary, the Parent Board, the Nominating and Corporate Governance Committee of the Parent Board and the Parent Bank Board not to, implement any director qualification and eligibility criteria with the intention of disproportionately and adversely impacting the Investor’s rights hereunder or any Investor Director), (iv) satisfy applicable requirements and standards imposed by Applicable Law, the Nasdaq Global Select Market (“NASDAQ”) or any other national securities exchange on which shares of Parent Common Stock are listed as of the date of determination or any other Parent Regulatory Agency (and the election of such individual shall not, in and of itself, cause Parent or the Parent Bank Subsidiary, as applicable, to be not in compliance with Applicable Law or such requirements), (v) not be an officer, director, Affiliate, direct or indirect 5% or greater owner of the Equity Interests of, or otherwise control or direct or direct the activities of, any Person (other than the Investor, Parent and their respective Subsidiaries) that directly or indirectly engages in the Restricted Activities, (vi) be reasonably acceptable to the Nominating and Corporate Governance Committee of the Parent Board and (vii) “independent” pursuant to the listing standards of the NASDAQ or other national securities exchange on which shares of Parent Common Stock are listed (provided that in no event shall any Investor Designee shall be deemed to not satisfy this clause (vii) by virtue of the relationship between the Investor and its Affiliates, on the one hand, and the Company and its Affiliates, on the other hand (including Investor’s ownership of Equity Interests of the Company) or the fact that such Investor Designee is an employee, officer, director, agent or other representative of the Investor or any of its Affiliates) (collectively, the “Eligibility Criteria”). Notwithstanding anything to the contrary in this Article I, the Investor will not be entitled to designate any individual to the Parent Board, the Parent Bank Board, or any committee of the Parent Board or the Parent Bank Board pursuant to this Article I if such individual does not satisfy the Eligibility Criteria, and the Investor agrees to cause any Investor Director then serving on the Parent Board or Parent Bank Board to resign from such position promptly upon written notice from Parent to the Investor of such Investor Designee’s failure to satisfy any of the eligibility criteria set forth in clause (i), (ii), (iii), (iv), (v) or (vii) of the first sentence of this Section 1.3.

(b) When the Investor designates an Investor Designee, the Parent Board or the Nominating and Corporate Governance Committee of the Parent Board shall make its determination and recommendation regarding whether such Investor Designee meets the Eligibility Criteria within ten (10) Business Days after (1) such Investor Designee has submitted to Parent (x) a fully completed copy of Parent’s standard director and officer questionnaire and other reasonable and customary director onboarding documentation (including an authorization form to conduct a background check and a consent to be named as a director in Parent’s proxy statement) generally applicable to all new directors of Parent and (y) a written representation that such Investor Designee, if elected as a director of Parent, would be in compliance, and will comply, with all Parent guidelines and policies applicable generally to members of the Parent Board and Parent Board nominees and (2) representatives of Parent Board have conducted customary interview(s) of such Investor Designee, if such interviews are reasonably requested by the Parent Board or the Nominating and Corporate Governance Committee of the Parent Board. Parent shall use its reasonable best efforts to conduct any interview(s) contemplated by clause (2) of the foregoing sentence as promptly as reasonably practicable.

(c) In the event that the Nominating and Corporate Governance Committee of the Parent Board determines in good faith that an Investor Designee fails to satisfy the Eligibility Criteria, the Investor may propose another individual as a replacement therefor, whose appointment shall be subject to satisfaction of the Eligibility Criteria and the Nominating and Corporate Governance Committee of the Parent Board recommending such individual in accordance with the procedures described above.

1.4 Committee Representation.

(a) From the Closing until the Second Threshold Date, at any time at which an Investor Designee is serving as a member of the Parent Board and the Parent Bank Board, the Investor shall be entitled to designate, and Parent shall take all action necessary to cause the Parent Board and the Parent Bank Board, as applicable, to promptly appoint (i) one Investor Director to serve as a member of the Executive Committee of the Parent Board, (ii) one Investor Director to serve as a member of the Nominating and Corporate Governance Committee of the Parent Board, (iii) one Investor Director to serve as a member of the Risk Committee of the Parent Board and the Parent Bank Board and (iv) one Investor Director to serve as a member of the Investment Committee of the Parent Bank Board; provided, that any Investor Director designated by the Investor to serve as a member of any of the foregoing committees shall, in addition to satisfying the Eligibility Criteria, satisfy and comply with all requirements regarding service as a member of such committee as provided under Applicable Law, the listing requirements and corporate governance rules of NASDAQ or any national securities exchange on which shares of Parent Common Stock are then listed (including any heightened independence requirements for service on specific committees) and the practices and policies of such committee, in each case, applicable generally to its members (provided that Parent shall not, and shall cause the Parent Bank Subsidiary, the Parent Board and the Parent Bank Board not to, implement any practices, policies or requirements with the intention of disproportionately and adversely impacting the Investor’s rights hereunder or any Investor Director).

(b) From the Closing and until the Second Threshold Date, each of the Executive Committee of the Parent Board, the Nominating and Corporate Governance Committee of the Parent Board, the Risk Committee of the Parent Board and the Parent Bank Board and the Investment Committee of the Parent Bank Board shall be comprised of at least four, but no more than six (or, in the case of any such committee of which the Chairman of the Parent Board is a member, seven), members.

1.5 Observer Representation. From the Closing until the earlier of (i) the First Threshold Date and (ii) the Investor’s exercise of the Board Size Increase Restricted Period Termination Option, at any time at which an Investor Designee is serving as a member of the Parent Board and the Parent Bank Board, the Investor shall be entitled to designate one Investor Observer to the Parent Board and the Parent Bank Board (but, for the avoidance of doubt, not to any committees of the Parent Board or the Parent Bank Board). Any Investor Observer shall meet the Eligibility Criteria, and the Investor agrees to cause any Investor Observer then serving to resign from such position when and if required by the last sentence of Section 1.3 (as if such Investor Observer were an Investor Director). The Investor shall have the right to alter the identity of the Investor Observer at each time at which it is entitled to nominate Investor Designees pursuant to Section 1.2(e). Any Investor Observer designated as such by the Investor shall have the right to attend, contribute to and observe, but not vote at (or act by written consent in lieu of a vote). meetings of the Parent Board and the Parent Bank Board. Each Investor Observer at the time of such Investor Observer’s appointment will execute an undertaking relating to such Investor Observer’s compliance with the policies and procedures of meetings of the Parent Board and Parent Bank Board as established by the chairman thereof and which are generally applicable to the members of the Parent Board and/or the Parent Bank Board, as applicable. Parent shall provide, or cause to be provided, to any Investor Observer all notices and written materials that are provided to all members of each of the Parent Board and the Parent Bank Board (but, for the avoidance of doubt, not to members of any committees of the Parent Board or the Parent Bank Board in their capacities as such), as applicable, and the minutes of, and resolutions passed at, all meetings of each of the Parent Board and the Parent Bank Board (but, for the avoidance of doubt, not of any committees of the Parent Board or the Parent Bank Board), as applicable, in each case, at substantially the same time and in the substantially the same manner as provided to members of the Parent Board and Parent Bank Board, as applicable. The Investor Observer shall not have the right to request from Parent or any of its Affiliates, or the Parent Board or the Parent Bank Board, any information or materials other than such information and materials to which it is entitled pursuant to the immediately preceding sentence. The Investor Observer shall have no power of attorney to represent or act on behalf of Parent or any of its Subsidiaries and shall not be entitled to any remuneration, retainer, equity compensation or other fees or compensation or expense reimbursement from Parent or any of its Subsidiaries. Notwithstanding anything to the contrary in this Section 1.5, the Parent Board or Parent Bank Board may exclude any Investor Observe from access to any materials or from any meeting or any portion of any meeting to the same extent as it would exclude a similarly situated director in order to comply with Applicable Law or to the extent that such exclusion is necessary or reasonably advisable to avoid an actual conflict of interest or to preserve attorney-client privilege.

1.6 Termination of Investor Board Rights. The Investor shall notify Parent within five (5) Business Days of the First Threshold Date that the First Threshold Date has occurred and no later than two (2) Business Days after such notification, cause one Investor Director and the Investor Observer to resign from each of the Parent Board, all applicable committees thereof, the Parent Bank Board and all applicable committees thereof, such that immediately following such resignation there is no more than one Investor Director (and no Investor Observer) on each of the Parent Board, any committees thereof, the Parent Bank Board and any committees thereof. The Investor shall notify Parent within five (5) Business Days of the Second Threshold Date that the Second Threshold Date has occurred and no later than two (2) Business Days after such notification, cause any and all Investor Directors to immediately resign from each of the Parent Board, all applicable committees thereof, the Parent Bank Board and all applicable committees thereof.

1.7 Parent Board and Parent Bank Board Obligations. Any breach by the Parent Board or the Parent Bank Board, or any committee of the Parent Board or the Parent Bank Board, of its obligations under this Article I shall be deemed a breach by Parent of its obligations hereunder.

1.8 Regulatory Matters.

(a) Each of Parent and the Investor agrees to cooperate and use its reasonable best efforts to ensure, including by communicating with each other with respect to their respective purchases of Parent Common Stock, that neither the Investor nor any of its Affiliates has “control” of Parent for purposes of the BHC Act (a “Parent Control Effect”).

(b) Parent agrees it will use reasonable best efforts to monitor the ongoing business relationships between Parent and its Affiliates, on the one hand, and the Investor and its Affiliates, on the other hand, and will consult with the Investor periodically in order to facilitate compliance with applicable regulations and the objectives of this Section 1.8. Parent will use reasonable best efforts to calculate the percentage of Parent’s consolidated revenues and expenses generated from business relationships with Investor and Investor’s subsidiaries and provide such information to Investor on a quarterly basis or, to the extent required by the Federal Reserve, a different periodic basis.

(c) Without limiting Section 1.8(a) and Section 1.8(b), none of the Investor, Parent or any of their respective Affiliates shall take any action which it knows would or would reasonably be expected to cause a Parent Control Effect; provided, that nothing in this Agreement shall be construed to prohibit Parent or any of its Affiliates from undertaking any redemption, recapitalization or repurchase of Parent Common Stock, of securities or rights, options, or warrants to purchase Parent Common Stock, or securities of any type whatsoever that are, or may become, convertible into or exchangeable into or exercisable for Parent Common Stock in each case; provided, further, that if it is reasonably likely that such action would result in a Parent Control Effect or a requirement to file a CBC Act notice (a “CBC Act Effect”), Parent shall give the Investor the right to participate in such redemption, recapitalization or repurchase pro rata (based on Investor’s Investor Percentage Interest or such greater amount as may be required to avoid a Parent Control Effect), it being agreed that the Investor shall promptly inform Parent of its determination as to whether to participate and, if it does not participate, it shall promptly dispose of a number of shares of Parent Common Stock necessary to avoid a Parent Control Effect arising from such redemption, recapitalization or repurchase (in one or more Transfers which comply with the terms of this Agreement). For the avoidance of doubt, Investor shall have no obligation to dispose of Parent Common Stock or any securities or rights, options, or warrants to purchase Parent Common Stock, or securities of any type whatsoever to avoid a CBC Act Effect and have no obligation to avoid a CBC Act Effect. If Investor is entitled to receive any Voting Securities from Parent in connection with a stock dividend or similar distribution of Voting Securities in respect of Parent Common Stock, but Investor’s receipt of all or a portion of such Voting Securities would reasonably be expected to cause a Parent Control Effect or CBC Act Effect, Investor shall receive (in the case of a Parent Control Effect) or shall have the option, in Investor’s sole discretion, to receive (in the case of a CBC Act Effect) Nonvoting Parent Common Stock or rights, options, or warrants to purchase Parent Common Stock, instead of Voting Securities, as necessary to avoid the occurrence of a Parent Control Effect or, in Investor’s sole discretion, a CBC Act Effect (it being understood that such distribution of Nonvoting Parent Common Stock shall be subject to compliance with Applicable Law and Parent’s organizational documents at such time, and may be delayed to the extent necessary to obtain required approvals from any Governmental Authority or any stockholder vote or consent required pursuant to Parent’s organizational documents; provided that Parent shall use reasonable best efforts to promptly obtain any required approvals from any Governmental Authority or any stockholder vote or consent required pursuant to Parent’s organizational documents and if such Nonvoting Parent Common Stock is not distributed to Investor within 90 days following the distribution of Voting Securities in respect of Parent Common Stock to which the distribution of Nonvoting Parent Common Stock relates then Parent shall promptly distribute to Investor cash in an amount equal to the value of the Voting Securities Investor would have received if Investor had received a distribution of Voting Securities, with such value based on the market close price of Parent Common Stock on the date other investors received the distribution of such Voting Securities).

(d) If at any time the Investor reasonably determines in good faith, after consultation with Parent and its outside counsel, that (i) the Investor’s ownership of Parent Common Stock has become illegal or in contravention of any order or judgment by a Governmental Authority or the Non-Control Determination or (ii) a Parent Control Effect has otherwise occurred, then, provided the Investor has complied with its obligations under this Section 1.8, if, despite the Investor’s compliance with its obligations set forth in this Section 1.8, such illegality, contravention or Parent Control Effect cannot be cured, Parent and the Investor shall cooperate in good faith to take such actions as are mutually agreeable to cure such illegality, contravention or Parent Control Effect in a manner that best preserves the parties’ economic expectations under this Agreement and the other Transaction Documents, and without limiting the generality of the foregoing, if reasonably required in order to cure either clause (i) or (ii) above, the Investor shall be entitled to effect a Transfer of the portion of its shares of Parent Common Stock to the extent necessary to cure such illegality, contravention or Parent Control Effect, without compliance with the transfer restrictions in Section 2.1, other than Section 2.1(d)(iii) and Section 2.1(h).

1.9 Confidentiality.

(a) The Investor hereby agrees that all Confidential Information with respect to Parent, its Subsidiaries and its and their businesses, finances and operations shall be kept confidential by the Investor and each Investor

Director and Investor Observer and shall not be disclosed by the Investor or any Investor Director or Investor Observer in any manner whatsoever, except as expressly permitted by this Section 1.9(a). Notwithstanding the preceding sentence or anything else to the contrary in this Agreement, any Confidential Information may be disclosed:

(i) by an Investor Director or an Investor Observer to the Investor or any of its Affiliates;

(ii) by the Investor to any of its Affiliates;

(iii) by the Investor to its or any of its Affiliates’ respective directors, officers, employees and authorized representatives (including attorneys, accountants, consultants, bankers and financial advisors thereof) (collectively, “Representatives”) (including any Investor Director and any Investor Observer), in each case, solely if and to the extent any Representative needs to be provided such Confidential Information to enable or assist the Investor (or its Affiliates) in evaluating or reviewing its existing investment in Parent, including in connection with the disposition thereof, and such Confidential Information shall only be used by the Investor and its Representatives for that purpose, and each Representative shall be deemed to be, bound by the provisions of this Section 1.9(a) and the Investor shall be responsible for any breach of this Section 1.9(a) by any such Representative to the same extent as if such breach had been committed by the Investor; provided, that the Investor and its Representatives shall maintain adequate procedures to prevent any Confidential Information from being used in connection with the purchase or sale of securities of Parent, or otherwise, in violation of Applicable Law;

(iv) by the Investor or any of its Affiliates or Representatives (including any Investor Director) to the extent Parent consents in writing; and

(v) by the Investor or any of its Affiliates or Representatives (including any Investor Director) to the extent that the Investor or such Affiliate or Representative has received advice from its counsel (which may be internal counsel) that it is legally compelled to do so or is required to do so to comply with Applicable Law or legal process; provided, that prior to making such disclosure, the Investor, Affiliate or Representative, as the case may be, uses reasonable best efforts to preserve the confidentiality of the Confidential Information to the extent permitted by Applicable Law, including, to the extent permitted by Applicable Law and reasonably practicable under the circumstances, (A) consulting with Parent regarding such disclosure and (B) if requested by Parent, assisting Parent in seeking a protective order to limit the scope of or prevent the required disclosure; provided, further, that the Investor, Affiliate or Representative, as the case may be, uses reasonable best efforts to disclose only that portion of the Confidential Information as is, based on the advice of its counsel, legally required or compelled and to obtain assurances that confidential treatment will be afforded to any Confidential Information that the Investor or Representative is so required or compelled to disclose.

(b) For the avoidance of doubt, in the event of a breach or threatened breach of the obligations under this Section 1.9 by the Investor or any of its Representatives, Parent, in addition to all other available remedies, shall be entitled to specific performance to enforce the provisions of this Section 1.9 in accordance with Section 8.9.

1.10 Voting Agreements.

(a) From the Closing and until the earlier of (i) the termination of the Standstill Period and (ii) the occurrence of a Share Aggregation Event, the Investor agrees to cause all Voting Securities Beneficially Owned by it to be counted as present for purposes of establishing a quorum and voted by proxy (returned sufficiently in advance of the deadline for proxy voting for Parent to have the reasonable opportunity to verify receipt) on or in accordance with the proxy card mailed by Parent to the shareholders of Parent in connection with the solicitation of any proxy (including, if applicable, through the execution of one or more written consents if shareholders of Parent are requested to vote through the execution of an action by written consent in lieu of any such annual or special meeting of shareholders of Parent), (w) in favor of all those persons nominated to serve as directors of Parent by the Parent Board or the Nominating and Corporate Governance Committee of the Parent Board, (x) in favor of Parent’s proposal for ratification of the appointment of Parent’s independent registered public accounting firm, (y) in favor of Parent’s “say-on-pay” proposal and any proposal by Parent relating to equity compensation that has been approved by the Compensation Committee of the Parent Board and (z) in accordance with the recommendation of the Parent Board with respect to any proposal brought by any stockholder of Parent (including any proposal pursuant to Rule 14a-8), in each case, to the extent such matters are to be voted upon by the shareholders of Parent (including through action by written consent), in accordance with the recommendation of the Parent Board. Except as set forth in this Section 1.10(a), neither the Investor nor any of its Affiliates nor any of their respective directors, officers, employees and consultants, including any Investor Directors, shall be under any obligation by virtue of this Agreement to vote in the same manner as recommended by the Parent Board or any other Person or in any other manner, other than in its sole discretion.

(b) From the Closing and until the earlier of (i) the termination of the Standstill Period and (ii) the occurrence of a Share Aggregation Event, the Investor hereby irrevocably appoints as its proxy and attorney-in-fact the Chief Executive Officer and the General Counsel of Parent, and each of them, in his or her capacity as such, and any individual who shall hereafter succeed to such offices of Parent, with full power of substitution, to vote or execute written consents with respect to all Voting Securities Beneficially Owned by the Investor in accordance with Section 1.10(a); provided that such proxy may only be exercised if the Investor has failed to comply with the terms of Section 1.10(a) by the date that is three (3) Business Days prior to the applicable meeting (or within three (3) Business Days after the request for written consents, as applicable). This proxy is coupled with an interest and shall be irrevocable, and the Investor will take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy and hereby revokes any proxy previously granted by it with respect to any Voting Securities Beneficially Owned by it.

(c) The obligations set forth in this Section 1.10 shall not apply during any Material Parent Breach Period; it being understood, for the avoidance of doubt, that the obligations set forth in this Section 1.10 shall apply from and after termination of any Material Parent Breach Period by reason of a cure of the material breach giving rise to such Material Parent Breach Period.

(d) For so long as the Investor has any obligations under this Section 1.10, Parent shall be required to provide written notice to Investor, which may be satisfied by written notice to any Investor Designee, before it enters into a voting agreement or similar agreement with one or more holders of Voting Securities (other than the Investor). The Investor shall, within 10 Business Days following receipt of such notice inform Parent in writing of whether it intends to consult with the Federal Reserve Board concerning whether Parent’s entry into such voting agreement or similar agreement would result in a Share Aggregation Event. If the Investor informs Parent that it will consult with the Federal Reserve Board, then Parent shall not enter into any such voting agreement or similar agreement unless and until Investor informs Parent in writing that it has received confirmation from the Federal Reserve Board that doing so will not result in a Share Aggregation Event (“Federal Reserve Board Confirmation”). If, before receiving a Federal Reserve Board Confirmation, Parent enters into any voting agreement or similar agreement for which a Federal Reserve Board Confirmation was required, then a Share Aggregation Event shall be deemed to have occurred.

ARTICLE II

TRANSFERS; STANDSTILL PROVISIONS; PREEMPTIVE RIGHTS

2.1 Transfer Restrictions.

(a) Subject to Section 2.2, other than solely in the case of a Permitted Transfer, the Investor shall not Transfer or publicly announce any intention to Transfer any Shares between the Closing Date and the date that is the earlier of (i) four (4) years from the Closing Date and (ii) at the Investor’s option (exercisable by the Investor by delivering written notice to Parent), any time following the date on which the size of the Parent Board is increased to more than fourteen (14) directors (even if there are two Investor Directors serving on the Parent Board at such time) (such option of the Investor to terminate the Restricted Period pursuant to this clause (ii), the “Board Size Increase Restricted Period Termination Option”) (such period, the “Restricted Period”); provided that on each anniversary of the Closing Date on which the Restricted Period remains in effect, such number of Shares as is equal to 25% of the Shares held by the Investor on the date hereof shall be released from, and shall be deemed to not be subject to, the prohibition on Transfer provided for in this Section 2.1(a).

(b) “Permitted Transfer” means, so long as such Transfer is in accordance with Applicable Law, a Transfer of Shares to an Affiliate of the Investor (a “Permitted Transferee”); provided, that a Permitted Transferee shall agree to be bound by the provisions of this Agreement by delivering a joinder to this Agreement in a form reasonably acceptable to Parent. In the event that, during the Restricted Period, any Permitted Transferee ceases to be an Affiliate of the Investor, then any prior Transfer to such Person shall become null and void and ownership and title to any such securities so transferred shall revert to the Investor.

(c) Prior to any Transfer of Shares, the Investor shall provide written notice to Parent at least three (3) Business Days in advance of such Transfer, which notice shall state (i) the expected date of the Transfer, (ii) the total number of Shares to be transferred and (iii) the identity of the Transferee, if known; provided, that the Investor shall not be required to provide such notice prior to a Transfer effected solely through a bona fide Underwritten Offering pursuant to an exercise of the registration rights provided in Article V (including any “block trade” registered under the Securities Act) or open market transactions pursuant to Rule 144 under the Securities Act.

(d) Notwithstanding anything to the contrary contained herein, including Article V hereof and the expiration or inapplicability of the Restricted Period, the Investor shall not Transfer any Shares:

(i) other than in accordance with all Applicable Law and the other terms and conditions of this Agreement;

(ii) in one or more transactions in which any Person or Group purchases 2% or more of the outstanding Voting Securities;

(iii) to any Person or Group if, after giving effect to such Transfer, such Person or Group would Beneficially Own 5% or more of the outstanding Voting Securities; or

(iv) on any given day in an amount greater than 20% of the average daily trading volume of Parent Common Stock for the 20-trading day period immediately preceding the date of such Transfer;

except, in each case of clauses (ii), (iii) and (iv), in a Transfer effected (x) solely through a bona fide Underwritten Offering pursuant to an exercise of the registration rights provided in Article V of this Agreement (including any “block trade” registered under the Securities Act) or open market transactions pursuant to Rule 144 under the Securities Act, as long as the Investor does not have knowledge that the Transfer would otherwise violate any of clauses (ii), (iii) or (iv), and instructs the underwriters or broker to use reasonable best efforts to effect as wide a distribution of such Shares as is reasonably practicable without adversely affecting the pricing thereof and not sell any Shares to any Person or Group if the sale would, to their knowledge, otherwise violate any of clauses (ii), (iii) or (iv), or (y) pursuant to and in accordance with Section 2.2.

(e) The restrictions set forth in Section 2.1(a) or 2.1(d) shall not apply to Transfers of Shares pursuant to any sale, merger, consolidation, acquisition (including by way of tender offer or exchange offer or share exchange), recapitalization or other business combination (i) involving Parent or any of its Affiliates pursuant to which more than 50% of the Voting Securities or the consolidated total assets of Parent and its Affiliates, taken as a whole, would be acquired or received by any Person (other than Parent or its Subsidiaries) in one or a series of related transactions or (ii) involving the Investor or any Affiliate of the Investor (and not, for the avoidance of doubt, any transaction pursuant to which the Shares are directly transferred in violation of this Agreement) in which (x) the Shares represent less than 25% of the value of the consolidated total assets of the Investor and its Affiliates that would be acquired or received by any Person (other than the Investor or its Subsidiaries) and (y) if this Agreement is not assumed by such Person by operation of law, such Person agrees to be bound by the provisions of this Agreement by delivering a joinder to this Agreement in a form reasonably acceptable to Parent.

(f) Without limiting any other provision of this Article II, prior to any Transfer of Shares (except in a Permitted Transfer), to the extent permitted by Applicable Law and practicable under the circumstances, the Investor will reasonably cooperate with Parent in formulating a plan for the orderly disposition of such Shares in a manner reasonably and in good faith intended to minimize any potential adverse effect on the trading price of Parent Common Stock and will keep Parent reasonably informed and updated with respect to its plans for the disposition of such Shares and the anticipated timing thereof. The Investor agrees to use reasonable best efforts to provide written notification to Parent within five (5) Business Days after the end of each calendar quarter in which it has transferred any Shares, including the number of Shares transferred by the Investor during the previous month and (other than in the case of a Transfer effected solely through a bona fide Underwritten Offering pursuant to an exercise of the registration rights provided in Article V (including any “block trade” registered under the Securities Act) or open market transactions pursuant to Rule 144 under the Securities Act in which the identity of the Transferees is not reasonably ascertainable) the identity of any Transferee; provided, that any public disclosure (including pursuant to the Exchange Act or the Securities Act) regarding a Transfer will be deemed to have satisfied such notification obligations pursuant to this sentence with respect to such Transfer.

(g) The right of the Investor or any of its Affiliates or Permitted Transferees to Transfer Shares Beneficially Owned by such Person is subject to the restrictions set forth in this Section 2.1, and no Transfer by any Person of Shares Beneficially Owned by such Person may be effected except in compliance with this Section 2.1. Any Transfer or attempted Transfer of Shares in violation of this Agreement shall be of no effect and null and void ab initio, regardless of whether the purported Transferee has any actual or constructive knowledge of the Transfer restrictions set forth in this Agreement, and Parent shall not, and shall instruct its transfer agent and other third parties not to, record or recognize any such purported transaction on the share register of Parent.

(h) Without limiting the foregoing, and notwithstanding anything herein to the contrary, the Investor agrees that it will not Transfer any Shares, except pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act, or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and in compliance with any applicable state, federal and foreign securities Laws.

(i) Any certificates for Shares shall bear a legend or legends (and appropriate comparable notations or other arrangements will be made with respect to any uncertificated shares) referencing restrictions on Transfer of such Shares under the Securities Act and under this Agreement, which legend shall state in substance:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE MAY NOT BE OFFERED OR SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT (I) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), (II) TO THE EXTENT APPLICABLE, PURSUANT TO RULE 144 UNDER THE SECURITIES ACT, OR (III) PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, AND IN COMPLIANCE WITH ALL APPLICABLE FEDERAL, STATE, LOCAL AND FOREIGN SECURITIES LAWS.

THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A INVESTOR RIGHTS AGREEMENT,

DATED AS OF [●], AMONG VALLEY NATIONAL BANCORP (THE “COMPANY”) AND CERTAIN OTHER PARTIES THERETO (A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY).”

(j) Notwithstanding Section 2.1(i), the holder of any certificate(s) for Shares shall be entitled to receive from Parent new certificates for a like number of Shares not bearing such legend (or the elimination or termination of such notations or arrangements) upon the request of such holder (i) at such time as such restrictions are no longer applicable, and (ii) with respect to the restriction on Transfer of such Shares under the Securities Act or any other applicable securities Laws of any other foreign, federal, state, local or other jurisdiction, unless such Shares are sold pursuant to an effective registration statement, subject to receipt by Parent of an opinion of counsel, which opinion is reasonably satisfactory in form and substance to Parent and its counsel, that the restriction referenced in such legend (or such notations or arrangements) is no longer required in order to ensure compliance with the Securities Act or any such other applicable securities Laws of any other foreign, federal, state, local or other jurisdiction; provided, that such Transfer is permitted under this Agreement.

2.2 Exception to Transfer Restrictions.

(a) During the Restricted Period, and subject to Applicable Law, in the event that Parent proposes to issue to one or more third parties any Parent Common Stock in a capital raising transaction for cash consideration, other than in an Exempt Issuance (a “Parent Share Issuance”):

(i) the restrictions set forth in Section 2.1(a) shall not apply and the Investor shall be permitted to Transfer Shares; provided, that such Transfer is made in accordance with Applicable Law and this Section 2.2;

(ii) Parent shall give the Investor prompt written notice thereof (a “Parent Share Issuance Notice”), which shall specify the number of shares of Parent Common Stock proposed to be sold, the expected date of such issuance and the expected price (which may be a formula or unspecified future closing price) at which such shares of Parent Common Stock will be sold; and

(iii) the Investor shall have the right upon written notice to Parent within three (3) Business Days after delivery of such Parent Share Issuance Notice to participate in the Parent Share Issuance, on a pro rata basis, such that the Investor may sell up to a number of Shares equal to the product of (x) the aggregate number of shares of Parent Common Stock to be sold in the Parent Share Issuance and (y) the quotient equal to (in each case measured as of immediately prior to such Parent Share Issuance) (A) the aggregate number of Shares then owned by the Investor divided by (B) the total number of shares of Parent Common Stock then outstanding;

provided, that notwithstanding the foregoing or the delivery of a Parent Share Issuance Notice, Parent shall reserve the right to abandon and not consummate any Parent Share Issuance at any time in its sole discretion, and in the event any Parent Share Issuance is so abandoned, the Investor shall not have any rights to require Parent to sell any Shares in connection therewith.

(b) An “Exempt Issuance” means an offer, sale or issuance of Parent Common Stock:

(i) to officers, employees, service providers or directors of Parent or any of its Affiliates pursuant to a profit sharing or other equity compensation or incentive plan (including any employee stock ownership plan, or other compensation agreements or arrangements), or in connection with any dividend or distribution reinvestment plan;

(ii) in connection with any direct or indirect merger, acquisition, stock or asset purchase, joint venture, reorganization, consolidation, business combination or similar transaction involving Parent or any of its Affiliates, whether an issuance directly to the shareholders of the counterparty to such transaction, or otherwise conducted to facilitate such transaction (including to meet pro forma capital level objectives or to facilitate the payment of cash consideration in connection with any such transaction);

(iii) pursuant to or in connection with any regulatory order, directive or instruction to meet minimum or recommended capital levels (a “Regulatory Exempt Issuance”);

(iv) in exchange for or upon the exercise or conversion of any options, warrants, convertible notes or similar rights or derivative securities that are or may become convertible into or exercisable or exchangeable for shares of Parent Common Stock; or

(v) in connection with any stock split, stock dividend, subdivision, recapitalization, exchange or similar reorganization.

2.3 Standstill Provisions.

(a) During the Standstill Period, the Investor shall not, directly or indirectly, and shall not permit any of its Controlled Affiliates or any of its Representatives acting on its behalf or at its direction, directly or indirectly, to:

(i) acquire, agree to acquire, propose or offer to acquire, facilitate the acquisition or ownership of, or solicit the acquisition of, by purchase, tender or exchange offer, through the acquisition of control of another Person (including by way of merger or consolidation), by joining a partnership, syndicate or other Group, through the use of a derivative instrument or voting agreement, or otherwise, Beneficial Ownership of any Voting Securities, or securities of Parent that are convertible, exchangeable or exercisable into Voting Securities, other than (A) as a result of any stock split, stock dividend, subdivision, recapitalization or similar reorganization of Voting Securities effected by Parent or (B) issuances by Parent of Voting Securities or options, warrants or other rights to acquire Voting Securities (or the exercise thereof) to any Investor Director as compensation for his or her membership on the Parent Board; provided that, in the event of any offer, sale or issuance of Parent Common Stock or other Equity Interests of Parent following the Closing Date, this clause (i) shall not prohibit the Investor from acquiring securities of Parent in order to maintain the Investor Percentage Interest as of the Closing Date;

(ii) deposit any Voting Securities into a voting trust or similar Contract or subject any Voting Securities to any voting agreement, pooling arrangement or similar arrangement or other Contract, or grant any proxy with respect to any Voting Securities (other than (A) pursuant to Section 1.10 or (B) otherwise to Parent or a Person specified by Parent in a proxy card provided to shareholders of Parent by or on behalf of Parent );

(iii) enter, agree to enter, publicly propose or offer to enter into, or make any public announcement with respect to, or knowingly facilitate or encourage, any merger, business combination, recapitalization, restructuring, change in control transaction, sale of all or a material portion of the assets of Parent or any of its Subsidiaries or other similar extraordinary transaction involving Parent or any of its Subsidiaries (unless such transaction is affirmatively publicly recommended by the Parent Board and there has otherwise been no breach of this Section 2.3 in connection with or relating to such transaction);

(iv) make, or knowingly facilitate, encourage or otherwise participate or engage in, any “solicitation” of “proxies” (as such terms are used in the proxy rules of the Commission) to vote, or advise or knowingly influence any Person with respect to the voting of, any Voting Securities;

(v) call, or seek to call, a meeting of the shareholders of Parent or initiate any shareholder proposal for action by shareholders of Parent, including action by written consent;

(vi) form, join or in any way participate in a Group (other than with its Permitted Transferee that is bound by the restrictions of this Section 2.3(a) or a Group which consists solely of the Investor and any of its Controlled Affiliates), with respect to any Voting Securities;

(vii) otherwise act, alone or in concert with others, to seek to control or influence the management or the policies of Parent (provided, that this clause (vii) shall in no way limit the activities of any Investor Director taken in good faith in his or her capacity as a Director);

(viii) sell, offer or agree to sell, directly or indirectly, through swap or hedging transactions or otherwise, voting rights decoupled from the underlying Voting Securities to any third party;

(ix) publicly disclose any intention, plan, arrangement or other Contract prohibited by, or inconsistent with, the foregoing; or

(x) advise, assist, knowingly encourage, knowingly act as a financing source for, enter into any discussions, negotiations, agreements, or arrangements or other Contracts with or otherwise knowingly invest in any other Person in connection with any of the foregoing;

provided that, notwithstanding anything to the contrary in this Section 2.3(a), (1) the Investor and any of its Affiliates may at any time (A) initiate and engage in private discussions with, and submit non-public, confidential proposals to, the Parent Board (or any committee or other designee thereof) or (B) make a confidential request to Parent seeking an amendment or waiver of this Section 2.3(a), in each case so long as such proposals or requests do not require public disclosure and the making of such proposal or request would not reasonably be expected to require Parent to make a public announcement of its receipt and (2) for the avoidance of doubt, (A) (x) the consummation of the transactions contemplated by the Merger Agreement and (y) the Investor’s exercise of its rights or the performance of its obligations in accordance with any other Transaction Documents shall not be deemed violations of this Section 2.3(a) and (B) nothing in this Section 2.3(a) shall limit the ability of any Investor Director to vote or otherwise exercise its fiduciary duties, in each case in such Investor Director’s capacity as a member of the Parent Board or the Parent Bank Board (or any committee of the Parent Board or the Parent Bank Board).

(b) The Investor further agrees that, during the Standstill Period, it shall not, directly or indirectly, and shall not permit any of its Controlled Affiliates or any of its Representatives acting on its behalf or at its direction, directly or indirectly, to (x) publicly request Parent to amend or waive any provision of this Section 2.3 (including this sentence) or (y) take any action that would reasonably be expected to require Parent to make a public announcement regarding the possibility of a business combination, merger or other type of transaction or any other matter described in this Section 2.3.

(c) Notwithstanding the foregoing, this Section 2.3 shall not prevent, limit or affect in any matter whatsoever, (i) the Investor or any of its Affiliates from engaging in any activities on behalf of clients in connection with brokerage, custodial, discretionary and other money and asset management, mutual and other similar fund or research businesses, activities and services in the ordinary course of its business; provided that the purpose of the Investor or its Affiliates is not to avoid the provisions of this Section 2.3, (ii) the Investor from designating any Investor Designee in accordance with this Agreement or taking any action to cause such Investor Designee to be appointed to the Parent Board or the Parent Bank Board (or any committee of the Parent Board or the Parent Bank Board) or (iii) the ability of any Investor Director to vote or otherwise exercise its fiduciary duties, in each case in such Investor Director’s capacity as a member of the Parent Board or the Parent Bank Board (or any committee of the Parent Board or the Parent Bank Board).

(d) “Standstill Period” means the period from the Closing Date until the Second Threshold Date.

(e) The restrictions in this Section 2.3 shall not apply during any Material Parent Breach Period; it being understood, for the avoidance of doubt, that the restrictions in this Section 2.3 shall apply from and after termination of any Material Parent Breach Period by reason of a cure of the material breach giving rise to such Material Parent Breach Period.

2.4 Preemptive Rights.

(a) Until the Second Threshold Date, if Parent proposes to issue a number of shares of Parent Common Stock constituting more than 2% of the shares of Common Stock of Parent then outstanding, other than in an Exempt Issuance, then Parent shall:

(i) give written notice to the Investor Parties (no less than five (5) Business Days prior to the closing of such issuance or, if Parent reasonably expects such issuance to be completed in less than five (5) Business Days, such shorter period (which shall not be less than three (3) Business Days, and which shall be as long as commercially practicable), setting forth in reasonable detail (A) the expected price (which may be a formula or unspecified future closing price) and other terms of the proposed sale of such Parent Common Stock and (B) the amount of such Parent Common Stock proposed to be issued (the “Proposed Securities”); provided that following the delivery of such notice, Parent shall deliver to the Investor Parties any such information the Investor Parties may reasonably request in order to evaluate the proposed issuance, except that Parent shall not be required to deliver any information that has not been or will not be provided or otherwise made available to the other proposed purchasers of the Proposed Securities; and

(ii) offer to issue and sell to the Investor Parties, on such terms as the Proposed Securities are issued and upon full payment by the Investor Parties, a portion of the Proposed Securities (in the aggregate, pro rata among the Investor Parties) equal to the Investor Percentage Interest (calculated as of immediately prior to the issuance of the Proposed Securities).

(b) The Investor will have the option, on behalf of the applicable Investor Parties, exercisable by irrevocable written notice to Parent, to accept Parent’s offer and irrevocably commit to purchase any or all of the Proposed Securities offered to be sold by Parent to the Investor Parties on the terms specified in such notice from Parent, which notice must be given within three (3) Business Days after receipt of such notice from Parent (or such shorter period if the notice by Parent was sent in accordance with the preceding paragraph less than three (3) Business Days prior to the proposed issuance date, and in no event less than two (2) Business Days) (the failure of the Investor to respond within such time period shall be deemed a waiver of the Investor Parties’ rights under this Section 2.4 with respect to the applicable issuance of Proposed Securities). The closing of the exercise of such subscription right shall take place simultaneously with the closing of the sale of the Proposed Securities giving rise to such subscription right; provided, however, that the closing of any purchase by the Investor Parties may be extended beyond the closing of the sale of the Proposed Securities giving rise to such preemptive right to the extent necessary to obtain required approvals from any Governmental Authority. Upon the expiration of the offering period described above, Parent will be free to sell such Proposed Securities that the Investor Parties have not elected to purchase during the 90 days following such expiration on terms and conditions not materially more favorable to the purchasers thereof than those offered to the Investor Parties in the notice delivered in accordance with Section 2.4(a). Any Proposed Securities offered or sold by Parent after such 90-day period must be reoffered to issue or sell to the Investor Parties pursuant to and subject to the terms of this Section 2.4. Notwithstanding anything in this Section 2.4 to the contrary, Parent shall not be under any obligation to consummate any proposed issuance of Proposed Securities giving rise to the preemptive rights set forth in this Section 2.4, and there shall be no liability on the part of Parent or any other person to any of the Investor Parties, their Affiliates or any other person if Parent does not consummate a previously proposed issuance of Proposed securities, regardless of whether the Investor Parties have delivered an irrevocable notice pursuant to this Section 2.4(b).

(c) The election by the Investor, on behalf of the applicable Investor Parties, not to exercise its subscription rights under this Section 2.4 in any one instance shall not affect their right as to any subsequent proposed issuance.

(d) In the case of an issuance subject to this Section 2.4(d) for consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the fair market value thereof as reasonably determined in good faith by the Parent Board.

(e) Parent shall have no obligations pursuant to this Section 2.4 (including any obligation to offer to issue and sell to the Investor Parties any Proposed Securities) if the Parent board reasonably determines in good faith, after consultation with the Investor and supported by the written advice of outside counsel to Parent, that the exercise of the Investor Parties’ rights under this Section 2.4 would reasonably be expected to result in a materially adverse tax, accounting, legal or regulatory consequence to Parent or any of its Subsidiaries (which for the avoidance of doubt does not include the occurrence of a CBC Act Effect).

ARTICLE III

NON-COMPETE AND NON-SOLICITATION

3.1 Non-Compete.

(a) Until the later of (x) the expiration of the Standstill Period and (y) the second (2nd) anniversary of the Closing Date, except as permitted by this Section 3.1, the Investor shall not, and shall cause its Affiliates not to, directly or indirectly (whether alone or jointly with another Person): (i) operate, engage in or carry on any Restricted Activities or (ii) have any type of ownership in or right to acquire any equity ownership in any Person that engages in any Restricted Activities.

(b) “Restricted Activities” means owning, managing, operating, or engaging in any of the businesses that the Company or any of its Subsidiaries owned, managed, operated or engaged in as of immediately prior to the Closing in the U.S. or other geographic regions in which the Company or any of its Subsidiaries engaged in such businesses as of immediately prior to the Closing, including, but not limited to, (i) the business of accepting deposits in the U.S. or from customers based in or located in the U.S., (ii) the business of commercial lending in the U.S. or to customers based in or located in the U.S. and (iii) asset management, wealth management, broker-dealer, insurance and venture capital businesses conducted (x) in the countries in which the Company or any of its Subsidiaries conducted such activities as of immediately prior to the Closing (including the U.S., Mexico and Latin America) or (y) with any clients of the Company or its Subsidiaries as of immediately prior to the Closing.

(c) Notwithstanding the foregoing, this Section 3.1 will not prohibit or otherwise limit the Investor or any of its Affiliates from: (i) owning or holding up to 10% of the outstanding Equity Interests of any Person, including any such Person engaged in Restricted Activities; (ii) owning or holding Equity Interests in financial companies that do not hold banking licenses constituting less than 20% of the outstanding Equity Interests in any such company; (iii) owning, holding or exercising rights of ownership with respect to any Equity Interest in a fiduciary or agency capacity or otherwise for the benefit of a third party; (iv) merging, consolidating or otherwise engaging in a business combination with, or selling substantially all of its assets to any third party engaged in Restricted Activities; provided, that in the case of any such merger, consolidation or business combination, immediately following consummation of such transaction, the Investor, its Affiliates and their respective stockholders, in the aggregate, immediately prior to such transaction own less than 25% of the Equity Interests in the surviving entity or its ultimate parent, as applicable; (v) acquiring any business or business unit or division that generates less than 20% of its revenues from Restricted Activities in the last fiscal year prior to such acquisition; (vi) engaging in the business of accepting deposits or commercial lending, in each case, with customers (whether such Persons were or were not customers as of the date hereof) of the Investor or any of its Affiliates (not including, for the avoidance of doubt, the Company or any of its Subsidiaries) in each case, to the extent such business is conducted in the U.S., in the manner in which Investor or any of its Affiliates (other than the Company and its Subsidiaries) engaged in such business in the U.S. as of the date of the Merger Agreement; (vii) engaging in lending in the U.S. or to customers based in or located in the U.S. by virtue of participating in a lending syndicate or other loan participation, in each case arranged by a third party; or (viii) engaging in business activities in which the Investor or any of its Affiliates (not including, for the avoidance of doubt, the Company or any of its Subsidiaries) engaged in on or prior to the date of the Merger Agreement, in each case, to the extent such business is conducted in the U.S., in the manner in which Investor or any of its Affiliates (other than the

Company and its Subsidiaries) engaged in such business activities in the U.S. as of the date of the Merger Agreement.

3.2 Non-Solicitation.

(a) Until the later of (x) the expiration of the Standstill Period and (y) the second (2nd) anniversary of the Closing Date, the Investor covenants and agrees that, to the fullest extent permitted by Applicable Law, the Investor shall not, and shall cause its Affiliates not to, without the prior written consent of Parent, directly or indirectly (whether alone or jointly with another Person), (a) hire or solicit for employment (whether as an officer, employee or consultant or other independent contractor) any individual who is an employee or officer of Parent or any of its Affiliates, including the Company and its Subsidiaries, as of immediately following the Closing with a title of Vice President or more senior and, solely with respect to such employees or officers of Parent or any of its Affiliates who as of immediately prior to the Closing were not employees or officers of the Company or any of its Subsidiaries, with whom the Investor has had contact or who (or whose performance) became known to the Investor in connection with the negotiation of the transactions contemplated by the Merger Agreement or (b) otherwise knowingly encourage any such individual to terminate his or her employment or service to Parent or its Affiliates; provided, however, that the restrictions of this Section 3.2(a) shall not prohibit (i) solicitation of any individual through any general advertisement, or any search firm, placement agency or recruiting agency engagement which, in any such case, is not directed or targeted at any such individual, (ii) solicitation of or hiring any individual whose employment with Parent or its applicable Affiliate terminated after the Closing and at least six (6) months prior to the commencement of employment discussions with such individual or (iii) solicitation of or hiring any individual who has, without any encouragement from the Investor or any of its Affiliates, relocated (on a full-time basis) or otherwise changed their permanent residence to Israel.

(b) Until the second (2nd) anniversary of the Closing Date, Parent covenants and agrees that, to the fullest extent permitted by Applicable Law, Parent shall not, and shall cause its Affiliates not to, without the prior written consent of the Investor, directly or indirectly (whether alone or jointly with another Person), (a) hire or solicit for employment (whether as an officer, employee or consultant or other independent contractor) any individual who is an employee or officer of the Investor or any of its Affiliates as of immediately following the Closing constituting a “Forum 100” or more senior employee or officer and with whom Parent has had contact or who (or whose performance) became known to Parent in connection with the negotiation of the transactions contemplated by the Merger Agreement or (b) otherwise knowingly encourage any such individual to terminate his or her employment or service to the Investor or its Affiliates; provided, however, that the restrictions of this Section 3.2(b) shall not prohibit (i) solicitation of any individual through any general advertisement, or any search firm, placement agency or recruiting agency engagement which, in any such case, is not directed or targeted at any such individual, or (ii) solicitation of or hiring any individual whose employment with the Investor or its applicable Affiliate terminated after the Closing and at least six (6) months prior to the commencement of employment discussions with such individual or (iii) solicitation of or hiring any individual who has, without any encouragement from Parent or any of its Affiliates, relocated (on a full-time basis) or otherwise changed their permanent address to the U.S.

3.3 Remedies. The Investor and Parent recognize that the territorial, time and scope limitations set forth in this Article III are reasonable and are properly required for the protection of the parties’ legitimate interests in client and employee relationships, goodwill and trade secrets. For the avoidance of doubt, in the event of a breach or threatened breach of the obligations under this Article III by a party hereto or any of its Affiliates, the other party hereto, in addition to all other available remedies, shall be entitled to seek specific performance to enforce the provisions of this Article III in accordance with Section 8.9.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

4.1 Representations and Warranties of the Investor. The Investor hereby represents and warrants to Parent as follows:

(a) The Investor: (i) is acquiring the Shares for its own account, solely for investment and not with a view toward, or for sale in connection with, any distribution thereof in violation of the Securities Act or any foreign, federal, state or local securities or “blue sky” laws, or with any present intention of distributing or selling such Shares in violation of any such laws, (ii) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of its investment in the Shares and of making an informed investment decision, (iii) is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act, (iv) understands that the Shares may not be Transferred except pursuant to the registration provisions of the Securities Act (and in compliance with any other Applicable Law) or pursuant to an applicable exemption therefrom, (v) has carefully considered the potential risks relating to Parent and the acquisition of the Shares, (vi) has had the opportunity to ask questions of, and receive answers from Parent concerning the terms and conditions of the investment and to obtain additional information (to the extent Parent possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to it or to which it has had access, and (vii) has made, either alone or together with its advisors, such independent investigation of Parent as it deems to be, or its advisors deem to be, necessary or advisable in connection with this investment.

(b) The Investor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. The Investor has all requisite power and authority to execute and deliver this Agreement, and to perform its obligations under this Agreement.

(c) The execution and delivery by the Investor of this Agreement and the performance by it of its obligations under this Agreement do not and will not conflict with or violate any provision of, or require the consent or approval of any Person (except for any such consents or approvals which have been obtained) under, (x) Applicable Law, (y) its organizational documents or (z) any material contract or agreement to which it is a party.

(d) The execution and delivery by the Investor of this Agreement and the performance by it of its obligations under this Agreement have been duly authorized by all necessary corporate or other analogous action on its part and does not require any corporate or other action on the part of any trustee or beneficial or record owner of any equity interest in it, other than those which have been obtained prior to the date hereof and are in full force and effect.

(e) This Agreement has been duly executed and delivered by the Investor and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of the Investor, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors’ rights and to general principles of equity.

(f) The Investor does not, as of the date hereof, Beneficially Own any Voting Securities, other than any Voting Securities acquired pursuant to the Merger Agreement.

(g) There are no voting trusts, shareholder agreements, proxies or other agreements in effect pursuant to which it has a contractual obligation with respect to the voting or Transfer of any Voting Securities or which are otherwise inconsistent with or conflict with any provision of this Agreement.

4.2 Representations and Warranties of Parent. Parent hereby represents and warrants to the Investor as follows:

(a) Parent is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of New Jersey. Parent has all requisite power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement.

(b) The execution and delivery by Parent of this Agreement and the performance of the obligations of Parent under this Agreement do not and will not conflict with or violate any provision of, or require the consent or approval of any Person (except for any such consents or approvals which have been obtained) under, (x) Applicable Law, (y) the organizational documents of Parent or (z) any material contract or agreement to which Parent is a party.

(c) The execution and delivery by Parent of this Agreement and the performance of the obligations of Parent under this Agreement have been duly authorized by all necessary corporate action on the part of Parent and does not require any corporate or other action on the part of any trustee or beneficial or record owner of any equity interest in it, other than those which have been obtained prior to the date hereof and are in full force and effect.

(d) This Agreement has been duly executed and delivered by Parent and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, subject to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors’ rights and to general principles of equity.

ARTICLE V

REGISTRATION

5.1 Demand Registrations.

(a) From and after the expiration of the Restricted Period, subject to the terms and conditions hereof (x) solely during any period that Parent is then-ineligible under Applicable Law to register Registrable Securities on Form S-3 pursuant to Section 5.3 or (y) following the expiration of Parent’s obligation to keep the Shelf Registration Statement continuously effective pursuant to Section 5.3(b), but only if there is no Shelf Registration Statement then in effect, the Investor shall be entitled to make five (5) written requests of Parent (each, a “Demand”) for registration under the Securities Act of an amount of Registrable Securities then held by the Investor that equals or is greater than the Registrable Amount (a “Demand Registration”); provided that Investor shall not be entitled to make more than two (2) Demands during any twelve (12)-month period. Thereupon Parent will, subject to the terms of this Agreement, use its commercially reasonable efforts to effect the registration as promptly as practicable under the Securities Act of:

(i) the Registrable Securities which Parent has been so requested to register by the Investor for disposition in accordance with the intended method of disposition stated in such Demand; and

(ii) all shares of Parent Common Stock which Parent may elect to register in connection with any offering of Registrable Securities pursuant to this Section 5.1;

but, in each case, subject to Section 5.1(g), and all to the extent necessary to permit the orderly disposition (in accordance with the intended methods thereof) of the Registrable Securities and the additional shares of Parent Common Stock, if any, to be so registered; provided, that Parent may use a registration statement on Form S-3 or any successor form thereto if Parent would qualify to use such form within thirty (30) days after the date on which the Demand Registration is given and Parent shall not be required to file such registration statement until it is so qualified.

(b) A Demand shall specify: (i) the number of Registrable Securities requested to be registered in such Demand Registration, (ii) the intended method of disposition in connection with such Demand Registration, to the extent then known, including whether such Demand Registration will be an Underwritten Offering and (iii) the estimated gross proceeds of such Demand Registration, which may not be less than the Registrable Amount.

(c) A Demand Registration shall not be deemed to have been effected and shall not count as a Demand Registration (i) unless a registration statement with respect thereto has become effective and has remained effective for a period of at least sixty (60) days or such shorter period in which all Registrable Securities included in such Demand Registration have actually been sold thereunder (provided, that such period shall be extended for a period of time equal to the period the holder of Registrable Securities refrains from selling any securities included in such registration statement at the request of Parent or the lead managing underwriter(s) pursuant to the provisions of this Agreement) or (ii) if, after it has become effective, such Demand Registration becomes subject, prior to sixty (60) days after effectiveness, to any stop order, injunction or other order or requirement of the Commission or other Governmental Authority such that no sales are possible thereunder for a period of ten (10) consecutive days or more, other than by reason of any act or omission by the Investor.

(d) Demand Registrations shall be on such appropriate registration form of the Commission as shall be reasonably selected by Parent and reasonably acceptable to the Investor.

(e) Parent shall not be obligated to (i) subject to Section 5.1(b), maintain the effectiveness of a registration statement under the Securities Act filed pursuant to a Demand Registration for a period longer than ninety (90) days or (ii) effect any Demand Registration (A) within six (6) months of a “firm commitment” Underwritten Offering in which the Investor was offered “piggyback” rights pursuant to Section 5.2 (subject to Section 5.2(b)) and at least 75% of the number of Registrable Securities requested by the Investor to be included in such Demand Registration were included and sold, (B) within six (6) months of the completion of any other Demand Registration (including any Underwritten Offering pursuant to any Shelf Registration Statement), (C) if, in Parent’s reasonable judgment, it is not feasible for Parent to proceed with the Demand Registration because of the unavailability of audited or other required financial statements or other required information; provided, that Parent shall use its commercially reasonable efforts to obtain such financial statements or information as promptly as practicable or (D) for an amount that is less than the Registrable Amount.

(f) Notwithstanding anything to the contrary contained in this Agreement, Parent shall be entitled to postpone (upon written notice to the Investor) the filing or the effectiveness of, or suspend the use of, a registration statement for any Demand Registration in the event of a Blackout Period until the expiration of the applicable Blackout Period. The Investor agrees to suspend the use of any registration statement in connection with any sale or purchase, or offer to sell or purchase, Registrable Securities upon receipt of such notice. In the event of a Blackout Period under clause (ii) of the definition thereof, Parent shall deliver to the Investor a certificate signed by either the chief executive officer or the chief financial officer of Parent certifying that the conditions described in clause (ii) of the definition of Blackout Period are met.

(g) If, in connection with a Demand Registration that involves an Underwritten Offering, the lead managing underwriter(s) advise(s) Parent that, in its (their) opinion, the inclusion of all of the securities sought to be registered in connection with such Demand Registration would adversely affect the price, timing or distribution of the securities offered, the market for the securities offered or the success of such Demand Registration, then Parent shall include in such registration statement only such securities as Parent is advised by such lead managing underwriter(s) can be sold without such adverse effect as follows and in the following order of priority: (i) first, up to the number of Registrable Securities requested to be included in such Demand Registration by the Investor, which, in the opinion of the lead managing underwriter(s), can be sold without such an effect; (ii) second, securities Parent proposes to sell; and (iii) third, all other securities of Parent duly requested to be included in such registration statement, pro rata on the basis of the amount of such other securities requested to be included or such other allocation method determined by Parent.

(h) Any time that a Demand Registration involves an Underwritten Offering, the Investor shall select the investment banker(s) and manager(s) that will serve as managing underwriters (including which such managing underwriters will serve as lead or co-lead) and underwriters with respect to the offering of such Registrable Securities; provided, that such investment banker(s) and manager(s) shall be acceptable to Parent (such acceptance not to be unreasonably withheld, conditioned or delayed).

(i) The Investor may, by written notice to Parent, withdraw its Registrable Securities from a Demand Registration at any time prior to the effectiveness of the applicable registration statement; provided, that the Investor reimburses Parent for all reasonable, out-of-pocket expenses incurred by Parent in connection with such Demand Registration. Upon receipt of notice from the Investor to such effect, or if such withdrawal shall reduce the number of Registrable Securities sought to be included in such Demand Registration below the Registrable Amount, Parent shall cease all efforts to seek effectiveness of the applicable registration statement, unless Parent intends to effect a primary offering of securities pursuant to such registration statement. In any such event, such Demand Registration shall count as a Demand Registration for purposes of the limitations set forth in Section 5.1(a).

5.2 Piggyback Registrations.

(a) From and after the expiration of the Restricted Period, subject to the terms and conditions hereof, whenever Parent proposes to register any Parent Common Stock under the Securities Act (other than a registration by Parent (i) on Form S-4 or any successor form thereto (or similar form that relates to a transaction subject to Rule 145 under the Securities Act or any successor rule thereto), (ii) on Form S-8 or any successor form thereto (or other registration solely relating to an offering or sale to employees or directors of Parent pursuant to any employee stock plan or other employee benefit arrangement), (iii) on a Shelf Registration Statement, (iv) in connection with any dividend or distribution reinvestment or similar plan or (v) pursuant to Section 5.1) (such registration other than those referred to in the immediately preceding parenthetical, a “Piggyback Registration”), whether for its own account or for the account of others, Parent shall give the Investor prompt written notice thereof (but not less than seven (7) Business Days prior to the filing by Parent with the Commission of any registration statement with respect thereto). Such notice (a “Piggyback Notice”) shall specify the number of shares of Parent Common Stock proposed to be registered, the proposed date of filing of such registration statement with the Commission, the proposed means of distribution, the proposed managing underwriter(s) (if any) and a good faith estimate by Parent of the proposed minimum offering price of such shares of Parent Common Stock, in each case to the extent then known. Subject to Section 5.2(b), Parent shall include in each such Piggyback Registration all Registrable Securities held by the Investor with respect to which Parent has received a written request (which written request shall specify the number of Registrable Securities requested to be disposed of by the Investor) for inclusion therein within four (4) Business Days after such Piggyback Notice is received by the Investor.

(b) If, in connection with a Piggyback Registration that involves an Underwritten Offering, the lead managing underwriter(s) advises Parent that, in its opinion, the inclusion of all the shares of Parent Common Stock sought to be included in such Piggyback Registration by (i) Parent, (ii) other Persons who have sought to have shares of Parent Common Stock registered in such Piggyback Registration pursuant to rights to demand (other than pursuant to so-called “piggyback” or other incidental or participation registration rights) such registration (such Persons being “Other Demanding Sellers”), (iii) the Investor and (iv) any other proposed sellers of shares of Parent Common Stock (such Persons being “Other Proposed Sellers”), as the case may be, would adversely affect the price, timing or distribution of the securities offered, the market for the securities offered or the success of such Piggyback Registration, then Parent shall include in the registration statement applicable to such Piggyback Registration only such shares of Parent Common Stock as Parent is so advised by such lead managing underwriter(s) can be sold without such an effect, as follows and in the following order of priority:

(i) if the Piggyback Registration relates to an offering for Parent’s own account, then (A) first, such number of shares of Parent Common Stock to be sold by Parent, and (B) second, Registrable Securities of the Investor and shares of Parent Common Stock sought to be registered by Other Demanding Sellers and by Other Proposed Sellers, pro rata on the basis of the number of Registrable Securities proposed to be sold by the Investor and the number of shares of Parent Common Stock proposed to be sold by such Other Demanding Sellers and by such Other Proposed Sellers; or

(ii) if the Piggyback Registration relates to an offering other than for Parent’s own account, then (A) first, such number of shares of Parent Common Stock sought to be registered by the Other Demanding Sellers, (B) second, shares of Parent Common Stock to be sold by Parent, and (C) third, Registrable Securities of the Investor and shares of Parent Common Stock sought to be registered by Other Proposed Sellers, pro rata on the basis of the number of shares of Parent Common Stock proposed to be sold by the Investor and the number of shares of Parent Common Stock proposed to be sold by such Other Proposed Sellers.

(c) In connection with any Underwritten Offering under this Section 5.2, Parent shall not be required to include the Registrable Securities of the Investor in the Underwritten Offering unless the Investor accepts the terms of the underwriting as agreed upon between Parent and the lead managing underwriter(s), which shall be selected by the Parent.

(d) If, at any time after giving written notice of its intention to register any shares of Parent Common Stock as set forth in this Section 5.2, Parent shall determine for any reason not to register such shares of Parent Common Stock, Parent may, at its election, give written notice of such determination to the Investor and thereupon shall be relieved of its obligation to register any Registrable Securities in connection with such particular withdrawn or abandoned Piggyback Registration.

5.3 Shelf Registration Statement.

(a) From and after the expiration of the Restricted Period, subject to the terms and conditions hereof, and further subject to the availability of a registration statement on Form S-3 or any successor form thereto (“Form S-3”) to Parent, the Investor may by written notice delivered to Parent (the “Shelf Notice”) require Parent to use commercially reasonable efforts to file as soon as reasonably practicable, and to use commercially reasonable efforts to cause to be declared effective by the Commission as soon as reasonably practicable after such filing date, a Form S-3 providing for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act (the “Shelf Registration Statement”) relating to the offer and sale, from time to time, of an amount of Registrable Securities then held by the Investor that equals or is greater than the Registrable Amount. Notwithstanding the foregoing, to the extent that upon the expiration of the Restricted Period, Parent is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act), a Shelf Notice shall not be required and Parent shall use commercially reasonable efforts to file, as soon as reasonably practicable following the expiration of the Restricted Period, the Shelf Registration Statement in the form of an automatic shelf registration statement (as defined in Rule 405 under the Securities Act) or any successor form thereto registering all Registrable Securities then held by the Investor. Parent shall be deemed to have satisfied its obligations under this Section 5.3(a) if such Registrable Securities have been registered on the Shelf Registration Statement contemplated by Section 5.16 of the Merger Agreement and for so long as such Registration Statement remains effective, it being understood that, notwithstanding the effectiveness of such Registration Statement or anything herein to the contrary, the Investor shall not be entitled to deliver a Take-Down Notice until the expiration of the Restricted Period, and the Transfer restrictions contained in Article II shall continue to apply in all respects in accordance with their terms.

(b) Subject to Section 5.3(c), Parent will use its commercially reasonable efforts to keep the Shelf Registration Statement continuously effective under the Securities Act until the earlier of (i) three (3) years after the Shelf Registration Statement has been declared effective; (ii) the date on which all Registrable Securities covered by the Shelf Registration Statement have been sold thereunder in accordance with the plan and method of distribution disclosed in the prospectus included in the Shelf Registration Statement, or otherwise cease to be Registrable Securities; and (iii) the date on which this Agreement terminates pursuant to Section 8.1.

(c) Notwithstanding anything to the contrary contained in this Agreement, Parent shall be entitled, from time to time, by providing written notice to the Investor, to require the Investor to suspend the use of the prospectus for sales of Registrable Securities under the Shelf Registration Statement during any Blackout Period and the Investor agrees to suspend the use of the prospectus for sales of Registrable Securities under the Shelf Registration Statement in connection with any sale or purchase, or offer to sell or purchase, Registrable Securities upon receipt of such notice. In the event of a Blackout Period under clause (ii) of the definition thereof, Parent shall deliver to the Investor a certificate signed by either the chief executive officer or the chief financial officer of Parent certifying that the conditions described in clause (ii) of the definition of Blackout Period are met.

(d) At any time that a Shelf Registration Statement is effective, if the Investor delivers a notice to Parent (a “Take-Down Notice”) stating that it intends to sell all or part of its Registrable Securities included by it on the Shelf Registration Statement in an Underwritten Offering (a “Shelf Offering”), then Parent shall promptly amend or supplement the Shelf Registration Statement as may be necessary in order to enable such Registrable Securities to be distributed pursuant to the Shelf Offering; provided, that Parent shall not be obligated to effect more than two (2) Shelf Offerings during any twelve (12)-month period or to effect any Shelf Offering for less than the Registrable Amount.

(e) In connection with any Shelf Offering, if the lead managing underwriter(s) advises Parent and the Investor that, in its opinion, the inclusion of all of the securities sought to be sold in connection with such Shelf Offering would adversely affect the price, timing or distribution of the securities offered, the market for the securities offered or the success of such Shelf Offering, then there shall be included in such Shelf Offering only such securities as the Investor is advised by such lead managing underwriter(s) can be sold without such adverse effect, and such number of Registrable Securities shall be allocated in the same manner as described in Section 5.1(g). Except as otherwise expressly specified in this Section 5.3, any Shelf Offering shall be subject to the same requirements, limitations and other provisions of this Article V as would be applicable to a Demand Registration (i.e., as if such Shelf Offering were a Demand Registration), including Section 5.1(e)(ii), Section 5.1(g) and Section 5.1(i).

(f) If any of the Registrable Securities is to be sold in a Shelf Offering initiated by the Investor, the Investor shall select the investment banker(s) and manager(s) that will serve as managing underwriters (including which such managing underwriters will serve as lead or co-lead) and underwriters with respect to the offering of such Registrable Securities; provided, that such investment banker(s) and manager(s) shall be acceptable to Parent (such acceptance not to be unreasonably withheld, conditioned or delayed).

5.4 Holdback Agreements. In connection with any Underwritten Offering, the Investor agrees to enter into customary agreements restricting the public sale or distribution of equity securities of Parent (including sales pursuant to Rule 144 under the Securities Act) to the extent required by the lead managing underwriter(s) with respect to an applicable Underwritten Offering during the period commencing on the date of the request (which shall be no earlier than seven (7) days prior to the expected “pricing” of such Underwritten Offering) and continuing for not more than ninety (90) days after the date of the “final” prospectus (or “final” prospectus supplement if the Underwritten Offering is made pursuant to a Shelf Registration Statement), pursuant to which such Underwritten Offering shall be made, or such lesser period as is required by the lead managing underwriter(s). If any Demand Registration or Shelf Offering involves an Underwritten Offering, Parent will not effect any public sale or distribution of any common equity (or securities convertible into or exchangeable or exercisable for common equity) (other than a registration statement on Form S-4, Form S-8 or any successor forms thereto) for its own account, within sixty (60) days after the effective date of such registration except as may otherwise be agreed between Parent and the lead managing underwriter(s) of such Underwritten Offering.

5.5 Registration Procedures.

(a) If and whenever Parent is required to use commercially reasonable efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Section 5.1 or Section 5.3, Parent shall as promptly as reasonably practicable:

(i) prepare and file with the Commission a registration statement to effect such registration in accordance with the intended method or methods of distribution of such securities and thereafter use commercially reasonable efforts to cause such registration statement to become and remain effective pursuant to the terms of this Article V; provided, however, that Parent may discontinue any registration of its securities which are not Registrable Securities at any time prior to the effective date of the registration statement relating thereto; provided, further, that before filing such registration statement or any amendments thereto, Parent will furnish to the Investor, its counsel and the lead managing underwriter(s), if any, copies of all such documents proposed to be filed, which documents will be subject to the review and reasonable comment of such counsel, and other documents reasonably requested by such counsel, including any comment letter from the Commission, and, if requested by such counsel, provide such counsel reasonable opportunity to participate in the preparation of such registration statement and each prospectus included therein and such other opportunities to conduct a reasonable investigation within the meaning of the Securities Act, including reasonable access to Parent’s books and records, officers, accountants and other advisors; provided, that Parent shall not have any obligation to modify any information if Parent reasonably expects that so doing would cause (i) the registration statement to contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the prospectus to contain an untrue statement of a material fact or to omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

(ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective pursuant to the terms of this Article V, and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

(iii) if requested by the lead managing underwriter(s), if any, or the holders of a majority of the then outstanding Registrable Securities being sold in connection with an Underwritten Offering, as promptly as reasonably practicable, include in a prospectus supplement or post-effective amendment such information as the lead managing underwriter(s), if any, and such holders may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such prospectus supplement or such post-effective amendment as soon as reasonably practicable after Parent has received such request; provided, however, that Parent shall not be required to take any actions under this Section 5.5(a)(iii) that are not, in the opinion of counsel for Parent, in compliance with Applicable Law;

(iv) furnish to the Investor and each underwriter, if any, of the securities being sold by the Investor such number of conformed copies of such registration statement and of each amendment and supplement thereto, such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and each free writing prospectus (as defined in Rule 405 of the Securities Act) (a “Free Writing Prospectus”) utilized in connection therewith and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents as the Investor and underwriter, if any, may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by the Investor;

(v) use commercially reasonable efforts to register or qualify or cooperate with the Investor, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities covered by such registration statement under such other securities laws or “blue sky” laws of such jurisdictions as the Investor and any underwriter of the securities being sold by the Investor shall reasonably request, and to keep each such registration or qualification (or exemption therefrom) effective during the period such registration statement is required to be kept effective and take any other action which may be necessary to enable the Investor and underwriters to consummate the disposition in such jurisdictions of the Registrable Securities owned by the Investor, except that Parent shall not for any such purpose be required to (A) qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this clause (v) be obligated to be so qualified, (B) subject itself to taxation in any such jurisdiction or (C) file a general consent to service of process in any such jurisdiction;

(vi) use commercially reasonable efforts to cause such Registrable Securities to be listed on each securities exchange on which similar securities issued by Parent are then listed;

(vii) use commercially reasonable efforts to provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement;

(viii) enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in underwritten offerings, which the Investor shall also be required to enter into) and use its commercially reasonable efforts to take all such other actions reasonably requested by the holders of a majority of the Registrable Securities being sold in connection therewith (including those reasonably requested by the lead managing underwriter(s), if any) to expedite or facilitate the disposition of such Registrable Securities;

(ix) in connection with an Underwritten Offering, use commercially reasonable efforts to obtain for the Investor and underwriter(s) (A) opinions of counsel for Parent, covering the legal matters customarily covered in opinions requested of legal counsel to issuers in underwritten secondary offerings and (B) “comfort” letters and updates thereof (or, in the case of any such Person which does not satisfy the conditions for receipt of a “comfort” letter specified in Statement on Auditing Standards No. 72, an “agreed upon procedures” letter) signed by the independent public accountants who have certified Parent’s financial statements and, to the extent required, any other financial statements included in such registration statement, covering the matters customarily covered in “comfort” letters in connection with underwritten offerings;

(x) make available for inspection by the Investor, any underwriter participating in any disposition pursuant to any registration statement, and any attorney, accountant or other agent or representative retained in connection with such offering by the Investor or underwriter (collectively, the “Inspectors”), financial and other records, pertinent corporate documents and instruments of Parent and other relevant information of Parent (collectively, the “Records”), as shall be reasonably necessary to enable them to exercise their due diligence responsibility; provided, however, that Parent shall not be required to provide any information under this clause (x) if (A) Parent believes, after consultation with counsel for Parent, that to do so would cause Parent to forfeit an attorney-client or other applicable privilege that was applicable to such information or (B) if either (1) Parent has requested and been granted from the Commission confidential treatment of such information contained in any filing with the Commission or documents provided supplementally or otherwise or (2) Parent reasonably determines in good faith that such Records are confidential and so notifies the Inspectors in writing; unless, prior to furnishing any such information with respect to clause (1) or (2), the Investor enters into, and causes each of its Inspectors to enter into, a confidentiality agreement on terms and conditions reasonably acceptable to Parent; provided, further, that the Investor agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction or by another Governmental Authority, give notice to Parent and allow Parent, at its expense, to undertake appropriate action seeking to prevent disclosure of the Records deemed confidential;

(xi) as promptly as practicable notify the Investor and the underwriters, if any, of the following events: (A) the filing of the registration statement, any amendment thereto, the prospectus or any prospectus supplement related thereto or post-effective amendment to the registration statement or any Free Writing Prospectus utilized in connection therewith, and, with respect to the registration statement or any post-effective amendment thereto, when the same has become effective; (B) any request by the Commission or any other U.S. or state governmental authority for amendments or supplements to the registration statement or the prospectus or for additional information; (C) the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings by any Person for that purpose; (D) the receipt by Parent of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or “blue sky” laws of any jurisdiction or the initiation or threat of any proceeding for such purpose; (E) if at any time the representations and warranties of Parent contained in any underwriting agreement contemplated by Section 5.5(a)(viii) cease to be true and correct in any material respect; and (F) upon becoming aware of the happening of any event that makes any statement made in such registration statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such registration statement, prospectus or documents so that, in the case of the registration statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and, at the request of the Investor, promptly prepare and furnish to the Investor a reasonable number of copies of a supplement to or an amendment of such registration statement or prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(xii) use commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of such registration statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction at the earliest reasonable practicable date, except that Parent shall not for any such purpose be required to (A) qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this clause (xii) be obligated to be so qualified, (B) subject itself to taxation in any such jurisdiction or (C) file a general consent to service of process in any such jurisdiction;

(xiii) cooperate with the Investor and the lead managing underwriter(s) to facilitate the timely preparation and delivery of certificates (which shall not bear any restrictive legends unless required under Applicable Law) representing securities sold under any registration statement, and enable such securities to be in such denominations and registered in such names as the lead managing underwriter(s) or the Investor may request and keep available and make available to Parent’s transfer agent prior to the effectiveness of such registration statement a supply of such certificates;

(xiv) cooperate with each seller of Registrable Securities and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA; and

(xv) have appropriate officers of Parent prepare and make presentations at a reasonable and customary number of “road shows” and before analysts and rating agencies, as the case may be, and other information meetings reasonably organized by the underwriters and otherwise use its commercially reasonable efforts to cooperate as reasonably requested by the Investor and the underwriters in the offering, marketing or selling of the Registrable Securities.

(b) Parent may require the Investor and each underwriter, if any, to furnish Parent in writing such information regarding the Investor or underwriter and the distribution of such Registrable Securities as Parent may from time to time reasonably request in writing to complete or amend the information required by such registration statement. The Investor shall as promptly as practicable notify in writing Parent and the underwriters, if any, with respect to any registered offering of Registrable Securities if at any time the representations and warranties of the Investor contained in any underwriting agreement cease to be true and correct in any material respect and upon becoming aware of the happening of any event that makes any statement made in such registration statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference, to the extent based on information provided by the Investor, untrue in any material respect or that requires the making of any changes in such registration statement, prospectus or documents so that, in the case of the registration statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent based on information provided by the Investor.

(c) The Investor agrees that upon receipt of any notice from Parent of the happening of any event of the kind described in clauses (B), (C), (D), (E) and (F) of Section 5.5(a)(xi), the Investor shall forthwith discontinue the Investor’s disposition of Registrable Securities pursuant to the applicable registration statement and prospectus relating thereto until the Investor’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 5.5(a)(xi), or until it is advised in writing by Parent that the use of the applicable prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such prospectus; provided, however, that Parent shall extend the time periods under Section 5.1(b) with respect to the length of time that the effectiveness of a registration statement must be maintained by the amount of time the holder is required to discontinue disposition of such securities.

(d) With a view to making available to the holders of Registrable Securities the benefits of Rule 144 under the Securities Act and any other rule or regulation of the Commission that may at any time permit a holder to sell securities of Parent to the public without registration or pursuant to a registration on Form S-3 (or any successor form), Parent shall:

(i) use commercially reasonable efforts to make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

(ii) use commercially reasonable efforts to file with the Commission in a timely manner all reports and other documents required of Parent under the Exchange Act, at any time when Parent is subject to such reporting requirements; and

(iii) furnish to any holder so long as the holder owns Registrable Securities, promptly upon request, a written statement by Parent as to its compliance with the reporting requirements of Rule 144 under the Securities Act and of the Exchange Act, a copy of the most recent annual or quarterly report of Parent, and such other reports and documents so filed or furnished by Parent with the Commission as such holder may reasonably request in connection with the sale of Registrable Securities without registration (in each case to the extent not readily publicly available).

5.6 Registration Expenses. All fees and expenses incident to Parent’s performance of its obligations under this Article V, including (a) all registration and filing fees, including all fees and expenses of compliance with securities and “blue sky” laws and all fees and expenses associated with filings required to be made with FINRA (including, if applicable, the fees and expenses of any “qualified independent underwriter” as such term is defined in FINRA Rule 5121), (b) all printing (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with the Depository Trust Company and of printing prospectuses if the printing of prospectuses is requested by a holder of Registrable Securities) and copying expenses, (c) all messenger, telephone and delivery expenses, (d) all fees and expenses of Parent’s independent certified public accountants and counsel (including with respect to “comfort” letters and opinions) and (e) expenses of Parent incurred in connection with any “road show”, shall be borne solely by Parent whether or not any registration statement is filed or becomes effective. The Investor shall pay (i) all underwriters’, brokers’ or dealers’ discounts or commissions and transfer taxes, if any, relating to the sale of the Investor’s Registrable Securities pursuant to any registration, (ii) all underwriters’, brokers’ or dealers’ expenses, including road show and travel expenses and (iii) its legal fees and expenses.

5.7 Miscellaneous.

(a) Not less than five (5) Business Days before the expected filing date of each registration statement pursuant to this Agreement, Parent shall notify the Investor, if the Investor has timely provided the requisite notice hereunder entitling the Investor to register Registrable Securities in such registration statement, of the information, documents and instruments from the Investor that Parent or any underwriter reasonably requests in connection with such registration statement, including a questionnaire, custody agreement, power of attorney, lock-up letter and underwriting agreement (the “Requested Information”). If Parent has not received, on or before the second (2nd) Business Day before the expected filing date, the Requested Information from the Investor, Parent may file the registration statement without including Registrable Securities of the Investor. The failure to so include in any registration statement the Registrable Securities of the Investor (with regard to that registration statement) shall not result in any liability on the part of Parent to such holder.

5.8 Registration Indemnification.

(a) Parent agrees to indemnify and hold harmless, to the fullest extent permitted by Applicable Law, the Investor and its Affiliates and their respective officers, directors, employees, accountants, attorneys and agents and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) the Investor or such other indemnified Person and the officers, directors, employees, accountants, attorneys and agents of each such controlling Person, from and against all losses, claims, damages, liabilities, costs, expenses (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses), judgments, fines, penalties, charges and amounts paid in settlement (collectively, the “Losses”), as incurred, arising out of or resulting from any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus or preliminary prospectus or Free Writing Prospectus filed pursuant to this Agreement or any amendment or supplement thereto or any omission (or alleged omission) of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (without limitation of the preceding portions of this Section 5.8(a)) will reimburse the Investor, each of its Affiliates, and each of their respective officers, directors, employees, accountants, attorneys and agents, and each such Person who controls the Investor and the officers, directors, employees, accountants, attorneys and agents of each such controlling Person, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, Loss, damage, liability or action, except in each case insofar as the same are caused by any information furnished to Parent by any other party expressly for use therein.

(b) In connection with any registration statement in which the Investor is participating the Investor shall indemnify Parent and its Affiliates and their respective officers, directors, employees, accountants, attorneys and agents and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) Parent or such other indemnified Person and the officers, directors, employees, accountants, attorneys and agents of each such controlling Person, from and against all Losses, as incurred, arising out of or resulting from any untrue statement (or alleged untrue statement) of material fact contained in any registration statement, prospectus or preliminary prospectus or Free Writing Prospectus filed pursuant to this Agreement or any amendment or supplement thereto or any omission (or alleged omission) of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (without limitation of the preceding portions of this Section 5.8(b)) will reimburse Parent, each of its Affiliates, and each of their respective officers, directors, employees, accountants, attorneys and agents, and each such Person who controls Parent and the officers, directors, employees, accountants, attorneys and agents of each such controlling Person, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, Loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement or omission is made in such registration statement, prospectus or preliminary prospectus or Free Writing Prospectus or any amendment or supplement thereto in reliance upon and in conformity with information furnished to Parent by the Investor for inclusion in such registration statement, prospectus or preliminary prospectus or Free Writing Prospectus or any amendment or supplement thereto. Notwithstanding the foregoing, the Investor shall not be required to provide indemnification in excess of the amount received in the aggregate by the Investor and its Affiliates from its sale of Registrable Securities in connection with the offering that gave rise to the indemnification obligation.

(c) Any Person entitled to indemnification hereunder shall give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification; provided, however, that the failure to give such notice shall not release the indemnifying party from its obligation, except to the extent that the indemnifying party has been actually and materially prejudiced by such failure to provide such notice on a timely basis.

(d) In any case in which any such action is brought against any indemnified party, the indemnifying party will be entitled to participate therein, and, to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election to so assume the defense thereof and acknowledging the obligations of the indemnifying party with respect to such proceeding, the indemnifying party will not (so long as it shall continue to have the right to defend, contest, litigate and settle the matter in question in accordance with this paragraph) be liable to such indemnified party hereunder for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, supervision and monitoring (unless (i) such indemnified party (based upon advice of its counsel) reasonably objects to such assumption on the grounds that there may be defenses available to it which are different from or in addition to the defenses available to such indemnifying party and, as a result, a conflict of interest exists or (ii) the indemnifying party shall have failed within a reasonable period of time to assume such defense and the indemnified party is or would reasonably be expected to be materially prejudiced by such delay, in either event the indemnified party shall be promptly reimbursed by the indemnifying party for the reasonable expenses incurred in connection with retaining one separate legal counsel (for all indemnified parties in connection therewith)). Notwithstanding any such assumption by an indemnifying party, the indemnified party shall have the right to employ separate counsel in any such matter and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party except as provided in the previous sentence. An indemnifying party shall not be liable for any settlement of an action or claim effected without its consent. No matter shall be settled by an indemnifying party without the consent of the indemnified party (which consent shall not be unreasonably withheld, conditioned or delayed), unless such settlement (x) includes as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation, (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party and (z) does not involve any injunctive or equitable relief that would be binding on the indemnified party or any payment that is not covered by the indemnification hereunder.

(e) The indemnification provided for under this Agreement shall survive the Transfer of the Registrable Securities and the termination of this Agreement.

(f) If recovery is not available under the foregoing indemnification provisions for any reason or reasons other than as specified therein, any Person who would otherwise be entitled to indemnification by the terms thereof shall nevertheless be entitled to contribution with respect to any Losses with respect to which such Person would be entitled to such indemnification but for such reason or reasons, in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party, the Persons’ relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and other equitable considerations appropriate under the circumstances. It is hereby agreed that it would not necessarily be equitable if the amount of such contribution were determined by pro rata or per capita allocation. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not found guilty of such fraudulent misrepresentation. Notwithstanding the foregoing, the Investor shall not be required to make a contribution in excess of the amount received by the Investor from its sale of Registrable Securities in connection with the offering that gave rise to the contribution obligation.

ARTICLE VI

PRE-CLOSING REORGANIZATION AND TRANSACTION EXPENSES INDEMNITY

6.1 Pre-Closing Reorganization Indemnification. Subject to the provisions of this Article VI, from and after the Closing, the Investor shall indemnify, defend and hold harmless Parent, its Affiliates and each of their respective officers, directors, employees, agents and other representatives (each, a “Parent Indemnitee”) against and from any and all Losses actually incurred, paid or otherwise suffered, directly or indirectly, by the Parent Indemnitees as a result of, based upon or arising out of any claims made, or actions or proceedings initiated, in each case, by or on behalf of any former holder of any Equity Interests of the Company Bank Subsidiary or any Person claiming to be such a former holder, with respect to any matter, event, state of facts or occurrence in connection with, arising out of or as a result of effecting all or any part of the Pre-Closing Reorganization (as defined in the Merger Agreement). The procedures and matters set forth in Sections 5.8(c) and 5.8(d) shall apply to the indemnification contemplated by this Section 6.1 mutatis mutandis. Without limiting the foregoing, within five (5) Business Days of the Closing, Investor shall promptly pay to Parent, by wire transfer of immediately available funds, cash in an amount equal to the aggregate amount of cash paid to minority stockholders of the Company Bank Subsidiary in connection with the Pre-Closing Reorganization, solely to the extent such amounts were not (i) set-off against the Per Share Cash Consideration paid to the Investor or any of its Affiliates that is a stockholder of the Company in connection with the Merger or (ii) otherwise paid by the Investor or any of its Affiliates (other than the Company and its Subsidiaries) at or prior to the Closing.

6.2 Non-Specified Transaction Expenses. Subject to the provisions of this Article VI, from and after the Closing, the Investor shall indemnify, defend and hold harmless Parent and its Affiliates against and from, and shall promptly upon Parent’s written request reimburse Parent or its applicable Affiliates for, any Excess Transaction Expenses (whether discovered prior to or following the Closing). “Excess Transaction Expenses” means Transaction Expenses (as defined in the Merger Agreement) that, if accounted for in the calculation of the Excess Transaction Expenses Amount (as defined in the Merger Agreement) at and prior to the Closing in accordance with and for purposes of the Merger Agreement, would have resulted in the Per Share Excess Transaction Expenses Amount (as defined in the Merger Agreement) being greater than the Per Share Excess Transaction Expenses Amount actually used by the parties to the Merger Agreement for the purposes of determining the Per Share Cash Consideration paid at the Closing. The procedures and matters set forth in Sections 5.8(c) and 5.8(d) shall apply to the indemnification contemplated by this Section 6.2 mutatis mutandis.

ARTICLE VII

DEFINITIONS

7.1 Defined Terms. Capitalized terms when used in this Agreement have the following meanings:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person. For purposes of this definition, “control” when used with respect to any Person, unless otherwise specified, has the same meaning as set forth in Section 2(a)(2) of the BHC Act and Regulation Y of the Federal Reserve Board, and the terms “controlling” and “controlled” have correlative meanings; provided, however, that the Investor shall not be deemed an Affiliate of Parent or any of its Subsidiaries for purposes of this Agreement (provided, for the avoidance of doubt, that Company and its Subsidiaries following the Closing will cease to be Affiliates of the Investor and will be Affiliates of Parent).

“Applicable Law” means, with respect to any Person, all applicable U.S., non-U.S. or transnational federal, state or local Laws.

“Beneficial Owner”, “Beneficially Own” or “Beneficial Ownership” has the meaning assigned to such term in Rule 13d-3 under the Exchange Act, and a Person’s beneficial ownership of securities shall be calculated in accordance with the provisions of such Rule (in each case, irrespective of whether or not such Rule is actually applicable in such circumstance).

“BHC Act” means the Bank Holding Company Act of 1956 and the rules and regulations promulgated thereunder.

“Blackout Period” means (i) any regular quarterly period during which directors and executive officers of Parent are not permitted to trade under the insider trading policy of Parent then in effect, (ii) in the event that Parent determines in good faith that the registration would reasonably be expected to materially adversely affect or materially impede, delay or interfere with any bona fide financing of Parent, any corporate reorganization, development or plan or any material transaction under consideration by Parent or would require disclosure of material information that has not been, and is not otherwise required to be, disclosed to the public, (iii) if an event occurs as a result of which the registration statement or any related prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the registration statement, file a new registration statement or supplement any related prospectus to comply with the Securities Act or the Exchange Act or the respective rules thereunder, or (iv) upon issuance by the Commission of a stop order suspending the effectiveness of any registration statement with respect to Registrable Securities or the initiation of legal proceedings with respect to such registration statement under Section 8(d) or 8(e) of the Securities Act; provided, that a Blackout Period described in clause (ii) may not occur more than two (2) times in any period of twelve (12) consecutive months or for a period of more than ninety (90) consecutive days.

“Business Day” means a day, other than a Saturday or Sunday or public holiday in New York, New York or Tel Aviv, Israel, on which banks are open in New York, New York and Tel Aviv, Israel for general commercial business.

“CBC Act” means the Change in Bank Control Act of 1978.

“Change in Control” means the occurrence of any of the following events:

(a) the sale or disposition, in one or a series of related transactions, of all or substantially all, of the assets of Parent to any Person or Group;

(b) any Person or Group is or becomes the Beneficial Owner, directly or indirectly, of more than 50% of the total voting power of the Voting Securities of Parent (or any Person which controls Parent or which is a successor to all or substantially all of the assets of Parent), including by way of merger, recapitalization, reorganization, redemption, issuance of capital stock, consolidation, tender or exchange offer or otherwise; or

(c) a merger of Parent with or into another Person in which the holders of Voting Securities of Parent as of immediately prior to such merger cease to hold at least 50% of the outstanding equity or voting securities of Parent (or the surviving corporation in such merger or the ultimate parent thereof) immediately following such merger.

“Class of Voting Shares” has the same meaning given to that term in Section 225.2(q)(3) of Regulation Y of the Board of Governors of the Federal Reserve System (12 C.F.R. § 225.2(q)(3)).

“Closing Date” means the date of the Closing.

“Commission” means the Securities and Exchange Commission or any other federal agency administering the Securities Act.

“Company” has the meaning set forth in the Preamble.

“Confidential Information” means all confidential and/or non-public information (irrespective of the form of communication, and irrespective of whether obtained prior to or after the date hereof) obtained by or on behalf of the Investor or its Representatives from or on behalf of Parent or its Representatives, other than information which (i) was or becomes generally available to the public other than as a result of a breach of this Agreement by the Investor or any of its Representatives, (ii) was or becomes available to the Investor or any of its Representatives on a non-confidential basis from a source other than Parent or its Representatives; provided that the source thereof is not known by the Investor or its Representatives to be bound by an obligation of confidentiality to Parent or its Subsidiaries in respect of such information, or (iii) is independently developed by the Investor or its Representatives without the use of or reference to any such information that would otherwise be Confidential Information hereunder.

“Contract” means any written or oral contract, agreement, obligation, understanding or instrument, lease or license.

“Controlled Affiliate” means any Affiliate of the specified Person that is, directly or indirectly, controlled by the specified Person.

“Equity Interest” means any share of capital stock or other class of equity securities of a Person, whether voting or non-voting.

“Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“First Threshold Date” means the first date on which the number of shares of Parent Common Stock owned by the Investor and its Permitted Transferees, in the aggregate, is less than [●]4 (as adjusted for any stock split, reverse stock split, stock dividend, subdivision, reclassification, recapitalization, exchange or similar reorganization of shares).

[4]	Note to Draft: To equal 12.5% of the number of shares of Parent Common Stock issued and outstanding as of immediately following (and giving effect to) the Merger.

“Governmental Authority” means any federal, national, state, local, cantonal, municipal, international or multinational government or political subdivision thereof, governmental department, commission, board, bureau, agency, taxing or regulatory authority, instrumentality or judicial or administrative body, or arbitrator or SRO, having jurisdiction over the matter or matters in question.

“Group” has the meaning assigned to such term in Section 13(d)(3) of the Exchange Act.

“Investor Designee” means an individual designated in writing by the Investor for election or appointment to the Parent Board. For the avoidance of doubt, the term Investor Designee does not include an Investor Observer.

“Investor Director” means an Investor Designee who has been elected or appointed to the Parent Board. For the avoidance of doubt, the term Investor Director does not include an Investor Observer.

“Investor Observer” means an individual designated in writing by the Investor to be a non-voting observer on the Parent Board and the Parent Bank Board; provided that, until the first anniversary of the Closing Date, the Investor Observer shall be Hanan Friedman.

“Investor Parties” means the Investor and each Permitted Transferee of the Investor to whom Shares are transferred pursuant to and in accordance with Section 2.1.

“Investor Percentage Interest” means the percentage calculated by dividing (x) the number of Voting Securities that are, as of the date of such calculation, Beneficially Owned by the Investor Parties, in the aggregate, by (y) the number of issued and outstanding Voting Securities as of the date of such calculation.

“Laws” means laws, statutes, binding Orders, rules, and regulations, ordinances, directives, treaties, rules of common law and rules of any applicable SRO.

“Material Parent Breach Period” means a period in which the Investor Parties have complied in all material respects with their respective obligations under this Agreement and Parent is in material breach of any of its obligations under Section 1.1, 1.2, 1.3, 1.4 or 1.5 hereof and such breach continues for, and is not cured by, fifteen (15) Business Days after Parent has received written notice thereof from the Investor and such breach has not been waived in writing by the Investor; provided, that such a period shall terminate upon the cure of any such material breach giving rise to the commencement of such Material Parent Breach Period.

“Nonvoting Parent Common Stock” means shares of common stock, no par value, shares of preferred stock, no par value, or other securities issued by Parent, in each case with substantially identical rights in all respects as Parent Common Stock, except that Nonvoting Parent Common Stock shall provide the holder with no voting or consent rights, provided that such Nonvoting Parent Common Stock shall nevertheless be permitted to vote on any matter that would significantly and adversely affect the rights of the Nonvoting Parent Common Stock relative to the economic rights of Parent Common Stock or the voting rights described in this sentence. Nonvoting Parent Common Stock shall continue to be non-voting for as long as it is owned or controlled by Investor, or any other assignee or transferee of Investor; provided, however, that any such Nonvoting Parent Common Stock may convert to Parent Common Stock in the hands of a third party that is not an Affiliate of Investor or assignee or transferee of Investor, but only if such Nonvoting Parent Common Stock is assigned or transferred to a person that is not an Affiliate of the assignor or transferor and such assignment or transfer is (i) to the Parent, (ii) in a transaction in which no assignee or transferee (or group of associated assignees or transferees) would receive 2% or more of the outstanding shares of any class of Voting Securities of the Parent, (iii) in a widespread public distribution, or (iv) to an assignee or transferee that would control more than 50% of every class of Voting Securities of the Parent without any transfer from the assignor or transferor.

“Order” means any order, writ, decree, judgment, award, decision, injunction, ruling, settlement, verdict, consent decree, compliance order, civil or administrative order, or stipulation issued, promulgated, made, rendered or entered into by or with any Governmental Authority or arbitrator (in each case, whether temporary, preliminary or permanent).

“Parent Regulatory Agency” means (i) any state regulatory authority, (ii) the Commission, (iii) the Federal Reserve Board, (iv) the U.S. Commodity Futures Trading Commission, (v) the Office of the Comptroller of the Currency, (vi) the Federal Deposit Insurance Corporation, (vii) the Consumer Financial Protection Bureau, (viii) any foreign regulatory authority and (ix) any SRO.

“Person” an individual, firm, body corporate (wherever incorporated), partnership, limited liability company, association, joint venture, trust, works council or employee representative body (whether or not having separate legal personality) or other entity or organization, including a Governmental Authority.

“Registrable Amount” means an amount of Registrable Securities having an aggregate value of at least $100 million (based on the anticipated offering price (as reasonably determined in good faith by Parent)), without regard to any underwriting discount or commission, or such lesser amount of Registrable Securities as would result in the disposition of all of the Registrable Securities Beneficially Owned by the Investor.

“Registrable Securities” means the Shares Beneficially Owned by the Investor and any shares of Parent Common Stock received by the Investor in respect of the Shares in connection with any stock split or subdivision, stock dividend, distribution or similar transaction, together with any shares of Parent Common Stock acquired by the Investor in connection with the exercise of the Investor Parties’ rights under Section 2.4; provided, that any such Shares shall cease to be Registrable Securities when (i) they are sold pursuant to an effective registration statement under the Securities Act, (ii) they are sold pursuant to Rule 144 under the Securities Act, (iii) they become eligible for sale pursuant to Rule 144 under the Securities Act without volume or manner-of-sale restrictions or (iv) they shall have ceased to be outstanding.

“Second Threshold Date” means the first date on which the number of shares of Parent Common Stock owned by the Investor and its Permitted Transferees, in the aggregate, is less than [●]5 (as adjusted for any stock split, reverse stock split, stock dividend, subdivision, reclassification, recapitalization, exchange or similar reorganization of shares).

“Securities Act” means the Securities Act of 1933 and the rules and regulations promulgated thereunder.

“Share Aggregation Event” means the Investor or the Parent are informed by the Federal Reserve that it deems the Investor to or would, following the occurrence of a proposed action (including entry into a voting agreement or similar agreement by the Parent with one or more holders of Voting Securities (other than the Investor)) deem the Investor to (it being understood that, subject to Section 1.10(d) of this Agreement, a Share Aggregation event would only be deemed to have occurred upon the occurrence of such proposed action) (x) control the Voting Securities of another holder of Voting Securities for purposes of the BHC Act or CBC Act or (y) be acting in concert with another holder of Voting Securities for purposes of the BHC Act or CBC Act, in either case solely as a result of Investor’s compliance with its obligations pursuant to Section 1.10 of this Agreement (and not, for the avoidance of doubt, as a result of any other action by Investor or any of its Affiliates, including any action in violation of Section 2.3).

“Shares” means the shares of Parent Common Stock issued to the Investor pursuant to the Merger Agreement (as adjusted for any stock split, reverse stock split, stock dividend, subdivision, reclassification, recapitalization, exchange or similar reorganization of shares).

[5]	Note to Draft: To equal 5.0% of the number of shares of Parent Common Stock issued and outstanding as of immediately following (and giving effect to) the Merger.

“SRO” means (i) any “self-regulatory organization” as defined in Section 3(a)(26) of the Exchange Act, (ii) any other United States or foreign securities exchange, futures exchange, commodities exchange or contract market, or (iii) any other securities exchange.

“Subsidiary” means, with respect to any Person, another Person, (a) an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing Person or body or (b) more than fifty (50%) of the equity interests of which, is owned directly or indirectly by such first Person.

“Transaction Documents” has the meaning set forth in the Merger Agreement.

“Transfer” means (i) any direct or indirect offer, sale, lease, assignment, encumbrance, pledge, hypothecation, disposition or other transfer (by operation of law or otherwise), either voluntary or involuntary, or entry into any contract, option or other arrangement or understanding with respect to any offer, sale, lease, assignment, encumbrance, pledge, hypothecation, disposition or other transfer (by operation of law or otherwise), of any capital stock or interest in any capital stock or (ii) in respect of any capital stock or interest in any capital stock, entry into any swap, put option, derivative, or any other agreement, transaction or series of transactions that hedges or transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of such capital stock or interest in capital stock, whether any such swap, derivative, put option, agreement, transaction or series of transaction is to be settled by delivery of securities, in cash or otherwise; provided that a “Transfer” will not include (A) the granting of a pledge, lien or other security interest over any capital stock or interest in any capital stock to a nationally recognized bank or broker-dealer in connection with any bona fide financing arrangements (including any bona fide margin loan transaction) entered into with any such nationally recognized bank or broker-dealer, or the ability of such a bank or broker-dealer to foreclose on and Transfer such capital stock or interest in any capital stock and any foreclosure or Transfer by such a bank or broker-dealer, as long as such bank or broker-dealer agrees with the relevant Transferee (with Parent as an express third party beneficiary of such agreement) that following such foreclosure it shall not directly or indirectly Transfer (other than pursuant to a broadly distributed public offering or a sale effected through a broker dealer) any such foreclosed capital stock or interest in any capital stock without Parent’s prior written consent, or the enforcement of any rights related thereto or (B) any indirect Transfer of Equity Interests of Parent by virtue of an issuance of a direct or indirect Equity Interest in the Investor, any of its Affiliates or any of their respective securityholders. “Transferor” means a Person that Transfers or proposes to Transfer; and “Transferee” means a Person to whom a Transfer is made or is proposed to be made.

“Underwritten Offering” means a sale of securities of Parent, in an amount no less than the Registrable Amount, to an underwriter or underwriters for reoffering to the public.

“Voting Securities” means shares of Parent Common Stock and any other securities of Parent entitled to vote generally in the election of directors of Parent.

7.2 Other Defined Terms.

Term	Section
$7.3
Agreement	Preamble
Board Size Increase Restricted Period Termination Option	2.1(a)
CBC Act Effect	1.8(c)
Closing	1.1
Company	Recitals
Company Bank Subsidiary	Recitals
control	7.1
controlled	7.1
controlling	7.1
Demand	5.1(a)

Term	Section
Demand Registration	5.1(a)
dollars	7.3
Eligibility Criteria	1.3(a)
Excess Transaction Expenses	6.2
Exempt Issuance	2.2(b)
extent	7.3
Federal Reserve Board Confirmation	1.10(d)
Follow-On Merger	Recitals
Form S-3	5.3(a)
Free Writing Prospectus	5.5(a)(iv)
in writing	7.3
Inspectors	5.5(a)(x)
Investor	Preamble
Investor Related Parties	1.2(h)
Losses	5.8(a)
Merger	Recitals
Merger Agreement	Recitals
NASDAQ	1.3(a)
Other Demanding Sellers	5.2(b)
Other Proposed Sellers	5.2(b)
Parent	Preamble
Parent Bank Board	1.1
Parent Bank Subsidiary	Recitals
Parent Board	1.1
Parent Common Stock	Recitals
Parent Control Effect	1.8(a)
Parent Indemnitee	6.1
Parent Share Issuance	2.2(a)
Parent Share Issuance Notice	2.2(a)(ii)
party	7.3
Permitted Transfer	2.1(b)
Permitted Transferee	2.1(b)
Piggyback Notice	5.2(a)
Piggyback Registration	5.2(a)
Proposed Securities	2.4(a)(i)
Records	5.5(a)(x)
Regulatory Exempt Issuance	2.2(b)(iii)
Representatives	1.9(a)(iii)
Requested Information	5.7(a)
Restricted Activities	3.1(b)
Restricted Period	2.1(a)
Shelf Notice	5.3(a)
Shelf Offering	5.3(d)
Shelf Registration Statement	5.3(a)
Standstill Period	2.3(d)
Take-Down Notice	5.3(d)
written	7.3

7.3 Interpretation. Whenever used: the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation,” and the words “hereof,” “hereunder” and “herein” and similar words shall be construed as references to this Agreement as a whole and not limited to the particular provision of the

Article or Section in which the reference appears. Unless the context otherwise requires, references herein: (x) to Articles and Sections mean the Articles and Sections of this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof; and (z) to a statute, rule or regulation means such statute, rule or regulation as amended or supplemented from time to time and includes any successor legislation thereto and any rules or regulations promulgated thereunder. References to “$” or “dollars” means United States dollars. Any reference in this Agreement to any gender shall include all genders. The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms. The headings and captions herein are for convenience of reference only and do not affect the construction or interpretation of any of the provisions hereof. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other theory extends and such phrase shall not mean “if.” The word “or” when used in this Agreement is not exclusive. If, and as often as, there is any change in the outstanding shares of Parent Common Stock by reason of any stock split, reverse stock split, stock dividend, subdivision, reclassification, recapitalization or exchange or similar reorganization of shares, appropriate adjustment shall be made in the provisions of this Agreement so as to fairly and equitably preserve, as far as practicable, the rights and obligations set forth herein that continue to be applicable on the date of such change. Any reference to “written” or “in writing” refers to printing, typing and other means of reproducing words (including electronic media) in a visible form, including e-mail. To the extent that this Agreement requires an Affiliate or Subsidiary of any party to take or omit to take any action, such covenant or agreement includes the obligation of such party to cause such Affiliate or Subsidiary to take or omit to take such action. The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. The word “party” is to be deemed to refer to a party hereto, unless the context requires otherwise.

ARTICLE VIII

MISCELLANEOUS

8.1 Term. This Agreement will be effective as of the date hereof and, except as otherwise set forth herein, will continue in effect thereafter until the first date on which the Investor ceases to Beneficially Own any Shares; provided, however, that (a) the provisions contained in Article V of this Agreement, except Section 5.8, shall survive so long as there are, and shall automatically terminate when there are no longer, any Registrable Securities outstanding, (b) Section 1.9, the representations and warranties of the Investor and Parent in Section 4.1 and Section 4.2, respectively, the indemnity and contribution provisions contained in Section 5.8, Article VI, Article VII and this Article VIII shall survive termination of this Agreement and (c) Section 1.1, Section 1.2, Section 1.3, Section 1.4 and Section 1.8 shall automatically terminate on the earlier of (i) the Second Threshold Date and (ii) a Change in Control.

8.2 Notices.

(a) Notices and other statements in connection with this Agreement shall be in writing in the English language and shall be delivered by hand, email or overnight courier to the recipient’s address as set forth below or to such other address as a party hereto may notify to the other parties hereto from time to time and shall be given:

(i) if to Parent, to:

Name:	Valley National Bancorp
Address:	1455 Valley Road
Wayne, New Jersey
Email:	[REDACTED]
Attention:	Ira Robbins, President and CEO

with a copy to (which shall not be considered notice):

Name:	Wachtell, Lipton, Rosen & Katz
Address:	51 West 52nd Street New York, New York 10019
Attention:	Matthew M. Guest
Email:	MGuest@wlrk.com

(ii) if to the Investor, to:

Name:	Bank Leumi Le-Israel B.M.
Address:	24-32 Yehuda Halevi St. Tel-Aviv, 65545 Israel
Attention:	Hanan Friedman Omer Ziv
Email:	[REDACTED] [REDACTED]

with a copy to (which shall not be considered notice):

Name:	Davis Polk & Wardwell LLP
Address:	450 Lexington Avenue New York, New York 10017
Attention:	Marc O. Williams
Email:	marc.williams@davispolk.com

(b) A notice shall be effective upon receipt and shall be deemed to have been received:

(i) at the time of delivery, if delivered by hand, or overnight courier; or

(ii) at the time of transmission if sent by email (receipt confirmation requested).

8.3 Amendments and Waivers. Each of the parties hereto agrees that no provision of this Agreement may be amended or modified unless such amendment or modification is in writing and signed by Parent and the Investor. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law.

8.4 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, that, except in connection with a Change in Control, no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other party hereto.

8.5 Severability. It is the intent of the parties that the provisions of this Agreement shall be enforced to the fullest extent permissible under Applicable Law and public policies applied in each jurisdiction in which enforcement is sought. If any particular provision or portion of this Agreement shall be adjudicated to be invalid or unenforceable, such provision or portion thereof shall be deemed amended to the minimum extent necessary to render such provision or portion valid and enforceable, and such amendment will apply only with respect to the operation of such provision or portion in the particular jurisdiction in which such adjudication is made.

8.6 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that each party need not sign the same counterpart. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments or waivers hereto or thereto, to the extent signed and delivered by means of electronic signature or by e-mail delivery of an electronic data file, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto or to any such agreement or instrument shall raise the use of electronic signature or e-mail delivery of an electronic data file to deliver a signature to this Agreement or any amendment hereto or the fact that any signature or agreement or instrument was transmitted or communicated through the use of electronic signature or e-mail delivery of an electronic data file as a defense to the formation of a contract and each party hereto forever waives any such defense.

8.7 Entire Agreement. This Agreement (including the documents and the instruments referred to in this Agreement) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement.

8.8 Governing Law; Jurisdiction; WAIVER OF JURY TRIAL.

(a) This Agreement shall be governed by and construed in accordance with the law of the State of New York, without regard to the conflicts of law rules of such state that would cause the law of any other jurisdiction to apply; provided, that the law of the State of New Jersey shall apply to the extent mandatorily applicable to New Jersey corporations.

(b) The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought exclusively in the United States District Court for the Southern District of New York; provided, that if such court does not have jurisdiction, any such action shall be brought exclusively in any other state court sitting in the State of New York, so long as such courts shall have subject matter jurisdiction over such suit, action or proceeding, and that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of New York, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 8.2 shall be deemed effective service of process on such party.

(c) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

8.9 Specific Performance. The parties hereto agree that irreparable damage would occur, and that the parties would not have any adequate remedy at law, in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to specifically enforce the terms and provisions of this Agreement, without proof of actual damages or otherwise, in addition to any other remedy to which any party is entitled at law or in equity. Each party agrees to waive any requirement for the securing or posting of any bond in connection with such remedy. The parties further agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy.

8.10 No Third-Party Beneficiaries. Nothing in this Agreement shall confer any rights upon any Person other than the parties hereto and each such party’s respective heirs, successors and permitted assigns; provided, that the Persons indemnified under Section 5.8 and Article VI are intended third party beneficiaries of Section 5.8 and Article VI, respectively.

The remainder of this page intentionally left blank.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement by their authorized representatives as of the date first above written.

VALLEY NATIONAL BANCORP

By:
Name: Title:

[Signature Page to Investor Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement by their authorized representatives as of the date first above written.

BANK LEUMI LE-ISRAEL B.M.

By:
Name: Title:

[Signature Page to Investor Rights Agreement]

Exhibit E

FORM OF

WRITTEN CONSENT

OF THE SHAREHOLDERS OF

BANK LEUMI LE-ISRAEL CORPORATION

The undersigned holders (the “Shareholders”) of shares of common stock, par value $0.10 per share, of Bank Leumi le-Israel Corporation, a New York corporation (the “Corporation”), constituting the holders of not less than the minimum number of votes that would be necessary to authorize or take the following actions at a meeting at which all of the shares entitled to vote thereon were present and voted (and, for the avoidance of doubt, constituting the Company Shareholder Approval), do hereby adopt the following resolutions by written consent, pursuant to Section 615 of the Business Corporation Law of the State of New York (the “NYBCL”), and consent to the adoption of the following resolutions, to the actions authorized by the following resolutions and that such actions be taken without a meeting and without prior notice.

Approval and Adoption of the Merger Agreement

WHEREAS, the Corporation entered into the Agreement and Plan of Merger substantially on the terms presented to the Board of Directors of the Corporation (the “Merger Agreement”; capitalized terms used but not defined herein shall have the meanings given to them in the Merger Agreement), an executed copy of which is attached hereto as Exhibit A, by and among the Corporation, Valley National Bancorp, a New Jersey corporation (“Parent”), and Volcano Merger Sub Corporation, a New York corporation (“Merger Sub”), pursuant to which, among other things, (i) Merger Sub will merge with and into the Corporation, with the Corporation as the surviving entity (the “Merger”), (ii) immediately following the Merger, the Corporation will merge with and into Parent, with Parent as the surviving entity (the “Follow-On Merger”), and (iii) immediately following the Follow-On Merger, Bank Leumi USA (the “Company Bank Subsidiary”) will merge with and into Valley National Bank (the “Parent Bank Subsidiary”), with the Parent Bank Subsidiary as the surviving entity (the “Bank Merger” and, together with the Merger and the Follow-On Merger, the “Mergers”), in each case, on the terms and subject to the conditions set forth in the Merger Agreement, and in the case of the Bank Merger, on the terms and subject to the conditions set forth in an Agreement and Plan of Merger by and between the Company Bank Subsidiary and the Parent Bank Subsidiary;

WHEREAS, the Board of Directors of the Corporation has (i) declared that that the Merger and the other transactions contemplated by the Merger Agreement are fair to, advisable and in the best interests of the Corporation and the Shareholders, (ii) approved, adopted and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Mergers, and (iii) has determined to recommend, and has recommended, to the Shareholders the approval and adoption of the Merger Agreement and the transactions contemplated hereby, including the Mergers;

WHEREAS, pursuant to Section 903 of the NYBCL, to approve and adopt the Merger Agreement, the Corporation must obtain the affirmative vote or written consent of the holders of two-thirds of the issued and outstanding shares of capital stock entitled to vote thereon in favor of the approval and adoption of the Merger Agreement; and

WHEREAS, each of the undersigned Shareholders (a) has been urged to consult with such Shareholder’s own legal, tax and/or financial advisor(s) regarding the consequences to such Shareholder of the Merger Agreement and the transactions contemplated thereby (including the Merger and the Follow-On Merger) and the execution of this written consent, (b) acknowledges that to the extent so desired, such Shareholder has availed himself, herself or itself of such right and opportunity, (c) has reviewed and understands the Merger Agreement and deems the approval and adoption of the Merger Agreement and the transactions contemplated thereby (including the Merger and the Follow-On Merger) to be in the best interests of such Shareholder and the Corporation, (d) is competent to execute this written consent free from coercion, duress or undue influence, (e) is acquiring shares of common stock of Parent pursuant to the Merger Agreement and in connection with the Merger for its own account, solely for investment and not with a view toward, or for sale in connection with, any distribution thereof in violation of the Securities Act or any foreign, federal, state or local securities or “blue sky” laws or with any present intention of distributing or selling such shares in violation of any such laws, (f) has such knowledge and experience in financial and business matters that such Shareholder is capable of evaluating the merits and risks of its investment in shares of common stock of Parent pursuant to the Merger Agreement and in connection with the Merger and of making an informed investment decision and (g) is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act.

NOW, THEREFORE, IT IS:

RESOLVED, that the Shareholders hereby consent to, approve, authorize and ratify the form, terms and provisions of the Merger Agreement, do hereby consent to, approve, authorize and ratify the execution, delivery and performance of the Merger Agreement and do hereby consent to, authorize and approve the consummation of the transactions contemplated by the Merger Agreement, including, without limitation, the Mergers;

FURTHER RESOLVED, that each of the officers of the Corporation (each, an “Authorized Officer”) be, and each of them hereby is, authorized and empowered, in the name and on behalf of the Corporation, to execute and deliver, or cause to be executed and delivered, the Merger Agreement, with such changes in or additions to the provisions thereof as any Authorized Officer may approve, such approval to be conclusively evidenced by the execution and delivery thereof; and

FURTHER RESOLVED, that each of the Shareholders hereby affirmatively, unconditionally and irrevocably waives, and agrees not to exercise or demand, any dissenters’ rights, appraisal rights or similar rights or remedies that such Shareholder may have under Applicable Law (including Sections 623 and 910 of the NYBCL) arising in connection with the Merger Agreement or the transactions contemplated thereby, including, without limitation, the Mergers; and

FURTHER RESOLVED, that each of the Shareholders hereby affirmatively, unconditionally and irrevocably waives any and all notices to which Shareholders might otherwise be entitled as a result of the Merger, the Follow-on Merger, the Merger Agreement or the transactions contemplated thereby, or any of the other actions or documents being approved by this written consent.

Termination of the Corporation’s Shareholder Rights Agreement

WHEREAS, certain of the undersigned Shareholders are currently party to that certain Shareholder Rights Agreement (the “Corporation’s Shareholder Rights Agreement”) dated May 21, 2018 by and among the Corporation, BLITA, Endicott SPV I, L.P., a Delaware limited partnership, and MSD BLUSA Investments LLC, a Delaware limited liability company (such Shareholders, the “Corporation’s Institutional Shareholders”);

NOW, THEREFORE, IT IS:

RESOLVED, that, effective as of and contingent upon the occurrence of the Effective Time, the Corporation’s Institutional Shareholders hereby (a) acknowledge and approve that the Corporation’s Shareholder Rights Agreement shall terminate and be of no further force or effect, without any liability to or obligation on the part of the Corporation or any of its Affiliates (including, following the Effective Time, Parent and its Affiliates) and (b) waive any rights of the Corporation’s Institutional Shareholders under the Corporation’s Shareholder Rights Agreement and will take no action with regard to pursuing any claim pursuant to such agreement.

Interests of Officers and Directors

WHEREAS, pursuant to Section 713 of the NYBCL, no contract or other transaction between a corporation and one or more of its directors, or between a corporation and any other corporation, firm, association or other entity in which one or more of its directors are directors or officers, or have a substantial financial interest, shall be either void or voidable for this reason alone or by reason alone that such director or directors are present at the meeting of the board, or of a committee thereof, which approves such contract or transaction, or that his or their votes are counted for such purpose if (a) the material facts as to such director’s interest in such contract or transaction and as to any such common directorship, officership or financial interest are disclosed in good faith or known to the board or committee, and the board or committee approves such contract or transaction by a vote sufficient for such purpose without counting the vote of such interested director or, if the votes of the disinterested directors are insufficient to constitute an act of the board by unanimous vote of the disinterested directors, or (b) the material facts as to such director’s interest in such contract or transaction and as to any such common directorship, officership or financial interest are disclosed in good faith or known to the shareholders entitled to vote thereon, and such contract or transaction is approved by vote of such shareholders; and

WHEREAS, the Shareholders have been made aware of the material facts as to the interests of the interested parties in connection with the Merger Agreement and the transactions contemplated thereby (including the Mergers, the treatment of the Corporation’s outstanding equity awards in connection with the Merger, the entry by BLITA into the BLITA Letter Agreement and the entry, at the Effective Time pursuant to the Merger Agreement, by BLITA into the Investor Rights Agreement and the Business Cooperation Agreement and the terms thereof).

NOW, THEREFORE, IT IS:

RESOLVED, that, in accordance with Section 713 of the NYBCL, the terms and conditions of the Merger Agreement and the transactions contemplated thereby are hereby approved by each of the undersigned Shareholders.

General Authorizations

IT IS:

RESOLVED, that each Authorized Officer be, and each of them hereby is, authorized to file a copy of this written consent in the book and records of the Corporation, and to certify a copy of any written resolutions having been adopted by the Shareholders;

FURTHER RESOLVED, that, in addition to and not in limitation of the foregoing, each Authorized Officer be, and each of them hereby is, authorized, in the name and on behalf of the Corporation, to do and perform all such further acts and things, to execute and deliver in the name and on behalf of the Corporation, and where necessary or appropriate, to file with the appropriate governmental authorities, all such further certificates, instruments, applications, notices, agreements and other writings and documents as may be required, and to make all such payments, and to take all such other actions as in the judgment of any one or more of them shall be deemed necessary or advisable in order to carry out and effectuate the intent and purposes of the foregoing resolutions (or any of them), and any or all of the transactions contemplated therein or thereby, the authority therefor to be conclusively evidenced by the taking of such action or the execution or filing of such documents, as applicable;

FURTHER RESOLVED, that each Authorized Officer be, and each of them hereby is, authorized, in the name and on behalf of the Corporation, to pay any and all fees and expenses incurred by the Corporation in connection with the Merger Agreement, the Mergers and the other actions authorized or otherwise contemplated by the foregoing resolutions, including, without limitation, the expenses and fees of the Corporation’s financial and legal advisors;

FURTHER RESOLVED, that the omission from these resolutions of any agreement, instrument or other arrangement contemplated by any of the agreements or instruments described in the foregoing resolutions or any action to be taken in accordance with any requirement of any of the agreements or instruments described in the foregoing resolutions shall in no manner derogate from the authority of any Authorized Officer to take all actions necessary, desirable, advisable or appropriate to consummate, effectuate, carry out or further the transactions contemplated by, and the intent and purposes of, the foregoing resolutions;

FURTHER RESOLVED, that all actions heretofore taken by any Authorized Officer in connection with any matter referred to in any of the foregoing resolutions are hereby approved, ratified and confirmed in all respects; and

FURTHER RESOLVED, that Parent and Merger Sub will be relying on the undersigned Shareholders’ execution and delivery to the Corporation of this written consent, and such undersigned Shareholders’ agreement to be bound by the terms hereof, and Parent and Merger Sub shall be express third-party beneficiaries of this written consent and any agreements by such undersigned Shareholders contained herein.

* * *

This written consent may be executed in any number of counterparts, any of which may be executed and transmitted electronically, and each of which will be deemed to be an original, and all of which, when taken together, will be deemed to constitute one and the same instrument.

The actions taken by this written consent shall have the same force and effect as if taken at a meeting of the Shareholders, duly called and constituted pursuant to the NYBCL. This written consent and the actions taken hereby shall be binding upon and shall inure to the benefit of all Shareholders of the Corporation and their respective successors, assigns and transferees.

This written consent shall be irrevocable, and any vote, consent or other action by any Shareholder that is not in accordance with this written consent will be considered null and void; provided that, notwithstanding anything else to the contrary herein, this written consent shall terminate and be of no further force and effect upon the termination of the Merger Agreement in accordance with its terms.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned, voting the full number of shares of each class of the Corporation’s voting stock held of record by them, hereby approve, adopt and consent to the foregoing recitals and resolutions and execute this consent, effective as of the date set forth below.

[SHAREHOLDER NAME]

By:
Name:
Title:

Date:

[Signature Page to Written Consent]

Exhibit A

MERGER AGREEMENT

(Attached)

Exhibit F

FORM OF

AGREEMENT AND PLAN OF MERGER OF

VALLEY NATIONAL BANK

AND

BANK LEUMI USA

UNDER THE CHARTER OF VALLEY NATIONAL BANK,

UNDER THE TITLE OF VALLEY NATIONAL BANK

This Agreement and Plan of Merger (this “Agreement”), dated as of [●], 2021, is made between Valley National Bank (“Valley National Bank”), a national banking association organized under the laws of the United States, with its main office located at 615 Main Avenue, City of Passaic, County of Passaic, in the State of New Jersey, and Bank Leumi USA (“Bank Leumi”), a New York state-chartered bank, with its main office located at 579 Fifth Avenue, 3rd Floor, City of New York, County of New York, in the state of New York. Each of Valley National Bank and Bank Leumi, acting in each case pursuant to a resolution of its board of directors adopted by the vote of a majority of such directors, pursuant to the authority given by and in accordance with the provisions of applicable law, witnesseth as follows:

Section 1. Subject to the terms and conditions of this Agreement, effective as of the Effective Time (as defined below), Bank Leumi shall be merged with and into Valley National Bank, under the charter of Valley National Bank (the “Bank Merger”), pursuant to the provisions of, and with the effect provided in, 12 U.S.C. § 215a, 12 U.S.C. § 1828(c) and, to the extent applicable, the relevant banking statutes of the State of New York and the regulations of the New York State Department of Financial Services.

Section 2. The name of the receiving association (the “Association”) shall be Valley National Bank.

Section 3. The business of the Association shall be that of a national banking association. The main office of the Association shall continue to be located at 615 Main Avenue, City of Passaic, County of Passaic, State of New Jersey and at its legally established branches. Immediately following the Effective Time, the Association shall continue to operate the main office and each of the branches of Bank Leumi existing as of the Effective Time as branches of the Association at the officially designated address of each such office or branch and shall continue to operate each of the branches of the Association existing at the Effective Time, in each case without limiting the authority under applicable law of the Association to close, relocate, or otherwise make any changes regarding any such branch.

Section 4. All assets of each of Bank Leumi and Valley National Bank, as they exist at the Effective Time, shall pass to and vest in the Association without any conveyance or other transfer. The Association shall be responsible for all of the liabilities of every kind and description of each of Bank Leumi and Valley National Bank existing as of the Effective Time.

Section 5. It is intended that the Bank Merger shall qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”). This Agreement is intended to constitute and hereby is adopted as a “plan of reorganization” with respect to the Bank Merger within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a) for purposes of Sections 354, 361 and 368 of the Code and the Treasury Regulations thereunder.

Section 6. No cash, new shares of common stock, or other property shall be delivered in exchange for the issued and outstanding capital stock of Bank Leumi.

Section 7. As of the date of this Agreement, Valley National Bank has authorized capital stock consisting of 30,533,428 shares of common stock, par value $5.00 per share. Each share of Valley National Bank capital stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and unaffected by the Bank Merger.

F-1

Section 8. At the Effective Time, (i) the directors of the Association shall be (1) eleven persons serving as directors of Valley National Bancorp, a New Jersey corporation (“Valley”) immediately prior to the Effective Time and designated by Valley and (2) two (2) persons designated by Bank Leumi le-Israel B.M., an Israeli corporation, in accordance with the terms of that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of September 22, 2021, by and among Valley, Volcano Merger Sub Corporation, a New York corporation, and Bank Leumi le-Israel Corporation, a New York corporation (the “Company”), and (ii) the officers of the Association shall be the persons serving as officers of Valley National Bank immediately prior to the Effective Time.

Section 9. Subject to the rights and obligations of Valley and the Company under the Merger Agreement, during the period from the date of this Agreement and continuing until the Effective Time, subject to the provisions of the Merger Agreement, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

Section 10. This Agreement shall be ratified and confirmed by (i) the affirmative vote of the holders of at least two-thirds of the capital stock of Bank Leumi outstanding and (ii) the affirmative vote of the holders of at least two-thirds of the capital stock of Valley National Bank outstanding (clauses (i) and (ii), collectively, the “Requisite Vote”).

Section 11. The Bank Merger and the respective obligations of each party hereto to consummate the Bank Merger are subject to the fulfillment or effective waiver of each of the following conditions prior to the Effective Time: (i) the approval of the Office of the Comptroller of the Currency (the “OCC”) shall have been obtained and shall be in full force and effect, and all other material approvals and authorizations of, filings and registrations with, and notifications to, all governmental authorities required for the consummation the Bank Merger shall have been obtained or made and shall be in full force and effect, and all statutory waiting periods required by law shall have expired or been terminated; (ii) the Requisite Vote shall have been received; (iii) the Merger and the Follow-on Merger (each as defined in the Merger Agreement) shall have been consummated in accordance with the terms of the Merger Agreement; and (iv) no jurisdiction or governmental authority shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and prohibits or makes illegal consummation of the Bank Merger.

Section 12. The Bank Merger will become effective following the satisfaction or effective waiver of all of the conditions precedent to the consummation of the Bank Merger specified in this Agreement and at the date and time specified in the certification of merger to be issued by the OCC (the “Effective Time”). At the Effective Time, the articles of association and the bylaws of Valley National Bank in effect immediately prior to the Effective Time shall be the articles of association and the bylaws of the Association, in each case until amended in accordance with applicable law and the terms thereof.

Section 13. This Agreement (i) may be terminated at any time prior to the Effective Time by an instrument in writing executed by each of the parties hereto and (ii) shall terminate automatically if the Merger Agreement is terminated as provided in the Merger Agreement.

Section 14. Each of the representations, warranties and covenants of the parties hereto shall terminate as of the Effective Time, other than Section 4 hereof which shall survive the Effective Time.

Section 15. This Agreement may be executed in any number of counterparts, and each counterpart shall constitute an original instrument, but all such separate counterparts shall constitute only one and the same instrument.

Section 16. Except as governed by federal law, the validity, construction and enforceability of this Agreement shall be governed in all respects by the laws of the State of New York without regard to its conflicts of laws or rules.

[Signature Page(s) Follow(s)]

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WITNESS, the signatures of the merging banks this [●] day of [●], 2021, each set by its president or a vice president and attested to by its cashier or secretary, pursuant to a resolution of its board of directors, acting by a majority.

ATTEST:	VALLEY NATIONAL BANK

By:

ATTEST:	BANK LEUMI USA

By:

[Signature Page to Bank Merger Agreement]

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